   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON             , 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                         ------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                         ------------------------------

                                ANTIVIRALS INC.

             (Exact name of registrant as specified in its charter)

            OREGON                           2834                  93-0797222
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer
                                 Classification Code Number)     Identification
                                                                    Number)

                         ONE S.W. COLUMBIA, SUITE 1105
                             PORTLAND, OREGON 97258

                                 (503) 227-0554

 (Address and telephone number, including area code, of registrant's principal executive offices)

                             DENIS R. BURGER, PH.D.
                            CHIEF EXECUTIVE OFFICER
                                ANTIVIRALS INC.
                         ONE S.W. COLUMBIA, SUITE 1105
                             PORTLAND, OREGON 97258
                                 (503) 227-0554

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

              COPIES TO:                                COPIES TO:
       BYRON W. MILSTEAD, ESQ.                  BRENDAN R. MCDONNELL, ESQ.
        DAVID M. MEISELS, ESQ.                    NANCY P. HINNEN, ESQ.
            Ater Wynne LLP                           Tonkon Torp LLP
    222 S.W. Columbia, Suite 1800           888 S.W. Fifth Avenue, Suite 1600
        Portland, Oregon 97201                    Portland, Oregon 97204
            (503) 226-1191                            (503) 221-1440

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND THE EFFECTIVE TIME OF THE MERGER (THE "MERGER") OF IMMUNOTHERAPY CORPORATION WITH AND INTO ANTIVIRALS ACQUISITION CORPORATION, A WHOLLY OWNED SUBSIDIARY OF ANTIVIRALS INC., AS DESCRIBED IN THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER DATED FEBRUARY 2, 1998, AS AMENDED (THE "MERGER AGREEMENT"), ATTACHED AS APPENDIX A TO THE JOINT PROXY STATEMENT/PROSPECTUS FORMING A PART OF THIS REGISTRATION STATEMENT.
                         ------------------------------

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
        TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
     SECURITIES TO BE REGISTERED          BE REGISTERED         PER SHARE         OFFERING PRICE        FEE(1)(2)
(1) Common Stock, $.0001 par value....   2,292,661 shares          $N/A                $N/A                $100
(2) Warrants to purchase one share of
  Common Stock........................   2,275,659 shares          $N/A                $N/A                $100
Total.................................                                                 $N/A                $200

(1) The registration fee was computed pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act"). The Common Stock of IMMUNOTHERAPY CORPORATION to be acquired in the Merger has no book value because the Company has an accumulated deficit ($971,179) and the stock has no par value.

(2) A fee of $200 was paid under Section 14(g) of the Securities and Exchange Act in connection with the filing of preliminary proxy materials with the Commission on June 18, 1998. Rule 457(b) under the Securities Act permits the fee required hereby to be offset by the amount already paid under
    Section 14(g). Accordingly, no fee accompanies this filing.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               PRELIMINARY COPIES
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No. 2)

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                           ANTIVIRALS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                           ANTIVIRALS INC.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         Common Stock and Warrants
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------

                                ANTIVIRALS INC.
                      ONE S.W. COLUMBIA STREET, SUITE 1105
                             PORTLAND, OREGON 97258

                                                                  August 7, 1998

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders (the "ANTIVIRALS Annual Meeting") of ANTIVIRALS INC. ("ANTIVIRALS"), which will be held on Monday, August 31, 1998, at 10:00 a.m., local time, at the Marriott Hotel, 1401 S.W. Naito Parkway, Portland, Oregon 97201.

    At the ANTIVIRALS Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) a proposal to approve the issuance (the "Issuance") of shares of common stock, par value $.0001 per share, of ANTIVIRALS (the "ANTIVIRALS Common Stock") and warrants to purchase ANTIVIRALS Common Stock ("Warrants") to the shareholders of IMMUNOTHERAPY CORPORATION ("IMMUNOTHERAPY") in connection with the Agreement and Plan of Reorganization and Merger, dated as of February 2, 1998, by and among ANTIVIRALS, ANTIVIRALS Acquisition Corporation and IMMUNOTHERAPY (as amended, the "Merger Agreement"), which provides for the merger of IMMUNOTHERAPY with and into ANTIVIRALS Acquisition Corporation (the "Merger"); (ii) the election of four (4) persons to the ANTIVIRALS Board of Directors; (iii) the ratification of the appointment of ANTIVIRALS' independent auditors, Arthur Andersen LLP, for the 1998 fiscal year; (iv) an amendment to the ANTIVIRALS 1992 Stock Incentive Plan; (v) the approval of the 1997 Stock Incentive Plan; and (vi) the approval of an amendment to ANTIVIRALS' Third Restated and Amended Articles of Incorporation changing ANTIVIRALS' name to AVI BioPharma Inc. Pursuant to the Merger Agreement, ANTIVIRALS Acquisition Corporation will be a wholly owned subsidiary of ANTIVIRALS. In the Merger, all of the outstanding shares of capital stock of IMMUNOTHERAPY will be converted into shares of ANTIVIRALS Common Stock and Warrants based on an exchange ratio which will be determined according to the Merger Agreement and all of the outstanding options to acquire shares of common stock of IMMUNOTHERAPY will be converted into options to acquire shares of ANTIVIRALS Common Stock based upon an exchange ratio which will be determined according to the Merger Agreement.

    ANTIVIRALS Board of Directors will appoint Mr. Jeffrey L. Lillard, a current director and Managing Officer of IMMUNOTHERAPY, and Bruce L. A. Carter, Ph.D., a current IMMUNOTHERAPY director, to fill vacancies on the Board effective upon the close of the Merger.

    ANTIVIRALS' BOARD OF DIRECTORS BELIEVES THE ISSUANCE AND THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF ANTIVIRALS AND ITS SHAREHOLDERS, HAS APPROVED THE ISSUANCE OF SHARES OF ANTIVIRALS COMMON STOCK AND WARRANTS TO THE IMMUNOTHERAPY SHAREHOLDERS, AND THE MERGER AGREEMENT, AND RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE. ANTIVIRALS' BOARD OF DIRECTORS ALSO RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS ANTIVIRALS' INDEPENDENT AUDITORS, FOR THE AMENDMENTS TO THE ANTIVIRALS 1992 STOCK INCENTIVE PLAN, FOR APPROVAL OF THE 1997 STOCK INCENTIVE PLAN, AND FOR THE CHANGE OF NAME.

    You should read carefully the accompanying Notice of Annual Meeting of Shareholders and the Joint Proxy Statement/Prospectus for details of the Merger, including information about the exchange ratio and the number of shares of ANTIVIRALS Common Stock and Warrants to be issued in connection with the Merger and additional related information.

    Whether or not you plan to attend the ANTIVIRALS Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of ANTIVIRALS a written revocation bearing a later date or by attending and voting at the ANTIVIRALS Annual Meeting. If you attend the ANTIVIRALS Annual Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,
                                          Denis R. Burger, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

                   PLEASE COMPLETE, SIGN, DATE AND RETURN THE
                              ENCLOSED PROXY CARD.

                                ANTIVIRALS INC.
                         ONE S.W. COLUMBIA, SUITE 1105
                             PORTLAND, OREGON 97258

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 31, 1998

                            ------------------------

TO THE SHAREHOLDERS OF ANTIVIRALS INC.:

    The Annual Meeting of Shareholders (the "ANTIVIRALS Annual Meeting") of ANTIVIRALS INC., an Oregon corporation ("ANTIVIRALS"), will be held on Monday, August 31, 1998, at 10:00 a.m., local time, at the Marriott Hotel, 1401 S.W. Naito Parkway, Portland, Oregon 97201, for the following purposes:

        1. To consider and vote upon the following proposals: (i) a proposal to approve the issuance (the "Issuance") of shares of common stock, par value $.0001 per share, of ANTIVIRALS (the "ANTIVIRALS Common Stock") and warrants to purchase ANTIVIRALS Common Stock ("Warrants") to the shareholders of IMMUNOTHERAPY CORPORATION ("IMMUNOTHERAPY") and the issuance of options to purchase ANTIVIRALS Common Stock to the holders of options to acquire shares of IMMUNOTHERAPY's common stock in connection with an Agreement and Plan of Reorganization and Merger, dated as of February 2, 1998 (as amended, the "Merger Agreement"), by and among ANTIVIRALS, ANTIVIRALS Acquisition Corporation, a California corporation and wholly owned subsidiary of ANTIVIRALS, and IMMUNOTHERAPY, which provides for the merger of IMMUNOTHERAPY with and into ANTIVIRALS Acquisition Corporation (the "Merger"); (ii) the election of four (4) persons to the ANTIVIRALS Board of Directors; (iii) ratification of the appointment of ANTIVIRALS' independent auditors Arthur Andersen LLP, for ANTIVIRALS' 1998 fiscal year; (iv) an amendment to the ANTIVIRALS 1992 Stock Incentive Plan; (v) the approval of the 1997 Stock Incentive Plan; and (vi) the approval of an amendment to ANTIVIRALS' Third Restated and Amended Articles of Incorporation changing ANTIVIRALS' name to AVI BioPharma, Inc. Pursuant to the Merger Agreement, ANTIVIRALS Acquisition Corporation will be the surviving corporation and remain a wholly owned subsidiary of ANTIVIRALS, and all of the shares of capital stock of IMMUNOTHERAPY issued and outstanding immediately prior to the Merger will be converted into shares of ANTIVIRALS Common Stock and Warrants based on an exchange ratio which will be determined according to the Merger Agreement. In addition, all of the outstanding options to acquire shares of IMMUNOTHERAPY common stock will be converted into options to acquire shares of ANTIVIRALS Common Stock based on an exchange ratio which will be determined according to the Merger Agreement. The Merger, including the exchange ratio and the number of shares of ANTIVIRALS Common Stock and Warrants to be issued in connection with the Merger, is more completely described in the accompanying Joint Proxy Statement/Prospectus, and a copy of the Merger Agreement is attached as Appendix A thereto.

        2. To transact such other business as may properly come before the ANTIVIRALS Annual Meeting or any adjournments or postponements thereof.

    Only holders of record of ANTIVIRALS Common Stock at the close of business on July 10, 1998, the record date of the Annual Meeting, are entitled to notice of and to vote at the ANTIVIRALS Annual Meeting and any adjournments or postponements thereof.

    Whether or not you plan to attend the ANTIVIRALS Annual Meeting, please complete, sign and date the enclosed proxy card appointing Denis R. Burger, Ph.D., and Alan P. Timmins as your proxies and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of ANTIVIRALS a written revocation bearing a later date, or by attending and voting in person at the ANTIVIRALS Annual Meeting.

                                          By order of the Board of Directors
                                          ANTIVIRALS INC.
                                          Denis R. Burger, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Portland, Oregon
August 7, 1998

 IMPORTANT: Even if you plan to be present at the meeting, please complete, sign and date the enclosed proxy or proxies and return promptly in the postage prepaid envelope provided to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have previously sent in your proxy or proxies.

                           IMMUNOTHERAPY CORPORATION
                        1209 SW SIXTH AVENUE, SUITE 603
                               PORTLAND, OR 97204

                                 August 7, 1998

Dear Shareholder:

    You are cordially invited to attend the Special Meeting of Shareholders (the "IMMUNOTHERAPY Annual Meeting") of IMMUNOTHERAPY CORPORATION, a California corporation ("IMMUNOTHERAPY"), which will be held on Monday, August 31, 1998, at 10:00 a.m., local time, at the Ramada Inn, 2726 S. Grand Avenue, Santa Ana, California 92705.

    At the IMMUNOTHERAPY Special Meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of February 2, 1998 (as amended, the "Merger Agreement") among ANTIVIRALS INC. ("ANTIVIRALS"), IMMUNOTHERAPY and ANTIVIRALS Acquisition Corporation, a California corporation and wholly-owned subsidiary of ANTIVIRALS ("Merger Sub"), pursuant to which (i) ANTIVIRALS will issue (A) 0.174 shares of its common stock of ANTIVIRALS ("ANTIVIRALS Common Stock") and 0.17257 warrants to purchase one (1) share of ANTIVIRALS Common Stock at a price of $13.50 per share ("ANTIVIRALS Warrants") for each share of common stock of IMMUNOTHERAPY outstanding; and (B) 0.35 shares of ANTIVIRALS Common Stock and 0.35 ANTIVIRALS Warrants for each share of Class A Preferred Stock of IMMUNOTHERAPY outstanding; (ii) all options of IMMUNOTHERAPY shall be converted into options to acquire that number of shares of ANTIVIRALS Common Stock determined by multiplying the number of shares of IMMUNOTHERAPY Common Stock underlying such options by the Option Conversion Number (as defined in the Merger Agreement); and (iii) IMMUNOTHERAPY will merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation. ANTIVIRALS Common Stock and certain ANTIVIRALS warrants are traded on the Nasdaq National Market (symbols "AVII" and "AVIIW," respectively). The closing prices per share of ANTIVIRALS Common Stock and ANTIVIRALS' Nasdaq-traded warrant on August 6, 1998, were $4.19 and $1.63, respectively.

    IMMUNOTHERAPY'S BOARD OF DIRECTORS BELIEVES THE MERGER TO BE FAIR TO AND IN THE BEST INTERESTS OF IMMUNOTHERAPY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER. IMMUNOTHERAPY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE IMMUNOTHERAPY SPECIAL MEETING.

    You should read carefully the accompanying Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus for details of the Merger.

    Whether or not you plan to attend the IMMUNOTHERAPY Special Meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of IMMUNOTHERAPY a written revocation bearing a later date or by attending and voting at the IMMUNOTHERAPY Special Meeting. If you attend the IMMUNOTHERAPY

Special Meeting, you may vote in person if you wish, even though you previously have returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,
                                          Jeffrey L. Lillard
                                          MANAGING OFFICER

        PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

                           IMMUNOTHERAPY CORPORATION
                        1209 SW SIXTH AVENUE, SUITE 603
                               PORTLAND, OR 97204

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 31, 1998

                            ------------------------

TO THE SHAREHOLDERS OF IMMUNOTHERAPY CORPORATION:

    The Special Meeting of Shareholders (the "IMMUNOTHERAPY Special Meeting") of IMMUNOTHERAPY CORPORATION, a California corporation ("IMMUNOTHERAPY"), will be held on Monday, August 31, 1998, at 10:00 a.m., local time, at the Ramada Inn, 2726 S. Grand Avenue, Santa Ana, California 92705, for the following purposes:

        1. To consider and vote upon a proposal to approve the terms of an Agreement and Plan of Merger, dated as of February 2, 1998 (as amended, the "Merger Agreement"), among ANTIVIRALS INC. ("ANTIVIRALS"), IMMUNOTHERAPY and ANTIVIRALS Acquisition Corporation ("Merger Sub"), pursuant to which (i) ANTIVIRALS will issue (A) 0.174 shares of its common stock of ANTIVIRALS ("ANTIVIRALS Common Stock") and 0.17257 warrants to purchase one (1) share of ANTIVIRALS Common Stock at a price of $13.50 per share ("ANTIVIRALS Warrants") for each share of common stock of IMMUNOTHERAPY outstanding; and
    (B) 0.35 share of ANTIVIRALS Common Stock and 0.35 ANTIVIRALS Warrants for each share of Class A Preferred Stock of IMMUNOTHERAPY outstanding; (ii) all options of IMMUNOTHERAPY shall be converted into options to acquire that number of shares of ANTIVIRALS Common Stock determined by multiplying the number of shares of IMMUNOTHERAPY Common Stock underlying such options by the Option Conversion Number (as defined in the accompanying Merger Agreement); and (iii) IMMUNOTHERAPY will merge with and into Merger Sub (the "Merger"), with Merger Sub as the surviving corporation.

        2. To transact such other business as may properly come before the IMMUNOTHERAPY Special Meeting or any adjournments or postponements thereof.

    Only holders of record of IMMUNOTHERAPY Common Stock at the close of business on August 4, 1998, the record date of the IMMUNOTHERAPY Special Meeting, are entitled to notice of and to vote at the IMMUNOTHERAPY Special Meeting and any adjournments or postponements thereof.

    The holders of Class A Preferred Stock of IMMUNOTHERAPY (the "Preferred Stock") are hereby notified that a dividend on the Preferred Stock, in an amount equal to eight percent (8%) per annum of the purchase price for the Preferred Stock from the date of purchase through the date of payment of such dividend, and payable in the form of one share of IMMUNOTHERAPY Common Stock for each dollar accrued, will be paid on the closing date of the Merger.

    Whether or not you plan to attend the IMMUNOTHERAPY Special Meeting, please complete, sign and date the enclosed proxy card appointing Jeffrey L. Lillard and James C. L. Baxendale as your proxies and return it promptly in the enclosed postage-prepaid envelope. Your proxy may be revoked at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of IMMUNOTHERAPY a written revocation bearing a later date or by attending and voting at the IMMUNOTHERAPY Special Meeting.

                                          IMMUNOTHERAPY CORPORATION
                                          James C. L. Baxendale
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

Portland, Oregon
August 7, 1998

 IMPORTANT: Even if you plan to be present at the meeting, please complete, sign and date the enclosed proxy or proxies and return promptly in the postage prepaid envelope provided to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person if you wish to do so even though you have previously sent in your proxy or proxies.

                             JOINT PROXY STATEMENT
                                       OF
                                ANTIVIRALS INC.
                                      AND
                           IMMUNOTHERAPY CORPORATION

                               ------------------

                                   PROSPECTUS
                                       OF
                                ANTIVIRALS INC.

                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to holders (the "ANTIVIRALS Shareholders") of shares of common stock, $.0001 par value (the "ANTIVIRALS Common Stock") of ANTIVIRALS INC., an Oregon corporation ("ANTIVIRALS"), in connection with the solicitation of proxies by ANTIVIRALS' Board of Directors (the "ANTIVIRALS Board") for use at the Annual Meeting of Shareholders to be held on Monday, August 31, 1998, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof at the Marriot Hotel, 1401 S.W. Naito Parkway, Portland, Oregon 97201 (the "ANTIVIRALS Annual Meeting").

    This Joint Proxy Statement/Prospectus is also being furnished to holders "IMMUNOTHERAPY Shareholders") of shares of Common Stock, no par value (the "IMMUNOTHERAPY Common Stock") and Class A Preferred Stock, no par value (the "IMMUNOTHERAPY Preferred Stock" and, together with the IMMUNOTHERAPY Common Stock, the "IMMUNOTHERAPY Stock") of IMMUNOTHERAPY CORPORATION, a California corporation ("IMMUNOTHERAPY"), in connection with the solicitation of proxies by the Board of Directors of IMMUNOTHERAPY (the "IMMUNOTHERAPY Board") for use at the Special Meeting of Shareholders to be held on Monday, August 31, 1998, at the Ramada Inn, 2726 S. Grand Avenue, Santa Ana, California 92705, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "IMMUNOTHERAPY Special Meeting").

    This Joint Proxy Statement/Prospectus relates to the Agreement and Plan of Merger, dated as of February 2, 1998 (as amended, the "Merger Agreement"), among ANTIVIRALS, ANTIVIRALS Acquisition Corporation, a California corporation and wholly-owned subsidiary of ANTIVIRALS ("Merger Sub"), and IMMUNOTHERAPY, which provides for the merger of IMMUNOTHERAPY with and into Merger Sub, with Merger Sub being the surviving corporation in the merger and remaining a wholly owned subsidiary of ANTIVIRALS (the "Merger"). Subject to the terms and conditions of the Merger Agreement, ANTIVIRALS will issue (the "Issuance") (i) 0.174 shares of ANTIVIRALS Common Stock and 0.17257 warrants to purchase one share of ANTIVIRALS Common Stock (the "ANTIVIRALS Warrants") in exchange for each share of IMMUNOTHERAPY Common Stock, and (ii) 0.35 shares of ANTIVIRALS Common Stock and
0.35 ANTIVIRALS Warrants in exchange for each share of IMMUNOTHERAPY Preferred Stock. In addition, each option to purchase shares of IMMUNOTHERAPY Common Stock (an "IMMUNOTHERAPY Option") will be converted into an option to purchase the number of shares of ANTIVIRALS Common Stock equal to the number of shares for which such IMMUNOTHERAPY Option is exercisable times the Option Conversion Number (as defined herein), at a price equal to the exercise price for the IMMUNOTHERAPY Option divided by the Option Conversion Number. A copy of the Merger Agreement is attached hereto as Annex A.

    ANTIVIRALS has filed a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to up to 2,300,000 shares of ANTIVIRALS Common Stock, and up to 2,300,000 ANTIVIRALS Warrants, issuable in connection with the Merger. The total number of shares of ANTIVIRALS Common Stock and ANTIVIRALS

Warrants to be issued in the Merger, and to be registered in the Registration Statement, is subject to adjustment for fractional shares and for variations in the number of shares of stock of IMMUNOTHERAPY outstanding at the time of the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of ANTIVIRALS (together with any amendments or supplements thereto) with respect to the shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants to be issued in the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to ANTIVIRALS has been supplied by ANTIVIRALS, and all information contained herein relating to IMMUNOTHERAPY has been supplied by IMMUNOTHERAPY.

    The consummation of the Merger is subject, among other things, to: (i) the approval of the issuance of ANTIVIRALS Common Stock and ANTIVIRALS Warrants pursuant to the Merger Agreement by the affirmative vote of the holders of a majority of the ANTIVIRALS Common Stock present or represented by proxy and entitled to vote at the ANTIVIRALS Annual Meeting; and (ii) the approval of the Merger Agreement and the Merger by holders of a majority of the outstanding shares of IMMUNOTHERAPY Common Stock and a majority of the outstanding shares of IMMUNOTHERAPY Preferred Stock, each voting as a separate class, at the IMMUNOTHERAPY Special Meeting.

    The ANTIVIRALS Common Stock and certain warrants of ANTIVIRALS (the "Nasdaq Warrants") are quoted on the Nasdaq National Market under "AVII" and "AVIIW," respectively. The IMMUNOTHERAPY Common Stock and Preferred Stock are not traded on any stock exchange or the Nasdaq National Market. On November 5, 1997, the last full trading day prior to announcement of the execution of the Merger Agreement, the closing prices of a share of ANTIVIRALS Common Stock and a Nasdaq Warrant were $9.31 and $4.00, respectively. On August 6, 1998, the closing prices of a share of ANTIVIRALS Common Stock and a Nasdaq Warrant were $4.19 and $1.63, respectively.

    This Joint Proxy Statement/Prospectus is first being mailed to shareholders of ANTIVIRALS and IMMUNOTHERAPY on or about August 10, 1998.

    THE SHARES OF ANTIVIRALS COMMON STOCK AND ANTIVIRALS WARRANTS ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

    FOR A DESCRIPTION OF CERTAIN IMPORTANT ISSUES IMMUNOTHERAPY SHAREHOLDERS SHOULD CONSIDER IN EVALUATING THE MERGER AND THE ACQUISITION OF THE ANTIVIRALS COMMON STOCK AND WARRANTS OFFERED HEREBY, SEE "RISK FACTORS" AT PAGE 16.

                             ---------------------

    The date of this Joint Proxy Statement/Prospectus is August 7, 1998.

                             AVAILABLE INFORMATION

    ANTIVIRALS is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. Shares of ANTIVIRALS Common Stock and warrants to purchase ANTIVIRALS Common Stock are traded on the Nasdaq Stock Market. Material filed by ANTIVIRALS can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington D.C. 20006. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement on Form S-4 (the "Registration Statement") filed by ANTIVIRALS with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement and any amendments thereto, including exhibits as a part thereof, are available for inspection and copying as set forth above.

    IMMUNOTHERAPY is not subject to the information and reporting requirements of the Exchange Act.

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT/ PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO THE SECRETARY, ANTIVIRALS INC., ONE S.W. COLUMBIA, SUITE 1105, PORTLAND, OREGON 97258, TELEPHONE NUMBER (503) 227-0554. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE AUGUST 24, 1998.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ANTIVIRALS OR IMMUNOTHERAPY. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ANTIVIRALS OR IMMUNOTHERAPY SINCE THE DATE HEREOF OR THAT THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                          FORWARD-LOOKING INFORMATION

    Certain statements contained in this Joint Proxy Statement/Prospectus that are not related to historical results are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and involve risks and uncertainties. Although each of ANTIVIRALS and IMMUNOTHERAPY believes that these forward-looking statements are based on reasonable assumptions, there can be no assurance that such assumptions will prove to be accurate and actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed herein under "Risk Factors," "ANTIVIRALS Management's Discussion and Analysis of Financial Condition and Results of Operations," "IMMUNOTHERAPY Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as those discussed elsewhere in this Joint Proxy Statement/Prospectus. All forward-looking statements contained in this Joint Proxy Statement/Prospectus or incorporated by reference are qualified in their entirety by this cautionary statement. Neither ANTIVIRALS nor IMMUNOTHERAPY intend to update or otherwise revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                   TRADEMARKS

    ANTIVIRALS, NEU-GENE and CYTOPORTER are registered trademarks of ANTIVIRALS INC.

    CTP-37 is a trademark of IMMUNOTHERAPY CORPORATION.

                               TABLE OF CONTENTS

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FORWARD-LOOKING INFORMATION................................................................................          i
TRADEMARKS.................................................................................................         ii
SUMMARY....................................................................................................          1
  Overview.................................................................................................          1
  The Companies............................................................................................          1
  Meetings of Shareholders.................................................................................          2
  The Merger...............................................................................................          3
COMBINED CONDENSED FINANCIAL DATA..........................................................................         12
COMPARATIVE PER SHARE DATA.................................................................................         14
COMPARATIVE PER SHARE MARKET INFORMATION...................................................................         15
  ANTIVIRALS...............................................................................................         15
  IMMUNOTHERAPY............................................................................................         15
RISK FACTORS...............................................................................................         16
  Risks Relating to the Merger.............................................................................         16
  Risks Relating to the Business of Both ANTIVIRALS and IMMUNOTHERAPY......................................         18
ANNUAL MEETING OF ANTIVIRALS SHAREHOLDERS..................................................................         24
  Matters to be Considered at the Meeting..................................................................         24
  Record Date; Shares Entitled to Vote; Vote Required......................................................         24
  Proxies; Proxy Solicitation..............................................................................         25
SPECIAL MEETING OF IMMUNOTHERAPY SHAREHOLDERS..............................................................         25
  General..................................................................................................         25
  Record Date; Shares Entitled to Vote.....................................................................         26
  Quorum; Vote Required....................................................................................         26
  Proxies..................................................................................................         26
BACKGROUND OF AND REASONS FOR THE MERGER...................................................................         27
  Background...............................................................................................         27
  Joint Reasons for the Merger.............................................................................         30
  ANTIVIRALS' Reasons for the Merger.......................................................................         30
  Recommendation of the ANTIVIRALS Board...................................................................         31
  IMMUNOTHERAPY's Reasons for the Merger...................................................................         31
  Recommendations of IMMUNOTHERAPY Board...................................................................         32
THE MERGER.................................................................................................         33
  Terms of the Merger......................................................................................         33
  Effective Time of the Merger.............................................................................         34
  Procedures for Exchange of IMMUNOTHERAPY Stock and IMMUNOTHERAPY Options.................................         34
  Escrow of ANTIVIRALS Common Stock........................................................................         35
  Quotation of ANTIVIRALS Common Stock on Nasdaq National Market...........................................         35
  Representations and Warranties...........................................................................         35
  Business of IMMUNOTHERAPY Pending the Merger.............................................................         36
  Interim Financing........................................................................................         37
  Irrevocable Proxy........................................................................................         38
  Conditions; Waivers......................................................................................         38
  Termination; Amendment...................................................................................         40
  Indemnification..........................................................................................         40
  Certain Federal Income Tax Considerations................................................................         40
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                                      iii
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  Tax Treatment of IMMUNOTHERAPY Options...................................................................         41
  Resale of ANTIVIRALS Common Stock or ANTIVIRALS Warrants Issued in the Merger; Affiliates................         42
  Accounting Treatment.....................................................................................         43
  Management and Operations of IMMUNOTHERAPY After the Merger..............................................         43
  Expenses and Fees........................................................................................         43
  Rights of Dissenting IMMUNOTHERAPY Shareholders..........................................................         43
CONFLICTS OF INTEREST......................................................................................         45
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................................................         46
BUSINESS OF ANTIVIRALS.....................................................................................         51
  General Overview.........................................................................................         51
  Drug Design and Development..............................................................................         51
  Products.................................................................................................         52
  Near-Term Product Development Summary....................................................................         52
  Antisense--Neu-Gene Technology...........................................................................         52
  Technical Overview.......................................................................................         52
  Near-Term Antisense Product Development--Cancer and Restenosis...........................................         55
  Technical Overview.......................................................................................         55
  Near-Term Drug Delivery Products.........................................................................         57
  Long-Term Product Development............................................................................         58
  Collaborative Agreements.................................................................................         60
  Manufacturing............................................................................................         61
  Marketing Strategy.......................................................................................         61
  Patents and Proprietary Rights...........................................................................         62
  Drug Approval Process and Other Government Regulation....................................................         62
  Competition..............................................................................................         64
  Research and Development.................................................................................         65
  Employees................................................................................................         65
  Legal Matters............................................................................................         65
ANTIVIRALS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...........         67
  Overview.................................................................................................         67
  Results of Operations....................................................................................         67
  Liquidity and Capital Resources..........................................................................         67
BUSINESS OF IMMUNOTHERAPY..................................................................................         69
  General..................................................................................................         69
  Managing Cancer..........................................................................................         69
  Industry Overview........................................................................................         69
  Estimated World Markets for Therapeutic and Prophylactic Vaccines........................................         70
  IMMUNOTHERAPY's Product Development Strategy.............................................................         70
  Summary of Products in Development.......................................................................         71
  Proprietary Rights.......................................................................................         73
  Manufacturing............................................................................................         73
  Government Regulation....................................................................................         74
  Employees................................................................................................         74
  Property.................................................................................................         74
  Legal Proceedings........................................................................................         74
IMMUNOTHERAPY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS........         76

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  Overview.................................................................................................         76
  Results of Operations....................................................................................         76
  Liquidity and Capital Resources..........................................................................         77
ANTIVIRALS DIRECTORS AND EXECUTIVE OFFICERS................................................................         79
  Board of Directors Meetings and Committees...............................................................         80
  Director Compensation....................................................................................         81
  Scientific Advisory Committee............................................................................         81
ANTIVIRALS EXECUTIVE COMPENSATION..........................................................................         82
  Summary of Cash and Certain Other Compensation...........................................................         82
  Stock Options............................................................................................         82
  Option Grants in Last Fiscal Year........................................................................         82
  Option Exercises and Holdings............................................................................         83
  Section 16 Reports.......................................................................................         83
STOCK OWNED BY ANTIVIRALS MANAGEMENT AND PRINCIPAL SHAREHOLDERS............................................         84
CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH ANTIVIRALS.....................................................         86
IMMUNOTHERAPY DIRECTORS AND EXECUTIVE OFFICERS.............................................................         87
IMMUNOTHERAPY EXECUTIVE COMPENSATION.......................................................................         88
  Stock Option Information.................................................................................         88
STOCK OWNED BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL SHAREHOLDERS.........................................         89
CERTAIN TRANSACTIONS AND RELATIONSHIPS OF IMMUNOTHERAPY....................................................         91
ELECTION OF ANTIVIRALS DIRECTORS...........................................................................         91
APPROVAL OF AMENDMENT TO ANTIVIRALS STOCK INCENTIVE PLAN...................................................         92
APPROVAL OF ASSUMPTION OF IMMUNOTHERAPY 1997 STOCK OPTION PLAN.............................................         95
CHANGE OF NAME TO AVI BIOPHARMA............................................................................         97
RATIFICATION OF APPOINTMENT OF ANTIVIRALS INDEPENDENT AUDITORS.............................................         97
DESCRIPTION OF CAPITAL STOCK...............................................................................         98
  Transfer Agent...........................................................................................         98
  Common Stock.............................................................................................         98
  Preferred Stock..........................................................................................         98
  Warrants.................................................................................................         98
  Oregon Control Share and Business Combination Statutes...................................................        100
COMPARATIVE RIGHTS OF IMMUNOTHERAPY SHAREHOLDERS AND ANTIVIRALS SHAREHOLDERS...............................        102
  Classes of Stock.........................................................................................        102
  Amendments to Articles of Incorporation and Bylaws.......................................................        102
  Approval of Certain Corporate Transactions...............................................................        103
  Dissenters' Rights.......................................................................................        104
  Anti-takeover Provisions.................................................................................        105
  "Blank Check" Preferred Stock............................................................................        106
  Removal of Directors.....................................................................................        106
  Classified Board of Directors............................................................................        106
  Size of Board of Directors...............................................................................        107
  Dividends and Repurchase of Shares.......................................................................        107
  Class Voting.............................................................................................        107
LEGAL OPINION..............................................................................................        107
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS...............................................................        107

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EXPERTS....................................................................................................        108
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1
ANNEX A--Agreement and Plan of Reorganization and Merger...................................................        A-1
ANNEX B--First Amendment to Agreement and Plan of Reorganization and Merger................................        B-1
ANNEX C--Second Amendment to Agreement and Plan of Reorganization and Merger...............................        C-1
ANNEX D--Warrant Agreement.................................................................................        D-1
ANNEX E--Lock-up Agreement.................................................................................        E-1
ANNEX F--Escrow Agreement..................................................................................        F-1
ANNEX G--Term Loan Agreement...............................................................................        G-1
ANNEX H--IMMUNOTHERAPY CORPORATION 1997 Stock Option Plan..................................................        H-1
ANNEX I--Legal Opinion relating to Certain Tax Matters.....................................................        I-1
ANNEX J--California Dissenters' Rights Provisions..........................................................        J-1

                                    SUMMARY

    CERTAIN SIGNIFICANT MATTERS DISCUSSED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ARE SUMMARIZED BELOW. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ALL RESPECTS BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS JOINT PROXY STATEMENT/ PROSPECTUS (INCLUDING THE APPENDICES HERETO). ANTIVIRALS SHAREHOLDERS AND IMMUNOTHERAPY SHAREHOLDERS ARE URGED TO REVIEW THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS AND TO CAREFULLY REVIEW THE MATTERS SET FORTH UNDER "RISK FACTORS" BEFORE VOTING UPON THE MATTERS TO BE CONSIDERED.

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OVERVIEW..........................  This Joint Proxy Statement/Prospectus relates to the
                                    Merger of IMMUNOTHERAPY with and into Merger Sub, a
                                    newly formed California corporation and wholly owned
                                    subsidiary of ANTIVIRALS. As a result of the Merger,
                                    Merger Sub, as the surviving corporation in the Merger,
                                    will continue as a wholly owned subsidiary of
                                    ANTIVIRALS. Subject to the approval of the Merger by the
                                    IMMUNOTHERAPY Shareholders at the Special Meeting of
                                    IMMUNOTHERAPY Shareholders scheduled to be held on
                                    August 31, 1998, the approval of the issuance of shares
                                    of ANTIVIRALS Common Stock and ANTIVIRALS Warrants to
                                    IMMUNOTHERAPY shareholders in the Merger by the
                                    ANTIVIRALS' Shareholders at the Annual Meeting of
                                    ANTIVIRALS Shareholders scheduled to be held on August
                                    31, 1998, and the satisfaction of certain other
                                    conditions, the Merger will be effected pursuant to the
                                    terms of the Merger Agreement by and among ANTIVIRALS,
                                    Merger Sub and IMMUNOTHERAPY, a copy of which is
                                    attached hereto as Annex A.

THE COMPANIES

  ANTIVIRALS INC..................  ANTIVIRALS is a company in the pioneer field of gene-
                                    inactivating technology referred to as antisense and has
                                    developed a patented class of antisense compounds which
                                    may be useful in the treatment of a wide range of human
                                    diseases. ANTIVIRALS also has developed new drug
                                    delivery technology which may be useful with many
                                    FDA-approved drugs as well as with its antisense
                                    compounds. ANTIVIRALS' drug development program has two
                                    areas of near-term focus:

                                        -     NEU-GENE antisense compounds for selected
                                              applications, including cancer and restenosis,
                                              and

                                        -     CYTOPORTER drug delivery engines for enhanced
                                              delivery of FDA-approved drugs with delivery
                                              problems, including paclitaxel and
                                              cyclosporin.

                                    ANTIVIRALS' principal executive office is located at One
                                    S.W. Columbia Street, Suite 1105, Portland, Oregon
                                    97258, where the telephone number is (503) 227-0554.

  ANTIVIRALS ACQUISITION
    CORPORATION...................  ANTIVIRALS Acquisition Corporation, a wholly owned
                                    California subsidiary of ANTIVIRALS ("Merger Sub"), was
                                    formed by ANTIVIRALS solely for the purpose of effecting
                                    the Merger. Merger Sub has minimal assets and no
                                    business and has
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                                       1

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                                    carried on no activities that are not directly related
                                    to its formation and its execution of the Merger
                                    Agreement. The mailing address of Merger Sub's principal
                                    executive offices is c/o ANTIVIRALS INC., One S.W.
                                    Columbia Street, Suite 1105, Portland, Oregon 97258, and
                                    its telephone number is (503) 227-0554.

  IMMUNOTHERAPY CORPORATION.......  IMMUNOTHERAPY is a biopharmaceutical company focused on the development of non-toxic vaccines, including its
                                    flagship product, CTP-37, to treat cancer and infectious
                                    diseases. IMMUNOTHERAPY's principal executive offices
                                    are located at 1209 SW Sixth Avenue, Suite 603,
                                    Portland, Oregon 97204, and its telephone number is
                                    (503) 222-7337. IMMUNOTHERAPY was incorporated in
                                    California in 1993.

MEETINGS OF SHAREHOLDERS

  ANTIVIRALS ANNUAL MEETING.......  The ANTIVIRALS Annual Meeting is scheduled to be held on
                                    Monday, August 31, 1998, at 10:00 a.m., local time, at
                                    the Marriott Hotel, 1401 S.W. Naito Parkway, Portland,
                                    Oregon 97201. At the ANTIVIRALS Annual Meeting,
                                    shareholders of ANTIVIRALS will consider and vote upon:
                                    (i) the issuance of ANTIVIRALS Common Stock, ANTIVIRALS
                                    Warrants and ANTIVIRALS options in exchange for all of
                                    the issued and outstanding shares of capital stock of
                                    IMMUNOTHERAPY and all options to purchase IMMUNOTHERAPY
                                    Common Stock in connection with the Merger Agreement;
                                    (ii) the election of four (4) persons to the ANTIVIRALS
                                    Board; (iii) the ratification of the appointment of
                                    ANTIVIRALS' independent auditors Arthur Andersen LLP;
                                    (iv) an amendment to the ANTIVIRALS 1992 Stock Incentive
                                    Plan; (v) the approval of an amendment to ANTIVIRALS'
                                    Third Restated and Amended Articles of Incorporation
                                    changing ANTIVIRALS' name to AVI BioPharma; and (vi) the
                                    approval of the 1997 Stock Incentive Plan.

                                    Only holders of record of ANTIVIRALS Common Stock at the
                                    close of business on July 10, 1998, are entitled to
                                    notice of and to vote at the ANTIVIRALS Annual Meeting.
                                    At the close of business on that date, 11,177,919 shares
                                    of ANTIVIRALS Common Stock were outstanding and entitled
                                    to vote. The affirmative vote of the holders of a
                                    majority of the votes cast on a proposal is required for
                                    approval of that proposal. See "ANNUAL MEETING OF
                                    ANTIVIRALS SHAREHOLDERS-- Record Date; Shares Entitled
                                    to Vote; Vote Required."

  IMMUNOTHERAPY SPECIAL MEETING...  The IMMUNOTHERAPY Special Meeting is scheduled to be held on Monday, August 31, 1998, at 10:00 a.m., local
                                    time, at the Ramada Inn, 2726 S. Grand Avenue, Santa
                                    Ana, California 92705. At the IMMUNOTHERAPY Special
                                    Meeting, Shareholders of IMMUNOTHERAPY will consider and
                                    vote upon a proposal to approve and adopt the Merger
                                    Agreement and the Merger.

                                    Only holders of record of IMMUNOTHERAPY Common Stock and
                                    IMMUNOTHERAPY Preferred Stock at the close of business
                                    on August 4, 1998, are entitled to notice of and to vote
                                    at the
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                                       2

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                                    IMMUNOTHERAPY Special Meeting. At the close of business
                                    on that date, 10,868,000 shares of IMMUNOTHERAPY Common
                                    Stock were outstanding and entitled to vote and 639,686
                                    shares of IMMUNOTHERAPY Preferred Stock were outstanding
                                    and entitled to vote. The affirmative vote of a majority
                                    of the shares of IMMUNOTHERAPY Common Stock outstanding
                                    and of a majority of the shares of IMMUNOTHERAPY
                                    Preferred Stock outstanding, each voting as a separate
                                    class, is necessary to approve and adopt the Merger
                                    Agreement and Merger. IT IS A CONDITION TO CONSUMMATION
                                    OF THE MERGER THAT HOLDERS OF NOT MORE THAN THREE
                                    PERCENT (3%) OF THE TOTAL NUMBER OF SHARES OF
                                    IMMUNOTHERAPY COMMON AND PREFERRED STOCK OUTSTANDING ON
                                    THE CLOSING DATE BE ENTITLED TO CLAIM DISSENTERS'
                                    RIGHTS. See "SPECIAL MEETING OF IMMUNOTHERAPY
                                    SHAREHOLDERS--Record Date; Shares Entitled to Vote" and
                                    "THE MERGER--Rights of Dissenting IMMUNOTHERAPY
                                    Shareholders."

  DISSENTERS' RIGHTS..............  IMMUNOTHERAPY Shareholders have the right to dissent from the proposed Merger and, subject to certain
                                    conditions, to receive payment of the "fair value" of
                                    their shares of IMMUNOTHERAPY Stock, as provided in
                                    Sections 1300 through 1312 of the Corporation Law. See
                                    "THE MERGER--Rights of Dissenting IMMUNOTHERAPY
                                    Shareholders." Under the Oregon Business Corporation
                                    Act, ANTIVIRALS Shareholders are not entitled to
                                    dissenters' rights or appraisal rights with respect to
                                    the Merger.

THE MERGER

  GENERAL.........................  Upon consummation of the Merger, IMMUNOTHERAPY will merge into Merger Sub, a wholly-owned subsidiary of
                                    ANTIVIRALS. The shares of IMMUNOTHERAPY Stock then
                                    outstanding (other than shares as to which dissenters'
                                    rights have been exercised) will be exchanged for
                                    ANTIVIRALS Common Stock and ANTIVIRALS Warrants, and
                                    options to purchase shares of IMMUNOTHERAPY Common Stock
                                    which are then outstanding under IMMUNOTHERAPY's 1997
                                    Stock Option Plan (the "IMMUNOTHERAPY Stock Options")
                                    will be converted into options to purchase ANTIVIRALS
                                    Common Stock as described below.

  EFFECTIVE TIME OF THE MERGER....  Following receipt of required approvals and satisfaction or waiver of other conditions to the Merger, the Merger
                                    will be consummated and become effective at the time at
                                    which the certificates of merger to be filed pursuant to
                                    the California General Corporation Law ("Corporation
                                    Law") are received for filing by the Secretary of State
                                    of California or at such later date and time as may be
                                    specified in such certificates of merger. See "THE
                                    MERGER--Effective Time of the Merger" and "Conditions;
                                    Waivers."

  CONVERSION OF IMMUNOTHERAPY
    STOCK IN THE MERGER...........  At the Effective Time, each share of IMMUNOTHERAPY Stock issued and outstanding immediately prior to the
                                    Effective Time
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                                       3

                                    (other than shares as to which dissenters' rights of
                                    appraisal have been duly sought, perfected and are not
                                    subsequently withdrawn) will be exchanged for shares of
                                    ANTIVIRALS Common Stock and Warrants to purchase shares
                                    of ANTIVIRALS Common Stock. The 10,868,000 issued and
                                    outstanding shares of IMMUNOTHERAPY Common Stock will be
                                    exchanged for 0.174 shares of ANTIVIRALS Common Stock
                                    and 0.17257 ANTIVIRALS Warrants, for a total of
                                    1,891,032 shares of ANTIVIRALS Common Stock and
                                    1,875,490 ANTIVIRALS Warrants, subject to adjustment for
                                    fractional shares and fractional warrants. The 639,686
                                    issued and outstanding shares of IMMUNOTHERAPY Preferred
                                    Stock will be exchanged for 0.35 shares of ANTIVIRALS
                                    Common Stock and 0.35 ANTIVIRALS Warrants, for a total
                                    of 223,890 shares of ANTIVIRALS Common Stock and 223,890
                                    ANTIVIRALS Warrants, subject to adjustment for
                                    fractional shares and fractional warrants. The foregoing
                                    numbers may increase based upon exercises of
                                    IMMUNOTHERAPY Stock Options prior to the Effective Time,
                                    and will increase based upon the declaration of
                                    dividends by the IMMUNOTHERAPY Board of Directors in
                                    respect to IMMUNOTHERAPY's Preferred Stock. The
                                    ANTIVIRALS Warrants will entitle the holder to purchase
                                    one share of ANTIVIRALS Common Stock at a price of
                                    $13.50 per share, subject to certain adjustments. The
                                    ANTIVIRALS Warrants will, subject to certain conditions,
                                    be exercisable at any time after the second anniversary
                                    of the closing of the Merger (the "Closing"), until four
                                    (4) years and eight (8) months after the Closing, unless
                                    earlier redeemed by ANTIVIRALS. The ANTIVIRALS Warrants
                                    are redeemable by ANTIVIRALS at $0.25 per Warrant after
                                    the ANTIVIRALS Warrants have become exercisable, upon
                                    thirty (30) days' written notice, if the closing bid
                                    price per share of ANTIVIRALS Common Stock for each of
                                    twenty (20) consecutive trading days immediately
                                    preceding the date notice of redemption is given equals
                                    or exceeds 200 percent of the then-current Warrant
                                    exercise price.

  CONVERSION OF OPTIONS TO ACQUIRE
    SHARES OF IMMUNOTHERAPY COMMON
    STOCK IN THE MERGER...........  At the Effective Time, contingent upon the approval by the ANTIVIRALS Shareholders of the ANTIVIRALS 1997 Stock
                                    Incentive Plan, ANTIVIRALS will assume the 1997
                                    IMMUNOTHERAPY Option Plan, and all options to acquire
                                    shares of IMMUNOTHERAPY Common Stock outstanding
                                    immediately prior to the Effective Time will be
                                    converted into rights to acquire shares of ANTIVIRALS
                                    Common Stock under the same terms and conditions as
                                    provided in the 1997 IMMUNOTHERAPY Option Plan. Each
                                    IMMUNOTHERAPY Option will be converted into an option to
                                    purchase that number of shares of ANTIVIRALS Common
                                    Stock determined by multiplying the number of optioned
                                    shares of IMMUNOTHERAPY Common Stock immediately prior
                                    to the Effective Time by the

                                    Option Conversion Number. The "Option Conversion Number"
                                    is 0.175 multiplied by the result obtained by dividing
                                    the sum of the closing prices of ANTIVIRALS Common Stock
                                    and Nasdaq Warrant on the NASDAQ National Market by the
                                    closing price of ANTIVIRALS Common Stock, each on the
                                    day of Closing of the Merger. The exercise price per
                                    share of ANTIVIRALS Common Stock will be equal to the
                                    exercise price of such IMMUNOTHERAPY Stock Option
                                    divided by the Option Conversion Number. For example,
                                    assuming an ANTIVIRALS Common Stock and Nasdaq
                                    ANTIVIRALS warrant price of $5.00 and $1.75 per share,
                                    respectively, each IMMUNOTHERAPY Option having an
                                    exercise price of $1.00 per share will be converted into
                                    a right to purchase 0.23625 shares of ANTIVIRALS Common
                                    Stock at an exercise price of $4.23 per share.

  FRACTIONAL SHARES AND             No fractional shares of ANTIVIRALS Common Stock or
    WARRANTS......................  ANTIVIRALS Warrants will be issued in the Merger. For any fractional share or warrant an IMMUNOTHERAPY
                                    Shareholder would otherwise receive in the Merger,
                                    ANTIVIRALS will pay to such holder an amount in cash
                                    (rounded to the nearest whole cent) determined as
                                    follows; for ANTIVIRALS Common Stock, by multiplying (i)
                                    the fair market value of a share of ANTIVIRALS Common
                                    Stock on the day immediately preceding the Effective
                                    Date by (ii) the fraction of a share of ANTIVIRALS
                                    Common Stock which such holder would otherwise be
                                    entitled to receive in connection with the Merger: and
                                    for ANTIVIRALS Warrants, by multiplying (i) the fair
                                    market value of the ANTIVIRALS Warrants as determined by
                                    ANTIVIRALS in its sole discretion by (ii) the fraction
                                    of an ANTIVIRALS Warrant which such holder would
                                    otherwise be entitled to receive in connection with the
                                    Merger.

  RESALE OF ANTIVIRALS COMMON
    STOCK OR ANTIVIRALS WARRANTS
    ISSUED IN THE MERGER;
    AFFILIATES....................  The ANTIVIRALS Common Stock to be issued to
                                    IMMUNOTHERAPY Shareholders in connection with the Merger
                                    will be fully transferrable under the Securities Act;
                                    however, every IMMUNOTHERAPY Shareholder is required to
                                    execute and deliver to ANTIVIRALS a lock-up agreement as
                                    a condition to ANTIVIRALS' obligations under the Merger
                                    Agreement. Under the terms of the lock-up agreement to
                                    be delivered by each IMMUNOTHERAPY Shareholder at the
                                    Closing (the "Lock-up Agreement"), each Shareholder will
                                    agree not to sell, pledge, transfer or otherwise dispose
                                    of any shares of the ANTIVIRALS Common Stock or
                                    ANTIVIRALS Warrants which they receive in connection
                                    with the Merger for a period of two years after the
                                    Effective Date of the Merger. ANTIVIRALS has agreed to
                                    release from the operation of the Lock-up Agreements an
                                    aggregate of 210,000 shares of ANTIVIRALS Common Stock
                                    and ANTIVIRALS Warrants issued to IMMUNOTHERAPY
                                    Shareholders by reason of the Merger six months after
                                    the Effective Date of the Merger.

                                    For purposes of allocating this release among the
                                    IMMUNOTHERAPY Shareholders, that number of shares of
                                    ANTIVIRALS Common Stock and ANTIVIRALS Warrants shall be
                                    released equal to fifty percent (50%) of the shares of
                                    ANTIVIRALS Common Stock and ANTIVIRALS Warrants received
                                    by IMMUNOTHERAPY Shareholders by reason of the
                                    conversion of shares of IMMUNOTHERAPY Preferred Stock in
                                    connection with the Merger. The balance of the shares
                                    and warrants to be released shall be allocated ratably
                                    among all IMMUNOTHERAPY Shareholders, other than Jeffrey
                                    Lillard and Paula Lillard, Trustees of the Lillard
                                    Family Trust, dated April 28, 1989, Matthew L. Lillard
                                    and Amy L. Lillard (the "Lillard Group"), based on their
                                    holdings of ANTIVIRALS Common Stock and ANTIVIRALS
                                    Warrants arising from the conversion of shares of
                                    IMMUNOTHERAPY Common Stock in connection with the
                                    Merger. One year after the Effective Date of the Merger,
                                    ANTIVIRALS shall release from the operation of the
                                    Lock-up Agreements (i) an aggregate number of shares of
                                    ANTIVIRALS Common Stock issued to IMMUNOTHERAPY
                                    Shareholders in connection with the Merger equal to the
                                    remainder of 840,000 minus that number of shares of
                                    ANTIVIRALS Common Stock released to ANTIVIRALS under the
                                    terms of an escrow agreement executed in connection with
                                    the Merger or which are subject to pending claims
                                    thereunder, and (ii) an aggregate number of ANTIVIRALS
                                    Warrants equal to 840,000. See "--Escrow of ANTIVIRALS
                                    Common Stock." For purposes of allocating such shares
                                    and warrants among the IMMUNOTHERAPY Shareholders, that
                                    number of shares of ANTIVIRALS Common Stock and
                                    ANTIVIRALS Warrants shall be released equal to fifty
                                    percent (50%) of the shares of ANTIVIRALS Common Stock
                                    and ANTIVIRALS Warrants received by IMMUNOTHERAPY
                                    Shareholders by reason of the conversion of
                                    IMMUNOTHERAPY Preferred Stock in connection with the
                                    Merger. The balance of the shares of ANTIVIRALS Common
                                    Stock and ANTIVIRALS Warrants to be released shall be
                                    allocated ratably among all remaining former
                                    IMMUNOTHERAPY Shareholders, other than the Lillard
                                    Group, based on their respective holdings of ANTIVIRALS
                                    Common Stock and ANTIVIRALS Warrants arising from the
                                    conversion of shares of IMMUNOTHERAPY Common Stock in
                                    connection with the Merger. The shares of ANTIVIRALS
                                    Common Stock and ANTIVIRALS Warrants held by the Lillard
                                    Group will be released after the Lock-up Agreement
                                    terminates.

                                    In addition, any person deemed to be an affiliate of
                                    IMMUNOTHERAPY for purposes of Rule 145 under the
                                    Securities Act at the Effective Time may not sell their
                                    IMMUNOTHERAPY Common Stock acquired in connection with
                                    the Merger, except pursuant to an effective Registration
                                    Statement under the Securities Act covering such shares,
                                    or in compliance with Rule 145 promulgated under the
                                    Securities Act or another

                                    applicable exemption from the registration requirements
                                    of the Securities Act.

                                    The ANTIVIRALS Warrants to be issued to IMMUNOTHERAPY
                                    Shareholders in connection with the Merger are subject
                                    to the terms of a Warrant Agreement between ANTIVIRALS
                                    and the IMMUNOTHERAPY Shareholders which places
                                    restrictions on the transfer of the ANTIVIRALS Warrants.
                                    ANTIVIRALS has agreed to use all commercially reasonable
                                    efforts to cause a registration statement with respect
                                    to the issuance of ANTIVIRALS Common Stock underlying
                                    the ANTIVIRALS Warrants under the Securities Act to be
                                    filed and to become and remain effective in anticipation
                                    of and prior to the exercise of the ANTIVIRALS Warrants.

  RECOMMENDATION OF ANTIVIRALS
    BOARD OF DIRECTORS............  The ANTIVIRALS Board has determined the issuance of
                                    ANTIVIRALS Common Stock and ANTIVIRALS Warrants and the
                                    Merger to be fair to and in the best interests of
                                    ANTIVIRALS and its stockholders and has unanimously
                                    approved the Issuance and the Merger Agreement. The
                                    ANTIVIRALS Board recommends that ANTIVIRALS stockholders
                                    vote "FOR" the Issuance. The ANTIVIRALS Board's
                                    recommendation is based upon a number of factors
                                    discussed in this Joint Proxy Statement/Prospectus. See
                                    "BACKGROUND OF AND REASONS FOR THE MERGER."

  RECOMMENDATION OF IMMUNOTHERAPY
    BOARD OF DIRECTORS............  The IMMUNOTHERAPY Board has determined the Merger to be fair to and in the best interests of IMMUNOTHERAPY and
                                    its Shareholders and has unanimously approved the Merger
                                    Agreement and the Merger. The IMMUNOTHERAPY Board
                                    recommends that IMMUNOTHERAPY Shareholders vote "FOR"
                                    the Merger Agreement and the Merger. The IMMUNOTHERAPY
                                    Board's recommendation is based upon a number of factors
                                    discussed in this Joint Proxy Statement/Prospectus. See
                                    "BACKGROUND OF AND REASONS FOR THE MERGER" and
                                    "CONFLICTS OF INTEREST."

  SHARE OWNERSHIP OF MANAGEMENT...  At the close of business on the ANTIVIRALS Record Date, the directors and executive officers of ANTIVIRALS and
                                    their affiliates were the beneficial owners of an
                                    aggregate of 1,333,639 (approximately 11.9%) of the
                                    11,177,919. At the close of business on the
                                    IMMUNOTHERAPY Record Date, the directors and executive
                                    officers of IMMUNOTHERAPY and their affiliates were the
                                    beneficial owners of an aggregate of 6,830,113
                                    (approximately 61.3%) of the outstanding IMMUNOTHERAPY
                                    Common Stock and 80,000 (approximately 12.5%) of the
                                    outstanding IMMUNOTHERAPY Preferred Stock.

  IRREVOCABLE PROXY...............  Certain directors, officers and shareholders of
                                    IMMUNOTHERAPY, owning or having the power to vote an
                                    aggregate of 7,593,213 shares of IMMUNOTHERAPY's Common
                                    Stock and representing approximately 70% of the
                                    outstanding

                                    shares of IMMUNOTHERAPY's Common Stock as of August 4,
                                    1998, have given an irrevocable proxy to ANTIVIRALS to
                                    vote all of their shares of IMMUNOTHERAPY Common Stock
                                    "FOR" approval of the Merger Agreement and the Merger.

  PROCEDURE FOR EXCHANGING OF
    IMMUNOTHERAPY STOCK AND
    IMMUNOTHERAPY OPTIONS IN THE
    MERGER........................  As soon as is reasonably practicable after the Effective
                                    Time, ChaseMellon Shareholder Services LLC, the exchange
                                    agent for the Merger (the "Exchange Agent"), will
                                    deliver to each IMMUNOTHERAPY Shareholder who has
                                    previously delivered certificates representing shares of
                                    IMMUNOTHERAPY Stock to ANTIVIRALS, who has not perfected
                                    the right to claim dissenter's rights under the
                                    California Corporations Law, and who has delivered an
                                    executed Lock-Up Agreement to ANTIVIRALS, a certificate
                                    or certificates representing the whole number of shares
                                    of ANTIVIRALS Common Stock and ANTIVIRALS Warrants into
                                    which such shares of IMMUNOTHERAPY Stock were converted
                                    in the Merger, less the number of shares, if any,
                                    delivered pursuant to the Escrow Agreement (as defined
                                    below), together with the cash payment in lieu of any
                                    fractional shares to which the holder is entitled. As
                                    soon as is reasonably practicable after the Effective
                                    Time, ANTIVIRALS will deliver to holders of
                                    IMMUNOTHERAPY Options, options to acquire that number of
                                    shares of ANTIVIRALS Common Stock at exercise prices
                                    which reflect the conversion of the IMMUNOTHERAPY
                                    Options in the Merger.

  ESCROW OF ANTIVIRALS COMMON
    STOCK.........................  The Merger Agreement provides that ANTIVIRALS will withhold from certain IMMUNOTHERAPY shareholders,
                                    including the Lillard Group, a number of shares of
                                    ANTIVIRALS Common Stock equal to fifteen percent (15%)
                                    of the aggregate number of shares of ANTIVIRALS Common
                                    Stock to be received by all holders of IMMUNOTHERAPY
                                    Stock upon consummation of the Merger (the "Escrow
                                    Shares"). The Escrow Shares will be delivered to an
                                    agent (the "Escrow Agent") and will be held for a period
                                    that, absent unresolved claims, will end on the first
                                    anniversary of the Closing Date. Subject to certain
                                    limitations set forth in the Merger Agreement, the
                                    Escrow Shares will be subject to claims by ANTIVIRALS to
                                    reimburse ANTIVIRALS for liabilities incurred by
                                    ANTIVIRALS with respect to or arising from the breach of
                                    any warranty or any inaccuracy of any representation
                                    made by IMMUNOTHERAPY in the Merger Agreement or the
                                    breach of any covenant or agreement made by
                                    IMMUNOTHERAPY in the Merger Agreement. The specific
                                    terms and conditions relating to the Escrow Shares are
                                    more specifically set forth in the Escrow Agreement to
                                    be executed at the Closing (the "Escrow Agreement"). See
                                    "THE MERGER-- Escrow of ANTIVIRALS Common Stock," and
                                    "RISK FACTORS--Escrowed Shares."

  QUOTATION OF THE ANTIVIRALS
    COMMON STOCK AND ANTIVIRALS
    WARRANT ON THE NASDAQ NATIONAL
    MARKET........................  ANTIVIRALS will use all reasonable efforts to cause the shares of Common Stock to be issued pursuant to the
                                    Merger Agreement to be quoted for trading on the Nasdaq
                                    National Market. ANTIVIRALS will use all reasonable
                                    efforts to cause the ANTIVIRALS Warrants to be quoted
                                    for trading on the Nasdaq National Market not more than
                                    six months after the Effective Date of the Merger. See
                                    "THE MERGER--Quotation of ANTIVIRALS Common Stock and
                                    ANTIVIRALS Warrant on the Nasdaq National Market."

  BUSINESS OF IMMUNOTHERAPY
    PENDING THE MERGER............  IMMUNOTHERAPY has agreed that, prior to Effective Time, it will operate its business in the ordinary course. In
                                    addition, IMMUNOTHERAPY will not engage in certain
                                    actions specified in the Merger Agreement without the
                                    prior written consent of ANTIVIRALS.

  INTERIM FINANCING...............  ANTIVIRALS has agreed, under the terms and conditions of a Loan Agreement (the "Loan Agreement"), to make certain
                                    advances to IMMUNOTHERAPY from time to time to pay
                                    certain current liabilities of IMMUNOTHERAPY pending the
                                    closing of the Merger, which advances shall not exceed,
                                    in the aggregate, $1,075,000 plus the amounts of any
                                    multi-month contractual obligations with an outside
                                    vendor or provider of services approved by ANTIVIRALS
                                    and IMMUNOTHERAPY. Such advances bear interest at the
                                    rate of 9 1/2% per annum. IMMUNOTHERAPY is obligated to
                                    repay the advances in one installment on April 30, 1999.
                                    In the event that IMMUNOTHERAPY defaults in the
                                    repayment of the advances and interest, as ANTIVIRALS'
                                    sole remedy for such default, IMMUNOTHERAPY shall issue
                                    to ANTIVIRALS, subject to certain required approvals, in
                                    exchange for the conversion of all amounts outstanding
                                    under the Loan Agreement a number of shares of Class B
                                    Preferred Stock equal to the aggregate dollar amount of
                                    principal and interest outstanding on April 30, 1999,
                                    divided by $1.0161235, which shares shall enjoy the same
                                    rights and privileges as IMMUNOTHERAPY's Class A
                                    Preferred Stock. ANTIVIRALS additionally shall have the
                                    right to designate and IMMUNOTHERAPY shall be required
                                    to appoint two designees of ANTIVIRALS to the Board of
                                    Directors of IMMUNOTHERAPY. See "THE MERGER--Interim
                                    Financing."

  MANAGEMENT AND OPERATIONS OF
    IMMUNOTHERAPY AFTER THE
    MERGER........................  After the Merger, Merger Sub will succeed to the business of IMMUNOTHERAPY and will be a wholly-owned
                                    subsidiary of ANTIVIRALS. Merger Sub will operate as a
                                    separate business unit of ANTIVIRALS. After the Merger,
                                    Merger Sub will operate under the direction and guidance
                                    of ANTIVIRALS' senior management and the ANTIVIRALS and
                                    Merger Sub Boards. See

                                    "THE MERGER--Management and Operations of IMMUNOTHERAPY
                                    After the Merger."

  CONDITIONS OF THE MERGER;
    TERMINATION...................  The consummation of the Merger is conditioned upon the fulfillment or waiver of certain conditions set forth in
                                    the Merger Agreement. See "THE MERGER-- Conditions;
                                    Waivers." The Merger Agreement may be terminated (i) by
                                    mutual consent of ANTIVIRALS, Merger Sub and
                                    IMMUNOTHERAPY, (ii) by either ANTIVIRALS or
                                    IMMUNOTHERAPY if the Merger has not been consummated by
                                    September 15, 1998 (or if more than three percent of
                                    IMMUNOTHERAPY shareholders votes against the Merger then
                                    by October 7, 1998), and (iii) under certain other
                                    circumstances. See "THE MERGER--Termination; Amendment."

  CERTAIN FEDERAL INCOME TAX
    CONSEQUENCES..................  It is expected that the Merger will constitute a reorganization for federal income tax purposes and,
                                    accordingly, no gain or loss will be recognized by
                                    IMMUNOTHERAPY Shareholders upon the conversion of
                                    IMMUNOTHERAPY Stock into ANTIVIRALS Common Stock in the
                                    Merger. It is further expected that no gain or loss will
                                    be recognized by IMMUNOTHERAPY or ANTIVIRALS as a result
                                    of the Merger. See "THE MERGER--Certain Federal Income
                                    Tax Consequences." IMMUNOTHERAPY Shareholders and
                                    holders of IMMUNOTHERAPY Options are urged to consult
                                    their own tax advisor as to the specific tax
                                    consequences to them of the Merger.

  REGULATORY APPROVALS............  The parties to the Merger are not required to file notifications under the Hart-Scott-Rodino Antitrust
                                    Improvements Act of 1976, as amended, and are not aware
                                    of any other regulatory approvals required to consummate
                                    the Merger other than compliance with the federal
                                    securities laws and applicable securities and "blue sky"
                                    laws of the various states.

  ACCOUNTING TREATMENT............  It is anticipated that the Merger will be accounted for on a purchase basis. See "THE MERGER--Accounting
                                    Treatment."

  CONFLICTS OF INTEREST...........  As of the IMMUNOTHERAPY Record Date, non-employee directors of the IMMUNOTHERAPY Board beneficially owned
                                    an aggregate of 3,011,463 shares of IMMUNOTHERAPY Common
                                    Stock and 80,000 shares of IMMUNOTHERAPY Preferred Stock
                                    and held options to acquire an aggregate of 340,000
                                    shares of IMMUNOTHERAPY Common Stock. See "STOCK OWNED
                                    BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL SHAREHOLDERS."
                                    Assuming an ANTIVIRALS Common Stock and Nasdaq Warrant
                                    market value of $5.00 and $1.75, respectively, the
                                    aggregate dollar value of ANTIVIRALS Common Stock and
                                    ANTIVIRALS Warrants to be received by these non-employee
                                    directors in respect of outstanding shares of
                                    IMMUNOTHERAPY Stock would be approximately $2,739,433
                                    and $964,288, respectively, without discount for the
                                    lack of trading market and other attributes of the
                                    ANTIVIRALS

                                    Warrants, representing approximately 25.8% of the
                                    aggregate consideration to be received by all holders of
                                    IMMUNOTHERAPY Stock.

                                    As of the IMMUNOTHERAPY Record Date, the executive
                                    officers employees of IMMUNOTHERAPY beneficially owned
                                    an aggregate of 3,536,950 shares of IMMUNOTHERAPY Common
                                    Stock and held options to acquire an aggregate of
                                    191,700 shares of IMMUNOTHERAPY Common Stock. See "STOCK
                                    OWNED BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL
                                    SHAREHOLDERS." Assuming an ANTIVIRALS Common Stock and
                                    Nasdaq Warrant market value of $5.00 and $1.75,
                                    respectively, the aggregate dollar value of ANTIVIRALS
                                    Common Stock and ANTIVIRALS Warrants to be received by
                                    these executive officers in respect of outstanding
                                    shares of IMMUNOTHERAPY Stock would be approximately
                                    $3,091,930 and $1,068,150, respectively, without
                                    discount for the lack of trading market and other
                                    attributes of the ANTIVIRALS Warrants, representing
                                    approximately 28.9% of the aggregate consideration to be
                                    received by all holders of IMMUNOTHERAPY Stock.

                                    Upon the closing of the Merger, Jeffrey L. Lillard,
                                    Managing Officer and a director of IMMUNOTHERAPY, and
                                    the largest holder of IMMUNOTHERAPY Common Stock, and
                                    Dr. Bruce Carter, a director of IMMUNOTHERAPY, will be
                                    appointed members of the ANTIVIRALS Board. After the
                                    Effective Time, Mr. Lillard will be employed by
                                    ANTIVIRALS under the terms of an employment agreement.
                                    See "CONFLICTS OF INTEREST."

                       COMBINED CONDENSED FINANCIAL DATA

    The following selected historical financial information of ANTIVIRALS and IMMUNOTHERAPY has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, which are included elsewhere in this Joint Proxy Statement/Prospectus. The selected unaudited pro forma combined condensed financial information is derived from the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such statements and the notes thereto, and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of each of ANTIVIRALS and IMMUNOTHERAPY.

    The unaudited pro forma combined financial information is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS."

                      ANTIVIRALS HISTORICAL FINANCIAL DATA

                                             AT OR FOR YEAR ENDED      JULY 22,    AT OR FOR THREE MONTHS    JULY 22,
                                                 DECEMBER 31,            1980         ENDED MARCH 31,          1980
                                           ------------------------  (INCEPTION)   ----------------------  (INCEPTION)
                                              1996         1997      TO 12/31/97     1997        1998       TO 3/31/98
                                           -----------  -----------  ------------  ---------  -----------  ------------
STATEMENT OF OPERATIONS DATA:
Revenues from grants and research
  contracts..............................  $    27,227  $    14,345   $  703,842   $  --      $     5,650   $  709,492
Loss from operations.....................   (2,316,138)  (4,005,041) (16,876,700)   (621,751)  (1,595,579) (18,472,279)
Net loss.................................   (2,087,362)  (3,615,990) (16,041,473)   (592,696)  (1,424,858) (17,466,331)
Net loss per share--basic and diluted....        (0.25)       (0.36)                   (0.07)       (0.13)
Shares used in per share calculation.....    8,233,548   10,078,962                8,233,548   11,147,840

BALANCE SHEET DATA:
Cash and investments.....................  $ 3,041,229  $17,638,936                           $15,790,550
Working capital..........................    2,738,677   17,193,526                            15,858,374
Total assets.............................    4,248,899   18,782,214                            17,526,343
Common stock subject to rescission.......    3,121,965      --                                    --
Deficit accumulated during the
  development stage......................  (12,425,483) (16,041,473)                          (17,466,331)
Total shareholders' equity...............      796,127   18,317,762                            17,044,907
Book value per share(1)..................         0.11         1.65                                  1.53

------------------------

(1) Book value per share amounts are computed by dividing total shareholders' equity by the total number of common shares outstanding at the end of year.

                    IMMUNOTHERAPY HISTORICAL FINANCIAL DATA

                                         AT OR FOR YEAR ENDED     OCTOBER 7,    AT OR FOR THREE MONTHS    OCTOBER 7,
                                             DECEMBER 31,            1993          ENDED MARCH 31,           1993
                                        ----------------------   (INCEPTION)    ----------------------   (INCEPTION)
                                           1996        1997      TO 12/31/97       1997        1998       TO 3/31/98
                                        ----------  ----------  --------------  ----------  ----------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues from grants and research
  contracts...........................  $   --      $   --        $   50,000    $   --      $   --        $   50,000
Loss from operations..................  (1,187,485) (1,323,085)   (3,524,202)     (364,174)   (213,366)   (3,737,568)
Net loss..............................  (1,187,811) (1,324,493)   (3,511,385)     (364,086)   (212,366)   (3,723,751)
Net loss per share--basic and
  diluted.............................       (0.12)      (0.13)                      (0.04)      (0.02)
Shares used in per share
  calculation.........................   9,671,667  10,449,000                  10,030,000  10,868,000
BALANCE SHEET DATA:
Cash and investments..................  $   31,219  $   21,702                              $   12,286
Working capital (Deficit).............    (327,271)   (762,244)                               (973,831)
Total assets..........................     102,414      45,457                                  45,763
Deficit accumulated during the
  development stage...................  (2,196,450) (3,597,790)                             (3,835,743)
Total shareholders' equity (deficiency
  in assets)..........................    (309,292)   (758,813)                               (971,179)
Book value per share(1)...............       (0.03)      (0.07)                                  (0.09)

------------------------

(1) Book value per share amounts are computed by dividing total shareholders' equity by the total number of common shares outstanding at the end of year. Preferred shares are not included.

                     UNAUDITED ANTIVIRALS AND IMMUNOTHERAPY
                  PRO FORMA COMBINED CONDENSED FINANCIAL DATA:

                                                                   AT OR FOR YEAR
                                                                        ENDED         AT OR FOR THREE MONTHS ENDED
                                                                  DECEMBER 31, 1997          MARCH 31, 1998
                                                                 -------------------  ----------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Revenues from grants and research contracts....................    $        14,345          $          5,650
Loss from operations...........................................         (5,328,126)               (1,808,945)
Net loss.......................................................         (4,940,483)               (1,637,224)
Net loss per share basic and diluted...........................              (0.41)                    (0.12)
Shares used in per share calculation...........................         12,178,962                13,247,840

CONSOLIDATED BALANCE SHEET DATA:
Cash and investments...........................................                             $     14,995,037
Working capital (Deficit)......................................                                   14,076,744
Total assets...................................................                                   16,023,164
Deficit accumulated during the development stage...............                                  (37,037,510)
Total shareholders' equity.....................................                                   15,073,728
Book value per share(1)........................................                                         1.14

------------------------

(1) Book value per share amounts are computed by dividing total shareholders' equity by the total number of common shares outstanding or pro forma common shares outstanding at the end of the period. Preferred shares are not included.

                           COMPARATIVE PER SHARE DATA

    The following table presents comparative per share data for ANTIVIRALS and IMMUNOTHERAPY on a historical basis and combined per share data on an unaudited pro forma basis. This data should be read in conjunction with the selected historical financial information, the pro forma combined condensed financial statements and the separate historical financial statements of ANTIVIRALS and IMMUNOTHERAPY and the notes thereto included elsewhere in this Joint Proxy Statement/Prospectus. The unaudited pro forma combined financial data is not necessarily indicative of the actual results or financial position that would have been achieved had the Merger been consummated at the beginning of the years presented, and should not be construed as representative of future operations.

                                                                              AT OR FOR YEAR ENDED    AT OR FOR THREE
                                                                                                        MONTHS ENDED
                                                                                  DECEMBER 31,           MARCH 31,
                                                                              --------------------  --------------------
                                                                                1996       1997       1997       1998
                                                                              ---------  ---------  ---------  ---------
HISTORICAL--ANTIVIRALS:
Net loss per share--Basic and Diluted.......................................  $   (0.25) $   (0.36) $   (0.07) $   (0.13)
Book value per share(1).....................................................       0.11       1.65                  1.53

HISTORICAL--IMMUNOTHERAPY:
Net loss per share--Basic and Diluted.......................................  $   (0.12) $   (0.13) $   (0.04) $   (0.02)
Book deficit per share(1)...................................................      (0.03)     (0.07)                (0.09)

PRO FORMA--COMBINED NET LOSS:
Net loss per ANTIVIRALS share--Basic and Diluted............................                  (.41)            $   (0.12)
Net loss per IMMUNOTHERAPY share(2)--Basic and Diluted......................                  (.07)                (0.02)

PRO FORMA--COMBINED BOOK VALUE:
Book value per ANTIVIRALS share(3)..........................................                                   $    1.14
Book value per IMMUNOTHERAPY share(2).......................................                                        0.20

------------------------

(1) The historical book value (deficit) per share is computed by dividing total Shareholders' equity by the total number of common shares outstanding at the end of the period.

(2) The IMMUNOTHERAPY equivalent proforma amounts of net income and book value are computed by multiplying the proforma combined amounts by the exchange ratio of 0.175.

(3) The pro forma combined book value per share of ANTIVIRALS Common Stock is computed by dividing pro forma Shareholders' equity by the pro forma number of common shares outstanding at the end of the period.

                    COMPARATIVE PER SHARE MARKET INFORMATION

ANTIVIRALS

    The ANTIVIRALS Common Stock and Nasdaq Warrants are quoted on the Nasdaq National Market. The ANTIVIRALS Common Stock and Nasdaq Warrants began trading on the Nasdaq National Market on June 4, 1997. The table below sets forth for the fiscal periods indicated the high and low closing prices per share of ANTIVIRALS Common Stock and the Nasdaq Warrants on the Nasdaq National Market as reported in published financial sources.

                                                                                   PRICE PER SHARE OF
                                                                                                             PRICE PER
                                                                                   ANTIVIRALS COMMON       NASDAQ WARRANT
                                                                                         STOCK
                                                                                  --------------------  --------------------
                                                                                    HIGH        LOW       HIGH        LOW
                                                                                  ---------  ---------  ---------  ---------
Fiscal 1997
  Third Quarter.................................................................  $    7.50  $    6.44  $    3.69  $    2.56
  Fourth Quarter................................................................  $    9.50  $    6.60  $    4.12  $    2.75
Fiscal 1998
  First Quarter.................................................................  $    7.66  $    6.00  $    3.38  $    2.38
  Second Quarter (through July 31, 1998)........................................  $    7.38  $    4.63  $    3.00  $    1.75

    On November 5, 1997, the last full trading day prior to announcement by ANTIVIRALS and IMMUNOTHERAPY of the execution of a letter of intent to enter into a merger agreement, the reported Nasdaq National Market closing price per share of ANTIVIRALS Common Stock was $9.31 and for Nasdaq Warrants was $4.00. On August 6, 1998, the most recent available date prior this Joint Proxy Statement/ Prospectus, the reported Nasdaq National Market closing price per share of ANTIVIRALS Common Stock was $4.19 and for Nasdaq Warrants it was $1.63. On that date, there were 914 holders of record of ANTIVIRALS Common Stock and 15 holders of record of Nasdaq Warrants. ANTIVIRALS Shareholders and IMMUNOTHERAPY Shareholders are urged to obtain current market quotations.

    ANTIVIRALS has never declared or paid cash dividends on shares of ANTIVIRALS Common Stock. It is not anticipated that any cash dividends will be paid on ANTIVIRALS Common Stock in the foreseeable future.

IMMUNOTHERAPY

    There is no public market for shares of IMMUNOTHERAPY Common or Preferred Stock. There were 50 holders of record of IMMUNOTHERAPY Common Stock and 48 holders of record of IMMUNOTHERAPY Preferred Stock as of August 4, 1998.

    IMMUNOTHERAPY has never declared or paid cash dividends on shares of IMMUNOTHERAPY Stock. It is not anticipated that any cash dividends will be paid on IMMUNOTHERAPY Stock in the foreseeable future.

                                  RISK FACTORS

    The following factors should be considered carefully by the ANTIVIRALS Shareholders and the IMMUNOTHERAPY Shareholders in connection with voting on the Issuance and the Merger, respectively. These factors should be considered in conjunction with the other information included elsewhere in this Joint Proxy Statement/Prospectus.

RISKS RELATING TO THE MERGER

    INTEGRATION OF THE BUSINESSES. The management of ANTIVIRALS and IMMUNOTHERAPY have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergistic effects for the combined company. See "BACKGROUND OF AND REASONS FOR THE MERGER." Achieving the anticipated benefits of the Merger will depend in part upon whether the integration of the two companies' businesses is achieved in a timely, efficient and effective manner, and there can be no assurance that this will occur. The combination of the two companies will require, among other matters, coordination of their research and development efforts. There can be no assurance that such integration and coordination will be accomplished smoothly or successfully. The integration of the two organizations will require the dedication of management resources which will divert those resources from attention to the day-to-day business of the combined company. The difficulties of integration may be increased by the need to coordinate the clinical trials of proposed pharmaceutical products at varying stages of development and clinical trials. The process of combining the companies may cause an interruption of, or a loss of momentum in, the activities of either or both of the companies' businesses and may delay any improvement in the results of operations of the combined company, at least in the near term.

    EXPENSES RELATED TO THE MERGER. The negotiation and implementation of the Merger will result in an aggregate pre-tax expense to ANTIVIRALS estimated at approximately $1 million. This estimate includes estimated costs of consummating the Merger, including fees and charges of attorneys and accountants for both parties, personnel severance costs, the cancellation and continuation of contractual obligations and other integration costs. These amounts are preliminary estimates only and are therefore subject to change. These costs will negatively affect ANTIVIRALS' results of operations in the quarter in which the Merger is consummated. In addition, there can be no assurance that the combined entity will not incur additional charges in subsequent quarters to reflect costs associated with the Merger.

    SHARES ELIGIBLE FOR FUTURE SALE. If the Issuance and the Merger are approved by the stockholders of ANTIVIRALS and the Shareholders of IMMUNOTHERAPY, respectively, ANTIVIRALS may issue to the IMMUNOTHERAPY Shareholders up to approximately 2.3 million shares of ANTIVIRALS Common Stock and up to approximately 2.3 million warrants to purchase shares of ANTIVIRALS Common Stock. In addition, approximately 220,000 options to purchase additional shares of ANTIVIRALS Common Stock will be issued in the Merger. Although these shares, including any shares issued upon exercise of options, will initially be subject to Lock-up Agreements entered into by IMMUNOTHERAPY Shareholders, six months after the Closing Date, 210,000 shares of ANTIVIRALS Common Stock will be released from operation of the lock-up agreements. One year after the Closing Date, up to 840,000 shares of ANTIVIRALS Common Stock shall be released from operation of the lock-up agreements, subject to pending claims of ANTIVIRALS. The balance of the shares of ANTIVIRALS Common Stock will be released from operation of the lock-up agreements two years after the Closing Date. In addition, at that time, the ANTIVIRALS warrants issued in the merger will become exercisable. Future sales of a substantial number of the foregoing shares could adversely affect or cause substantial fluctuations in the market price of ANTIVIRALS Common Stock. See "THE MERGER--Resale of ANTIVIRALS Common Stock Issued in the Merger."

    FLUCTUATION OF OPERATING RESULTS. A variety of factors may cause period-to-period fluctuations in the operating results of the combined company following the Merger. Such factors include, but are not limited to, the integration of the businesses as noted above and expenses related to the pre-clinical and clinical development of new pharmaceutical products. Singularly or in combination, these factors could adversely affect the combined company's operating results and financial condition.

    CONFLICTS OF INTEREST. Certain directors and executive officers of IMMUNOTHERAPY have interests in connection with the Merger that are in addition to those of the Shareholders of IMMUNOTHERAPY generally. Upon closing of the Merger Agreement, Jeffrey L. Lillard, Managing Officer and director of IMMUNOTHERAPY, and the largest holder of IMMUNOTHERAPY Stock, will become a director of ANTIVIRALS, as will Dr. Bruce L. A. Carter, a current IMMUNOTHERAPY director. At the Effective Time, Mr. Lillard will enter into an employment agreement with ANTIVIRALS. Proximate to the Closing Date, ANTIVIRALS intends to loan to Mr. Lillard approximately $450,000 to assist him with his relocation to Portland, Oregon. See "CONFLICTS OF INTEREST."

    DILUTION OF ANTIVIRALS STOCKHOLDERS. Upon consummation of the Merger, approximately 13,340,732 shares of ANTIVIRALS Common Stock will be outstanding. The holders of ANTIVIRALS Common Stock prior to the Merger will collectively own approximately 11,198,919 shares of ANTIVIRALS Common Stock after consummation of the Merger, which will constitute eighty-four percent (84%) of the ANTIVIRALS Common Stock then outstanding. Prior to the Merger, shares of ANTIVIRALS Common Stock had a book value per share of $0.11, $1.65 and 1.53 at December 31, 1996, December 31, 1997 and March 31, 1998, respectively; after giving effect to the Merger on a pro forma basis, shares of ANTIVIRALS Common Stock will have a book value per share (including common stock equivalents) of $1.14 at March 31, 1998. As a result of the Merger, holders of ANTIVIRALS Common Stock will experience an immediate, substantial dilution of 16% in their aggregate percentage ownership of ANTIVIRALS, and an equal amount of dilution in the book value of their investment. See "COMPARATIVE PER SHARE DATA."

    CHANGES IN SHAREHOLDER RIGHTS OF IMMUNOTHERAPY SHAREHOLDERS. Upon consummation of the Merger, the IMMUNOTHERAPY Shareholders will become shareholders of ANTIVIRALS, an Oregon corporation. There are material differences between the rights of shareholders of California corporations and the rights of stockholders of Oregon corporations. These differences include, without limitation, differing shareholder rights with respect to certain amendments to a corporation's bylaws, the availability under Oregon Law of greater anti-takeover provisions for the corporation, and differing rights of dissenting shareholders in certain corporate transactions. See "COMPARATIVE RIGHTS OF IMMUNOTHERAPY SHAREHOLDERS AND ANTIVIRALS STOCKHOLDERS." All shares of IMMUNOTHERAPY Preferred Stock will be exchanged for shares of ANTIVIRALS Common Stock and holders of IMMUNOTHERAPY Preferred Stock will no longer enjoy various rights, including, without limitation, dividend or liquidation preferences.

    ESCROWED SHARES. The Merger Agreement provides for an escrow of fifteen percent (15%) of the shares of ANTIVIRALS Common Stock issued in the Merger that would otherwise be issued to certain IMMUNOTHERAPY shareholders, including the Lillard Group. These shares will be held by the Escrow Agent for a period that, absent unresolved claims, will end on the first anniversary of the Closing Date. The Escrow Shares will be subject to claims by ANTIVIRALS to satisfy IMMUNOTHERAPY's obligation under the Merger Agreement to reimburse ANTIVIRALS for any and all claims and liabilities incurred by ANTIVIRALS with respect to or arising from any breach of warranty or of any representation, or failure to perform any covenant, made by IMMUNOTHERAPY in the Merger Agreement. For this purpose, the Escrow Shares will have a value per share equal to the average closing price of ANTIVIRALS Common Stock on the Nasdaq Stock Market during the ten (10) trading days prior to the date the Escrowed Shares are to be delivered to ANTIVIRALS under the terms of an Escrow Agreement to be executed concurrently with the Closing. There can be no assurance to those IMMUNOTHERAPY Shareholders that there will be no such claims, or that if there are such claims those IMMUNOTHERAPY Shareholders will receive all or any portion of the Escrow Shares; consequently, the consideration to be received by certain IMMUNOTHERAPY Shareholders may be less than the full exchange ratio would suggest. In addition, there can be no assurances that there will not be a decline in the trading price of ANTIVIRALS Common Stock between the

Closing Date and the date on which the Escrow Shares are released from escrow and the IMMUNOTHERAPY Shareholders are able to sell the same. See "RISK FACTORS--Lock-up and Potential Changes in Merger Consideration to be Paid to IMMUNOTHERAPY Shareholders."

    There also can be no assurance to ANTIVIRALS Shareholders that the value represented by the Escrow Shares will be sufficient to cover any shortfall in value represented by breaches of representations or warranties that may occur, resulting either from a decrease in the value of the Escrow Shares or to the experience by ANTIVIRALS of liabilities due to breaches of representations or warranties that exceed the value of the Escrow Shares. There is no other recourse for recovery from IMMUNOTHERAPY after consummation of the Merger. Consequently, to the extent such claims exist and exceed the value of the Escrow Shares, the value anticipated to be received by ANTIVIRALS in the Merger may not be realized.

    LOCKUP AND POTENTIAL CHANGES IN THE MERGER CONSIDERATION TO BE PAID TO IMMUNOTHERAPY SHAREHOLDERS. ANTIVIRALS Common Stock has experienced significant fluctuations in value over its trading history, including significant fluctuations in value ranging from a low of $4.56 per share to a high of $9.31 per share during the last nine months. The value of the consideration to be received by the IMMUNOTHERAPY Shareholders pursuant to the Merger Agreement is subject to fluctuation with the market value of ANTIVIRALS Common Stock. There can be no assurances as to the market value of ANTIVIRALS Common Stock to be received by the IMMUNOTHERAPY Shareholders at Closing, and there can be no assurances that the ANTIVIRALS Common Stock to be received at Closing will not thereafter decline in price. In addition, the consummation of the Merger is conditioned on the delivery by IMMUNOTHERAPY to ANTIVIRALS of lockup agreements executed by each shareholder of IMMUNOTHERAPY. Under the terms of the lockup agreements, holders of ANTIVIRALS Stock obtained upon conversion of IMMUNOTHERAPY Stock will be restricted from selling their ANTIVIRALS Common Stock until the shares have been released from the Lockup Agreements or the lockup agreements have terminated. There can be no assurances that the market value of the ANTIVIRALS Common Stock will not decline after the Closing Date, reducing or even eliminating the value of the stock held by the former IMMUNOTHERAPY Shareholders. The volatility of the trading price for ANTIVIRALS Common Stock means IMMUNOTHERAPY Shareholders cannot be assured that at Closing or thereafter, the ANTIVIRALS Common Stock and the ANTIVIRALS Warrants given in exchange for the IMMUNOTHERAPY Stock will have a market value that fairly reflects the value of IMMUNOTHERAPY. It also means ANTIVIRALS Shareholders cannot be assured that at Closing or thereafter, ANTIVIRALS will not have paid a premium for IMMUNOTHERAPY.

    CONDITIONS REQUIRED TO CONSUMMATE THE MERGER. The Merger Agreement contains a number of conditions which, if not satisfied, could result in the Merger not being consummated, including, without limitation, that holders of not more than three percent (3%) of the total number of shares of IMMUNOTHERAPY Stock shall have exercised dissenters' rights. See "THE MERGER--Conditions; Waivers" for a detailed recitation of these conditions. Consequently, there is a risk that the Merger will not occur even if the Issuance is approved by the ANTIVIRALS Shareholders and the Merger and the Merger Agreement are approved by the IMMUNOTHERAPY Shareholders. There can be no guarantee that all of the closing conditions will be satisfied, that any unsatisfied conditions will be waived, or that the Merger will in fact close. If the Merger is not consummated, substantial expenses associated with the Merger will nonetheless have been incurred, and will have a material adverse affect on each of ANTIVIRALS' and IMMUNOTHERAPY's independent financial status and results of operations, with no corresponding benefit from the Merger.

RISKS RELATING TO THE BUSINESS OF BOTH ANTIVIRALS AND IMMUNOTHERAPY

    DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES. ANTIVIRALS and IMMUNOTHERAPY are development stage biotechnology companies. Since its inception in 1980 through March 31, 1998, ANTIVIRALS had incurred losses of $17,466,331, substantially all of which resulted from expenditures related to research and development and general and administrative expenses. Similarly, since its inception in 1993 through March 31, 1998, IMMUNOTHERAPY had incurred losses of $3,723,751, resulting from its own research and development, and general and administrative costs. Neither ANTIVIRALS nor IMMUNOTHERAPY has generated any material revenues from product sales to date, and there can be no assurance that material revenues from product sales will ever be achieved. Moreover, even if ANTIVIRALS or IMMUNOTHERAPY does realize revenues from product sales, the companies nevertheless expect to incur significant operating losses over the next several years. The financial statements accompanying this Joint Proxy Statement/Prospectus have been prepared assuming that ANTIVIRALS and IMMUNOTHERAPY each will continue as a going concern. ANTIVIRALS' and IMMUNOTHERAPY's ability to achieve a profitable level of operations in the future will depend in large part on the completion of product development of its antisense products and drug delivery products and CTP-37, respectively, obtaining regulatory approvals for such products and related products, and bringing several of these products to market. The likelihood of the long-term success of ANTIVIRALS and IMMUNOTHERAPY must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new pharmaceutical products, competitive factors in the marketplace as well as the burdensome regulatory environment in which ANTIVIRALS and IMMUNOTHERAPY operate. There can be no assurance that ANTIVIRALS or IMMUNOTHERAPY will ever achieve significant revenues or profitable operations. See "Selected Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition."

    TECHNOLOGICAL UNCERTAINTY; EARLY STAGE OF PRODUCT DEVELOPMENT; NO ASSURANCE OF REGULATORY APPROVALS. ANTIVIRALS' proposed products are in the pre-clinical stage of development and will require significant further research, development, clinical testing and regulatory clearances. IMMUNOTHERAPY's product, CTP-37, is in the clinical stage of development but also will require significant further clinical testing and regulatory clearances. ANTIVIRALS has no products available for sale other than research reagents and does not expect to have any products resulting from its research efforts commercially available for at least several years. Except for IMMUNOTHERAPY's CTP-37, none of the combined company's proposed products has been tested in humans, nor has ANTIVIRALS filed an Investigational New Drug Application ("IND") with the United States Food and Drug Administration ("FDA") on any of its products currently under research and development. ANTIVIRALS' proposed products and IMMUNOTHERAPY's CTP-37 are subject to the risks of failure inherent in the development of products based on innovative technologies. These risks include the possibilities that some or all of the proposed products could be found to be ineffective or toxic, or otherwise fail to receive necessary regulatory clearances; that the proposed products, although effective, will be uneconomical to manufacture or market; that third parties may now or in the future hold proprietary rights that preclude ANTIVIRALS or IMMUNOTHERAPY from marketing its products; or that third parties will develop and market superior or equivalent, but less expensive, products. Accordingly, ANTIVIRALS and IMMUNOTHERAPY are unable to predict whether any research and development activities will result in commercially viable products or applications. Furthermore, due to the extended testing and regulatory review process required before marketing clearance can be obtained, neither ANTIVIRALS nor IMMUNOTHERAPY expects to be able to commercialize any therapeutic drug for at least several years, either directly or through any potential corporate partners or licensees. Although ANTIVIRALS and others have demonstrated the effectiveness of antisense compounds in living cells and, in some cases, in animal models, except for CTP-37, none of the combined company's proposed products has been tested in humans and there can be no assurance that any of such products will prove to be safe or effective in humans or will receive the regulatory approvals that are required for commercial sale.

    ANTIVIRALS' NEED FOR ADDITIONAL FUNDING; UNCERTAINTY OF ACCESS TO
CAPITAL. ANTIVIRALS will require substantial funds for further development of its potential products and to commercialize any products that may be developed. ANTIVIRALS' capital requirements depend on numerous factors, including the progress of its research and development programs, the status of pre-clinical and clinical testing, the time and cost involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, competing technological and market developments and the ability of ANTIVIRALS to establish collaborative arrangements. ANTIVIRALS has no current anticipated sources of funding. ANTIVIRALS believes that its existing capital resources will be sufficient to satisfy its current and projected funding requirements for at least twelve months from the date of this Proxy Statement/Prospectus. ANTIVIRALS anticipates that after twenty-four months, it will require substantial additional capital. Moreover, if ANTIVIRALS experiences unanticipated cash requirements during the next twenty-four months, ANTIVIRALS could require additional capital to fund its operations, to continue research and development programs and to continue the pre-clinical and clinical testing of its potential products and to commercialize any products that may be developed. ANTIVIRALS may seek such additional funding at any time through public or private financings, collaborative arrangements, or other arrangements with third parties. There can be no assurance that additional funds will be available on acceptable terms, if at all. If additional funds are raised by issuing equity securities, further substantial dilution to existing shareholders may result. If adequate funds are not available, ANTIVIRALS may be required to delay, scale back or eliminate one or more of its development or clinical testing programs, or to obtain funds by entering into arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its products or technologies that ANTIVIRALS would not otherwise relinquish. See "ANTIVIRALS Management's Discussion and Analysis of Financial Condition and Results of Operations."

    IMMUNOTHERAPY'S NEED FOR ADDITIONAL FUNDING. IMMUNOTHERAPY requires substantial funds to maintain its license and for further development and testing of CTP-37. To meet its ongoing operating expenses, IMMUNOTHERAPY has borrowed, pending the Merger, approximately $1,000,000 as of July 31, 1998, pursuant to a loan agreement with ANTIVIRALS. In the event the Merger is not consummated for any reason, IMMUNOTHERAPY will be obligated to pay to ANTIVIRALS the full amount of such loan, plus interest, which will become due and payable on April 30, 1999. Without significant alternative financing, in such event, IMMUNOTHERAPY will be unable to repay ANTIVIRALS and will also have no funds with which to meet its continuing obligations relating to its license and to its clinical trials. There can be no assurance that such alternative financing is available or, if available, that it will be on terms which do not significantly affect the value of IMMUNOTHERAPY Stock. There can also be no assurance that alternative financing, if found, will permit the repayment to ANTIVIRALS of the full amount loaned to IMMUNOTHERAPY. In the event IMMUNOTHERAPY defaults in the repayment to ANTIVIRALS of the full amount issued to IMMUNOTHERAPY, ANTIVIRALS' sole remedy for default shall be the issuance to ANTIVIRALS by IMMUNOTHERAPY, subject to approval by IMMUNOTHERAPY's shareholders, of a number of shares of Class B Preferred Stock of IMMUNOTHERAPY equal to the aggregate dollar amount of principal and interest outstanding on April 30, 1999, divided by $1.0161235, which Class B Preferred Stock shall enjoy the same rights and privileges as IMMUNOTHERAPY's Class A Preferred Stock. ANTIVIRALS will thereafter enjoy the right to designate and IMMUNOTHERAPY shall be required to appoint two designees of ANTIVIRALS to IMMUNOTHERAPY's Board. See "IMMUNOTHERAPY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--Liquidity and Capital Resources."

    LACK OF OPERATING EXPERIENCE. To date, ANTIVIRALS has engaged exclusively in the development of pharmaceutical technology. Although members of ANTIVIRALS' management have experience in biotechnology company operations, ANTIVIRALS has limited experience in manufacturing or procuring products in commercial quantities or selling pharmaceutical products and has only limited experience in negotiating, setting up and maintaining strategic relationships, conducting clinical trials and other later-stage phases of the regulatory approval process. There can be no assurance that ANTIVIRALS will successfully engage in any of these activities. See "ANTIVIRALS DIRECTORS AND EXECUTIVE OFFICERS."

    DEPENDENCE ON THIRD PARTIES FOR CLINICAL TESTING, MANUFACTURING AND MARKETING. ANTIVIRALS does not have the resources and does not currently intend to conduct later-stage human clinical trials itself or to manufacture all of its proposed products for commercial sale. ANTIVIRALS therefore intends to seek larger pharmaceutical company partners to conduct such activities for most or all of its proposed products or may seek to contract with third parties to conduct later stage clinical trials and for the manufacture of its proposed products for commercial sale. In connection with its efforts to secure corporate partners, ANTIVIRALS will seek to retain certain co-marketing rights to certain of its proposed products, so that it may promote such products to selected medical specialists while its corporate partner promotes these products to the general medical market. There can be no assurance that ANTIVIRALS will be able to enter into any such partnering arrangements on this or any other basis. In addition, there can be no assurance that either ANTIVIRALS or its prospective corporate partners will successfully introduce its proposed products, that they will achieve acceptance by patients, health care providers and insurance companies, or that they will be manufactured and marketed at prices that would permit ANTIVIRALS to operate profitably. With respect to marketing ANTIVIRALS' products, ANTIVIRALS may seek to enter into joint venture, sublicense or other marketing arrangements with another party that has an established marketing capability. There can be no assurance that ANTIVIRALS will be able to enter into any such marketing arrangements with third parties, or that such marketing arrangements would be successful. Failure to market its products successfully would have a material adverse effect on ANTIVIRALS' business and results of operations. In addition, ANTIVIRALS has no current joint venture, strategic partnering or other similar agreements with pharmaceutical companies, and there can be no assurance that ANTIVIRALS could negotiate any such arrangements, on an acceptable basis or at all, if it chose to do so. Accordingly, the commercial viability of ANTIVIRALS' proposed products has not been independently evaluated by any independent pharmaceutical company. See "BUSINESS OF ANTIVIRALS--Manufacturing" and "--Marketing Strategy."

    NEED TO COMPLY WITH GOVERNMENTAL REGULATION AND TO OBTAIN PRODUCT
APPROVALS. The testing, manufacturing, labeling, distribution, marketing and advertising of products such as ANTIVIRALS' proposed products and IMMUNOTHERAPY's CTP-37, and related ongoing research and development activities, are subject to extensive regulation by governmental regulatory authorities in the United States and other countries. The FDA and comparable agencies in foreign countries impose substantial requirements on the introduction of new pharmaceutical products through lengthy and detailed clinical testing procedures and other costly and time-consuming compliance procedures. ANTIVIRALS' proposed products require substantial clinical trials and FDA review as new drugs. ANTIVIRALS cannot predict with certainty when it might submit its products currently under development for regulatory review. Once ANTIVIRALS submits its potential products for review, there can be no assurance that FDA or other regulatory approvals will be granted on a timely basis or at all. A delay in obtaining or failure to obtain such approvals would have a material adverse effect on ANTIVIRALS' business and results of operations. Failure to comply with regulatory requirements could subject ANTIVIRALS to regulatory or judicial enforcement actions, including, but not limited to, product recalls or seizures, injunctions, civil penalties, criminal prosecution, refusals to approve new products and withdrawal of existing approvals, as well as potentially enhanced product liability exposure. Sales of ANTIVIRALS' products outside the United States will be subject to regulatory requirements governing clinical trials and product approval. These requirements vary widely from country to country and could delay introduction of ANTIVIRALS' products in those countries. See "BUSINESS OF ANTIVIRALS--Drug Approval Process and Other Government Regulation."

    DEPENDENCE ON KEY PERSONNEL. The success of ANTIVIRALS' business will depend to a large extent on the abilities and continued participation of certain key employees, including Drs. Denis Burger, Patrick Iversen, and Dwight Weller, upon each of whom the Company holds key man life insurance and, after the Merger, Jeffrey L. Lillard. The loss of any of these persons or of other key employees could significantly delay the achievement of ANTIVIRALS' planned development objectives. Competition for qualified personnel among pharmaceutical companies is intense, and the loss of key personnel, or the inability to attract and retain the additional, highly skilled personnel required for the expansion of ANTIVIRALS' activities, could have a material adverse effect on ANTIVIRALS' business and results of operations. See "ANTIVIRALS EXECUTIVE COMPENSATION."

    COMPETITION. Competition in the area of pharmaceutical products is intense. There are many companies, both public and private, including well-known pharmaceutical companies, that are engaged in the development of products for certain of the applications being pursued by ANTIVIRALS and IMMUNOTHERAPY. Most of these companies have substantially greater financial, research and development, manufacturing and marketing experience, and resources than ANTIVIRALS does and represent substantial long-term competition for ANTIVIRALS. Such companies may succeed in developing pharmaceutical products that are more effective or less costly than any that may be developed by ANTIVIRALS.

    Factors affecting competition in the pharmaceutical industry vary depending on the extent to which the competitor is able to achieve a competitive advantage based on patented or proprietary technology. If ANTIVIRALS is able to establish and maintain a significant patent position with respect to its antisense compounds, drug delivery and vaccine technology, its competition will likely depend primarily on the effectiveness of the products, cost of production, and the number, gravity and severity of unwanted side effects, if any, with its products as compared to alternative products.

    The industry in which ANTIVIRALS competes is characterized by extensive research and development efforts and rapid technological progress. Although ANTIVIRALS believes that its and IMMUNOTHERAPY's patent position may give it a competitive advantage with respect to CTP-37, its proposed antisense compounds and drug delivery products, new developments are expected to continue and there can be no assurance that discoveries by others will not render ANTIVIRALS' potential products noncompetitive. ANTIVIRALS' competitive position also depends on its ability to attract and retain qualified scientific and other personnel, develop effective products, implement development and marketing plans, obtain patent protection, and secure adequate capital resources. See "BUSINESS OF ANTIVIRALS--Competition" and "BUSINESS OF IMMUNOTHERAPY--Competition."

    PATENTS AND PROPRIETARY RIGHTS. ANTIVIRALS and IMMUNOTHERAPY each believe that its, and the combined company's, ultimate success will depend on the strength of each company's existing patents and licenses, and additional patents that it files in the future. Patent applications have been filed by ANTIVIRALS covering the basic compositions of matter, methods of synthesis and therapeutic use of NEU-GENE in the United States, Canada, Europe, Australia and Japan. Patents have been issued in the name of ANTIVIRALS in the United States from 1991 through the present. In addition, ANTIVIRALS recently filed for patents on NEU-GENE chemistry and CYTOPORTER drug delivery systems. IMMUNOTHERAPY, which licenses the composition, manufacturing and use of CTP-37 in all fields of use except fertility regulation from Dr. Vernon Stevens and The Ohio State University, has ten issued patents relating to the composition, manufacture and use of IMMUNOTHERAPY's CTP-37 licensed technology in the United States. IMMUNOTHERAPY is in the process of prosecuting an international Patent Cooperation Treaty ("PCT") application for CTP-37 in numerous foreign countries, and pursuant to that process has received a patent grant in Australia.

    Although each of ANTIVIRALS and IMMUNOTHERAPY believe their technologies are adequately protected, there can be no assurance that any existing or future patents will survive a challenge or will otherwise provide meaningful protection from competition. Both companies are currently prosecuting further patent protection for their intellectual property, but there can be no assurance that any additional patents will ultimately issue. There can also be no assurance that the patent positions of ANTIVIRALS or IMMUNOTHERAPY will not be challenged by a competitor or, if challenged, that either company will have the financial resources to provide a vigorous defense of its patents. Although the companies are not aware of any violation at the present time, there can be no assurance that the use of patented technology by ANTIVIRALS or IMMUNOTHERAPY does not or will not in the future infringe third-party patents. In addition, if an infringement were proven, it is likely that such event would have a material adverse effect on the financial position and results of ANTIVIRALS or IMMUNOTHERAPY, as the case may be.

    RISK OF PRODUCT LIABILITY. Clinical trials or marketing of any of ANTIVIRALS' potential pharmaceutical products may expose ANTIVIRALS to liability claims from the use of these products. ANTIVIRALS currently intends to obtain product liability insurance at the appropriate time; however, there can be no assurance that ANTIVIRALS will be able to obtain or maintain insurance on acceptable terms for its clinical and commercial activities or that such insurance would be sufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient coverage could have a material adverse effect on ANTIVIRALS' business and results of operations.

    ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS AND OREGON LAW. Certain provisions of ANTIVIRALS' Second Restated Articles of Incorporation and Bylaws could discourage potential acquisition proposals, delay or prevent a change in control of ANTIVIRALS and make removal of management more difficult. Such provisions could diminish the opportunities for a shareholder to participate in tender offers, including tender offers that are priced above the then-current market value of ANTIVIRALS Common Stock. The provisions may also inhibit increases in the market price of ANTIVIRALS Common Stock that could result from takeover attempts. For example, the ANTIVIRALS Board, without further shareholder approval, may issue up to 2,000,000 shares of Preferred Stock, in one or more series, with such terms as the Board of Directors may determine, including rights such as voting, dividend and conversion rights which could adversely affect the voting power and other rights of the holders of ANTIVIRALS Common Stock. Preferred Stock thus may be issued quickly with terms calculated to delay or prevent a change in control of ANTIVIRALS or make removal of management more difficult. Additionally, the issuance of Preferred Stock may have the effect of decreasing the market price of ANTIVIRALS Common Stock. The Oregon Control Share Act and Business Combination Act limit the ability of parties who acquire a significant amount of voting stock to exercise control over ANTIVIRALS. These provisions may have the effect of lengthening the time required for a person to acquire control of ANTIVIRALS through a proxy contest or the election of a majority of the Board of Directors and may deter efforts to obtain control of ANTIVIRALS. Finally, ANTIVIRALS' Board of Directors is divided into two classes, each of which serves for a staggered two-year term, which may make it more difficult for a third party to gain control of ANTIVIRALS' Board of Directors. See "Description of Securities."

    ABSENCE OF DIVIDENDS. ANTIVIRALS has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy."

                   ANNUAL MEETING OF ANTIVIRALS SHAREHOLDERS

GENERAL

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of ANTIVIRALS, as part of the solicitation of proxies by the ANTIVIRALS Board from holders of the outstanding shares of ANTIVIRALS Common Stock, for use at the ANTIVIRALS Annual Meeting to be held on Monday, August 31, , 1998, at the Marriott Hotel, 1401 S.W. Naito Parkway, Portland, Oregon 97201 commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Joint Proxy Statement/ Prospectus, together with the enclosed proxy card, is first being mailed to ANTIVIRALS Shareholders and IMMUNOTHERAPY Shareholders on or about August 10, 1998.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the ANTIVIRALS Annual Meeting, shareholders of record of ANTIVIRALS as of the close of business on May 31, 1998, will consider and vote upon (i) the Issuance; (ii) the adoption of ANTIVIRALS' 1997 Stock Option Plan in connection with the assumption of the IMMUNOTHERAPY Options under the Merger Agreement;
(iii) the election of four (4) directors to the ANTIVIRALS Board, each to hold office for a two year term; (iv) ratification of the appointment of Arthur Andersen LLP as ANTIVIRALS' independent auditors; (v) an amendment to the ANTIVIRALS Stock Incentive Plan to increase from 1,333,334 to 2,200,000 the number of shares of ANTIVIRALS Common Stock authorized for issuance thereunder; and (vi) an amendment to ANTIVIRALS' Third Restated and Amended Articles of Incorporation changing the company's name to AVI BioPharma Inc., for the fiscal year ending December 31, 1998; and (vi) such other business as may properly be brought before the ANTIVIRALS Annual Meeting.

    Holders of ANTIVIRALS Common Stock will not be entitled to dissenters' rights as a result of the Issuance. See "THE MERGER--Terms of the Merger."

    THE ANTIVIRALS BOARD HAS APPROVED THE ISSUANCE AND RECOMMENDS THAT ANTIVIRALS SHAREHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE, "FOR" APPROVAL OF THE 1997 STOCK OPTION PLAN, "FOR" THE NOMINEES FOR DIRECTORS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, "FOR" AMENDMENT OF THE STOCK INCENTIVE PLAN, AND "FOR" THE NAME CHANGE TO AVI BIOPHARMA. SEE "BACKGROUND OF AND REASONS FOR THE MERGER," "ELECTION OF ANTIVIRALS DIRECTORS," "AMENDMENT TO STOCK INCENTIVE PLAN," "CHANGE OF NAME" AND "RATIFICATION OF APPOINTMENT OF ANTIVIRALS INDEPENDENT AUDITORS."

    As of the date of this Joint Proxy Statement/Prospectus, the ANTIVIRALS Board does not know of any other matters to be presented for action by the shareholders at the ANTIVIRALS Annual Meeting. Notice of shareholder proposals and with respect to matters to be presented for action by the shareholders at an annual meeting and nominations for director be delivered to the Secretary of ANTIVIRALS not less than 60 days nor more than 90 days prior to the date of an annual meeting. If any other matters are properly brought before the ANTIVIRALS Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the ANTIVIRALS Board.

RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED

    The ANTIVIRALS Board has fixed the close of business on July 10, 1998 (the "ANTIVIRALS Record Date") as the record date for the determination of the holders of ANTIVIRALS Common Stock entitled to notice of and to vote at the ANTIVIRALS Annual Meeting. Accordingly, only holders of record of ANTIVIRALS Common Stock at the close of business on the ANTIVIRALS Record Date will be entitled to vote at the ANTIVIRALS Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the ANTIVIRALS Annual Meeting. On the ANTIVIRALS Record Date, there were approximately 2,500 beneficial holders of the 11,177,919 shares of ANTIVIRALS Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of ANTIVIRALS Common Stock entitled to vote at the ANTIVIRALS Annual Meeting is necessary to constitute a quorum for the transaction of business at the ANTIVIRALS Annual Meeting. Under Section 6(i) of Rule 4460 of the National Association of Securities Dealers, Inc. (the "NASD"), the affirmative vote of a majority of the total votes cast on the proposal is required for approval of the Issuance.

    Abstention from voting and broker nonvotes will have the practical effect of voting against the proposals since they represent one less vote for approval.

PROXIES; PROXY SOLICITATION

    Shares of ANTIVIRALS Common Stock represented by properly executed proxies received at or prior to the ANTIVIRALS Annual Meeting that have not been revoked will be voted at the ANTIVIRALS Annual Meeting in accordance with the instructions contained therein. Shares of ANTIVIRALS Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of all proposals. ANTIVIRALS shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time prior to its exercise by filing written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, ANTIVIRALS INC. One S.W. Columbia, Suite 1105, Portland, Oregon 97258 or by attending the ANTIVIRALS Annual Meeting and voting in person. Mere attendance at the ANTIVIRALS Annual Meeting will not in and of itself revoke a proxy.

    If the ANTIVIRALS Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the ANTIVIRALS Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the ANTIVIRALS Annual Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    PROXY SOLICITATION. ANTIVIRALS will bear the cost of soliciting proxies from its shareholders. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of ANTIVIRALS, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. ANTIVIRALS will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. ANTIVIRALS will reimburse such persons for their reasonable expenses incurred in that connection.

                 SPECIAL MEETING OF IMMUNOTHERAPY SHAREHOLDERS

GENERAL

    The IMMUNOTHERAPY Special Meeting will be held on Monday, August 31, 1998, at The Ramada Inn, 2726 S. Grand Avenue, Santa Ana, California 92705, commencing at 10:00 a.m., local time, and at any adjournments or postponements thereof, to consider and vote on a proposal to approve the Merger Agreement. This Joint Proxy Statement/Prospectus, together with the enclosed proxy card, is first being mailed to IMMUNOTHERAPY Shareholders and ANTIVIRALS Shareholders on or about August 10, 1998.

    THE IMMUNOTHERAPY BOARD HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF IMMUNOTHERAPY AND THE IMMUNOTHERAPY SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AND MERGER AGREEMENT. THE IMMUNOTHERAPY BOARD RECOMMENDS THAT IMMUNOTHERAPY SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AND MERGER AGREEMENT AT THE IMMUNOTHERAPY SPECIAL MEETING. SEE "BACKGROUND OF AND REASONS FOR THE MERGER."

    Holders of IMMUNOTHERAPY Stock will be entitled to dissenters' rights as a result of the Merger. See "THE MERGER--Rights of Dissenting IMMUNOTHERAPY Shareholders."

RECORD DATE; SHARES ENTITLED TO VOTE

    The IMMUNOTHERAPY Board has fixed the close of business on August 4, 1998 (the "IMMUNOTHERAPY Record Date"), as the record date for the determination of the holders of IMMUNOTHERAPY Common Stock entitled to notice of and to vote at the IMMUNOTHERAPY Special Meeting. Accordingly, only holders of record of IMMUNOTHERAPY Common Stock at the close of business on the IMMUNOTHERAPY Record Date will be entitled to vote at the IMMUNOTHERAPY Special Meeting, with each such share entitling its owner to one vote on all matters properly presented at the IMMUNOTHERAPY Special Meeting. On the IMMUNOTHERAPY Record Date, there were approximately 50 beneficial holders of 10,868,000 shares of IMMUNOTHERAPY Common Stock and 48 beneficial holders of 639,686 shares of IMMUNOTHERAPY Preferred Stock then outstanding, each of which entitles the holder thereof to one vote.

QUORUM; VOTE REQUIRED

    The presence, in person or by proxy, of a majority of the total number of outstanding shares of IMMUNOTHERAPY Common Stock entitled to vote and a majority of the total number of outstanding shares of IMMUNOTHERAPY Preferred Stock entitled to vote, is necessary to constitute a quorum for the transaction of business at the IMMUNOTHERAPY Special Meeting. The affirmative vote at the IMMUNOTHERAPY Special Meeting of holders representing a majority of the total number of outstanding shares of IMMUNOTHERAPY Common Stock entitled to vote and of holders representing a majority of the outstanding shares of IMMUNOTHERAPY Preferred Stock entitled to vote, each voting as a separate class, is necessary to approve the Merger and the Merger Agreement. An abstention with respect to approval of the Merger Agreement will be counted for purposes of establishing a quorum but will have the effect of a vote cast against the Merger Agreement.

PROXIES

    Shares of IMMUNOTHERAPY Common Stock represented by properly executed proxies received at or prior to the IMMUNOTHERAPY Special Meeting that have not been revoked will be voted at the IMMUNOTHERAPY Special Meeting in accordance with the instructions contained therein. Shares of IMMUNOTHERAPY Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of all proposals. IMMUNOTHERAPY shareholders are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time prior to its exercise by filing written notice of revocation with, or by delivering a duly executed proxy bearing a later date to Corporate Secretary, IMMUNOTHERAPY CORPORATION, 1209 SW Sixth Avenue, Suite 603, Portland, Oregon 97204, or by attending the IMMUNOTHERAPY Special Meeting and voting in person. Mere attendance at the IMMUNOTHERAPY Special Meeting will not in and of itself revoke a proxy.

    If the IMMUNOTHERAPY Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the IMMUNOTHERAPY Special Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the IMMUNOTHERAPY Special Meeting (except for any proxies that have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    IMMUNOTHERAPY will bear the cost of soliciting proxies from its shareholders. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of IMMUNOTHERAPY, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. IMMUNOTHERAPY will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. IMMUNOTHERAPY will reimburse such persons for their reasonable expenses incurred in that connection.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND

    The acquisition of a complementary business with products at an advanced stage of clinical development has been an ongoing objective of ANTIVIRALS' management. ANTIVIRALS, from time to time, evaluates potential merger or acquisition opportunities and considers potential alliances, combinations, joint development programs and other transactions with other participants in the biopharmaceutical industry.

    Over the past several years, as its clinical programs have advanced and capital needs have increased, IMMUNOTHERAPY's management has, from time to time, engaged in discussions with its Board of Directors and other companies in the biopharmaceutical industry to explore various strategic alliances and combinations, including product development alliances, business combinations and related transactions. In April 1997, the IMMUNOTHERAPY Board determined that the continuing growth and development of the company required a full-time chief executive officer with a strong reputation in the bio-pharmaceutical industry. The Board designated William Goolsbee, IMMUNOTHERAPY's part-time chief executive officer and a member of the IMMUNOTHERAPY Board, who also serves as chief executive officer of his own corporation, and Dr. Bruce Carter, another member of the Board, to locate suitable candidates for the position.

    A few months later, in June 1997, the IMMUNOTHERAPY Board determined that its capital and growth requirements necessitated additional means of financing other than raising capital through equity offerings. The Board appointed a committee consisting of Mr. Goolsbee; Jeffrey L. Lillard, Managing Officer and a director of IMMUNOTHERAPY; and James Baxendale, Vice President--Corporate and Legal Affairs, General Counsel and Secretary, to evaluate offers from third parties ranging from venture capital-type financing to merger proposals. At the same time, the IMMUNOTHERAPY Board determined to continue with its search for a high-caliber Chief Executive Officer, believing that the reputation and contacts of such an officer would be integral to attracting financing for the company.

    Between June and October 1997, the committee appointed to evaluate financing proposals for IMMUNOTHERAPY held discussions at varying levels with four organizations, including ANTIVIRALS. Discussions with all of the organizations arose out of contacts that directors of IMMUNOTHERAPY, or members of its Science Advisory Board, had with such organizations.

    Beginning in June 1997, the committee appointed by the IMMUNOTHERAPY Board considered a series of proposals for funding from one organization. Initially, the proposal was to be a traditional purchase of equity by the organization. By October 1997, the proposal had evolved into the following structure: an initial loan of $1,000,000, up to a total commitment of $3,000,000, subject to certain conditions, structured so that warrants to purchase stock of IMMUNOTHERAPY would be issued in payment for the principal and interest on the loan (the "Warrant Proposal"). Under the Warrant Proposal, the financing entity would name IMMUNOTHERAPY's Chief Executive Officer, have the power to restrict certain expenditures by the company and would restrict IMMUNOTHERAPY from seeking other financing in the future.

    During approximately the same time period, another organization indicated an interest in providing funding to IMMUNOTHERAPY of approximately $10,000,000 in return for 51% of IMMUNOTHERAPY's outstanding common stock (the "Stock Proposal"). The committee evaluated yet another proposal made by an organization located in the eastern United States to invest up to $2 million if additional venture partners would also join for an additional amount of up to $3 million (the "Co-Investment Proposal"). The Co-Investment Proposal was subject to a number of conditions, including among others, the condition that a preliminary venture round first be completed (in which the organization would participate, along with other venture capital-type investors) and that IMMUNOTHERAPY move its headquarters to the locale of the proposer.

    During August 1997, Dr. Gordon Duncan, then a consultant to ANTIVIRALS and a member of IMMUNOTHERAPY's Scientific Advisory Board, contacted Mr. Alan Timmins, Chief Operating Officer and Chief Financial Officer of ANTIVIRALS, regarding IMMUNOTHERAPY's technology and investment opportunities. At the request of Mr. Timmins, IMMUNOTHERAPY provided ANTIVIRALS' management with certain nonconfidential information to provide a basis for further discussions between the companies.

    On September 8, 1997, Messrs. Goolsbee, Lillard, and Baxendale, met with Dr. Denis Burger, ANTIVIRALS' Chief Executive Officer, and Mr. Timmins to become better informed regarding the businesses of the two companies and to discuss further their possible combination. As a result of this meeting, IMMUNOTHERAPY agreed to provide to ANTIVIRALS scientific due diligence materials which were reviewed by ANTIVIRALS' scientific personnel, members of its Board of Directors and its Scientific Advisory Board. During September 1997, the management of ANTIVIRALS and the management of IMMUNOTHERAPY also discussed telephonically and by mail the valuation of IMMUNOTHERAPY.

    As part of a regularly scheduled meeting of ANTIVIRALS' Board on September 11, 1997, ANTIVIRALS' management made a presentation to its Board regarding the business and possible acquisition of IMMUNOTHERAPY. The Board authorized ANTIVIRALS' management to complete due diligence and to further explore the possible combination of the companies.

    In early October, given the progress of negotiations with ANTIVIRALS and IMMUNOTHERAPY's immediate need for cash to continue operations, the members of the committees which had been appointed by the IMMUNOTHERAPY Board to explore financing alternatives and hire a chief executive officer determined that they needed to evaluate their options. The committees considered the alternatives of hiring a Chief Executive Officer who would be able to attract financing for the company as well as the Warrant Proposal, the Stock Proposal, the Co-Investment Proposal and the ANTIVIRALS proposal. After interviewing a number of candidates, the executive search committee had narrowed down the list of candidates and were relatively close to making an offer. However, the committee determined that IMMUNOTHERAPY had reached a stage that hiring of any of the chief executive officers it was considering would not solve IMMUNOTHERAPY's immediate cash needs. The committee determined that it was in the best interests of IMMUNOTHERAPY to pursue the outstanding proposals, possibly in conjunction with hiring a new chief executive officer.

    The financing committee considered that each of the Warrant Proposal, the Stock Proposal and the Co-Investment Proposal had significant, substantive terms which were still being negotiated. Additionally, based on its negotiations to that point, the committee was not certain compromises could be reached that would be acceptable to IMMUNOTHERAPY or fair to its existing shareholders. For example, with respect to the Warrant Proposal, the committee believed that certain restrictions in the proposal, including the status of the financing as a loan, the mandated selection of an individual chosen by the proponents of the proposal as the CEO of IMMUNOTHERAPY, and restrictions on further borrowings from other parties, were not in the best long-term interests of the company. At the same time, the members of the committee were uncomfortable with the Stock Proposal, which would require handing control of the company to an entity which had no previous relationship with IMMUNOTHERAPY and, in addition, the committee remained unclear as to when funds beyond the first $1,000,000 would be available. Finally, with respect to the Co-Investment Proposal, the committee felt that the conditions that a venture capital round be concluded and that the company relocate across the country before substantial capital were infused made that alternative impracticable due to IMMUNOTHERAPY's immediate need for a capital infusion. In considering these issues, the IMMUNOTHERAPY Board also attempted to quantify the risks, costs, dilution effect and the time required to achieve an alternative liquidity event for IMMUNOTHERAPY Shareholders. After careful evaluation, the Board determined that a merger with ANTIVIRALS would provide its shareholders the best opportunity to replace their illiquid shares and options of IMMUNOTHERAPY with publicly-traded shares and with options to purchase ANTIVIRALS shares under certain terms and conditions.

    On October 2 and 3, 1997, Messrs. Lillard and Baxendale met with Dr. Burger and Mr. Timmins to discuss the terms of a combination in principle. At the conclusion of the meeting on October 3, the parties executed a non-binding letter of intent that set forth the principal terms of the transaction, subject to approval of the ANTIVIRALS' and IMMUNOTHERAPY's Boards of Directors. Those terms included the issuance of 2,100,000 ANTIVIRALS common shares and 2,100,000 warrants to acquire ANTIVIRALS common shares (at a strike price of $13.50 exercisable until June 2002) in exchange for all of IMMUNOTHERAPY's stock; the appointment of two IMMUNOTHERAPY nominees to ANTIVIRALS' Board of Directors; the consolidation of IMMUNOTHERAPY management into ANTIVIRALS', including specifically, Jeffrey Lillard, IMMUNOTHERAPY's Managing Officer, and James Baxendale, IMMUNOTHERAPY's Vice President and General Counsel; the acceptance of IMMUNOTHERAPY's outstanding options by ANTIVIRALS; and other provisions.

    On or around October 8, 1998, the financing committee agreed that management of IMMUNOTHERAPY should proceed to negotiate a definitive agreement with ANTIVIRALS consistent with the October 3 non-binding letter of intent.

    Additional due diligence information was exchanged between the two companies. On various dates during October, 1997, officers of IMMUNOTHERAPY met with Mr. Timmins and representatives of ANTIVIRALS to clarify issues relating to the proposed transaction and to address due diligence issues. During the course of these meetings, the parties concluded that it would be desirable to reduce the principal terms of the transaction to a new letter of intent which addressed various issues negotiated during October. On or about October 18, 1997, the financing committee provided a briefing to the IMMUNOTHERAPY Board regarding the status of negotiations with ANTIVIRALS.

    On November 3, 1997, as part of a special meeting of the ANTIVIRALS Board of Directors, Dr. Burger made a presentation to the ANTIVIRALS Board concerning the strategic potential of the combination with IMMUNOTHERAPY. Dr. Burger and Mr. Timmins reviewed with the ANTIVIRALS Board the background of the merger negotiations and their financial analysis of the terms and conditions of the proposed transaction. ANTIVIRALS' outside legal adviser reviewed key terms and conditions of the proposed letter of intent.

    On November 4, 1997, the IMMUNOTHERAPY Board met and received a briefing on the status of negotiations with ANTIVIRALS. After discussion, the IMMUNOTHERAPY Board determined that ANTIVIRALS' proposal offered the best option for IMMUNOTHERAPY, and authorized Messrs. Goolsbee, Lillard and Baxendale to proceed to sign a letter of intent and issue a public announcement of the proposed transaction. On November 5, 1997, the parties executed a letter of intent which set forth the principal terms of the Merger and issued a joint press release.

    A definitive agreement and plan of reorganization and merger was prepared by ANTIVIRALS and presented to IMMUNOTHERAPY for review on October 27, 1997. Between October 27, 1997, and February 2, 1998, numerous negotiating sessions between the senior executives of ANTIVIRALS and their legal advisors and the senior executives of IMMUNOTHERAPY and their legal advisors resulted in the agreement to the terms of the tax-free reorganization described elsewhere in this Proxy Statement/Prospectus. On January 8, 1998, the IMMUNOTHERAPY Board of Directors met with its senior executives and its counsel to consider the financial and other terms of the agreement. After discussing the terms of the Merger Agreement and the company's alternatives, the Board unanimously approved the agreement, authorizing the committee to complete negotiations and execute the Merger Agreement.

    On February 2, 1998, the ANTIVIRALS Board of Directors met with senior executives of ANTIVIRALS and ANTIVIRALS' outside legal advisors to consider approval of the Merger. During this meeting, ANTIVIRALS' management again reviewed the financial terms of the Merger and its analysis of the strategic considerations presented by the transaction. ANTIVIRALS' legal counsel summarized the key terms and conditions of the Merger Agreement. After discussion of these terms and issues, ANTIVIRALS' Board unanimously approved the Merger Agreement and the Issuance, authorizing the company's officers to execute and deliver the Merger Agreement and to undertake necessary actions to effect the Merger.

    On February 2, 1998, ANTIVIRALS and IMMUNOTHERAPY signed the Merger Agreement and issued a press release providing the essential details of the Agreement.

    On August 4, 1998, ANTIVIRALS and IMMUNOTHERAPY signed an amendment to the Merger Agreement to extend the date on which either party can terminate the Merger Agreement from August 15, 1998 to September 15, 1998 (or if more than three percent of IMMUNOTHERAPY shareholders vote against the Merger then by October 7, 1998), to provide for ANTIVIRAL'S issuance of an additional 100,000 shares of Common Stock to acquire IMMUNOTHERAPY and to provide for the future listing of the ANTIVIRALS Warrants for quotation on the Nasdaq National Market.

JOINT REASONS FOR THE MERGER

    ANTIVIRALS and IMMUNOTHERAPY have identified several mutual benefits of the Merger that they believe will contribute to the success of both companies including:

    COMPLEMENTARY PRODUCTS AND SYNERGIES. The proposed products of the two companies complement each other with no duplication or overlap. It is expected that all of the products currently under development by each company will continue to be developed after the Merger. The management of both companies have evaluated their respective underlying technologies and concluded that the companies' technology platforms could be integrated to produce novel therapeutic agents with significant market opportunities. Although both companies have experience or have retained experienced personnel to assist in the pre-clinical and clinical development of potential products, it is believed that, following the Merger, both companies will benefit from IMMUNOTHERAPY's experience with advanced clinical trials.

    DISTRIBUTION OF RISK AMONG TECHNOLOGIES. Both ANTIVIRALS and IMMUNOTHERAPY have been dependent on focused technology platforms in their development of proposed biopharmaceutical products. The combination of the two companies will distribute this risk across multiple technology platforms while preserving the potential for significant returns from any single platform for the companies' shareholders. This diminished risk profile may enhance the combined companies' access to capital markets and positively affect the terms of additional financings undertaken by the combined companies.

ANTIVIRALS' REASONS FOR THE MERGER

    In addition to the mutual reasons for the Merger stated above, ANTIVIRALS' Board of Directors believes the following strategic factors will also contribute to the success of the combined companies:

    ADVANCEMENT OF PRODUCT INTRODUCTION. ANTIVIRALS' ability to achieve profitable operations has been dependent on the completion of product development of its antisense and drug delivery technologies, obtaining regulatory approvals for such products and bringing several of these products to market. Each of these technologies is in the pre-clinical stage of development, and difficulties and significant delays may be encountered in the development and commercialization of these proposed pharmaceutical products. IMMUNOTHERAPY's CTP-37 vaccine has been the subject of Phase II clinical studies and may obtain necessary regulatory approvals and be successfully commercialized prior to the successful introduction of new drugs based on ANTIVIRALS' current technologies. It is ANTIVIRALS' belief that the addition of this product may substantially shorten the period before material revenues are attained by the company.

    ENHANCED STRATEGIC MARKET FOCUS. ANTIVIRALS' antisense technology is designed to treat various proliferative disorders, including certain cancers. ANTIVIRALS has selected paclitaxel, a leading cancer therapeutic, as an initial drug to be combined with the companies' CYTOPORTER drug delivery engine. The addition of IMMUNOTHERAPY's CTP-37 vaccine, which targets a wide range of human malignancies, to ANTIVIRALS' product array will permit the combined companies to strategically focus marketing efforts in the vast cancer therapeutics market and to better position itself within the biopharmaceutical industry.

    In the course of its decision to unanimously approve the Merger, the ANTIVIRALS Board reviewed and considered with ANTIVIRALS' management factors relevant to the Merger. The factors the Board considered included, but were not limited to: (a) information concerning ANTIVIRALS' and IMMUNOTHERAPY's respective businesses, historical financial performance and technologies, (b) the respective companies' strategic direction and future product offerings and opportunities, (c) compatibility of management and corporate cultures, (d) valuation information derived from IMMUNOTHERAPY's prior capital raising activities, (e) the structure and content of the proposed Merger Agreement, and
(f) reports from management and the legal advisors as to the results of their due diligence investigation of IMMUNOTHERAPY.

    The ANTIVIRALS Board also considered a variety of potentially negative factors in its deliberations concerning the Merger, including: (a) the dilutive effect of issuing ANTIVIRALS Common Stock in the Merger, (b) the expenses to be incurred in connection with the Merger and the effect of such expenses on the results of operations of ANTIVIRALS, (c) risks associated with the loan to IMMUNOTHERAPY during the pendency of the Merger, and (d) other risks described under "Risk Factors" above. In view of the wide variety of factors considered, both positive and negative, the ANTIVIRALS Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, but did determine that the anticipated benefits of the Merger outweighed the potentially negative factors considered.

RECOMMENDATION OF THE ANTIVIRALS BOARD

    The ANTIVIRALS Board has determined the Issuance to be fair to and in the best interests of ANTIVIRALS and its shareholders and has approved the Issuance. The ANTIVIRALS Board recommends that ANTIVIRALS shareholders vote "FOR" the Issuance. The ANTIVIRALS Board's recommendation is based on a number of factors discussed in this Joint Proxy Statement/Prospectus.

IMMUNOTHERAPY'S REASONS FOR THE MERGER

    The development of new innovative products such as CTP-37 is a challenging task, even for pharmaceutical companies having greater resources and experience than IMMUNOTHERAPY. Having demonstrated evidence of CTP-37's potential in the clinic, the IMMUNOTHERAPY Board needed to address the issues of advancement of shareholder interests as well as the development of CTP-37. In the course of these deliberations, over a period of several months, the IMMUNOTHERAPY Board, in consultation with its management, reviewed and considered many issues, including, but not limited to: (a) IMMUNOTHERAPY's current financial condition and obligations, (b) costs associated with the proposed Phase II and Phase III clinical trials for CTP-37, (c) the expenses, risks and dilution associated with raising additional financing, (d) available management resources, and (e) an assessment of the competitive environment for IMMUNOTHERAPY's technology. IMMUNOTHERAPY's Board also considered alternative partnering and financing strategies to advance IMMUNOTHERAPY Shareholders' interests, including alternative financing proposals received by management during this period.

    In addition to the joint reasons for the Merger stated above, the IMMUNOTHERAPY Board believes the following are additional reasons for IMMUNOTHERAPY Shareholders to vote "FOR" approval of the Merger and the Merger Agreement.

    GREATER FINANCIAL RESOURCES AND ACCESS TO CAPITAL MARKETS. The continued development of CTP-37 will require conducting costly clinical trials, producing clinical supplies and significantly increasing IMMUNOTHERAPY's infrastructure. ANTIVIRALS has successfully planned and executed an initial public offering in the Nasdaq National Market and has sufficient capital resources to retire IMMUNOTHERAPY's current debt and capitalize new clinical trials of CTP-37 going forward. In addition, merging with ANTIVIRALS may favorably increase the new company's future financing options.

    MANAGEMENT EXPERTISE AND DEPTH. As a company historically focused on clinical development of its lead product candidate CTP-37, IMMUNOTHERAPY purposefully chose to minimized management expenses during the first clinical trials of CTP-37. With the expectations that IMMUNOTHERAPY will initiate several advanced clinical trials of CTP-37 going forward, the Merger provides IMMUNOTHERAPY with pharmaceutical executives and research scientists to support its cancer vaccine program.

    LABORATORY SUPPORT. Advanced clinical studies of CTP-37 will require extensive in vitro testing of clinical samples and development of in-process and final product quality controls. ANTIVIRALS has well equipped laboratories and a large staff of chemists and molecular biologists to assist in this effort.

    The IMMUNOTHERAPY Board also considered a number of potentially negative factors and outcomes in its analysis of the Merger, including: (a) the early stage of ANTIVIRALS' principal technologies, their competitive environment and the projected costs required to determine their potential, (b) dilution of IMMUNOTHERAPY shareholder interest in CTP-37 as a result of the Merger with ANTIVIRALS, (c) ANTIVIRALS' clinical trial and drug development experience, (d) certain terms of the Merger Agreement, (e) information concerning ANTIVIRALS' business, prospects, financial performances, financial conditions and operations, (f) the absence of historic pricing for ANTIVIRALS Common Shares and Trading Warrants, (g) the risk that benefits sought to be obtained by the Merger might not be obtained, and (h) the need for additional capital to finance long term drug development for the combined company. In view of both the positive and negative factors that it considered, the IMMUNOTHERAPY Board did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, but did determine that the anticipated benefits of the Merger outweighed the potentially negative factors considered.

RECOMMENDATIONS OF IMMUNOTHERAPY BOARD

    The IMMUNOTHERAPY Board has determined the Merger and the Merger Agreement to be fair to and in the best interests of IMMUNOTHERAPY and its shareholders. Accordingly, the IMMUNOTHERAPY Board has approved the Merger and the Merger Agreement and recommends that the IMMUNOTHERAPY Shareholders vote "FOR" approval of the Merger and the Merger Agreement.

                                   THE MERGER

    The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Joint Proxy Statement/Prospectus and incorporated by reference herein.

TERMS OF THE MERGER

    THE MERGER. Subject to the terms and conditions of the Merger Agreement, IMMUNOTHERAPY will merge with and into Merger Sub at the Effective Time. The separate corporate existence of IMMUNOTHERAPY will then cease, and Merger Sub, a wholly-owned subsidiary of ANTIVIRALS, will be the surviving corporation in the Merger (the "Surviving Corporation").

    ARTICLES OF INCORPORATION AND BYLAWS. The Merger Agreement provides that the Articles of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the Articles of Incorporation and Bylaws of the Surviving Corporation.

    DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. ANTIVIRALS has agreed to cause its Board to appoint Jeffrey L. Lillard, currently Managing Officer and a director of IMMUNOTHERAPY, and Dr. Bruce Carter, currently a director of IMMUNOTHERAPY, to fill vacancies on the ANTIVIRALS Board of Directors immediately after the Effective Time. The officers of Merger Sub immediately prior to the Effective Time will become officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. See "THE MERGER--Management and Operations of IMMUNOTHERAPY After the Merger."

    CONVERSION OF IMMUNOTHERAPY STOCK IN THE MERGER. At the Effective Time, each share of IMMUNOTHERAPY Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights of appraisal have been duly sought, perfected and are not subsequently withdrawn) will be exchanged for shares of ANTIVIRALS Common Stock and Warrants to purchase shares of ANTIVIRALS Common Stock. The 10,868,000 issued and outstanding shares of IMMUNOTHERAPY Common Stock will be exchanged for 0.174 shares of ANTIVIRALS Common Stock and 0.17257 ANTIVIRALS Warrants, for an aggregate total of 1,891,032 shares of ANTIVIRALS Common Stock and 1,875,490 ANTIVIRALS Warrants, subject to adjustment for fractional shares and fractional warrants. The 639,686 issued and outstanding shares of IMMUNOTHERAPY Class A Preferred Stock will be exchanged for 0.35 shares of ANTIVIRALS Common Stock and 0.35 ANTIVIRALS Warrants, for an aggregate total of 223,890 shares of ANTIVIRALS Common Stock and 223,890 ANTIVIRALS Warrants, subject to adjustment for fractional shares and fractional warrants. The foregoing numbers may increase, based upon exercises of IMMUNOTHERAPY Stock Options prior to the Effective Time, and will increase based on the declaration of dividends by the IMMUNOTHERAPY Board of Directors in respect to IMMUNOTHERAPY's Preferred Stock. The ANTIVIRALS Warrants will entitle the holder to purchase one share of ANTIVIRALS Common Stock at a price of $13.50 per share, subject to certain adjustments. The ANTIVIRALS Warrants will, subject to certain conditions, be exercisable at any time after the second anniversary of the closing of the Merger (the "Closing"), until four (4) years and eight (8) months after the Closing, unless earlier redeemed. The ANTIVIRALS Warrants are redeemable by ANTIVIRALS at $0.25 per Warrant after the ANTIVIRALS Warrants have become exercisable, upon thirty (30) days' written notice, if the Closing bid price per share of ANTIVIRALS Common Stock for each of twenty (20) consecutive trading days immediately preceding the date notice or redemption is given equals or exceeds two hundred percent (200%) of the then-current Warrant exercise price.

    CONVERSION OF OPTIONS TO ACQUIRE SHARES OF IMMUNOTHERAPY COMMON STOCK IN THE MERGER. At the Effective Time, ANTIVIRALS will assume the 1997 IMMUNOTHERAPY Option Plan, and all options to acquire shares of IMMUNOTHERAPY Common Stock outstanding immediately prior to the Effective Time will be converted into rights to acquire shares of ANTIVIRALS Common Stock under the terms and conditions of the 1997 IMMUNOTHERAPY Option Plan. Nasdaq rules require that the ANTIVIRALS Shareholders approve the adoption of the 1997 IMMUNOTHERAPY Option Plan. See "APPROVAL OF 1997 IMMUNOTHERAPY OPTION PLAN." Each IMMUNOTHERAPY Stock Option will be converted into an option to purchase that number of shares of ANTIVIRALS Common Stock determined by multiplying the number of option shares of IMMUNOTHERAPY Common Stock immediately prior to the Effective Time by the Option Conversion Number. The "Option Conversion Number" is 0.175 multiplied by the result obtained by dividing the sum of the closing prices of ANTIVIRALS Common Stock and Nasdaq Warrant in the Nasdaq National Market with the Closing Price of ANTIVIRALS Common Stock, each on the day of the Closing. The exercise price per share of ANTIVIRALS Common Stock will be equal to the exercise price of such IMMUNOTHERAPY Stock Option divided by the "Option Conversion Number."

                                                                                   Nasdaq
                                                  AntiVirals Common       +        Warrant
Option               =                               Stock Price                    Price
Conversion                      0.175      X
Number                                              -------------------------------------
                                                        AntiVirals Common Stock Price

AntiVirals                                                   ImmunoTherapy Option
Option Exercise      =                                          Exercise Price
Price                                               -------------------------------------
                                                           Option Conversion Number

For example, assuming an ANTIVIRALS Common Stock and Nasdaq Warrant price of $5.00 and $1.75 per share, respectively, and an exercise price for the IMMUNOTHERAPY Option of $1.00 per share, each IMMUNOTHERAPY Option will be converted into a right to purchase 0.23625 shares of ANTIVIRALS Common Stock at a purchase price of $4.23 per share.

    FRACTIONAL SHARES. No fractional shares of ANTIVIRALS Common Stock or ANTIVIRALS Warrants will be issued in the Merger. ANTIVIRALS will pay to each holder of IMMUNOTHERAPY Stock an amount in cash (rounded to the nearest whole cent) determined as follows: for ANTIVIRALS Common Stock, by multiplying (i) the fair market value of a share of ANTIVIRALS Common Stock on the day immediately preceding the Effective Date by (ii) the fraction of a share of ANTIVIRALS Common Stock which such holder would otherwise be entitled to receive in connection with the Merger; and for ANTIVIRALS Warrants, by multiplying (i) the fair market value of the ANTIVIRALS Warrants as determined by ANTIVIRALS in its sole discretion by (ii) the fraction of an ANTIVIRALS Warrant which such holder would otherwise be entitled to receive in connection with the Merger.

EFFECTIVE TIME OF THE MERGER

    Promptly following receipt of all required approvals and satisfaction of waiver of the other conditions in the Merger, the Merger will be consummated and become effective at the time at which the Certificates of Merger to be filed pursuant to the Corporation Law or accepted for filing by the Secretary of State of California or such later date and time as may be specified in such Certificate of Merger. See "THE MERGER--Conditions; Waivers."

PROCEDURES FOR EXCHANGE OF IMMUNOTHERAPY STOCK AND IMMUNOTHERAPY OPTIONS

    As soon as practicable after the Effective Time, ANTIVIRALS and IMMUNOTHERAPY shall jointly submit to ChaseMellon Shareholder Services, LLC (the "Exchange Agent") an instruction letter including a list of the names and other information relating to IMMUNOTHERAPY Shareholders who have delivered the certificates representing all IMMUNOTHERAPY Stock held by such IMMUNOTHERAPY shareholders to ANTIVIRALS and for which such holders are not entitled to claim dissenters' rights and which shareholders have delivered a Lock-up Agreement in accordance with the requirements of the Merger Agreement. As soon as reasonably practicable following the Effective Time, ANTIVIRALS shall cause the Exchange Agent to deliver to each such IMMUNOTHERAPY shareholder, in exchange for the IMMUNOTHERAPY stock held by such IMMUNOTHERAPY shareholder, a certificate or certificates representing the number of whole shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants into which the shares of IMMUNOTHERAPY Stock so surrendered shall have been converted by the Merger and the cash payment in lieu of a fractional share of ANTIVIRALS Common Stock, if any, to which such IMMUNOTHERAPY shareholder shall be entitled. As soon as is reasonably practicable following the Effective Time, ANTIVIRALS shall deliver stock option grant documents to holders of each Option to purchase IMMUNOTHERAPY Common Shares outstanding immediately prior to the Effective Time who are entitled to receive options to purchase shares of ANTIVIRALS Common Stock by reason of the conversion of the IMMUNOTHERAPY Options in connection with the Merger.

ESCROW OF ANTIVIRALS COMMON STOCK

    The Merger Agreement provides that ANTIVIRALS will withhold from certain IMMUNOTHERAPY Shareholders, including the Lillard Group, a number of shares of ANTIVIRALS Common Stock equal to fifteen percent (15%) of the aggregate number of shares of ANTIVIRALS Common Stock to be received by all holders of IMMUNOTHERAPY Stock upon consummation of the Merger (the "Escrow Shares"). The Escrow Shares will be held by an Escrow Agent for a period, that, absent unresolved claims, will end on the first anniversary of the Closing Date. Subject to certain limitations set forth in the Merger Agreement, the Escrow Shares will be subject to claims by ANTIVIRALS to reimburse ANTIVIRALS for claims and liabilities incurred by ANTIVIRALS with respect to and arising from the breach of any warranty or any inaccuracy of any representation made by IMMUNOTHERAPY in the Merger Agreement or the breach of any covenant or agreement made by IMMUNOTHERAPY in the Merger Agreement. For this purpose, the Escrow Shares will be deemed to have a value per share equal to the average closing price of the ANTIVIRALS Common Stock as traded on Nasdaq during the ten (10) trading days prior to the date of delivery of the Escrow Shares to ANTIVIRALS. The specific terms and conditions relating to the Escrow Shares are more specifically set forth in an escrow agreement to be executed at the Closing (the "Escrow Agreement"). See "THE MERGER--Escrow of ANTIVIRALS Common Stock," and "RISK FACTORS--Escrow Shares."

QUOTATION OF ANTIVIRALS COMMON STOCK AND ANTIVIRALS WARRANTS ON NASDAQ NATIONAL
  MARKET

    In the Merger Agreement, ANTIVIRALS has agreed to use all reasonable efforts to (i) register under the Securities Act the shares of ANTIVIRALS Common Stock to be issued pursuant to the Merger Agreement, and the shares of ANTIVIRALS Common Stock to be issued in connection with the exercise of the ANTIVIRALS Warrants and under IMMUNOTHERAPY's 1997 Stock Option Plan; (ii) cause such shares of ANTIVIRALS Common Stock to be quoted for trading on the Nasdaq National Market; and (iii) cause ANTIVIRALS warrants to be quoted for trading on the Nasdaq National Market not more than six months after the Effective Date of the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains various representations and warranties of the parties thereto. The Merger Agreement includes representations and warranties of IMMUNOTHERAPY as to (a) the corporate organization and existence of IMMUNOTHERAPY, (b) the authority of IMMUNOTHERAPY to enter into the Merger Agreement in the absence of the need for governmental or third-party consents to the Merger, (c) the capitalization of IMMUNOTHERAPY, (d) the lack of subsidiaries of IMMUNOTHERAPY, (e) the accuracy of IMMUNOTHERAPY's financial statements and the absence of additional liabilities, (f) leases and titles to IMMUNOTHERAPY's real and personal property, (g) the absence of certain changes and events, (h) the accuracy of IMMUNOTHERAPY's financial statements as they relate to IMMUNOTHERAPY's indebtedness, (i) the absence of guarantees and suretyship, (j) the absence of undisclosed liabilities, (k) payment of taxes, (l) IMMUNOTHERAPY's fixed assets, (m) IMMUNOTHERAPY's material contracts, (n) ownership and rights to use intellectual property (o) IMMUNOTHERAPY's insurance, (p) licenses, permits and authorizations used by IMMUNOTHERAPY in the conduct of its business, (q) litigation to which IMMUNOTHERAPY is a party, (r) compliance with applicable laws, (s) employees,
(t) the terms, existence, operations, liabilities and compliance with applicable laws of IMMUNOTHERAPY's employee benefit plans and certain other matters relating to the Employment Retirement Income Security Act of 1974, as amended,
(u) IMMUNOTHERAPY's bank accounts and powers of attorney, (v) labor matters, (w) the absence of questionable payments and other commercial practices, (x) the absence of brokers or finders retained by IMMUNOTHERAPY in connection with the Merger, (y) the absence of conflicts of interest, (z) books and records of IMMUNOTHERAPY, (aa) IMMUNOTHERAPY's compliance with laws relating to the environment and safety matters, (bb) IMMUNOTHERAPY's adherence to certain practices relating to confidentiality, and (cc) IMMUNOTHERAPY's full disclosure of all material facts and lack of omission in respect of the representations and warranties made in the Merger Agreement.

    The Merger Agreement also includes representations and warranties by ANTIVIRALS and Merger Sub as to (a) the corporate organization and existence of ANTIVIRALS and Merger Sub, (b) the authority of ANTIVIRALS and Merger Sub to enter into the Merger Agreement and the absence of the need for governmental or third-party consents to the Merger, (c) the absence of changes in ANTIVIRALS' financial condition, (d) the valid issuance of the Common Stock and Warrants to be issued by ANTIVIRALS in connection with the Merger, (e) the capitalization of Merger Sub, (f) the investment intent of ANTIVIRALS in acquiring the IMMUNOTHERAPY Stock as a result of the Merger, (g) the accuracy of ANTIVIRALS' financial statements, (h) the absence of brokers or finders retained by ANTIVIRALS in connection with the Merger, (i) the capitalization of ANTIVIRALS,
(j) the accuracy of ANTIVIRALS' reports filed with the Securities and Exchange Commission, (k) litigation to which ANTIVIRALS is a party, (l) the terms, existence, operations, liabilities and compliance with applicable laws of ANTIVIRALS' employee benefit plans and certain other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and (m) ANTIVIRALS' full disclosure of all material facts and lack of omission in respect of the representations and warranties made in the Merger Agreement.

BUSINESS OF IMMUNOTHERAPY PENDING THE MERGER

    IMMUNOTHERAPY has agreed that, prior to the Effective Time of the Merger, IMMUNOTHERAPY will operate diligently and only in the ordinary course of business and, without the prior written consent of ANTIVIRALS, will not:

        (a) cancel or permit any insurance of a material nature to lapse or terminate, unless renewed or replaced by similar coverage;

        (b) amend its Articles of Incorporation or Bylaws;

        (c) be in material default under any material contract, agreement, commitments or undertakings of any kind;

        (d) violate or fail to comply with any laws applicable to IMMUNOTHERAPY or IMMUNOTHERAPY's properties or business if the effect of the failure to so comply would have a material adverse effect on IMMUNOTHERAPY;

        (e) commit any of the following acts: the borrowing of any funds or the incurring of any liabilities except in the ordinary course of business; the payment of any obligations or liabilities, except as disclosed in its financial statements or incurred since the date of such financial statements in the ordinary course of business; the declaration of any dividends; the sale, transfer or disposal of any of its assets, properties or rights, except in the ordinary course of business; the entry into any agreement granting any preferential rights to purchase any of IMMUNOTHERAPY's assets, properties or rights, except in the ordinary course of business; the waiver of any rights of value without consideration, which would have a material adverse effect on IMMUNOTHERAPY; the making of any amendment or termination of any non-trade contract, agreement or license; the making of any arrangement or payment of any bonuses or special compensation to any present or former officers, directors or employees of IMMUNOTHERAPY; the increase in the compensation of any officers, directors or employees; the making of any capital expenditures in excess of $10,000, individually or in the aggregate; the entry into any material transaction other than in the ordinary course of business; experiencing any labor trouble which has a material adverse effect; be cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act of any other governmental agency; suffering any damages, destruction or losses which are material to IMMUNOTHERAPY's business; the failure to operate the business of IMMUNOTHERAPY in the ordinary course so as to preserve the business intact; the changing of any accounting methods or practices by IMMUNOTHERAPY which materially adversely affect its assets, liabilities or business; or the experiencing of any change in IMMUNOTHERAPY's condition, assets, liabilities, working capital reserves, earnings, business or prospects;

        (f) enter into any contract, agreement or other commitment which involves payment in excess of $1,000;

        (g) fail to maintain and repair any material amount of its assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

        (h) acquire, purchase or redeem any IMMUNOTHERAPY Stock;

        (i) issue or enter into any subscriptions, options, agreements or other binding commitments in respect to the issuance, transfer, sale, registration or encumbrance of any shares of IMMUNOTHERAPY Stock;

        (j) cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate the information concerning taxes set forth in the Merger Agreement or would have a material adverse effect on IMMUNOTHERAPY for any period prior to the Effective Time of the Merger; or

        (k) permit any affiliate to sell or reduce its risk relative to shares received by such affiliate until financial results covering at least thirty
    (30) days of post-Merger combined results have been published.

INTERIM FINANCING

    ANTIVIRALS has agreed, under the terms and conditions of a Loan Agreement (the "Loan Agreement"), to make certain advances to IMMUNOTHERAPY from time to time to pay certain current liabilities of IMMUNOTHERAPY pending the closing of the Merger, which advances, shall not exceed, in the aggregate, $1,075,000 plus the amounts of any contractual obligations with an outside vendor or provider of services approved by ANTIVIRALS and IMMUNOTHERAPY. Such advances bear interest at the rate of 9 1/2% per annum. As of July 31, 1998, the aggregate principal amount outstanding under the Loan Agreement was approximately $1,000,000. IMMUNOTHERAPY is obligated to repay the advances in one installment on April 30, 1999. In the event that IMMUNOTHERAPY defaults in the repayment of the advances and interest, as ANTIVIRALS' sole remedy for such default, IMMUNOTHERAPY shall issue to ANTIVIRALS, subject to certain required approvals, in exchange for the conversion of all amounts outstanding under the Loan Agreement a number of shares of Class B Preferred Stock equal to the aggregate dollar amount of principal and interest outstanding on April 30, 1999, divided by $1.0161235, which shares shall enjoy the same rights and privileges as IMMUNOTHERAPY's Class A Preferred Shares. ANTIVIRALS additionally shall have the right to designate and IMMUNOTHERAPY shall be required to appoint two designees of ANTIVIRALS to the Board of Directors of IMMUNOTHERAPY.

IRREVOCABLE PROXY

    Certain directors, officers and shareholders of IMMUNOTHERAPY owning or having the power to vote an aggregate of 7,593,213 shares of IMMUNOTHERAPY's Common Stock and representing approximately seventy percent (70%) of the outstanding shares of IMMUNOTHERAPY's Common Stock as of July 31, 1998, have given an irrevocable proxy to ANTIVIRALS to vote all of its shares of IMMUNOTHERAPY Common Stock for approval of the Merger Agreement and the Merger.

CONDITIONS; WAIVERS

    CONDITIONS TO THE OBLIGATIONS OF IMMUNOTHERAPY. The obligations of IMMUNOTHERAPY to effect the Merger are subject to the satisfaction or waiver of certain conditions, including the following:

        (i) IMMUNOTHERAPY shall not have discovered any material error, misstatement or omission in the representation and warranties made by ANTIVIRALS and Merger Sub in the Merger Agreement, ANTIVIRALS' and Merger Sub's representations and warranties in the Merger Agreement shall be true in all material respects on the Closing Date and IMMUNOTHERAPY shall have received a certificate of the Presidents of ANTIVIRALS and Merger Sub, respectively, to that effect,

        (ii) ANTIVIRALS shall have executed and delivered to IMMUNOTHERAPY the Escrow Agreement,

       (iii) IMMUNOTHERAPY shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, dated the Closing Date, in a form reasonably satisfactory to IMMUNOTHERAPY,

        (iv) ANTIVIRALS shall have executed and delivered an employment agreement to Jeffrey L. Lillard, and a letter to James Baxendale confirming the payment by ANTIVIRALS of certain obligations arising under an Employment Agreement between IMMUNOTHERAPY and Mr. Baxendale, together with the issuance by ANTIVIRALS of certain stock options to Mr. Baxendale,

        (v) the Merger Agreement, the Merger and the transactions contemplated thereby shall have been approved by the requisite vote of IMMUNOTHERAPY's shareholders in accordance with the California Corporations Code and IMMUNOTHERAPY's Articles of Incorporation and Bylaws,

        (vi) the Merger Agreement, the Merger, the Issuance and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of ANTIVIRALS' shareholders in accordance with the Oregon Business Corporation Act and ANTIVIRALS' Articles of Incorporation and Bylaws, and IMMUNOTHERAPY shall have received a certificate from the Secretary of ANTIVIRALS to that effect,

       (vii) a registration statement in respect of the ANTIVIRALS Stock to be issued in connection with the Merger shall have been declared effective and no stop order relating to the same shall have been received, and

      (viii) ANTIVIRALS shall not have suffered any material adverse change in its business, properties or operations since September 30, 1997.

    CONDITIONS TO THE OBLIGATIONS OF ANTIVIRALS AND MERGER SUB. The respective obligations of ANTIVIRALS and Merger Sub to effect the Merger or subject to the satisfaction or waiver of the following additional conditions:

        (i) ANTIVIRALS and Merger Sub shall not have discovered any material error, misstatement or omission in the representations and warranties made by IMMUNOTHERAPY in the Merger Agreement and IMMUNOTHERAPY shall have conformed and complied with all material agreements required by the Merger Agreement required to be conformed or complied with by IMMUNOTHERAPY at or prior to the Closing,

        (ii) ANTIVIRALS shall have received an opinion of Tonkon Torp LLP, dated the Closing Date, in a form reasonably satisfactory to ANTIVIRALS,

       (iii) there shall have occurred no casualty to any facility, property or equipment owned or used by IMMUNOTHERAPY which is materially adverse and significant to the business, financial condition or operations of IMMUNOTHERAPY,

        (iv) ANTIVIRALS shall have received a Certificate of Existence from the California Secretary of State and a Tax Clearance Certificate from the California Franchise Tax Board, a Certificate duly signed by an officer of IMMUNOTHERAPY, dated the Closing Date, certifying that all representations and warranties of IMMUNOTHERAPY were true and correct in all material respects when made and as of the Closing Date and that all the respective covenants, agreements, obligations and conditions of IMMUNOTHERAPY to have been performed as of or prior to the Closing have been fully performed and complied with, a Certificate signed by the Secretary of IMMUNOTHERAPY as to incumbency and authorizing resolutions, consents to assignments of certain agreements, licenses and/or permits, and a schedule listing the aggregate price paid by IMMUNOTHERAPY shareholders and received by IMMUNOTHERAPY for the shares of IMMUNOTHERAPY's stock held by IMMUNOTHERAPY shareholders or, if different, their basis in such shares,

        (v) ANTIVIRALS shall have received UCC Termination Statements executed by persons having any security interest, lien, claim or other encumbrances or adverse interests in or on any assets of IMMUNOTHERAPY,

        (vi) there shall have been no change in the business, financial condition or results of operations of IMMUNOTHERAPY since February 2, 1998, which has had a material adverse effect or could reasonably be expected to have a material adverse effect,

       (vii) the Merger Agreement, the Merger and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the shareholders of IMMUNOTHERAPY in accordance with the California Corporation Code and IMMUNOTHERAPY's Articles of Incorporation and Bylaws, ANTIVIRALS shall have received a Certificate of the Secretary of IMMUNOTHERAPY to that effect and holders of no more than three percent (3%) of the shares of IMMUNOTHERAPY Stock shall be entitled to claim dissenter's rights under Chapter 13 of the California Corporation Code with respect to such shares,

      (viii) the Merger Agreement, the Merger and the issuance and other transactions contemplated thereby shall have been approved and adopted by the ANTIVIRALS Shareholders in accordance with the Oregon Business Corporation Act and ANTIVIRALS' Restated Certificate of Incorporation and Restated Bylaws,

        (ix) a registration statement in respect of the ANTIVIRALS Stock to be issued in connection with the Merger shall have been declared effective and no stop order shall have been received with respect thereto,

        (x) ANTIVIRALS shall have received the Escrow Agreement,

        (xi) ANTIVIRALS shall have received a Lock-Up Agreement in a form acceptable to ANTIVIRALS from each IMMUNOTHERAPY Shareholder,

       (xii) Jeffrey L. Lillard shall have executed and delivered to ANTIVIRALS an Employment Agreement and James Baxendale shall have executed and delivered to IMMUNOTHERAPY an Employment Agreement, and

      (xiii) prior to the meeting of the Shareholders of ANTIVIRALS to vote upon the Merger Agreement, the Merger and the Issuance, Dong Il Kwon and Dong Kook Pharmaceutical Co., Ltd. shall have executed and delivered to ANTIVIRALS an undertaking waiving any right of first refusal or other similar rights to license IMMUNOTHERAPY products in markets other than the Korean Peninsula.

    CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of IMMUNOTHERAPY, ANTIVIRALS and Merger Sub to effect the Merger are subject to the satisfaction of waiver of certain conditions, including the condition that no litigation which challenges the consummation of the transactions contemplated in the Merger Agreement or which seeks to enjoin any of the transactions contemplated therein shall have been instituted or threatened against any party to the Merger Agreement.

TERMINATION; AMENDMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, before or after approval by the Shareholders of IMMUNOTHERAPY and ANTIVIRALS, by mutual consent of the Boards of Directors of ANTIVIRALS, Merger Sub and IMMUNOTHERAPY. The Merger Agreement may also be terminated: (i) by the Board of Directors of ANTIVIRALS if any condition to the obligation of ANTIVIRALS or Merger Sub under the Merger Agreement to be complied with or performed by IMMUNOTHERAPY at or before the Closing shall not have been complied with or performed at the time required for compliance or performance and such noncompliance or nonperformance shall not have been waived by ANTIVIRALS; (ii) by the Board of Directors of IMMUNOTHERAPY if any condition to the obligation of IMMUNOTHERAPY under the Merger Agreement to be complied with or performed by ANTIVIRALS or Merger Sub at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by IMMUNOTHERAPY; or (iii) by either the Board of Directors of IMMUNOTHERAPY or ANTIVIRALS if the Closing shall not have been consummated on or before August 15, 1998.

INDEMNIFICATION

    Certain holders of IMMUNOTHERAPY Common Stock, including the Lillard Group, have agreed to indemnify and hold harmless ANTIVIRALS and Merger Sub from and against all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from the breach of any warranty or any inaccuracy of any representation made by IMMUNOTHERAPY in the Merger Agreement or the breach of any covenant or agreement made by IMMUNOTHERAPY in the Merger Agreement. The Merger Agreement provides that ANTIVIRALS shall not be permitted to enforce any claim for indemnification which is less than $10,000 in value until the aggregate of all claims for indemnification exceed $50,000. ANTIVIRALS' recourse is limited to the total value of the Escrow Shares. ANTIVIRALS has agreed to indemnify and hold harmless IMMUNOTHERAPY in respect to all Claims and Liabilities with respect to or arising from the breach of any warranty or any inaccuracy of any representation made by ANTIVIRALS or Merger Sub or the breach of any covenant or agreement made by ANTIVIRALS or Merger Sub in the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    GENERAL. The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of IMMUNOTHERAPY Stock and IMMUNOTHERAPY Options, and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Merger. This section reflects the tax opinion of Ater Wynne, LLP, which will be delivered to IMMUNOTHERAPY in connection with the Merger and will be filed as an exhibit to a supplement to the Registration Statement of which this Joint Proxy Statement/Prospectus is a part (the "Tax Opinion").

    The Tax Opinion includes an opinion to the effect that the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), that each of ANTIVIRALS, ANTIVIRALS Acquisition Corporation and IMMUNOTHERAPY will be a party to the reorganization within the meaning of Section 368(d) of the Code, and that no income, gain or loss will be recognized by the IMMUNOTHERAPY Shareholders as a result of the Merger with respect to the outstanding IMMUNOTHERAPY Stock converted into ANTIVIRALS Common Stock and ANTIVIRALS Warrants (except (i) an amount that does not exceed any cash received as a result of exercising dissenters' rights, (ii) an amount arising as a result of the return of the Escrowed Shares to ANTIVIRALS, and (iii) an amount that does not exceed any cash received in lieu of fractional shares). The Tax Opinion is based on certain assumptions, including the assumption that the Merger will take place as described in the Merger Agreement, and is subject to certain limitations and qualifications. The Tax Opinion is also based on the assumption that certain factual matters represented by ANTIVIRALS, Merger Sub, IMMUNOTHERAPY and others will be true and correct on the Effective Time of the Merger, which representations tax counsel will neither investigate nor verify.

    IMMUNOTHERAPY SHAREHOLDERS AND OPTION HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

    Subject to the limitations, qualifications and assumptions described herein and in the Tax Opinion, the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, and the following federal income tax consequences will result:

        (a) No income, gain, or loss will be recognized by holders of the IMMUNOTHERAPY Stock upon their receipt in the Merger of ANTIVIRALS Common Stock and ANTIVIRALS Warrants in exchange therefor (except (i) an amount that does not exceed any cash received as a result of exercising dissenters' rights, (ii) an amount arising as a result of the return of the Escrowed Shares to ANTIVIRALS, and (iii) an amount that does not exceed any cash received in lieu of fractional shares);

        (b) The aggregate tax basis of the ANTIVIRALS Common Stock and ANTIVIRALS Warrants received by IMMUNOTHERAPY Shareholders in the Merger will be the same as the aggregate tax basis of IMMUNOTHERAPY Stock surrendered in exchange therefor, reduced by the amount allocable to fractional shares for which cash is received; and

        (c) The holding period of the ANTIVIRALS Common Stock and ANTIVIRALS Warrants received by each IMMUNOTHERAPY Shareholder in the Merger will include the period for which the IMMUNOTHERAPY Stock surrendered in exchange therefor was considered to be held, provided that the IMMUNOTHERAPY Stock so surrendered is held as a capital asset at the time of the Merger.

    Neither ANTIVIRALS nor IMMUNOTHERAPY has requested or will request a ruling from the Internal Revenue Service ("IRS") with regard to any of the U.S. federal income tax consequences of the Merger. A successful IRS challenge to the "reorganization" status of the Merger would result in an IMMUNOTHERAPY shareholder recognizing income, gain or loss with respect to each share of IMMUNOTHERAPY Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, at the Effective Time of the Merger, of the ANTIVIRALS Common Stock and ANTIVIRALS Warrants received in exchange therefor. In such event, a shareholder's aggregate basis in the ANTIVIRALS Common Stock and ANTIVIRALS Warrants so received would equal its fair market value, and the holding period for such stock and warrants would begin the day after the Merger.

TAX TREATMENT OF IMMUNOTHERAPY OPTIONS

    GENERAL. The following discussion summarizes the tax treatment of holders of IMMUNOTHERAPY Options in the Merger. The tax treatment of the holders of IMMUNOTHERAPY Options is highly complex and depends, in part, on an individual holder's personal situation. The discussion set forth below is quite general and does not address all of the federal income tax issues that might apply to every holder of an IMMUNOTHERAPY Option. Holders of IMMUNOTHERAPY Options are strongly urged to consult their own tax advisors regarding the federal income tax consequences of the Merger on the IMMUNOTHERAPY Options.

    TREATMENT OF HOLDERS OF IMMUNOTHERAPY OPTIONS WHO RECEIVE ANTIVIRALS OPTIONS. Holders of IMMUNOTHERAPY nonqualified stock options ("NQOs") who receive ANTIVIRALS NQOs in the Merger in exchange for their IMMUNOTHERAPY NQOs should not recognize taxable income as a result of the exchange.

    The foregoing discussion is intended only as a summary of certain federal income tax consequences of the Merger and does not purport to be a complete analysis or listing of all potential tax effects relevant to a decision whether to vote in favor of approval and adoption of the Merger Agreement and the Merger. The discussion does not address the tax consequences that may be relevant to a particular IMMUNOTHERAPY shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, non-United States persons, and certain shareholders subject to the alternative minimum tax provisions of the code, nor does it address any consequences arising under the laws of any state, locality or foreign jurisdiction or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation, transactions in which shares of IMMUNOTHERAPY stock are acquired or in which shares of ANTIVIRALS Common Stock or ANTIVIRALS Warrants are disposed. Moreover, the discussion is based upon the Code, treasury regulations thereunder and administrative rulings and court decisions as of the date hereof. All of the foregoing are subject to change (which change could be retroactive), and any such change could affect the continuing validity of this discussion. IMMUNOTHERAPY shareholders should be aware that opinions of counsel are not binding on the IRS or any court; if the Merger fails to qualify as a tax-free reorganization, it would be treated for federal income tax purposes as a taxable sale or exchange by the IMMUNOTHERAPY Shareholders of their IMMUNOTHERAPY Stock. IMMUNOTHERAPY Shareholders are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Merger to them.

RESALE OF ANTIVIRALS COMMON STOCK OR ANTIVIRALS WARRANTS ISSUED IN THE MERGER;
  AFFILIATES

    The ANTIVIRALS Common Stock to be issued to IMMUNOTHERAPY Shareholders in connection with the Merger will be fully transferable under the Securities Act, except that every IMMUNOTHERAPY Shareholder is required to execute and deliver to ANTIVIRALS a Lock-up Agreement as a condition to ANTIVIRALS' obligations under the Merger Agreement. Under the terms of the Lock-up Agreement to be delivered by each IMMUNOTHERAPY Shareholder at the Closing, each shareholder will agree not to sell, pledge, transfer or otherwise dispose of any shares of the ANTIVIRALS Common Stock and ANTIVIRALS Warrants which they receive in connection with the Merger for a period of two years after the Effective Date of the Merger. Notwithstanding the Lock-up Agreements, ANTIVIRALS has agreed to release from the operation of the Lock-up Agreements an aggregate of 210,000 shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants issued to IMMUNOTHERAPY shareholders by reason of the Merger six months after the Effective Date of the Merger. For purposes of allocating this release among the IMMUNOTHERAPY shareholders, that number of shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants shall be released equal to fifty percent (50%) of the shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants received by IMMUNOTHERAPY shareholders by reason of the conversion of shares of IMMUNOTHERAPY Preferred Stock in connection with the Merger. The balance of the shares and warrants to be released shall be allocated ratably among all IMMUNOTHERAPY Shareholders, other than the Lillard Group, based on their holdings of ANTIVIRALS Common Stock and ANTIVIRALS Warrants arising from the conversion of shares of IMMUNOTHERAPY Common Stock in connection with the Merger. One year after the Effective Date of the Merger, ANTIVIRALS shall release from the operation of the Lock-up Agreement
(i) an aggregate number of shares of ANTIVIRALS Common Stock issued to IMMUNOTHERAPY Shareholders in connection with the Merger equal to the remainder of 840,000 minus that number of shares of ANTIVIRALS Common Stock released to ANTIVIRALS under the terms of the Escrow Agreement or which are subject to pending claims thereunder, and (ii) an aggregate number of ANTIVIRALS warrants equal to 840,000. For purposes of allocating such shares and warrants among the IMMUNOTHERAPY Shareholders, that number of shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants shall be released equal to fifty percent (50%) of the shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants received by IMMUNOTHERAPY Shareholders by reason of the conversion of IMMUNOTHERAPY Preferred Stock in connection with the Merger. The balance of the shares of ANTIVIRALS Common Stock and ANTIVIRALS Warrants to be released shall be allocated ratably among all remaining former IMMUNOTHERAPY Shareholders, other than the Lillard Group, based on their respective holdings of ANTIVIRALS Common Stock and ANTIVIRALS Warrants arising from the conversion of shares of IMMUNOTHERAPY Common and Preferred Stock in connection with the Merger.

    In addition, any person deemed to be an affiliate of IMMUNOTHERAPY for purposes of Rule 145 under the Securities Act at the Effective Time may not sell their IMMUNOTHERAPY Common Stock acquired in connection with the Merger, except pursuant to an effective Registration Statement under the Securities Act covering such shares, or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act.

    The ANTIVIRALS Warrants to be issued to IMMUNOTHERAPY Shareholders in connection with the Merger also are subject to the terms of a Warrant Agreement between ANTIVIRALS and the IMMUNOTHERAPY Shareholders which places restrictions on the transfer of the ANTIVIRALS Warrants. It is anticipated that such restrictions will be removed when the ANTIVIRALS Warrants become trading warrants. ANTIVIRALS has agreed to use all commercially reasonable efforts to cause a registration statement with respect to the issuance of ANTIVIRALS Common Stock underlying the ANTIVIRALS Warrants under the Securities Act to be filed and to become and remain effective in anticipation of and prior to the exercise of the ANTIVIRALS Warrants. ANTIVIRALS has also agreed to use all commercially reasonable efforts to cause the Warrants to be quoted for trading on the Nasdaq National Market System no later than six months after the Effective Date of the Merger.

ACCOUNTING TREATMENT

    It is expected that the Merger will be treated as a purchase for accounting and financial reporting purposes.

MANAGEMENT AND OPERATIONS OF IMMUNOTHERAPY AFTER THE MERGER

    After the Merger, the Articles of Incorporation and Bylaws of Merger Sub will be the Articles of Incorporation and Bylaws of the surviving corporation and Merger Sub will operate as a wholly-owned subsidiary and separate business unit of ANTIVIRALS. After the Merger, the business of IMMUNOTHERAPY will have access to resources generally available to ANTIVIRALS' business units, will participate in appropriate activities with ANTIVIRALS' other business units and will operate under the direction and guidance of ANTIVIRALS' senior management and the ANTIVIRALS' and Merger Sub's Boards of Directors.

EXPENSES AND FEES

    ANTIVIRALS and IMMUNOTHERAPY will each pay their own expenses in connection with the Merger. ANTIVIRALS, however, has agreed to loan certain funds to IMMUNOTHERAPY prior to the Closing, which funds will be used, in part, to pay certain expenses incurred by IMMUNOTHERAPY in connection with the Merger.

RIGHTS OF DISSENTING IMMUNOTHERAPY SHAREHOLDERS

    The rights of IMMUNOTHERAPY Shareholders who dissent in connection with the Merger are governed by specific legal provisions contained in Chapter 13 (Section 1300--1312) of the California Corporations Code. The following is a brief summary of the rights of IMMUNOTHERAPY Shareholders who dissent from the Merger. It is qualified in its entirety by reference to the applicable statutory provisions of the Corporations Code attached hereto as Annex J.

    If the Merger is consummated, holders of record of IMMUNOTHERAPY Common and Preferred Stock who (a) deliver to IMMUNOTHERAPY written demand for the repurchase of their shares within 30 days after the date on which IMMUNOTHERAPY mailed to the shareholder the notice of approval of the Merger by IMMUNOTHERAPY's outstanding shares, (b) refrain from voting in favor of the Merger, and (c) comply with the provisions of Sections 1300 through 1312 of the Corporations Code, will then be entitled to have the "fair market value" of their shares, determined as of the day before the first announcement of the terms of the proposed Merger, paid to them in cash.

    The following is a brief summary of Sections 1300 through 1312 of the Corporations Code, which sets forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Sections 1300 through 1312 of the Corporations Code, the text of which is attached hereto in Annex J.

    If the Merger is approved and consummated, those Shareholders of IMMUNOTHERAPY who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair market value" in cash for their shares of IMMUNOTHERAPY Stock. Pursuant to Section 1300 of the Corporations Code, such "fair market value" means the value of the IMMUNOTHERAPY shares as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger, but adjusted for any stock split, reverse stock split or share dividend which becomes effective after the Merger.

    If any shareholder has the right to exercise dissenters' rights, IMMUNOTHERAPY must, within ten (10) days after approval of the Merger by the outstanding shares, deliver to all such Shareholders: notice of the approval of the Merger accompanied by a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the Corporations Code; a statement of the price determined by IMMUNOTHERAPY to represent the "fair market value" of the dissenting shares; and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's dissenters' right under the Corporations Code (the "Dissenters' Notice").

    A shareholder who elects to exercise his or her dissenters' rights must deliver to IMMUNOTHERAPY, within thirty (30) days after the date on which the Dissenters' Notice was mailed to the shareholder, written demand for the purchase of the shares and payment in cash of their fair market value, and the share certificate or certificates, and must not have voted his or her shares in favor of the Merger. The written demand must contain a statement of the number and class of the shares held of record by the shareholder which the shareholder demands that IMMUNOTHERAPY purchase, and a statement of what the shareholder claims is the fair market value of those shares as of the day before the announcement of the Merger.

    If a shareholder fails to deliver the written demand for payment to IMMUNOTHERAPY within thirty (30) days after the date on which the Dissenters' Notice was mailed to the shareholder, or if the shareholder votes his or her shares in favor of the Merger, such shareholder will lose his or her dissenters' rights with respect to his or her shares.

    Within thirty (30) days after the later of consummation of the Merger or an agreement between IMMUNOTHERAPY and the dissenting shareholder as to the "fair market value" of the shares to be purchased, IMMUNOTHERAPY shall pay each shareholder cash in the amount of the "fair market value" of the shares to be repurchased plus statutory interest accrued from the date of the agreement as to the "fair market value" of the shares.

    If the shareholder and IMMUNOTHERAPY cannot agree on the "fair market value" of the shares to be repurchased, then within six (6) months after the date on which the Dissenters' Notice was mailed to the shareholder, the shareholder may file a complaint in the superior court of the proper county asking the court to determine the "fair market value" of the dissenting shares. The dissenter will be entitled to judgment for the amount that the court or an appraiser appointed by the court finds to be the "fair market value" of his or her shares.

    The Merger Agreement provides that it may be terminated by ANTIVIRALS in the event that more than three percent (3%) of the outstanding shares of IMMUNOTHERAPY Common Stock are dissenting shares.

                             CONFLICTS OF INTEREST

    IMMUNOTHERAPY BOARD OF DIRECTORS AND MANAGEMENT. As of the IMMUNOTHERAPY Record Date, non-employee directors of the IMMUNOTHERAPY Board beneficially owned or had the power to vote an aggregate of 3,011,463 shares of IMMUNOTHERAPY Common Stock, 80,000 shares of IMMUNOTHERAPY Preferred Stock and held vested options to acquire an aggregate of 340,000 shares of IMMUNOTHERAPY Common Stock, exercisable at $1.00 per share. See "STOCK OWNED BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an ANTIVIRALS Common Stock market value of $5.00 and an ANTIVIRALS Merger Warrant market value of $1.75, the aggregate dollar value of ANTIVIRALS Common Stock and Warrants to be received by these non-employee directors in respect of outstanding shares of IMMUNOTHERAPY Common and Preferred Stock would be approximately $3,703,722, without discount for the lack of trading market and other attributes of the ANTIVIRALS Warrants, representing approximately 25.8% of the aggregate consideration to be received by all holders of IMMUNOTHERAPY Common and Preferred Stock. Assuming an ANTIVIRALS Common Stock market value of $5.00, the aggregate dollar value of the options to acquire ANTIVIRALS Common Stock to be received by these non-employee directors in respect of outstanding options to acquire IMMUNOTHERAPY Common Stock would be approximately $61,625, representing approximately 39.2% of the aggregate consideration to be received by all holders of options to acquire shares of IMMUNOTHERAPY Common Stock.

    As of the IMMUNOTHERAPY Record Date, the executive officers employees of IMMUNOTHERAPY beneficially owned an aggregate of 3,536,950 shares of IMMUNOTHERAPY Common Stock, zero shares of IMMUNOTHERAPY Preferred Stock and held vested options to acquire an aggregate of 191,700 shares of IMMUNOTHERAPY Common Stock, exercisable at $1.00 per share. See "STOCK OWNED BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL SHAREHOLDERS." Assuming an ANTIVIRALS market value of $5.00 and an ANTIVIRALS Merger Warrant market value of $1.75, the aggregate dollar value of ANTIVIRALS Common Stock and Warrants to be received by these executive officers in respect of outstanding shares of IMMUNOTHERAPY Common and Preferred Stock would be approximately $4,161,080, without discount for the lack of trading market and other attributes of the ANTIVIRALS Warrants, representing approximately 28.9% of the aggregate consideration to be received by all holders of IMMUNOTHERAPY Common Stock. Pursuant to the Merger Agreement, all outstanding options to acquire shares of IMMUNOTHERAPY Common Stock, including those held by the executive officers of IMMUNOTHERAPY, will be converted into options to purchase shares of ANTIVIRALS Common Stock. Assuming an ANTIVIRALS market value of $5.00, the aggregate dollar value of the options to acquire ANTIVIRALS Common Stock to be received by these executive officers in respect of outstanding options to acquire shares of IMMUNOTHERAPY Common Stock would be approximately $34,746, representing approximately 22.1% of the aggregate consideration to be received by all holders of options to acquire shares of IMMUNOTHERAPY Common and Preferred Stock.

    Upon closing of the Merger, Jeffrey L. Lillard, Managing Officer and a director of IMMUNOTHERAPY and the largest holder of IMMUNOTHERAPY Common Stock, and Dr. Bruce Carter, a director of IMMUNOTHERAPY, will be appointed as members of the ANTIVIRALS Board. After the Effective Time, Mr. Lillard will be employed by ANTIVIRALS under the terms of an employment agreement.

    Under the terms of the proposed employment agreement, Mr. Lillard will be paid an annual base salary of $125,000. The employment agreement also provides for the payment to Mr. Lillard of one additional year of base salary and for the immediate and full vesting of all options granted to him under

ANTIVIRALS' stock incentive plans in the event of the termination of his employment by ANTIVIRALS for reasons other than cause, or upon his termination upon a change in control of ANTIVIRALS. In addition, the employment agreement prevents Mr. Lillard from competing with ANTIVIRALS for a period of two years following the termination of his employment for any reason.

    Proximate to the Closing Date, ANTIVIRALS intends to loan approximately $450,000 to Mr. Lillard. The purpose of this loan is to assist Mr. Lillard with his relocation to Portland, Oregon. This loan will (i) be full recourse, (ii) bear interest at the rate of nine and one-half percent (9 1/2%) per annum, (iii) be secured by a mortgage on Mr. Lillard's residence and guaranteed by Mr. Matthew L. Lillard, and (iv) be due March 31, 1999.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1998

                                                              HISTORICAL                        PRO FORMA
                                                     ----------------------------  -----------------------------------
                                                     ANTIVIRALS    IMMUNOTHERAPY   ADJUSTMENTS         COMBINED
                                                     -----------  ---------------  -----------  ----------------------

                                                        ASSETS
                                                                                                        Current assets
  Cash and cash equivalents........................  $15,790,550    $    12,286     $(807,799)         a.  $14,995,037
  Prepaid expenses and other current assets........      549,260         13,422      (548,942)         b.       13,740
  Note receivable from stockholder.................      --               7,403                                  7,403
                                                     -----------  ---------------  -----------             -----------
    Total current assets...........................   16,339,810         33,111    (1,356,741)              15,016,180
Property and equipment
  Laboratory equipment.............................      891,505        --                                     891,505
  Office equipment.................................      194,935         28,431                                223,366
  Leasehold improvements...........................    1,618,378        --                                   1,618,378
                                                     -----------  ---------------  -----------             -----------
    Total..........................................    2,704,818         28,431        --                    2,733,249
  Less: accumulated depreciation and
    amortization...................................   (2,301,158)       (15,779)                            (2,316,937)
                                                     -----------  ---------------  -----------             -----------
Property and equipment, net........................      403,660         12,652        --                      416,312
Other assets
  Patent costs, net................................      560,825        --                                     560,825
  Deferred acquisition costs.......................      192,201        --           (192,201)         a.      --
  Other............................................       29,847        --                                      29,847
                                                     -----------  ---------------  -----------             -----------
    Total other assets.............................      782,873        --           (192,201)                 590,672
                                                     -----------  ---------------  -----------             -----------
    Total assets...................................  $17,526,343    $    45,763    ($1,548,942)            $16,023,164
                                                     -----------  ---------------  -----------             -----------
                                                     -----------  ---------------  -----------             -----------

                                         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable.................................  $   302,189    $   147,846                            $   450,035
  Accrued liabilities..............................      179,247         95,604                                274,851
  Deferred compensation............................      --             214,550                                214,550
  Current portion of notes payable.................      --             548,942      (548,942)         b.      --
                                                     -----------  ---------------  -----------             -----------
    Total current liabilities......................      481,436      1,006,942      (548,942)                 939,436
Long-term portion of notes payable to related
  parties..........................................      --              10,000        --                       10,000
Shareholders' equity (deficit)
  Preferred stock..................................      --           1,391,364    (1,391,364)                 --
  Common stock at par..............................        1,116      1,473,200    (1,472,990)         c.        1,326
  Additional paid-in capital.......................   34,510,122        --         17,599,790          d.   52,109,912
  Deficit accumulated during the development
    stage..........................................  (17,466,331)    (3,835,743)   (15,735,436)        e.  (37,037,510)
                                                     -----------  ---------------  -----------             -----------
    Total shareholders' (deficit) equity...........   17,044,907       (971,179)   (1,000,000)              15,073,728
                                                     -----------  ---------------  -----------             -----------
    Total liabilities and shareholders' (deficit)
      equity.......................................  $17,526,343    $    45,763    ($1,548,942)            $16,023,164
                                                     -----------  ---------------  -----------             -----------
                                                     -----------  ---------------  -----------             -----------
Ending number of common shares outstanding.........   11,158,951     10,868,000    (8,768,000)              13,258,951
Book value per common share........................         1.53          (0.09)                                  1.14

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          FOR YEARS ENDED DECEMBER 31

                                                                                                   HISTORICAL--
                                                                            HISTORICAL--ANTIVIRALS  IMMUNOTHERAPY
                                                                                    1997               1997
                                                                            --------------------  ---------------
Revenues from grants and research contracts...............................     $       14,345      $    --
Operating expenses:
  Research and development................................................          2,737,172            819,931
  General and administrative..............................................          1,282,214            503,154
                                                                                  -----------     ---------------
    Total operating expenses..............................................          4,019,386          1,323,085
                                                                                  -----------     ---------------
  Loss from operations....................................................         (4,005,041)        (1,323,085)
Other income (expense):
  Interest income.........................................................            508,675
  Interest expense........................................................           (119,624)            (1,408)
                                                                                  -----------     ---------------
    Total other income (expense)..........................................            389,051             (1,408)
                                                                                  -----------     ---------------
  Net loss................................................................     $   (3,615,990)     $  (1,324,493)
                                                                                  -----------     ---------------
                                                                                  -----------     ---------------
Weighted average number of common shares outstanding......................         10,078,962         10,449,000
Net loss per share--basic and diluted.....................................              (0.36)             (0.13)

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          FOR YEARS ENDED DECEMBER 31

                                                                     PROFORMA--ADJUSTMENTS    PROFORMA--COMBINED
                                                                              1997                   1997
                                                                     ----------------------  --------------------
Revenues from grants and research contracts........................                             $       14,345
Operating expenses:
  Research and development.........................................                                  3,557,103
  General and administrative.......................................                                  1,785,368
                                                                                                   -----------
    Total operating expenses.......................................                                  5,342,471
                                                                                                   -----------
  Loss from operations.............................................                                 (5,328,126)
Other income (expense):
  Interest income..................................................                                    508,675
  Interest expense.................................................                                   (121,032)
                                                                                                   -----------
    Total other income (expense)...................................                                    387,643
                                                                                                   -----------
  Net loss.........................................................      $                      $   (4,940,483)
                                                                            -----------            -----------
                                                                            -----------            -----------
Weighted average number of common shares outstanding...............          (8,349,000)            12,178,962
Net loss per share--basic and diluted..............................                                      (0.41)

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     FOR THREE MONTHS ENDED MARCH 31, 1998

                                                                 HISTORICAL                    PRO FORMA
                                                       ------------------------------  --------------------------
                                                        ANTIVIRALS     IMMUNOTHERAPY   ADJUSTMENTS    COMBINED
                                                       -------------  ---------------  -----------  -------------
Revenues from grants and research contracts..........  $       5,650   $    --                      $       5,650
Operating expenses:
  Research and development...........................      1,294,264         120,382                    1,414,646
  General and administrative.........................        306,965          92,984                      399,949
                                                       -------------  ---------------               -------------
    Total operating expenses.........................      1,601,229         213,366       --           1,814,595
                                                       -------------  ---------------  -----------  -------------
  Loss from operations...............................     (1,595,579)       (213,366)      --          (1,808,945)
Other income (expense):
  Interest income, net...............................        170,721           1,000                      171,721
                                                       -------------  ---------------               -------------
    Total other income (expense).....................        170,721           1,000       --             171,721
                                                       -------------  ---------------               -------------
  Net loss...........................................  $  (1,424,858)  $    (212,366)  $   --       $  (1,637,224)
                                                       -------------  ---------------  -----------  -------------
                                                       -------------  ---------------  -----------  -------------
Weighted average number of common shares
  outstanding........................................     11,147,840      10,868,000    (8,768,000)    13,247,840
Net loss per share--basic and diluted................          (0.13)          (0.02)                       (0.12)

   See accompanying notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED

                         CONDENSED FINANCIAL STATEMENTS

NOTE 1.--BASIS OF PRESENTATION

    The accompanying unaudited pro forma financial statements have been prepared to present the effect of the acquisition by ANTIVIRALS of IMMUNOTHERAPY. The pro forma financial statements have been prepared based upon the historical financial statements of ANTIVIRALS and IMMUNOTHERAPY as if the acquisition had occurred at March 31, 1998, and at the beginning of the respective periods.

    The Pro Forma Consolidated Statements of Operations were prepared without the impact of the estimated write-off of acquired in-process research and development of $19,600,000, related to the purchase of IMMUNOTHERAPY, as described in this Joint Proxy Statement/Prospectus. Such amounts were not included, as the write-off would not have an on-going effect on normal operations of ANTIVIRALS.

    The Pro Forma Consolidated Statements of Operations may not be indicative of the results of operations that actually would have occurred if the transactions had been in effect as of the beginning of the respective periods nor do they purport to indicate the results of future operations of ANTIVIRALS. The pro forma financial statements should be read in conjunction with the financial statements and notes thereto included in ANTIVIRALS' 1997 Form 10-KSB and the audited financial statements and notes for IMMUNOTHERAPY included elsewhere in this Joint Proxy Statement/Prospectus. Management believes that all adjustments necessary to present fairly such pro forma financial statements have been made based on the terms and structure of the transaction.

NOTE 2.--PRO FORMA ADJUSTMENTS

a.         Assets as of March 31, 1998, were adjusted as follows:
           To record as purchase price merger costs incurred as of March 31, 1998.....  $  (192,201)
           To record estimated additional merger costs................................     (807,799)
                                                                                        -----------
                                                                                        $(1,000,000)
                                                                                        -----------
                                                                                        -----------
b.         To record elimination of Inter-company receivable and payable as of March
             31, 1998.................................................................  $  (548,942)
                                                                                        -----------
                                                                                        -----------
c.         Common stock as of March 31, 1998, was adjusted as follows:
           To record elimination of IMMUNOTHERAPY common stock........................  $(1,473,200)
           To record the par value of ANTIVIRALS common stock issued to IMMUNOTHERAPY
             shareholders (2,100,000 shares at $.0001 par value)......................          210
                                                                                        -----------
                                                                                        $(1,472,990)
                                                                                        -----------
                                                                                        -----------
d.         Additional paid-in capital as of March 31, 1998, was adjusted as follows:
           To record the estimated fair value of ANTIVIRALS common stock, warrants and options issued to IMMUNOTHERAPY shareholders.............................  $17,600,000
           Less: par value of ANTIVIRALS common stock issued to IMMUNOTHERAPY
             shareholders.............................................................         (210)
                                                                                        -----------
                                                                                        $17,599,790
                                                                                        -----------
                                                                                        -----------
e.         Deficit accumulated during the development stage as of March 31, 1998, was adjusted as follows:
           To eliminate IMMUNOTHERAPY deficit accumulated during the development stage....................................................................  $ 3,835,743
           To write off acquired in-process research and development..................  (19,571,179)
                                                                                        -----------
                                                                                        $(15,735,436)
                                                                                        -----------
                                                                                        -----------

                     NOTES TO UNAUDITED PRO FORMA COMBINED

NOTE 3.--PRO FORMA LOSS PER SHARE

    Basic earnings per share (EPS) and diluted EPS are computed using the methods prescribed by Statement of Financial Accounting Standard No. 128, EARNINGS PER SHARE (SFAS 128). Basic EPS is calculated using the weighted average number of common shares outstanding for the period and diluted EPS is computed using the weighted average number of common shares and dilutive common equivalent shares outstanding. The pro forma weighted average number of common shares outstanding assumes ANTIVIRALS issued the 2,100,000 shares of common stock at the beginning of the period. Given that the company is in a loss position, there is no difference between basic EPS and diluted EPS since the common stock equivalents would be antidilutive.

NOTE 4.--MERGER RELATED TRANSACTION COSTS AND WRITE-OFF OF ACQUIRED IN-PROCESS RESEARCH AND DEVELOPMENT

    ANTIVIRALS estimates that the entire purchase price of $19,600,000 will be allocated to in-process research and development. In the opinion of ANTIVIRALS management and the appraiser, the acquired research and development in process has not yet reached technological feasibility and has no alternative future use and, accordingly, will be charged to expense by ANTIVIRALS in the period the Merger becomes effective.

    The components of the purchase price include the estimated fair value of common stock $13,000,000; the estimated fair value of common stock warrants, $3,930,000; the estimated fair value of common stock options, $700,000; the assumption of estimated ITC net liabilities of $970,000; and estimated merger costs of $1,000,000.

    The Unaudited Pro Forma Combined Condensed Balance Sheets reflect these estimated transaction costs as if such costs were incurred as of March 31, 1998, but the effects of these costs are not reflected in the Unaudited Pro Forma Combined Condensed Statements of Operations.

                             BUSINESS OF ANTIVIRALS

GENERAL OVERVIEW

    ANTIVIRALS is a pioneer in the development of two platform technologies, antisense and drug delivery, to treat life-threatening diseases. ANTIVIRALS' innovative drug development program has a primary clinical focus on cancer and cardiovascular disease with two areas of near-term focus:

    - NEU-GENE antisense compounds for cancer and restenosis, and

    - CYTOPORTER drug delivery engines for enhanced delivery of FDA-approved drugs with delivery problems.

    The first application of ANTIVIRALS' antisense technology is designed to treat diseases involving cellular proliferation such as cancer, the cardiovascular disease called restenosis, and other proliferative disorders. ANTIVIRALS is currently in pre-clinical development with this multi-use compound and expects to file an Investigational New Drug Application ("IND") to begin clinical trials in the next year. ANTIVIRALS' first planned drug delivery products combine a novel CYTOPORTER delivery engine with two FDA-approved drugs that have delivery problems. These drugs, paclitaxel (Taxol) and cyclosporin are both off patent and could have much wider use if their delivery problems were reduced. ANTIVIRALS expects to file an IND to begin clinical trials with its enhanced form of paclitaxel and to initiate pre-clinical studies with its enhanced form of cyclosporin in 12-24 months. See "--Drug Approval Process and Other Government Regulation."

    ANTIVIRALS has signed an agreement to acquire IMMUNOTHERAPY, a Portland-based biotechnology company with a therapeutic cancer vaccine in Phase II clinical trials for colorectal cancer. This transaction is subject to shareholder approval of each company and is expected to close in mid-1998. This acquisition adds a third platform technology (cancer vaccines) to the Company's portfolio and moves the Company to later stage clinical development with two additional Phase II trials and one Phase III trial expected in 1998. See "--Drug Approval Process and Other Government Regulation."

    ANTIVIRALS' long-term product development program uses its NEU-GENE and CYTOPORTER technologies to develop drugs to treat a broad range of human diseases and combines these technologies to produce combination drugs with additional potential clinical applications. ANTIVIRALS has filed patent applications covering the basic compositions of matter, methods of synthesis and therapeutic uses of NEU-GENEs in the United States, Canada, Europe, Australia and Japan. Eleven patents have issued in the United States and nine others have been granted by the European Patent Office and in Japan, Canada and Australia. Additional patent applications, covering ANTIVIRALS' basic compositions of matter, methods of synthesis and medical uses of CYTOPORTER compounds have been filed.

DRUG DESIGN AND DEVELOPMENT

    Most conventional drugs are designed to induce or inhibit the function of a target protein molecule with as few side effects as possible. Conventional drugs are not available for many diseases due to their low level of selectivity for the specific disease target or because they are difficult to deliver to their targets. These two issues, lack of selectivity and poor delivery, may contribute to poor efficacy, unwanted side effects or high toxicity at clinical dosages. Moreover, the development of conventional drugs is usually time consuming and expensive, since thousands of compounds must be produced and analyzed to find one with an acceptable balance between efficacy and toxicity. Safe and effective therapeutics for viral and host diseases such as cancer and cardiovascular diseases have been particularly difficult to develop because these diseases use the patient's own cellular machinery and therefore provide few disease targets for therapeutic intervention that will not prove toxic to the patient.

    Antisense technology has the potential to provide safe and effective treatment for a wide range of diseases, including cancer, cardiovascular, and infectious diseases. This new approach uses synthetic compounds, or polymers, designed to block the function of genetic sequences involved in the disease process. Targeting these genetic sequences provides the selectivity that is not available in conventional drug development. The antisense approach inhibits the disease mechanism at the genetic level.

    Many drugs must cross tissue and cellular barriers to reach their therapeutic targets inside cells. Drugs of this type must move from the aqueous environment in blood across the lipid cell membrane and into the interior of cells. Therefore, these drugs must achieve solubility in both water and lipids. Since few compounds have these solubility characteristics, many drug candidates are a compromise between inherent solubility and effective delivery. This trade-off greatly reduces efficacy and may significantly heighten toxicity of many drug candidates as well as many FDA-approved drugs.

    ANTIVIRALS has developed two distinct technologies designed to address the critical issues in drug development. ANTIVIRALS' NEU-GENE antisense technology addresses the issue of drug selectivity, and its CYTOPORTER drug delivery technology is designed to address delivery problems with both FDA-approved drugs and with antisense compounds. The characteristics of the patented structure of ANTIVIRALS' NEU-GENE compounds distinguish its antisense technology from competing technologies. ANTIVIRALS' molecular engine, CYTOPORTER, is designed to transport certain drugs with poor delivery characteristics across the lipid barrier of cellular membranes into the interior of cells to reach their site of action.

PRODUCTS

NEAR-TERM PRODUCT DEVELOPMENT SUMMARY

    The first application of ANTIVIRALS' antisense technology is designed to treat proliferation disorders; namely, cancer and restenosis. ANTIVIRALS' first planned drug delivery products combine its CYTOPORTER delivery engine with two FDA-approved drugs, paclitaxel (Taxol) and cyclosporin, each of which ANTIVIRALS believes could have much broader usage if its delivery problems were reduced.

                                                 POTENTIAL
        COMPOUND                DRUG            INDICATION                     DEVELOPMENT STATUS
------------------------  -----------------  -----------------  -------------------------------------------------
AVI-2221 Neu-Gene         Resten-NG/R           Restenosis      Pre-clinical studies in 1998 and IND filing
                                                                  expected in 1999

AVI-2221 Neu-Gene         Resten-NG/C             Cancer        Pre-clinical studies in 1998 and IND filing
                                                                  expected in 1999

AVI-2301 CytoPorter       Paclitaxel-CP           Cancer        Pre-clinical studies in 1998 and IND filing
                                                                  expected in 1999

AVI-2401 CytoPorter       Cyclosporin-CP      Transplantation   Pre-clinical studies in 1998 and IND filing
                                                                  expected in 1999

ANTISENSE--NEU-GENE TECHNOLOGY

TECHNICAL OVERVIEW

    GENETIC STRUCTURE AND FUNCTION. All life forms contain genetic information in molecules called DNA and RNA, which comprise the operating instructions for life processes. The specific instructions are called genes, which are long chains or strands of duplex DNA composed of the four genetic bases: adenine, cytosine, guanine and thymine, represented by the letters A, C, G, and T, respectively. The molecular structures of these letters are complementary, such that A can pair with T, and C can pair with G. Consequently, each genetic strand has the unique ability to bind specifically to a complementary strand and thereby form a duplex.

    The information encoded in the DNA by its sequence of genetic letters is used to make proteins. To accomplish this, one strand (called the template strand) of the duplex DNA is copied to make a new complementary strand, referred to as messenger RNA. This messenger RNA is referred to as the sense strand because it carries the information used to assemble a specific protein. An antisense compound is a synthetic strand of bases in a sequence complementary to a small portion of the messenger RNA. Antisense compounds pair with their complementary messenger RNA sense strand to form a duplex, preventing the decoding of message and resultant protein assembly.

    GENE-TARGETED THERAPEUTICS. Most human diseases arise from the function or dysfunction of genes within the body, either those of pathogens, such as viruses, or of one's own genes. New techniques in molecular biology have led to the identification of the genes associated with many major human diseases and to the determination of the sequence of their genetic letters. Using modern methods of chemical synthesis, an antisense compound can be prepared that is complementary to a target sequence in a pathogen or pathogenic process. When this complementary antisense compound binds tightly to the disease-causing sequence, the synthesis of a selected protein is inhibited, and thus the pathogen or pathogenic process is disabled.

    Antisense compounds are composed of repeating structures or subunits that are linked together forming a polymer, referred to as the antisense backbone. Each subunit carries a genetic letter (A, C, G, or T) that pairs with its corresponding letter in the genetic target. Although the genetic letters are a feature common to all antisense compounds, the structure of the subunits and the linkage groups that string them together may differ greatly. These differences in the subunits and the linkages define the different types of antisense backbones and their corresponding physical and biological properties. ANTIVIRALS is distinguished from all other antisense companies by the characteristics of its patented antisense backbone. The subunits, which carry the genetic letters on ANTIVIRALS' backbone, are synthetic products rather than modified natural materials. In addition, the linkages used to string the subunits together in ANTIVIRALS' backbone carry no electrical charge. ANTIVIRALS believes these differences will provide pharmaceutical advantages that are critical for antisense drug development to meet the challenges of broad clinical utility.

    FIRST-GENERATION COMPOUNDS. The first gene-inactivating compounds had backbones composed of natural genetic materials and linkages. Development of these compounds began in the late 1960s. As work continued in this new field, it became increasingly clear that there were significant problems with these structures. These natural compounds were degraded or broken down by enzymes in the blood and within cells and had difficulty crossing cellular membranes to enter the cells that contained their genetic target.

    SECOND-GENERATION COMPOUNDS. To overcome these problems of degradation and permeability, several research groups developed modified backbones in the late 1970s, which were designed to resist degradation by enzymes and to enter tissues and cells more efficiently. The most common of these types, the phosphorothioate backbones used by ISIS Pharmaceuticals, Inex, Hybridon, and others use natural DNA subunits linked together by a sulfur-containing, charged linkages. ANTIVIRALS was also extensively involved in developing second-generation backbones through the mid-1980s. After extensive investigation, however, ANTIVIRALS concluded that even after optimization, these second-generation compounds might lack the pharmaceutical properties desirable for broad clinical utility. For this reason, ANTIVIRALS abandoned development of second-generation backbones in the mid-1980s and started development of third-generation backbones designed to address these drawbacks. Today, in spite of extensive progress in the field, ANTIVIRALS believes that there remain serious limitations to second-generation compounds due to problems with the stability, specificity, cost effectiveness, and delivery of these compounds.

    NEU-GENE THIRD-GENERATION TECHNOLOGY. By the mid-1980s, the limitations of the second-generation compounds led ANTIVIRALS to pursue the development of antisense technology with improved pharmaceutical properties, which could be produced and purified in a cost-effective manner. This effort culminated in ANTIVIRALS' development of a new class of compounds having a backbone of synthetic subunits carrying each genetic letter, with each subunit linked together by a patented uncharged linkage group. The synthetic subunits and linkages are not found in nature, but rather were designed and synthesized to meet specific pharmaceutical parameters. These patented third-generation agents, known as NEU-GENE compounds, display advantageous pharmaceutical properties (stability, neutral charge, high binding affinity and specificity). Moreover, they are made from less expensive, more abundant starting materials, and ANTIVIRALS believes that they will cost significantly less to produce than second-generation compounds.

    ANTIVIRALS and others have shown in cell culture, animal and pre-clinical studies that NEU-GENE compounds inhibit targeted genetic sequences. With these scientific benchmarks in place, ANTIVIRALS' objective is to develop its third-generation antisense compounds into effective and affordable therapeutics for life-threatening diseases.

    PHARMACEUTICAL PROPERTIES OF ANTISENSE COMPOUNDS. If antisense compounds are to become widely applicable pharmaceutical agents, the following challenges must be addressed.

    - Stability: resistance to enzymatic degradation in blood and other tissues.

    - Efficacy: ability to inhibit products of gene expression.

    - Potency: greater pharmaceutical activity at lower doses.

    - Specificity: binding restricted to the selected target, reducing toxicity.

    - Cost effectiveness: manufacturing efficiency and economies of scale, which allows a broad range of applications.

    - Delivery/Pharmacokinetics: ability to enter tissues and cells in order to reach disease targets in a clinical setting.

    ANTIVIRALS' core NEU-GENE technology differentiates it from others developing gene-inactivating compounds. ANTIVIRALS believes its principal competitive advantage in the antisense area is the chemical structure of the NEU-GENE backbone, which was developed to address all of the above parameters.

    STABILITY. Biological stability is principally determined by the degree of resistance to enzymatic degradation. ANTIVIRALS has conducted studies indicating that NEU-GENE agents are stable to a broad range of degradative enzymes and are stable in biological tissues.

    EFFICACY, POTENCY, AND SPECIFICITY. These parameters refer to the efficiency with which the antisense compounds block selected protein production. In a direct comparison with second-generation compounds, ANTIVIRALS' NEU-GENE compounds exhibited substantially greater efficacy, potency, and specificity in animal and preclinical studies than competing technologies.

    COST EFFECTIVENESS. The difficulty of synthesizing antisense compounds has been a concern in the field since its inception. The cost of producing gene-inactivating polymers depends to a considerable extent on the cost of the subunits from which they are constructed. ANTIVIRALS believes that because of abundant, low-cost materials, simpler production techniques and higher yields, the subunits used for NEU-GENE synthesis will cost substantially less than those used in the synthesis of second-generation backbones. After the genetic subunits are prepared, they must be assembled in a defined order to form the desired gene-inactivating polymer. ANTIVIRALS believes that the total cost of production of commercial quantities of NEU-GENEs will be significantly less than that of gene-inactivating compounds prepared from natural or modified subunits by competitors.

    DELIVERY. To reach their targets, antisense compounds must cross tissue and cellular barriers, including cellular and nuclear membranes. Preliminary research in animal and preclinical studies indicates that ANTIVIRALS' antisense compounds are effective in reaching and inhibiting their targets inside of cells. ANTIVIRALS also believes that improved cellular delivery may be required for broad utilization of antisense technology and accordingly, has devoted a substantial research effort to develop technology for improving delivery of antisense compounds. See "Drug Delivery--CYTOPORTER."

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
NEAR-TERM ANTISENSE PRODUCT DEVELOPMENT--CANCER AND RESTENOSIS

    The first application of ANTIVIRALS' antisense technology is designed to treat proliferation disorders including cancer and restenosis, a cardiovascular disease. ANTIVIRALS' NEU-GENE target for proliferative diseases is a transcription factor, the oncogene named C-myc. ANTIVIRALS believes that this target is applicable to a range of proliferative diseases including many types of cancer, certain cardiovascular and inflammatory diseases, and some nonmalignant proliferative disorders such as psoriasis.

    The first cancer indication to be treated is expected to be osteogenic sarcoma, a form of bone cancer. Cancer is the second leading cause of death in the United States with an incidence of 1,500 deaths a day. There are approximately 8.5 million Americans living with a history of cancer and 500,000 new cases diagnosed annually. Cancer is a variety of different diseases with lung, prostate, breast and colorectal cancer the four most common types which account for over 50% of all newly diagnosed cancers. The market for drugs to treat each of these cancer types is estimated to be in excess of $1 billion annually. Osteogenic sarcoma has been selected for ANTIVIRALS' initial clinical trial because it provides an ideal study setting to determine clinical efficacy and because ANTIVIRALS believes that clinical results in that setting would be applicable to the four major cancer types.

    ANTIVIRALS has selected restenosis as its first cardiovascular antisense opportunity. When a patient has a blocked coronary artery, a procedure called balloon angioplasty is frequently used to remove the blockage. In this procedure, a balloon catheter is inserted in the artery up to the blockage and the balloon is inflated to expand the artery channel. During this process, vascular cells, including smooth muscle cells, which underlie the blockage, may be damaged. This process may result in rapid cell division leading to closure of the artery a second time. Restenosis occurs in approximately 30%-40% of these procedures when stents are not placed, and cannot be predicted from patient to patient. Even when stents are placed, the incidence of restenosis is significant. The precise mechanisms which cause this reaction are not known. However, scientific evidence suggests that, if the smooth muscle cells can be prevented from dividing for a period of time until the integrity of the artery is reestablished, restenosis could be prevented in a significant number of cases. Although there are a few new clinical approaches that attempt to prevent restenosis, none is very effective and all have significant risks associated with them. There are approximately 500,000 balloon angioplasties done in the U.S. each year with a market estimated at more than $1 billion annually.

    ANTIVIRALS has selected target genetic sequences, has produced drug candidates, and has demonstrated that its NEU-GENE compounds inhibit cell division in laboratory models for both cancer and cardiovascular disease. Compound AVI-2221, Resten-NG, is now in pre-clinical development for restenosis and osteosarcoma, and the Company expects to file an IND to begin clinical trials in these applications in 1999. See "Drug Approval Process and Other Government Regulations." ANTIVIRALS intends to co-develop its NEU-GENE compound with a pharmaceutical partner. There can be no assurance, however, that ANTIVIRALS will be able to enter into any partnerships or establish any such relationship on favorable terms, or at all.

    DRUG DELIVERY--CYTOPORTER. Many FDA-approved drugs and drugs in development including large molecules such as peptides and antisense compounds, do not readily make their way into cells. ANTIVIRALS has been developing a delivery mechanism that would allow drugs with delivery problems as well as NEU-GENE, to be transported directly into the interior of cells. ANTIVIRALS has developed and has filed a patent for a molecular engine, called CYTOPORTER, to transport drugs across the lipid layers of cellular and endosomal membranes into the interior of cells. This engine is powered by the acidic gradient across the endosomal membrane.

TECHNICAL OVERVIEW

    The body has protective barriers that shield it from penetration by foreign agents. Two of these barriers, cell membranes and the outermost layer of the skin, are composed of lipid layers (fat-like substances). The lipid composition of these barriers prevents aqueous or water-soluble agents from the environment or in the blood from penetrating into the interior of cells and interfering with critical cellular functions. These lipid layers are the principal barriers to effective drug delivery for many drugs that have an intracellular site of action.

    For optimal delivery, a drug should penetrate readily into both the aqueous compartments of the body (body fluids and the interior of cells) and into the lipid layers which enclose those compartments. This is rarely achieved, because when lipid solubility is increased, water solubility is decreased, and vice versa. In the past, to achieve delivery, the structure of a selected drug candidate was chemically adjusted to produce a compromise in the solubility profile (e.g., less than ideal water solubility in order to achieve some level of lipid solubility). This trade-off has been successful with many drugs, but markedly less successful for many others. Currently, a significant number of FDA-approved drugs have delivery problems, and many others never make it into clinical development due to delivery problems.

    Small substances of low polarity can usually pass directly through the lipid layers of cell membranes. This appears to be the principal route of entry for most drugs without delivery problems. In contrast, substances with greater polarity and/or larger molecular size generally enter cells by being taken up and sequestered in a closed cellular compartment, or endosome, in a process called endocytosis. In this process, the interior of the endosome is acidified and the contents are exposed to degradative enzymes resulting in their breakdown. This is a natural cellular mechanism that protects the interior of the cell from exposure to foreign material.

    Drugs that are polar in nature or are of a larger molecular size must cross the lipid membrane of the endosome before being degraded in order to gain entry into the interior of the cell. Many drugs in this category fail to achieve entry rapidly enough to be practical for pharmaceutical purposes.

    CYTOPORTER DRUG DELIVERY SOLUTION. ANTIVIRALS believes it has developed an effective drug delivery engine, called CYTOPORTER, to facilitate the transport of polar and larger size drugs across the lipid barriers of the skin, cell membranes and endosomes into the interior of cells at a rate that is practical to achieve pharmaceutical results. When drugs in this category are taken up by cells, they are sequestered within an endosome surrounded by a lipid barrier. ANTIVIRALS' CYTOPORTER drug delivery engine is designed to transport these problem drugs from the endosome into the interior of cells without disruption of the lipid membrane that traps them. CYTOPORTER is a synthetic peptide containing specifically positioned acidic groups along its structure. In neutral conditions, CYTOPORTER exists in a water-soluble form with its acidic groups exposed and hydrated. On acidification in the endosome, CYTOPORTER undergoes a transition to a lipid-soluble form where the acidic groups are masked by associating as mated pairs, and other polar groups are shielded from the environment. As the engine becomes lipid soluble, it penetrates across the surrounding lipid membrane. As it enters into the interior of the cell, it encounters a neutral environment, which induces a transition back to a water-soluble form resulting in movement of the engine and drug into the interior of the cell.

    CYTOPORTER DRUG TRANSPORT MECHANISM. In preparation for enhanced drug delivery, the selected drug is chemically linked to the CYTOPORTER engine. This process is unique for each drug and must take into account each drug's mode and site of action. Several steps are involved in the transport of the selected drug from the blood or body fluids across lipid barriers into the interior of target cells. After the drug is taken up by endocytosis, the endosome is acidified as the cell attempts to degrade its contents. As this acidification takes place, the engine converts from a water-soluble form into a lipophilic, needle-like form. As the engine converts to its lipophilic form, it is pushed into the lipid membrane. Because the engine is longer than the membrane is thick, continued entry pushes the leading end of the engine into the interior of the cell. As the engine enters the neutral environment of the interior of the cell, it reverts automatically to its random, water-soluble form. This provides the motive force to pull more of the engine across the membrane. Finally, ionization and solvation of the engine, as it enters the cells neutral interior, pull the attached drug into the interior of the cell. The interior of the cell contains enzymes, which rapidly break down the engine into harmless by-products. This is a natural process that results in freeing the drug to react with its intracellular target.

    ANTIVIRALS believes that its CYTOPORTER delivery engine can be chemically adjusted to accommodate a range of delivery challenges. The transition from water to lipid solubility can be manipulated to afford a wide range of transitions to accommodate various endosome characteristics. Moreover, the Company believes that its CYTOPORTER can be adjusted to accommodate various drug loads from modest polar drugs to the more challenging large polymers such as peptides and antisense compounds.

    CYTOPORTER APPLICATIONS. ANTIVIRALS believes its CYTOPORTER molecular engines may provide improved pharmaceutical properties for a wide variety of drugs, including:

    - Improved aqueous solubility for lipophilic drugs, such as Paclitaxel.

    - Improved transport of peptides from endosomes into the interior of cells (e.g., cyclosporin) and transport of antisense polymers, particularly non-charged types such as NEU-GENE.

    - Improved transport of small, polar nucleic acid analogs.

    - Protection of polymer drugs from degradation by virtue of transport out of endosomes prior to the start of the degradation process.

    - Improved transport of drugs into cells of the brain by specialized CYTOPORTER engines designed to provide both transport across the blood/brain barrier and subsequent entry into the interior of the brain.

    - Delivery of highly cytotoxic drugs into bacteria living in an acidic environment, specifically H. PYLORI, a major cause of ulcers in the stomach.

    - Transdermal and intradermal delivery of lipophilic drugs.

    TRANSDERMAL DRUG DELIVERY. ANTIVIRALS believes that its CYTOPORTER drug delivery engine may have the potential for transdermal delivery of selected substances. Placing an acidic, lipid-soluble form of the engine with an attached drug in contact with the surface of the skin results in the diffusion of the drug-engine through the lipid layers of the outer barrier of the skin (the extracellular matrix of the stratum corneum). Upon contact with the aqueous compartment underlying the stratum corneum, the drug-engine is drawn actively into this compartment through progressive ionization and solvation of the engine in the neutral conditions of this environment. This results in delivery of the attached drug into the underlying tissues, with subsequent distribution throughout the body.

NEAR-TERM DRUG DELIVERY PRODUCTS

    ANTIVIRALS has selected paclitaxel (Taxol) and cyclosporin as the initial drugs to be combined with its CYTOPORTER delivery engine for its enhanced drug products. Additionally, ANTIVIRALS plans to apply its drug delivery technology to current drugs used to treat inflammation, pain, and infectious diseases. ANTIVIRALS plans to work with pharmaceutical collaborators to bring its drug delivery technology to the market in a timely fashion. ANTIVIRALS has not, however, entered into any arrangements with pharmaceutical collaborators, and there can be no assurance that ANTIVIRALS will be able to do so or that, if entered into, the arrangements will be successful in bringing the technology to the market in a timely fashion.

    PACLITAXEL-CP. Taxol is a Bristol-Myers Squibb drug whose patent life expired in 1997. It is the largest selling cancer therapeutic worldwide, with sales of $820 million in 1996. However, severe solubility and delivery problems greatly limit its use and effectiveness.

    Paclitaxel is indicated to treat ovarian cancer and is being used experimentally to treat numerous cancers, including breast cancer. The current paclitaxel formulation is not readily soluble in aqueous solutions, requiring the use of the solvent Cremophor-EL. Injection of the drug/solvent combination causes hypersensitivity reactions, leaching of plasticizer from PVC infusion bags, haziness of diluted solutions and the need for in-line filters. The Company believes that combining its CYTOPORTER delivery engine with paclitaxel (Paclitaxel-CP) could eliminate the need for solvent in the formulation, thereby eliminating solvent-associated problems. This development could result in more optimized dosing, a reduction in side effects, and broader usage. ANTIVIRALS expects to begin pre-clinical trials of Paclitaxel-CP in 1998 and expects to file an IND to begin clinical trials with this agent in 12 to 24 months. There can be no assurance that ANTIVIRALS will be able to file or obtain approval for an IND in that time frame or at all.

    CYCLOSPORIN-CP. Cyclosporin is a drug marketed by Sandoz AG whose patent life expired in 1996. It is the transplantation anti-rejection drug of choice worldwide, with an estimated market size of $1 billion. Difficulties with delivery prevent broader systemic use and topical applications.

    Cyclosporin is an immunosuppressive drug that inhibits the function of lymphocytes involved in mounting a rejection response in patients undergoing organ transplantation. It has both poor solubility and poor delivery to its site of action. Consequently, larger doses of the drug are required in order to achieve a clinical level of effectiveness than if the drug readily reached its site of action. These higher dosages lead to renal toxicity and other problems that limit broader use. ANTIVIRALS believes that combining its CYTOPORTER drug delivery engine with cyclosporin (Cyclosporin-CP) potentially would eliminate these delivery difficulties, resulting in lower dosages, fewer side effects, and broader usage.

    ANTIVIRALS expects to begin pre-clinical studies with Cyclosporin-CP in 1998 and expects to file an IND to begin clinical trials with this agent in 12 to 24 months. There can be no assurance that ANTIVIRALS will be able to file or obtain approval for an IND in that time frame or at all.

LONG-TERM PRODUCT DEVELOPMENT

    The following table summarizes ANTIVIRALS' broader drug development program. These programs utilize ANTIVIRALS' NEU-GENE antisense technology and CYTOPORTER drug delivery technology. In addition, ANTIVIRALS anticipates combining its NEU-GENE antisense technology with its CYTOPORTER drug delivery technology to produce combination drugs. For each indication, NEU-GENE have been designed to target the disease process at the genetic level. ANTIVIRALS has designed CYTOPORTER to deliver drugs to their intracellular site of action. Although NEU-GENE may display clinical efficacy on their own, ANTIVIRALS believes that broad use of NEU-GENE and other antisense compounds may require a drug delivery strategy.

    All of the development programs listed below are in the research or lead compound stage. Disease targets have been identified and NEU-GENE compounds have been produced and tested in laboratory and/ or animal models. In some cases, lead compounds have been produced which are undergoing optimization

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
prior to pre-clinical development. ANTIVIRALS believes that several of these compounds may move into pre-clinical development in the next two years.

                     NEU-GENE ANTISENSE DEVELOPMENT PROGRAM

ANTISENSE TARGET                                                     CLINICAL INDICATION
-------------------------------------------------------------  -------------------------------
C-myc........................................................  cancer cardiovascular restenosis
                                                               psoriasis
                                                               chronic graft rejection

Telomerase...................................................  cancer

BCL2.........................................................  cancer

Bcr/abl......................................................  leukemia

NOS..........................................................  cancer psoriasis
                                                               chronic graft rejection

TNF alpha....................................................  rheumatoid arthritis septic shock
                                                               asthma
                                                               psoriasis

NF kappa B...................................................  Crohn's Disease
                                                               colitis
                                                               chronic inflammation

ICAM-1.......................................................  arthritis psoriasis
                                                               chronic graft rejection
                                                               inflammatory bowel disease

Hepatitis C virus............................................  hepatitis liver cancer

Cytomegalovirus..............................................  retinitis restenosis

    C-MYC. C-myc is an oncogene that is involved in the initiation of cell division at the genetic level and is therefore referred to as a transcription factor. Inhibition of this factor blocks transcription and prevents or retards cell division. NEU-GENE antisense compounds directed against C-myc have been shown to block cell division in model systems and preclinical trials for cardiovascular restenosis and cancer. NEU-GENE compounds against C-myc are potentially applicable for the treatment of other proliferation disorders such as psoriasis and chronic graft rejection.

    TELOMERASE. Telomerase is an enzyme found in cancer cells but rarely in normal cells and ANTIVIRALS believes that inhibiting it may provide a broad general approach to treat most cancers. There are approximately one million new cases of cancer of all types reported in the United States annually. This leads to about 500,000 deaths in the United States attributed to cancer each year, making it the country's second leading cause of death. ANTIVIRALS has developed NEU-GENE compounds that block telomerase activity in model systems in the laboratory.

    BCL2. BCL2 is a proto-oncogene that acts as a major inhibitor of senescence of cancer cells. The protein produced by this gene contributes to the progression of cancer by conveying both a survival advantage to the malignant cells over normal cells and a resistance to radiation and chemotherapy.

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
NEU-GENE compounds that target the BCL-2 gene are designed to block production of this protein in prostate, breast and a broad range of other cancers.

    BCR/ABL. Certain types of leukemia (CML) are characterized by a genetic abnormality in which two genes referred to as BCR and ABL become linked to forma hybrid BCR/ABL gene. This gene is only found in certain cancer cells and is involved in the malignant process. NEU-GENE therapy directed at the BCR/ABL hybrid gene has the potential to provide a unique treatment for this type of leukemia.

    NITRIC OXIDE SYNTHETASE (NOS). The NOS enzymes are involved in the transmission of signals across cellular membranes that results in cellular proliferation. Initial studies with NEU-GENE designed to block the NOS signaling pathway indicate this strategy may be useful in the prevention of cellular proliferation in a wide variety of proliferative diseases.

    TNF ALPHA. TNF alpha has been implicated as a significant factor in psoriasis, arthritis, asthma, and other inflammatory disorders. Psoriasis is a serious chronic, recurring skin disease that involves proliferation of keratinocytes within the epidermal layer of the skin. Approximately six million individuals in the United States are afflicted by psoriasis and approximately 200,000 new cases are diagnosed annually. Current psoriasis therapies are varied but offer limited results. ANTIVIRALS has demonstrated that its NEU-GENE compounds are effective in inhibiting TNF alpha in laboratory and animal models of inflammation.

    NUCLEAR FACTOR KAPPA B (NFKB). NFkB is a protein complex involved in the regulation of certain extracellular proteins at the genetic level. These matrix proteins are an essential component in the cellular adhesion process of cells that mediate immune and inflammatory responses. NEU-GENE inhibition of NF B is potentially useful in the management of certain inflammatory diseases such as Crohn's disease, colitis, and chronic inflammation.

    ICAM-1. ICAM-1 facilitates the migration of immune cells involved in both acute and chronic inflammation. Over-production of ICAM-1 is specifically implicated in a wide variety of inflammatory disorders, such as rheumatoid arthritis, asthma, psoriasis, organ transplant rejection, and inflammatory bowel disease. ANTIVIRALS has targeted NEU-GENE against the adhesion molecule ICAM-1 and is testing these compounds in models of inflammation.

    HEPATITIS C VIRUS ("HCV"). ANTIVIRALS has initiated a program to produce and evaluate NEU-GENE compounds directed at HCV targets. HCV is a major health problem in many parts of the world, including the United States where there are approximately 150,000 new infections each year (about 40% of all acute hepatitis cases). The mechanism of transmission may involve the exchange of blood, although the route of transmission in many cases is obscure. There are no FDA-approved vaccines or therapeutic drugs for the treatment of HCV.

    CYTOMEGALOVIRUS ("CMV"). ANTIVIRALS is developing NEU-GENE compounds for the treatment of CMV infections. CMV is a member of the herpes family of viruses and is the most common cause of intrauterine and congenital infections in newborns of infected mothers. CMV retinitis is a severe problem in transplant patients and patients with immunosuppression (e.g., AIDS), often leading to blindness and pneumonitis, one of the most lethal viral syndromes. Current FDA-approved treatments for CMV retinitis suffer from dose-limiting side effects and have been associated with the emergence of drug-resistant CMV strains.

COLLABORATIVE AGREEMENTS

    ANTIVIRALS believes that antisense and drug delivery technologies are broadly applicable for the potential development of pharmaceutical products in many therapeutic areas. To exploit its core technologies as fully as possible, ANTIVIRALS' strategy is to enter into collaborative research agreements with major pharmaceutical companies directed at specific molecular targets. It is anticipated that collaborative research agreements may provide ANTIVIRALS with funding for programs conducted by the Company aimed at discovering and developing antisense compounds to inhibit the production of individual molecular targets. Partners may be granted options to obtain licenses to co-develop and to market drug candidates resulting from its collaborative research programs. ANTIVIRALS intends to retain manufacturing rights to its antisense products. There can be no assurance, however, it will be able to enter into collaborative research agreements with large pharmaceutical companies on terms and conditions satisfactory to ANTIVIRALS.

MANUFACTURING

    ANTIVIRALS believes that it has developed significant proprietary manufacturing techniques which will allow large-scale, low-cost synthesis and purification of NEU-GENE products. Because ANTIVIRALS' NEU-GENE compounds are based upon a malleable backbone chemistry, ANTIVIRALS believes that NEU-GENE synthesis will be more cost-effective than those of competing technologies. ANTIVIRALS has established sufficient manufacturing capacity to meet immediate research and development needs.

    ANTIVIRALS currently intends to retain manufacturing rights to all products incorporating its proprietary and patented technology, whether such products are sold directly by ANTIVIRALS or through collaborative agreements with industry partners. ANTIVIRALS' current production capacity is insufficient for the requirements of human clinical studies. ANTIVIRALS contracted with a Good Manufacturing Practices ("GMP") facility in 1997 to produce its near term therapeutic candidates for pre-clinical and clinical trial studies. There is no assurance, however, that ANTIVIRALS' plans will not change as a result of unforeseen contingencies.

    In March 1993, ANTIVIRALS moved to its present laboratory facility. This facility and the laboratory procedures followed by ANTIVIRALS have not been formally inspected by the FDA and will have to be approved as products move from the research phase through the clinical testing phase to commercialization. ANTIVIRALS will be required to comply with FDA requirements for GMP in connection with human clinical trials and commercial production. See "Drug Approval Process and Other Government Regulations."

MARKETING STRATEGY

    ANTIVIRALS plans to market the initial products for which it obtains regulatory approval through marketing arrangements or other licensing arrangements with large pharmaceutical companies. Implementation of this strategy will depend on many factors, including the market potential of any products ANTIVIRALS develops and ANTIVIRALS' financial resources. ANTIVIRALS does not expect to establish a direct sales capability for therapeutic compounds for at least the next several years. To market products that will serve a large, geographically diverse patient population, ANTIVIRALS expects to enter into licensing, distribution, or partnering agreements with pharmaceutical companies that have large, established sales organizations. The timing of ANTIVIRALS' entry into marketing arrangements or other licensing arrangements with large pharmaceutical companies will depend on successful product development and regulatory approval within the regulatory framework established by the Federal Food, Drug and Cosmetics Act, as amended, and regulations promulgated thereunder. Although the implementation of initial aspects of ANTIVIRALS' marketing strategy may be undertaken before this process is completed, the development and approval process typically is not completed in less than three to five years after the filing of an IND application and ANTIVIRALS' marketing strategy therefore may not be implemented for several years. See "Drug Approval Process and Other Governmental Regulation."

PATENTS AND PROPRIETARY RIGHTS

    The proprietary nature of, and protection for, ANTIVIRALS' product candidates, processes and know-how are important to its business. ANTIVIRALS plans to prosecute and defend aggressively its patents and proprietary technology. ANTIVIRALS' policy is to patent the technology, inventions, and improvements that are considered important to the development of its business. ANTIVIRALS also relies upon trade secrets, know-how, and continuing technological innovation to develop and maintain its competitive position.

    ANTIVIRALS owns eleven U.S. patents covering various polymer compositions effective in sequence-specific binding to single-stranded nucleic acids, subunits used in producing the polymers, therapeutic and diagnostic applications of the polymers, combinatorial library compositions formed from the subunits, and polymer compositions effective in sequence-specific binding to double-stranded nucleic acid. The issued patents expire between 2008 and 2014. Corresponding patent applications have been filed in Europe, Japan, Australia, and Canada, and nine of these foreign applications have been granted as patents, with expiration dates between 2006 and 2012. ANTIVIRALS has additional pending applications in the area of its NEU-GENE technology, and has filed patent applications covering the basic compositions of matter, methods of synthesis, and medical uses of CYTOPORTER compounds. ANTIVIRALS intends to protect its proprietary technology with additional filings as appropriate.

    There can be no assurance that any patents applied for will be granted or that patents held by ANTIVIRALS will be valid or sufficiently broad to protect ANTIVIRALS' technology or provide a significant competitive advantage, nor can ANTIVIRALS provide assurance that practice of ANTIVIRALS' patents or proprietary technology will not infringe third-party patents.

    Although ANTIVIRALS believes that it has independently developed its technology and attempts to ensure that its technology does not infringe the proprietary rights of others, if infringement were alleged and proven, there can be no assurance that ANTIVIRALS could obtain necessary licenses on terms and conditions that would not have an adverse effect on ANTIVIRALS. ANTIVIRALS is not aware of any asserted or unasserted claims that its technology violates the proprietary rights of any person.

DRUG APPROVAL PROCESS AND OTHER GOVERNMENT REGULATION

    The production and marketing of ANTIVIRALS' products and its research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. In the United States, drugs are subject to rigorous regulation. The Federal Food, Drug and Cosmetics Act, as amended, and the regulations promulgated thereunder, as well as other federal and state statutes and regulations, govern, among other things, the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of ANTIVIRALS' proposed products. Product development and approval within this regulatory framework take a number of years and involve the expenditure of substantial resources. In addition to obtaining FDA approval for each product, each drug manufacturing establishment must be registered with, and approved by, the FDA. Domestic manufacturing establishments are subject to regular inspections by the FDA and must comply with regulations governing GMPs. To supply products for use in the United States, foreign manufacturing establishments must also comply with GMPs and are subject to periodic inspection by the FDA or by regulatory authorities in countries under reciprocal agreement with the FDA.

    NEW DRUG DEVELOPMENT AND APPROVAL. The United States system of new drug approval is the most rigorous in the world. According to a February 1993 report by the Congressional Office of Technology Assessment, it cost an average of $359 million and took an average of 15 years from discovery of a compound to bring a single new pharmaceutical product to market. Approximately one in 1,000 compounds that enter the pre-clinical testing stage eventually makes it to human testing and only one-fifth of those are ultimately approved for commercialization. In recent years, societal and governmental pressures have created the expectation that drug discovery and development costs can be reduced without sacrificing safety, efficacy and innovation. The need to significantly improve or provide alternative strategies for successful pharmaceutical discovery, research and development remains a major health care industry challenge.

    DRUG DISCOVERY. In the initial stages of drug discovery, before a compound reaches the laboratory, typically tens of thousands of potential compounds are randomly screened for activity in an assay assumed to be predictive of a particular disease process. This drug discovery process can take several years. Once a "screening lead" or starting point for drug development is found, isolation and structural determination are initiated. Numerous chemical modifications are made to the screening lead (called "rational synthesis") in an attempt to improve the drug properties of the lead. After a compound emerges from the above process, it is subjected to further studies on the mechanism of action and further in vitro animal screening. If the compound passes these evaluation points, animal toxicology is performed to begin to analyze the toxic effect of the compound, and if the results indicate acceptable toxicity findings, the compound emerges from the basic research mode and moves into the pre-clinical phase. The Company has many compounds at the drug discovery phase and three compounds that it expects to move to pre-clinical testing within 12 to 24 months.

    PRE-CLINICAL TESTING. During the pre-clinical testing stage, laboratory and animal studies are conducted to show biological activity of the compound against the targeted disease, and the compound is evaluated for safety. These tests can take up to three years or more to complete. ANTIVIRALS' restenosis compound currently is in pre-clinical testing, and ANTIVIRALS presently anticipates that Cyclosporin-CP and Paclitaxel-CP will enter this phase in 1998.

    INVESTIGATIONAL NEW DRUG APPLICATION. After pre-clinical testing, an IND is filed with the FDA to begin human testing of the drug. The IND becomes effective if the FDA does not reject it within thirty (30) days. The IND must indicate the results of previous experiments, how, where and by whom the new studies will be conducted, how the chemical compound is manufactured, the method by which it is believed to work in the human body, and any toxic effects of the compound found in the animal studies. In addition, the IND must be reviewed and approved by an Institutional Review Board consisting of physicians at the hospital or clinic where the proposed studies will be conducted. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA.

    PHASE I CLINICAL TRIALS. After an IND becomes effective, Phase I human clinical trials can begin. These studies, involving usually between 20 and 80 healthy volunteers, can take up to one year or more to complete. The studies determine a drug's safety profile, including the safe dosage range. The Phase I clinical studies also determine how a drug is absorbed, distributed, metabolized and excreted by the body, as well as the duration of its action.

    PHASE II CLINICAL TRIALS. In Phase II clinical trials, controlled studies of approximately 50 to 300 volunteer patients with the targeted disease assess the drug's effectiveness. These studies are designed primarily to evaluate the effectiveness of the drug on the volunteer patients as well as to determine if there are any side effects on these patients. These studies can take two (2) years or more. In addition, Phase I/II clinical trials may be conducted that evaluate not only the efficacy but also the safety of the drug on the patient population. ANTIVIRALS anticipates that its Phase I/II clinical trials with Resten-NG and Cyclosporin-CP will begin in 1999.

    PHASE III CLINICAL TRIALS. This phase typically lasts up to three years or more and usually involves 200 to greater than 1,000 patients with the targeted disease. During the Phase III clinical trials, physicians monitor the patients to determine efficacy and to observe and report any adverse reactions that may result from long-term use of the drug.

    NEW DRUG APPLICATION. After the completion of all three clinical trial phases, the data are analyzed and if the data indicate that the drug is safe and effective, a new drug application ("NDA") is filed with the FDA. The NDA must contain all of the information on the drug that has been gathered to date, including data from the clinical trials. NDAs are often over 100,000 pages in length. The average NDA review time for new pharmaceuticals approved in 1995 was approximately nineteen (19) months.

    FAST TRACK REVIEW. In December 1992, the FDA formalized procedures for accelerating the approval of drugs to be marketed for the treatment of certain serious diseases for which no satisfactory alternative treatment exists, such as Alzheimer's disease and AIDS. If it is demonstrated that the drug has a positive effect on survival or irreversible morbidity during Phase II clinical trials, then the FDA may approve the drug for marketing prior to starting Phase III testing.

    APPROVAL. Historically, the FDA has approved approximately one out of every five NDAS filed with the FDA. If the FDA approves the NDA, the drug becomes available for physicians to prescribe. ANTIVIRALS must continue to submit periodic reports to the FDA, including descriptions of any adverse reactions reported. For certain drugs which are administered on a long-term basis, the FDA may request additional clinical studies (Phase IV) after the drug has begun to be marketed to evaluate long-term effects.

    In addition to regulations enforced by the FDA, ANTIVIRALS also is or will be subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and future federal, state or local regulations. ANTIVIRALS' research and development activities involve the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds. Although ANTIVIRALS believes that its safety procedures for handling and disposing of such materials comply with the standard prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, ANTIVIRALS could be held liable for any damages that result, and any such liability could exceed the resources of ANTIVIRALS.

    For marketing outside the United States, ANTIVIRALS or its prospective licensees will be subject to foreign regulatory requirements governing human clinical trials and marketing approval for drugs and devices. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary widely from country to country.

COMPETITION

    Several companies are pursuing the development of antisense technology, including Glaxo, Boehringer Ingelheim, Gilead Sciences, Hybridon, Inex, and ISIS Pharmaceuticals. All of these companies are in development stages, and, in some cases, are in human trials with antisense compounds generally similar to ANTIVIRALS' NEU-GENE compounds. While ANTIVIRALS believes that none of these companies is likely to introduce an antisense compound into the commercial market in the immediate future, many pharmaceutical and biotechnology companies, including most of those listed above, have financial and technical resources greater than those currently available to ANTIVIRALS and have more established collaborative relationships with industry partners than does ANTIVIRALS. ANTIVIRALS believes that the combination of pharmaceutical properties of its NEU-GENE compounds for cancer and restenosis afford it competitive advantages when compared with the antisense compounds of competitors. Many companies are pursuing drug delivery technology, including Biovail, Cellegy Pharmaceuticals, Cygnus, and Noven, among others. If ANTIVIRALS' antisense and drug delivery product candidates attain regulatory and commercial acceptance as pharmaceutical products, it is to be expected that additional companies, including large, multinational pharmaceutical companies, will choose to compete in ANTIVIRALS' markets, either directly or through collaborative arrangements.

    ANTIVIRALS can also expect to compete with other companies exploiting alternative technologies that address the same therapeutic needs, as does ANTIVIRALS' technology. The biopharmaceutical market is subject to rapid technological change, and it can be expected that competing technologies will emerge and will present a competitive challenge to ANTIVIRALS.

RESEARCH AND DEVELOPMENT

    ANTIVIRALS expensed $1,729,554 and $2,737,172 on research and development activities during the years ended December 31, 1996 and 1997.

EMPLOYEES

    As of March, 1998, the Company had 53 employees, 20 of whom hold advanced degrees. Forty-seven employees are engaged directly in research and development activities, and six are in administration. None of ANTIVIRALS' employees is covered by collective bargaining agreements, and management considers relations with its employees to be good.

PROPERTIES

    The Company occupies 18,400 square feet of leased laboratory and office space at 4575 S.W. Research Way, Suite 200, Corvallis, Oregon 97333. The Company's executive office is located in 2,400 square feet of leased space at One S.W. Columbia, Suite 1105, Portland, Oregon 97258. The Company believes that its facilities are suitable and adequate for its present operational requirements and that it is not dependent upon any individually leased premises.

LEGAL MATTERS

    ANTIVIRALS is not currently involved in any litigation or legal proceedings and is not aware of any litigation or proceedings threatened against it.

                       SELECTED ANTIVIRALS FINANCIAL DATA

    The following selected historical financial information of ANTIVIRALS has been derived from historical financial statements, and should be read in conjunction with such financial statements and the notes thereto and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of ANTIVIRALS, which are included elsewhere in this Joint Proxy Statement/Prospectus.

                                                    AT OR FOR YEAR ENDED                      AT OR FOR THREE MONTHS
                                                        DECEMBER 31,          JULY 22, 1980       ENDED MARCH 31,
                                                ----------------------------   (INCEPTION)   -------------------------
                                                    1996           1997        TO 12/31/97      1997         1998
                                                -------------  -------------  -------------  ----------  -------------
STATEMENT OF OPERATIONS DATA:
Revenues from grants and research contracts...  $      27,227  $      14,345  $     703,842  $   --      $       5,650
Operating expenses:
  Research and development....................      1,729,554      2,737,172     11,748,746     451,723      1,294,264
  General and administrative..................        613,811      1,282,214      5,831,796     170,028        306,965
                                                -------------  -------------  -------------  ----------  -------------
Total operating expenses......................  $   2,343,365  $   4,019,386  $  17,580,542     621,751      1,601,229
                                                -------------  -------------  -------------  ----------  -------------
Loss from operations..........................  $  (2,316,138) $  (4,005,041) $ (16,876,700)   (621,751)    (1,595,579)
Other income (expense):
  Interest income, net........................        132,026        389,051        738,477      29,055        170,721
  Realized gain on sale of short-term
    investments...............................         96,750       --               96,750      --           --
                                                -------------  -------------  -------------  ----------  -------------
Net loss......................................  $  (2,087,362) $  (3,615,990) $ (16,041,473) $ (592,696) $  (1,424,858)
                                                -------------  -------------  -------------  ----------  -------------
                                                -------------  -------------  -------------  ----------  -------------
Net loss per share............................  $       (0.25) $       (0.36)                $    (0.07) $       (0.13)
                                                -------------  -------------                 ----------  -------------
                                                -------------  -------------                 ----------  -------------

BALANCE SHEET DATA:
Cash and investments..........................  $   3,041,229  $  17,638,936                             $  15,790,550
Working capital...............................      2,738,677     17,193,526                                15,858,374
Total assets..................................      4,248,899     18,782,214                                17,526,343
Common stock subject to rescission............      3,121,965       --                                        --
Deficit accumulated during the development
  stage.......................................    (12,425,483)   (16,041,473)                              (17,466,331)
Total shareholders' equity....................        796,127     18,317,762                                17,044,907
Book value per share..........................           0.11           1.65                                      1.53

                                                JULY 22, 1980
                                                 (INCEPTION)
                                                 TO 3/31/98
                                                -------------
STATEMENT OF OPERATIONS DATA:
Revenues from grants and research contracts...  $     709,492
Operating expenses:
  Research and development....................     13,043,010
  General and administrative..................      6,138,761
                                                -------------
Total operating expenses......................     19,181,771
                                                -------------
Loss from operations..........................    (18,472,279)
Other income (expense):
  Interest income, net........................        909,198
  Realized gain on sale of short-term
    investments...............................         96,750
                                                -------------
Net loss......................................  $ (17,466,331)
                                                -------------
                                                -------------
Net loss per share............................
BALANCE SHEET DATA:
Cash and investments..........................
Working capital...............................
Total assets..................................
Common stock subject to rescission............
Deficit accumulated during the development
  stage.......................................
Total shareholders' equity....................
Book value per share..........................

          ANTIVIRALS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS DISCUSSION ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO, THE RESULTS OF RESEARCH AND DEVELOPMENT EFFORTS, THE RESULTS OF PRE-CLINICAL AND CLINICAL TESTING, THE EFFECT OF REGULATION BY FDA AND OTHER AGENCIES, THE IMPACT OF COMPETITIVE PRODUCTS, PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN "RISK FACTORS."

OVERVIEW

    From its inception in 1980, ANTIVIRALS has devoted its resources primarily to fund its research and development efforts. ANTIVIRALS has been unprofitable since inception and, other than limited interest and grant revenue, has had no material revenues from the sale of products or other sources, and does not expect material revenues for at least the next twelve (12) months. ANTIVIRALS expects to continue to incur losses for the foreseeable future as it expands its research and development efforts. As of March 31, 1998, ANTIVIRALS' accumulated deficit was $17,466,331. In connection with the IMMUNOTHERAPY acquisition, ANTIVIRALS expects to take a charge of approximately $19,600,000 relating to those research and development efforts in process that had not yet reached technological feasibility and that had no alternative future uses. Accounting rules require such costs to be reflected in operations during the period in which the IMMUNOTHERAPY acquisition closes.

RESULTS OF OPERATIONS

    QUARTER ENDED MARCH 31, 1997, COMPARED WITH QUARTER ENDED MARCH 31,
1998. Operating expenses increased from $621,751 in 1997 to $1,601,229 in 1998 due to increases in research and development staffing and increased expenses associated with outside collaborations and pre-clinical testing of ANTIVIRALS' technologies. Additionally, increased general and administrative costs were incurred to support the research expansion, and to broaden ANTIVIRALS' investor and public relations efforts due to its change in status to a public company in mid-1997. Net interest income increased from $29,055 in 1997 to $170,721 in 1998 due to earnings on increased cash balances, which consisted of proceeds from the initial public offerings.

    YEAR ENDED DECEMBER 31, 1996, COMPARED WITH YEAR ENDED DECEMBER 31,
1997. Operating expenses increased from $2,343,365 in 1996 to $4,019,386 in 1997 due to increases in research and development staffing and increased expenses associated with outside collaborations and pre-clinical testing of the Company's technologies. Additionally, increased general and administrative costs were incurred to support the research expansion, and to broaden ANTIVIRALS' investor and public relations efforts due to its change in status to a public company in mid-1997. Interest income increased from $132,026 in 1996 to $389,051 in 1997 due to earnings on increased cash balances, which consisted of proceeds from the initial public offerings. The 1997 interest income is net of interest expense of $119,624 from payments on ANTIVIRALS' rescission offering.

LIQUIDITY AND CAPITAL RESOURCES

    ANTIVIRALS has financed its operations since inception primarily through equity sales totaling $34,648,030 and grants and contract research funding of $709,492 from various sources. ANTIVIRALS' cash and cash equivalents were $15,790,550 at March 31, 1998, compared with $17,638,936 at December 31, 1997.
The decrease of $1,848,386 was primarily due to increases in research and development staffing and increased expenses associated with outside collaborations and pre-clinical testing of ANTIVIRALS' technologies. Additionally, increased general and administrative costs were incurred to support the research expansion, to broaden ANTIVIRALS' investors and public relations efforts due to its change in status to a public company in mid-1997, and to advance funding to IMMUNOTHERAPY CORPORATION as part of its acquisition thereof.

    ANTIVIRALS' future expenditures and capital requirements will depend on numerous factors, including, without limitation, the progress of its research and development programs, the progress of its pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights, competing technological and market developments, the ability of ANTIVIRALS to establish collaborative arrangements and the terms of any such arrangements, and the costs associated with commercialization of its products. ANTIVIRALS' cash requirements are expected to continue to increase significantly each year as it expands its activities and operations. There can be no assurance, however, that ANTIVIRALS will ever be able to generate product revenues or achieve or sustain profitability.

    ANTIVIRALS expects that its cash requirements over the next twelve months will be satisfied by existing cash resources.

                           BUSINESS OF IMMUNOTHERAPY

GENERAL

    IMMUNOTHERAPY is a biopharmaceutical company focused on the development of therapeutic vaccines to treat cancer and infectious diseases. IMMUNOTHERAPY's primary product, CTP-37, has completed three Phase I studies and is now being evaluated in two multicenter Phase II clinical trials. Present and past clinical experience with CTP-37 has provided evidence of apparent survival benefits in patients with advanced or metastatic disease. CTP-37 represents a new class of promising anti-cancer vaccines that are designed to utilize the human immune system to control disease progression in patients who have failed conventional therapy. IMMUNOTHERAPY's therapeutic goal for CTP-37 is to provide quality of life and survival benefits for patients living with cancer without debilitating toxicity.

    Utilizing the body's natural ability to distinguish healthy cells from potentially harmful ones, IMMUNOTHERAPY has developed a rationally designed vaccine that stimulates an immune system response to human chorionic gonadotropin (hCG), a hormone produced by tumors. Many years of focused research using multiple analytical tools have shown that hCG is commonly produced by a wide range of human malignancies. Several lines of evidence indicate that hCG is capable of stimulating tumor cell growth while compromising immune responses that normally defend against cancer. These tumor properties are believed to render patients immunologically inert to their tumors (anergy), promote tumor vascularization (angiogenesis) and lead to aggressive tumor behavior (metastases). All of these phenomena are enhanced by hCG and indicate that this human hormone/growth factor enhances cancer's ability to spread throughout the body and kill its host. The therapeutic goal of CTP-37 immunotherapy is to neutralize hCG's biological role in patients who have cancer by stimulating a vigorous immune response to hCG and the tumors that produce the hormone.

MANAGING CANCER

    IMMUNOTHERAPY believes today's emerging healthcare market recognizes the value of treatments which allow for disease management in many common disorders, including cancer. While a cure for cancer remains elusive, there is growing realization that improved cancer management is well within the reach of current medical science. The concept of immunological control of cancer as a chronic disease is intended to improve the lives of cancer patients while preserving scarce medical resources. This highly specific and well-tolerated therapeutic approach represents an emerging paradigm shift in medical treatment and new treatment options for patients living with cancer. Unlike a prophylactic vaccine which is used to prevent disease occurrence, CTP-37 is being evaluated as a therapeutic vaccine to treat patients with diagnosed disease.

INDUSTRY OVERVIEW

    The concept of utilizing the human immune system to control tumors and their metastases has been a long term goal of medical research. Recent advances in the fundamental understanding of tumor immunology have increased the prospects for the near-term development of non-toxic cancer vaccines. After years of concentrated research, a wide variety of immunotherapeutic agents are now beginning to reach the clinic with promising results. The need for new cancer therapies stems from the high costs and limitations of current standard treatments (i.e., surgery, radiation and chemotherapy). The past twenty years have seen treatment advances in some cancers, but for the most prevalent human malignancies such as lung, breast and colorectal cancer, little improvement has been made. Viewed in context of today's shrinking health care environment, there is a substantial unfulfilled need for new effective cancer immunotherapeutic products. In a comprehensive 1996 cancer vaccine report by analysts following new trends in cancer therapy, the cancer vaccine market was described as "vast and growing" and sales for all major cancer markets including those of interest to IMMUNOTHERAPY, were projected as follows:

  ESTIMATED WORLD MARKETS FOR THERAPEUTIC AND PROPHYLACTIC VACCINES (5TH YEAR
                                     SALES)

                                                                       PROPHYLACTIC       TOTAL
                                           THERAPEUTIC VACCINE WITH    VACCINE WITH     COMBINED
                                                ANNUAL BOOSTER        ANNUAL BOOSTER     MARKET
                                           -------------------------  ---------------  -----------
                                                    MARKET                MARKET         MARKET
TYPE OF CANCER                                    ($MILLION)            ($MILLION)     ($MILLION)
-----------------------------------------  -------------------------  ---------------  -----------
Colorectal...............................              787.7                 913.9        1,701.6
Breast...................................              604.4                 998.6        1,603.0
Prostate.................................              844.6               1,188.7        2,033.3

IMMUNOTHERAPY'S PRODUCT DEVELOPMENT STRATEGY

    IMMUNOTHERAPY has concentrated its resources on conducting CTP-37 clinical trials in patients who have failed conventional standard therapy. Encouraging data from three Phase I studies have resulted in advanced clinical trials for colorectal and pancreatic cancer. At the conclusion of the current trials, IMMUNOTHERAPY plans to evaluate improved formulations of CTP-37 in a Phase III colorectal and/or pancreatic trial. Additional Phase II studies are planned for prostate and breast cancer. If, as IMMUNOTHERAPY anticipates, its Phase II trial results provide evidence of survival or quality of life benefits, IMMUNOTHERAPY anticipates submission of a Biological License Application ("BLA") to the FDA within 24 months, unless an earlier application is indicated under FDA's accelerated approval process for novel and promising cancer therapies. Approval of the BLA would permit the Company to market and sell CTP-37 in the United States and selected additional world markets. IMMUNOTHERAPY's near-term product development strategy includes seeking collaborative agreements with one or more pharmaceutical companies to help commercialize its product portfolio. IMMUNOTHERAPY believes this strategy will allow IMMUNOTHERAPY to focus on its fundamental strengths in vaccine discovery and research, while capitalizing on its corporate partners' strengths in finance, manufacturing, marketing and sales.

PRODUCTS

    CTP-37 is a synthetic peptide conjugate vaccine designed to elicit an anti-hCG immune response that targets tumors that produce hCG. The hCG hormone is naturally produced during pregnancy and shields developing embryos from maternal immune rejection. It is also produced by a wide range of cancers, where it concentrates in the tumor cell membrane. The hormone is found in highest concentration among the most aggressive cancers (i.e., metastatic). The hCG hormone is believed to stimulate tumor cell growth while compromising immune responses that normally defend against cancer. This is analogous to the natural role of hCG during pregnancy, where it promotes fetal development and down-regulates the immune response against the developing fetus.

    CTP-37 vaccine consists of a specific hCG antigen, which is synthesized by IMMUNOTHERAPY and mimics the natural antigen commonly found on many cancers of the colon, pancreas, prostate and breast (among others). The vaccine is composed of a 37 amino acid hCG specific peptide conjugated to diphtheria toxoid, a highly immunogenic carrier protein used in influenza vaccines. The peptide conjugate is emulsified in combination with a synthetic dipeptide adjuvant (nor-MDP, a potent immune stimulant) and delivered in a series of four intermuscular immunizations over a 16-week period with subsequent booster immunizations given periodically.

    CTP-37 has been tested in over 125 patients with advanced colorectal, pancreatic and other cancers. Results to date have indicated that CTP-37 is safe and effective in stimulating tumor specific immune responses to hCG. Preliminary evaluation of survival data in IMMUNOTHERAPY's Phase II colorectal clinical trial suggests that patients who respond to CTP-37 immunotherapy enjoy a survival benefit equal to or better than chemotherapy with a greatly enhanced quality of life.

    LATE STAGE PRODUCTS. Although CTP-37 has the potential of being used as a therapeutic vaccine to treat a wide range of human malignancies, and potentially other diseases, the most promising near term prospects are for treating patients with advanced colorectal and pancreatic cancer. In August of 1996, IMMUNOTHERAPY initiated a Phase II clinical trial in colorectal cancer that has treated 77 patients in total. Data from this trial is now being evaluated prior to meeting with regulatory authorities to discuss the study design of a randomized Phase III colorectal licensing trial of CTP-37. IMMUNOTHERAPY has also successfully petitioned the FDA to conduct a randomized Phase II/III trial of CTP-37 versus gemcitabine chemotherapy in pancreatic cancer. The Phase III licensing trial will require production of additional clinical supplies.

    INTERIM STAGE PRODUCTS. Interim plans for further evaluating CTP-37 in other cancers include initiating Phase II clinical studies of the vaccine in both breast and prostate cancer. A Phase II prostate clincial trial is expected to begin shortly using existing clinical supplies.

    EARLY STAGE PRODUCTS. IMMUNOTHERAPY has completed several preclinical laboratory studies that suggest that CTP-37 may be useful in treating both animal and human retroviral infections. Additional preclinical studies are planned.

SUMMARY OF PRODUCTS IN DEVELOPMENT

PRODUCT                                                   APPLICATION                      DEVELOPMENT PHASE
-----------------------------------------  ------------------------------------------  --------------------------
Therapeutic vaccines.....................  Colorectal cancer                           Phase II/late stage
                                           Pancreatic cancer                           Phase II/late stage
                                           Breast cancer                               Preclinical/interim stage
                                           Prostate cancer                             Preclinical/interim stage

Animal therapeutics......................  Feline Immunodeficiency Virus (FIV)         Preclinical/early stage
                                           Feline Leukemia Virus (FeLV)                Preclinical/early stage

Infectious diseases......................  Retroviruses                                Preclinical/early stage

    FORMULATION IMPROVEMENT. Advanced formulations of CTP-37 have been designed to increase CTP-37's therapeutic activity. In a series of preclinical laboratory studies, the biological potency of CTP-37 was significantly increased with the addition of a second unique hCG specific antigen. Additional studies have produced sustained immune responses to CTP-37 utilizing improved delivery vehicles such as liposomes, polylactic/glycocolic microspheres and stable high-pressure emulsions. One of these advanced CTP-37 formulations will be selected to use in IMMUNOTHERAPY's planned Phase III colorectal clinical trial.

    SUMMARY OF CLINICAL STUDIES. CTP-37 is being developed as a non-toxic vaccine for the treatment of cancer in multiple clinical settings. The following table sets forth IMMUNOTHERAPY's clinical trial program for CTP-37.

     TRIAL                    DESCRIPTION AND TYPE                     PATIENTS         STATUS
-----------  ------------------------------------------------------  ------------  -----------------
         1   Phase I safety study..................................  43 treated    Completed

         2   Phase I metastatic cancer.............................  21 treated    Completed

         3   Phase Ib metastatic cancer............................  23 treated    Completed

         4   Phase II colorectal...................................  77 treated    Ongoing

         5   Phase II colorectal extension.........................  16 treated    Ongoing

     TRIAL                    DESCRIPTION AND TYPE                     PATIENTS         STATUS
-----------  ------------------------------------------------------  ------------  -----------------
         6   Phase II pancreatic...................................  6 treated     Ongoing

         7   Phase II pancreatic extension.........................  2 treated     Ongoing

         8   Phase II prostate.....................................  16            Beginning 1998

         9   Phase II breast.......................................  16            Beginning 1999

        10   Phase I/II Loop safety/immunogenicity.................  16            Beginning 1998

        11   Phase II/III randomized pancreatic trial..............  48            Beginning 1998

        12   Phase III randomized colorectal trial.................  300           Beginning 1998

    SUMMARY OF PHASE I CLINICAL RESULTS. IMMUNOTHERAPY has completed two Phase I studies in cancer patients subsequent to a 43 subject Phase I dose escalation safety study. In the first, 23 cancer patients were enrolled into one of three dose levels and received three intermuscular vaccine injections at 21-day intervals. In the second Phase I study, 21 patients were treated with CTP-37 using an alternative adjuvant. Overall these two studies demonstrated that the vaccine was well-tolerated and effective at eliciting hCG specific immune responses to vaccination. Evidence of CTP-37 efficacy included anti-tumor responses and apparent survival benefits in patients with aggressive malignancies who had failed conventional therapy.

    PHASE II CLINICAL RESULTS (IN PROGRESS). As a result of the encouraging results in the Phase I studies, IMMUNOTHERAPY initiated two additional clinical trials of CTP-37 in 1996. Interim results, as summarized below, confirm the safety of the vaccine as well as its ability to produce immune responses to hCG. Most significantly, the results confirm data from the Phase I studies suggesting a variety of metastatic tumors, including colorectal and pancreatic cancer, may respond to treatment with this vaccine.

    - CTP-37 continues to be well tolerated in both the colorectal and pancreatic trials.

    - Patients continue to elicit humoral responses to CTP-37 immunotherapy.

    - hCG-specific immune response to vaccination appears to correlate with patient survival; patients who respond to CTP-37 immunotherapy by week 12 demonstrate a survival benefit (95%) vs. chemotherapy (70%) through study conclusion (week 24).

COMPETITION

    As a consequence of medical science's expanding knowledge of tumor immunology and lack of new effective cancer therapeutics, there is intense competition to develop highly specific non-toxic cancer vaccines. IMMUNOTHERAPY believes that it enjoys a favorable competitive position as compared to many recent entries in the cancer vaccine field based upon the sustained investment in IMMUNOTHERAPY's lead product over twenty years. During the past five years as medical research has elucidated the complexities of the human immune system and tumor biology, new laboratory and clinical studies have provided persuasive evidence that cancer vaccines can be effectively used to treat and control cancer. These advances, when viewed in context of the limited benefits offered with standard therapeutic regimens, have prompted a renewed interest in cancer vaccinology. Dozens of companies have recently entered this rapidly emerging market, employing varied therapeutic and diagnostic treatment strategies. At least four companies, Chiron/Biomira Inc. (breast cancer), Bristol-Myers Squibb and Progenics Pharmaceuticals (melanoma and other cancers), Jenner Biotherapies Inc. (prostate cancer), and Aphton Corporation (gastrointestinal cancers), have products at a similar stage of development as CTP-37.

    Due to their excellent specificity and safety profiles, cancer vaccines will probably fulfill many therapeutic roles. It is likely that vaccines like CTP-37 will eventually be used in combination with chemotherapy and other biological response modifiers in treating patients with advanced disease.

Although IMMUNOTHERAPY expects to conduct clinical trials that directly compare CTP-37 and chemotherapy, the long term view is that cancer vaccines will complement the existing standard therapeutic regimes of surgery, radiation and chemotherapy.

    IMMUNOTHERAPY believes that licensing for the first FDA-approved cancer vaccine is unlikely to occur prior to the year 2001. It is also unlikely than any single cancer vaccine will dominate its market since physicians are likely to use vaccine combinations for treating their patients. Compared to other vaccines, IMMUNOTHERAPY believes that CTP-37 may have widespread utility because hCG appears to be commonly expressed by all types of cancer.

PROPRIETARY RIGHTS

    IMMUNOTHERAPY has acquired a comprehensive body of intellectual rights and product/technology licenses from Dr. Vernon Stevens and The Ohio State University. These properties include exclusive world-wide licenses covering the composition, manufacturing and use of CTP-37 in all fields of use with the exception of fertility regulation including treating and/or preventing cancer. IMMUNOTHERAPY's proprietary rights also include the unrestricted use of its vaccine technology for non-hormonal cancer applications. IMMUNOTHERAPY enjoys the right to commercialize any new intellectual property relating to its licensed subject matter including access and use of all new experimental data resulting from Dr. Stevens' research. IMMUNOTHERAPY's licenses have been granted for a period of thirty (30) years or ten (10) years from the expiration of the last issued patent, whichever comes later. Under these licensing agreements, IMMUNOTHERAPY has the right to sublicense the Company's products and technology throughout the world. For such rights, IMMUNOTHERAPY is obligated to pay the licensors minimum annual royalties of $60,000 through the third quarter of 2001 and $55,000 thereafter. Subject to such minimums, the royalties are 5% of net sales of products from licensed technology in the United States and Canada; 2% of net sales in countries of the "European Economic Community"; and 25% of any royalties received by IMMUNOTHERAPY for sublicenses in the United States, the "European Economic Community" or in Korea. In addition, IMMUNOTHERAPY is obligated to make a $50,000 payment to Ohio State University to support the research of Dr. Vernon Stevens during 1998.

    IMMUNOTHERAPY has pursued an aggressive policy of obtaining patent protection for its licensed proprietary technology. IMMUNOTHERAPY enjoys substantial domestic intellectual property that protects its product portfolio. Currently, ten U.S. patents have issued embracing 181 claims relating to the composition, manufacture and use of IMMUNOTHERAPY's cancer vaccine technology. IMMUNOTHERAPY recently was granted an additional patent which protects the use of CTP-37 for treating cancer an additional 17 years in the United States. Presently, IMMUNOTHERAPY has thirteen (13) applications pending at the United States Patent Office.

    In 1992, IMMUNOTHERAPY filed an international PCT application for CTP-37 in all major markets of the world. Australia, in 1998, was the first country to grant IMMUNOTHERAPY patent protection as a result of its PCT application. In addition to the pending PCT application which is now being prosecuted in the national phase throughout the world, IMMUNOTHERAPY enjoys additional patent protection in several countries of commercial interest, including Canada.

MANUFACTURING

    CTP-37 is a rationally designed vaccine that is manufactured as a chemical entity. CTP-37 is produced under Good Manufacturing Practices (GMPs) by licensed pharmaceutical contract manufacturers. IMMUNOTHERAPY plans to produce all of the supplies for its clinical studies using outside vendors. IMMUNOTHERAPY has no immediate plans to establish its own in-house manufacturing capability.

GOVERNMENT REGULATION

    The pharmaceutical industry is subject to a large number of changing governmental regulations including the need to obtain regulatory approval for clinical testing and product sales. In general, the FDA is engaged in advancing new therapeutic cancer treatments, particularly in instances in which there is no effective standard therapy. There can, however, be no assurance that IMMUNOTHERAPY's CTP-37 vaccines will not be adversely affected by changing governmental regulations in the future, or that such a change would not have adverse effects on IMMUNOTHERAPY and its business. Finally, a change in regulations requiring long testing periods could adversely affect IMMUNOTHERAPY's ability to commercialize its products.

    For a detailed description of the drug approval process, see "BUSINESS OF ANTIVIRALS--Drug Approval Process and Other Government Regulation."

EMPLOYEES

    As of March 31, 1998, IMMUNOTHERAPY CORPORATION employed three people on a full-time basis.

PROPERTY

    Pending the Merger, IMMUNOTHERAPY has terminated its lease of its corporate headquarters and neither owns nor leases any real property.

LEGAL PROCEEDINGS

    An action was brought against IMMUNOTHERAPY by Biomedical Link, Inc., a California corporation, in a complaint filed December 19, 1997 (BIOMEDICAL LINK, INC. V. IMMUNOTHERAPY CORPORATION, San Diego Superior Court, Case No. N076891). The case arises out of a finder's agreement which IMMUNOTHERAPY entered into with the plaintiff in 1997. Plaintiff alleges breach of contract, intentional and negligent misrepresentation and false promise. In the complaint, plaintiff seeks compensatory damages of $1.75 million, plus punitive damages. IMMUNOTHERAPY's insurer has accepted coverage of this claim (subject to a $25,000 deductible and a customary reservation of rights).

    Under the terms of the finder's agreement, plaintiff could have been entitled to a finder's fee had plaintiff brought IMMUNOTHERAPY an investor ready, willing and able to invest, and had IMMUNOTHERAPY decided to accept the investment. IMMUNOTHERAPY has asserted that neither event occurred. IMMUNOTHERAPY accordingly, intends to defend the case vigorously and believes it has meritorious defenses to all of plaintiff's claims.

    IMMUNOTHERAPY is involved in routine legal matters incidental to their business. Management believes the outcome of such proceedings will not have a material effect on the business, financial position or results of operations of IMMUNOTHERAPY.

                     SELECTED IMMUNOTHERAPY FINANCIAL DATA

    The following selected historical financial information of IMMUNOTHERAPY has been derived from historical financial statements, and should be read in conjunction with such financial statements and the notes thereto and in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of IMMUNOTHERAPY, which are included elsewhere in this Joint Proxy Statement/ Prospectus.

                                                                                  AT OR FOR THREE
                                        YEAR ENDED DECEMBER      OCTOBER 7,     MONTHS ENDED MARCH      OCTOBER 7,
                                                31,                 1993                31,                1993
                                       ----------------------   (INCEPTION)    ---------------------   (INCEPTION)
                                          1996        1997      TO 12/31/97      1997        1998       TO 3/31/98
                                       ----------  ----------  --------------  ---------  ----------  --------------
STATEMENT OF OPERATIONS DATA:
Revenues from grants and research
  contracts..........................  $   --      $   --        $   50,000    $  --      $   --        $   50,000
Operating expenses:
  Research and development...........     706,446     819,931     2,118,781      253,458     120,382     2,239,163
  General and administrative.........     481,039     503,154     1,437,340      110,716      92,984     1,530,324
                                       ----------  ----------  --------------  ---------  ----------  --------------
Total operating expenses.............  $1,187,485  $1,323,085    $3,556,121      364,174     213,366     3,769,487
                                       ----------  ----------  --------------  ---------  ----------  --------------
Loss from operations.................  $(1,187,485) $(1,323,085)   $(3,524,202)  (364,174)   (213,366)   (3,737,568)
Other income (expense), net..........        (326)     (1,408)       14,468           88       1,000        15,468
                                       ----------  ----------  --------------  ---------  ----------  --------------
Net loss.............................  $(1,187,811) $(1,324,493)   $(3,511,385) $(364,086) $ (212,366)   $(3,723,751)
                                       ----------  ----------  --------------  ---------  ----------  --------------
                                       ----------  ----------  --------------  ---------  ----------  --------------
Net loss per share...................  $    (0.12) $    (0.13)                 $   (0.04) $    (0.02)
                                       ----------  ----------                  ---------  ----------
                                       ----------  ----------                  ---------  ----------

BALANCE SHEET DATA:
Cash and investments.................  $   31,219  $   21,702                             $   12,286
Working capital (deficit)............    (327,271)   (762,244)                              (973,831)
Total assets.........................     102,414      45,457                                 45,763
Deficit accumulated during the
  development stage..................  (2,196,450) (3,597,790)                            (3,835,743)
Total shareholders' equity
  (deficiency in assets).............    (309,292)   (758,813)                              (971,179)
Book value per share.................       (0.03)      (0.07)                                 (0.09)

               IMMUNOTHERAPY MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING ANALYSIS CONTAINS FORWARD-LOOKING STATEMENTS REGARDING, AMONG OTHER THINGS, PRODUCT DEVELOPMENT PLANS, MARKET PROJECTIONS, PRODUCT EFFICACY AND SAFETY, PARTNERING, CAPITAL AND OTHER EXPENDITURES, TIMING OF U.S. FOOD AND DRUG ADMINISTRATION (FDA) FILINGS, FDA APPROVAL THEREOF AND CLINICAL TRIAL PROGRESS, SUFFICIENCY OF CASH RESOURCES AND THE ABILITY OF IMMUNOTHERAPY TO RAISE ADDITIONAL FUNDING IN THE FUTURE. THESE FORWARD-LOOKING STATEMENTS CONCERN MATTERS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. WORDS SUCH AS "BELIEVE," "EXPECTS," "LIKELY," "MAY" AND "PLANS" ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, ALTHOUGH NOT ALL FORWARD-LOOKING STATEMENTS CONTAIN THESE WORDS. THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH IMMUNOTHERAPY'S FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCLUDED HEREIN.

OVERVIEW

    IMMUNOTHERAPY, a development stage biopharmaceutical company, is engaged in the discovery, development and commercialization of products for the treatment of a wide variety of cancers. Since its formation in October 1993, IMMUNOTHERAPY has devoted its resources primarily to fund research and development efforts relating to its CTP-37 anti-cancer vaccine. IMMUNOTHERAPY has been unprofitable since inception and, other than small amounts of interest and contract research revenue, has had no revenue from the sale of products or other sources and does not expect material revenues for at least the next 24 months. IMMUNOTHERAPY expects to incur significant additional expenses for the foreseeable future as it continues to undertake its clinical trial program for its vaccine products and seeks drug approval from the FDA. IMMUNOTHERAPY has experienced significant operating losses due to substantial expenses incurred to acquire licenses and fund clinical trials of CTP-37 and as of March 31, 1998, and December 31, 1997, respectively, had an accumulated deficit of $3,835,743 and $3,597,790.

    IMMUNOTHERAPY believes that its anti-cancer vaccine, CTP-37, may be effective in triggering the immune system to control disease progression in patients who have failed conventional therapy. IMMUNOTHERAPY has licensed the technology for CTP-37 from Dr. Vernon Stevens and the Ohio State University pursuant to several license agreements. On February 2, 1998, IMMUNOTHERAPY and ANTIVIRALS entered into an agreement and plan of reorganization and merger under which ANTIVIRALS would acquire all of the outstanding capital stock of IMMUNOTHERAPY in exchange for publicly traded shares and warrants to acquire shares of ANTIVIRALS.

    IMMUNOTHERAPY is currently concluding Phase II trials in colorectal and pancreatic cancer at several university and other major hospitals throughout the United States. IMMUNOTHERAPY utilizes the services of a third party to assist its management in the administration and coordination of its clinical trials program. IMMUNOTHERAPY intends to initiate additional clinical trials and to enter into research relationships with other universities and research institutions. In addition, after the Merger, IMMUNOTHERAPY, together with ANTIVIRALS, plans to seek additional corporate partners for its research and development activities. No assurance can be given that CTP-37 or any other of IMMUNOTHERAPY's products will be approved for commercial sale in the near-term or at all or that any of the foregoing proposed arrangements will be implemented or prove to be successful.

    Over the next 12 months, IMMUNOTHERAPY plans to increase its level of activity to support its increased research and development efforts and its clinical trials activity. However, should IMMUNOTHERAPY not be able to implement such plans, IMMUNOTHERAPY will likely have difficulty continuing its current level of operations, if the Merger is not completed or additional financing is not obtained.

RESULTS OF OPERATIONS

    THREE MONTHS ENDED MARCH 31, 1998, COMPARED TO THREE MONTHS ENDED MARCH 31, 1997. IMMUNOTHERAPY did not generate significant revenues for the period from October 7, 1993 (inception of

IMMUNOTHERAPY through March 31, 1998. IMMUNOTHERAPY has devoted substantially all its resources since inception to the payment of licensing fees and research and development fees plus expenses relating to the startup of its business. IMMUNOTHERAPY experienced a quarterly net loss of $212,366 for the three months ended March 31, 1998, as compared with $364,086, for the same period in 1997. This difference is attributed principally to the decreased level of expenditures experienced by IMMUNOTHERAPY in connection with its research and development expenses as its Phase II trials for CTP-37 drew toward completion. During the same periods, the net cash used in operating activities more than doubled, increasing to $533,358 in the three months ended March 31, 1998, from $249,492 in the three months ended March 31, 1997. The most significant reason for this increase was the expenditure, during the first quarter of 1998, of loaned funds that IMMUNOTHERAPY received from ANTIVIRALS to discharge accumulated current liabilities payable.

    With the inclusion of the unaudited net loss for the first quarter of 1998, the accumulated deficit of IMMUNOTHERAPY at March 31, 1998, was $3,835,743.

    YEAR ENDED DECEMBER 31, 1997, COMPARED TO YEAR ENDED DECEMBER 31,
1996. Operating expenses, including general and administrative expenses and research and development expenses, were $1,323,085 and $1,187,485, respectively, for the years ended December 31, 1997, and December 31, 1996. Of these amounts, the research and development expenses component was $819,931 and $706,446 for the years ended December 31, 1997 and December 1, 1996, respectively. The research and development component is composed primarily of financing clinical trials and payment of the licensing fee for CTP-37. The 16% increase from 1996 to 1997 reflects increased clinical trial activity. The general and administrative expense component of operating expenses were $503,154 and $481,039 for the years ended December 31, 1997 and 1996, respectively, representing primarily salary, consulting, legal and office rent expense. The increase in general and administrative expense from 1996 to 1997 of 4.6% is due primarily to increased costs associated with the proposed merger with ANTIVIRALS.

LIQUIDITY AND CAPITAL RESOURCES

    IMMUNOTHERAPY has financed its operations since inception through the sale of its Common Stock and Preferred Stock in an aggregate amount of $2,864,564. Its accumulated deficit through March 31, 1998, was $3,835,743 and its stockholder deficit at the same period was $971,179. The accumulated deficit through the years ended December 31, 1997 and 1996, was $3,597,790 and $2,196,450, respectively, and its stockholder deficit for the same periods was $758,813 and $309,292. The stockholder deficit increased in each period because the Company continued to have operating losses. Current liabilities increased to $794,270 at December 31, 1997 from $411,706 at December 31, 1996, due to
IMMUNOTHERAPY's decreasing ability to meet its current obligations during that period.

    IMMUNOTHERAPY's cash and cash equivalents were $12,286, $21,702 and $31,219 for the three months ended March 31, 1998, and the years ended December 31, 1997 and 1996, respectively. The continuing decrease in cash during these periods is due to an increase in the net difference between expenditures and receipts when the time periods are compared.

    Under agreements with Dr. Vernon Stevens and the Ohio State University, IMMUNOTHERAPY is obligated to pay certain minimum license fees to maintain its rights to CTP-37. Under these licensing agreements, IMMUNOTHERAPY is obliged to pay the licensors minimum annual royalties of $60,000 through the third quarter of 2001, and $55,000 thereafter. The royalties themselves (subject to the above minimums) are 5% of net sales of products from licensed technology in the US and Canada; 2% in net sales in countries of the "European Economic Community"; and 25% of any royalties received by IMMUNOTHERAPY for sublicenses in the US, the "European Economic Community" or in Korea. In addition, IMMUNOTHERAPY is obliged to make a $50,000 payment to Ohio State University to support the research of Dr. Vernon Stevens during 1998. As of March 31, 1998, IMMUNOTHERAPY owed $15,000 for all license fee obligations under these agreements and had accrued $12,500 for the mandatory research grant to OSU.

    IMMUNOTHERAPY's operations to date have consumed substantial capital without generating significant revenues, and IMMUNOTHERAPY will continue to require substantial and increasing amounts of funds to conduct necessary research and development, preclinical and clinical testing and marketing of its anti-cancer vaccine, CTP-37. IMMUNOTHERAPY does not expect to generate revenue from operations for at least the next 24 months, and IMMUNOTHERAPY's ability to meet its cash obligations as they become due and payable is expected to depend on funding through ANTIVIRALS if the merger closes and, if not, on its ability to sell additional securities, borrow additional funds or some combination thereof.

    Through first quarter 1998, IMMUNOTHERAPY's sole source of funds has been a loan from ANTIVIRALS to meet its current obligations. The loan, bearing interest at the rate of 9 1/2% per annum, is due and payable on April 30, 1999. In the event IMMUNOTHERAPY defaults in the repayment of the principal or interest, ANTIVIRALS' sole remedy is the obligation of IMMUNOTHERAPY to issue a number of shares of Class B Preferred Stock of IMMUNOTHERAPY equal to the aggregate dollar amount of principal and interest outstanding on April 30, 1999, divided by $1.0161235. The Series B Preferred Stock will enjoy the same rights and privileges as the Series A Preferred Stock of IMMUNOTHERAPY. ANTIVIRALS in addition will have the right to designate two representatives to the IMMUNOTHERAPY Board. See "THE MERGER--ANTIVIRALS' Loan to IMMUNOTHERAPY Pending the Merger."

    In the event the Merger does not close, IMMUNOTHERAPY's management believes that its existing capital resources, including the debt from ANTIVIRALS described above, will mandate that IMMUNOTHERAPY raise significant additional funding in order to meet its operating expenses and capital requirements through the end of 1998. If an alternative acquiror could not be located, IMMUNOTHERAPY would be required to raise substantial additional capital through debt, collaborative arrangements or private or public equity financings. There can be no assurance that additional capital would be capable of arrangement in a timely fashion for IMMUNOTHERAPY's needs or that it would be available on favorable terms or at all. If additional funds were obtained through collaborative arrangements or debt financing, IMMUNOTHERAPY would likely be required to significantly reduce or refocus its operations or relinquish rights to certain of its products, technologies or potential markets, which would likely have a material adverse effect on IMMUNOTHERAPY's business, financial condition and results of operations. To the extent that additional capital would be raised through the sale of equity, the issuance of such securities would result in ownership dilution to IMMUNOTHERAPY existing stockholders.

    IMMUNOTHERAPY's future capital requirements will depend on many factors, including progress with preclinical testing and clinical trials, the number and breadth of such trials, the time and costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other proprietary rights, the time and costs involved in obtaining regulatory approvals, competing technological and market developments and the ability of IMMUNOTHERAPY to establish collaborative relationships and effectively commercialize and market CTP-37. There can be no assurance, in any event, that IMMUNOTHERAPY will ever generate product revenues or achieve or sustain profitability, standing alone or together with its proposed merger partner ANTIVIRALS.

                  ANTIVIRALS DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the directors and executive officers of ANTIVIRALS:

NAME                                        AGE                                    POSITION
--------------------------------------      ---      --------------------------------------------------------------------
Denis R. Burger, Ph.D.(1).............          55   President, Chief Executive Officer, Director

Gordon W. Duncan, Ph.D................          65   Vice President of Regulatory Affairs and Clinical Development

Patrick L. Iversen, Ph.D..............          43   Vice President of Research and Development, Director

Alan P. Timmins(1)....................          38   Chief Operating Officer, Chief Financial Officer, Director

Dwight D. Weller, Ph.D.(1)............          46   Senior Vice President of Chemistry and Manufacturing, Director

Nick Bunick(3)........................          61   Director

James B. Hicks, Ph.D.(2)(3)...........          51   Director

Joseph Rubinfeld, Ph.D.(2)............          65   Director

------------------------

(1) Member of the Executive Committee.

(2) Member of the Compensation Committee.

(3) Member of the Audit Committee.

    DENIS R. BURGER, PH.D. has served as President and Chief Executive Officer of ANTIVIRALS since January 1997, Chief Executive Officer of ANTIVIRALS since January 1996, and as a director of ANTIVIRALS since 1991. From 1992 to 1995, he was President and Chief Operating Officer of ANTIVIRALS. He co-founded Epitope, Inc., a biotechnology company, and served as Chairman from 1981 to 1990. Dr. Burger has also been a member of Sovereign Ventures, LLC, a biotechnology consulting and merchant banking venture since 1991. Dr. Burger is a member of the Board of Directors of Cellegy Pharmaceuticals, Inc. and SuperGen, Inc. Dr. Burger held the positions of Assistant Professor, Associate Professor and Professor at the Oregon Health Sciences University ("OHSU") from 1969 to 1986. Dr. Burger received a B.A. in Bacteriology and Immunology from the University of California, Berkeley, and his M.S. and Ph.D. degrees in Microbiology and Immunology from the University of Arizona.

    GORDON W. DUNCAN, PH.D. has served as Vice President of Regulatory Affairs and Clinical development of ANTIVIRALS since 1997. From 1991 to 1996, he was Vice President for Research and a Director of ProCyte Corporation, and previously served as Vice President for Administration of Upjohn Laboratories (now part of Pharmacia and Upjohn) for more than 20 years. He is a founding and current director of the Program for Appropriate Technology in Health, a Senior Project Officer with the Concept Foundation, and the Executive Vice President and Chief Operating Officer for Women's Capital Corporation. Dr. Duncan received a B.S. in Animal Husbandry from Cornell University and an M.S. and Ph.D. in Physiology from Iowa State University.

    PATRICK L. IVERSEN, PH.D. has served as Vice President of Research and Development and a director of ANTIVIRALS since 1997. From 1987 through 1997, Dr. Iversen was on staff at the University of Nebraska Medical Center, most recently as a Professor in the College of Medicine. Dr. Iversen, who has published extensively on antisense research and development, additionally served as a consultant to various pharmaceutical and biotechnology companies, including GLAXO Inc., Innovir Pharmaceuticals, Lynx Therapeutics, and Isis Pharmaceuticals, as well as to ANTIVIRALS. Dr. Iversen holds a B.S. in Biology from Westminster College and a Ph.D. in Biochemical Pharmacology and Toxicology from the University of Utah, followed by post-doctoral work at the Eppley Institute for Research in Cancer and Allied Diseases.

    ALAN P. TIMMINS has served as Chief Operating Officer and Chief Financial Officer of ANTIVIRALS since October 1996, as Executive Vice President and Chief Financial Officer since 1992, and as a director of ANTIVIRALS since 1997. From 1981 to 1991, he served in a variety of positions at the firm of Price Waterhouse LLP, most recently as a Senior Manager specializing in high technology and emerging growth companies. Mr. Timmins received a B.B.A. in Accounting and Management from the University of Portland and an M.B.A. from Stanford University. He is a Certified Public Accountant.

    DWIGHT D. WELLER, PH.D. has served as Senior Vice President of Chemistry and Manufacturing since 1997, as Vice President of Research and Development of ANTIVIRALS since 1992, and as a director of ANTIVIRALS since 1991. He joined the faculty of Oregon State University in 1978 as Assistant Professor and was an Associate Professor in the Chemistry Department from 1984 to 1992. Dr. Weller received a B.S. in Chemistry from Lafayette College and a Ph.D. in Chemistry from the University of California at Berkeley, followed by postdoctoral work in Bio-Organic Chemistry at the University of Illinois.

    NICK BUNICK has served as a director of ANTIVIRALS since 1992. Mr. Bunick is the President and Chairman of the Board of three real estate development companies and one investment management company. From 1987 to 1990, he was a Vice President of In-Focus Systems, Inc., a company that specializes in the design and manufacturing of flat panel display products. Mr. Bunick received a B.S. in Business Administration and Marketing from the University of Florida.

    JAMES B. HICKS, PH.D. has served as a director of ANTIVIRALS since 1997. He has served as the Chief Executive Officer, Chief Scientist and a director of Hedral Therapeutics, Inc., a biotechnology company, since its founding in 1993. Previously, he was a founding scientist and a Senior Scientific Director at ICOS Corporation from 1990 to 1993, and Director of the PPG Industries/Scripps Joint Research Program at Scripps Clinic, as well as an Adjunct Member of the Molecular Biology Department in the Research Institute of Scripps Clinic from 1986 to 1990. From 1978 through 1986, he was Senior Scientist and Lab Chief of the Delbruck Laboratory at Cold Spring Harbor Laboratory. Dr. Hicks received his B.A. degree in Biology from Willamette University and his Ph.D. in Molecular Biology from the University of Oregon, followed by post-doctoral research at Cornell University.

    JOSEPH RUBINFELD, PH.D. has served as a director of ANTIVIRALS since 1996. He has served as Chief Executive Officer, President, Chief Scientific Officer and a director of SuperGen, Inc. since its inception in 1991. Dr. Rubinfeld was one of the four initial founders of Amgen, Inc. in 1980 and served as Vice President and Chief of Operations until 1983. From 1987 to 1990, he was Senior Director at Cetus Corporation. From 1968 to 1980, Dr. Rubinfeld was employed at Bristol-Myers Squibb (formerly Bristol-Myers International Corporation) in a variety of positions, most recently as Vice President and Director of Research and Development. He received his B.S. in Chemistry from C.C.N.Y., and his M.A. and Ph.D. degrees in Chemistry from Columbia University.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During 1997, ANTIVIRALS' Board of Directors held seven (7) meetings. Each incumbent director attended more than seventy-five percent (75%) of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended December 31, 1997, conducted no meetings. The members of the Audit Committee currently are Nick Bunick and James B. Hicks, Ph.D. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of ANTIVIRALS' internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers ANTIVIRALS' stock option plans. During the fiscal year ended December 31, 1997, the Compensation Committee held two (2) meetings. The members of the Compensation Committee currently are James B. Hicks, Ph.D., and Joseph Rubinfeld, Ph.D.

DIRECTOR COMPENSATION

    Directors who are not employees of ANTIVIRALS receive a nonqualified option to purchase 33,334 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of the grant pursuant to ANTIVIRALS' 1992 Stock Incentive Plan, which vest over four years. In addition, Dr. Rubinfeld is reimbursed for expenses for attendance at Board meetings.

SCIENTIFIC ADVISORY COMMITTEE

    ANTIVIRALS has established relationships with a group of scientific advisors with expertise in their respective fields that complement ANTIVIRALS' product research and development. The following individuals serve on the Scientific Advisory Committee to ANTIVIRALS' Board of Directors:

    CHRISTOPHER K. MATHEWS, PH.D. is Chairman of the Scientific Advisory Committee. He is the Chairman of the Biochemistry-Biophysics Department at Oregon State University. Dr. Mathews received a B.A. from Reed College and a Ph.D. in Biochemistry from the University of Washington. He performed postdoctoral work in Biochemistry at the University of Pennsylvania. Dr. Mathews joined the Scientific Advisory Committee in 1994 and was a director of ANTIVIRALS from 1991 to 1994.

    STEVEN H. HEFENEIDER, PH.D. has been a staff immunologist at the Veterans Administration Medical Center in Portland, Oregon since 1985 and Research Associate Professor in the Department of Medicine at OHSU since 1987. He received a B.S. in biology from the University of Oregon, an M.S. in genetics from the University of Minnesota and a Ph.D. in Microbiology and Immunology from OHSU in 1981.

    DAVID J. HINRICHS, PH.D. is a Research Scientist at the Veterans Administration Medical Center in Portland, Oregon and a Professor of Microbiology and Immunology at OHSU. From 1976 to 1985 he was a Professor of Microbiology at Washington State University. He received a Ph.D. in Microbiology from the University of Arizona in 1967.

    JEFFREY D. HOSENPUD, M.D. has been Chief of Cardiology and a Professor of Medicine at the Medical College of Wisconsin in Milwaukee since 1994. Dr. Hosenpud was Professor of Medicine and Head of the Cardiac Transplant Medicine at OHSU from 1980 to 1994, and Medical Director for the Registry of the International Society for Heart & Lung Transplantation since 1993. Dr. Hosenpud completed his M.D. at the University of California, Los Angeles.

                       ANTIVIRALS EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation of ANTIVIRALS' Chief Executive Officer and each of the three (3) other most highly compensated executive officers of ANTIVIRALS (the "named executive officers") for the fiscal years ending December 31, 1997 and 1996.

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                                                             -------------
                                                            ANNUAL COMPENSATION               SECURITIES
                                                                                              UNDERLYING
                                                           ---------------------             STOCK OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION                                  YEAR       SALARY      BONUS       GRANTED      COMPENSATION(1)
---------------------------------------------------------  ---------  ----------  ---------  -------------  -----------------
Denis R. Burger, Ph.D. ..................................       1997  $  216,650  $  25,000      100,000        $   3,558
  President and Chief Executive Officer(1)                      1996     121,925                  --                2,443
James E. Summerton, Ph.D. ...............................       1997     120,333                  50,000            2,712
  President and Chief Scientific Officer(1)                     1996      92,483                  --                2,712
Alan P. Timmins .........................................       1997     130,400     25,000       50,000            2,265
  Chief Operating Officer and Chief Financial Officer           1996      76,959                  --                2,262
Dwight Weller, Ph.D. ....................................       1997     130,817                  50,000            2,412
  Senior Vice President of Chemistry and Manufacturing          1996      82,066                  --                2,412

------------------------

(1) Dr. Summerton resigned in September 1997, and Dr. Burger assumed the title of President at that time.

STOCK OPTIONS

    The following table sets forth information concerning options granted to the named executives during the year ended December 31, 1997, under ANTIVIRALS' 1992 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                                                                                                      ANNUAL RATES OF STOCK
                                 NUMBER OF                                                            PRICE APPRECIATION FOR
                                 SECURITIES       PERCENT OF TOTAL                                        OPTION TERM(3)
                             UNDERLYING OPTIONS    OPTIONS GRANTED    EXERCISE PRICE    EXPIRATION   ------------------------
NAME                             GRANTED(2)       EMPLOYEES IN 1997      PER SHARE         DATE          5%          10%
---------------------------  ------------------  -------------------  ---------------  ------------  ----------  ------------
John Beaulieu(1)...........          --                  --                 --              --           --           --
Denis Burger...............         100,000               19.91%         $    6.38       06/12/2007  $  410,601  $  1,031,722
Gordon Duncan..............          50,000                9.95%              6.90       06/12/2007     223,411       560,204
Patrick L. Iversen.........         100,000               19.91%              6.69       09/11/2007     430,754     1,082,026
Alan Timmins...............          50,000                9.95%              6.38       06/12/2007     205,300       515,861
Dwight Weller..............          50,000                9.95%              6.38       06/12/2007     205,300       515,861
Nick Bunick................          --                  --                 --              --           --           --
James B. Hicks.............          33,334                6.64%              6.00       02/28/2007     125,781       318,755
Joseph Rubinfeld...........          --                  --                 --              --           --           --

------------------------

(1) Mr. Beaulieu resigned from the Board of Directors on June 12, 1998.

(2) 15,000 options granted in 1997 for Dr. Duncan and options granted for Drs. Iversen and Hicks become exercisable starting 12 months after the grant date, with one-quarter of the options becoming exercisable at that time with an additional one-quarter of the options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively. Options granted in 1997 for Dr. Duncan become exercisable starting 12 months after the grant date, with 5,000 options becoming exercisable at that time with an additional 5,000 options becoming exercisable on the second anniversary date of the option grant, 12,500 options becoming exercisable on the third anniversary of the option grant with the successful filing of an IND and 12,500 options becoming exercisable on the fourth anniversary of the option grant with the successful filing of an IND. All remaining options granted in 1997 become exercisable immediately on the grant date.

(3) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the Common Stock compounded annually for a ten-year period. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year ended December 31, 1997, and unexercised options held as of December 31, 1997.

                                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                                 OPTIONS AT                  OPTIONS AT
                                                                             DECEMBER 31, 1997          DECEMBER 31, 1997(3)
                                           SHARES ACQUIRED     VALUE     --------------------------  --------------------------
NAME                                         ON EXERCISE    REALIZED(2)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------------------------  ---------------  -----------  -----------  -------------  -----------  -------------
John Beaulieu(1).........................        --             --           33,334        --         $  75,085        --
Denis Burger.............................        --             --          465,735        --           860,897        --
Gordon Duncan............................        --             --           --             50,000       --        $    15,138
Patrick L. Iversen.......................        --             --           --            100,000       --             12,500
Alan Timmins.............................           491      $   1,137      123,333         33,334      166,008         62,085
Dwight Weller............................        --             --          144,018        --           229,233        --
Nick Bunick..............................        --             --           33,334        --            75,085        --
James B. Hicks...........................        --             --           --             33,334       --             27,084
Joseph Rubinfeld.........................        --             --            8,333         25,001        6,771         20,313

------------------------

(1) Mr. Beaulieu resigned from the Board of Directors on June 12, 1998.

(2) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(3) Represents the total gain which would be realized if all in-the-money options held at December 31, 1997, were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of $6.8125 per share at December 31, 1997. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

SECTION 16 REPORTS

    Section 16(a) of the Exchange Act requires ANTIVIRALS' directors and officers, and persons who own more than ten percent (10%) of a registered class of ANTIVIRALS' equity securities, to file initial reports of ownership and reports of changes in ownership with the Commission. Such persons also are required to furnish ANTIVIRALS with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal 1997, or written representations from certain reporting persons, ANTIVIRALS believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent (10%) of a registered class of ANTIVIRALS' equity securities have been complied with for fiscal 1997, except for the late filing of Forms 3, upon the company's becoming a registrant under the Securities Exchange Act of 1934, by John A. Beaulieu, Denis R. Burger, Ph.D., Alan P. Timmins, Dwight D. Weller, Ph.D., James E. Summerton, Ph.D., Nick Bunick, Joseph Rubinfeld, Ph.D., James B. Hicks, Ph.D., James E. Reinmuth, Ph.D., Frederick C. Pearson, and Donald R. Johnson.

                    STOCK OWNED BY ANTIVIRALS MANAGEMENT AND
                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of ANTIVIRALS Common Stock as of July 31, 1998, with respect to: (i) each person known by ANTIVIRALS to beneficially own more than five percent (5%) of the outstanding shares of ANTIVIRALS Common Stock, (ii) each of ANTIVIRALS' directors, (iii) each of ANTIVIRALS' named executive officers and (iv) all directors and executive officers as a group.

                                                                                            SHARES       PERCENT OF
                                                                                          BENEFICIALLY     SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OWNED(1)      OUTSTANDING
----------------------------------------------------------------------------------------  -----------  ---------------
James E. Summerton, Ph.D.(2) ...........................................................   2,294,587           20.5%
2680 S.W. 3rd Street
Corvallis, OR 97333

John A. Beaulieu(3)(4) .................................................................     890,786            8.0%
4370 N.E. Halsey, Suite 233
Portland, OR 97213

Oregon Resource and Technology(3)(5) ...................................................     890,786            8.0%
Development Fund
4370 N.E. Halsey, Suite 233
Portland, OR 97213

Wayne Embree(3)(6) .....................................................................     857,452            7.7%
4370 N.E. Halsey, Suite 233
Portland, OR 97213

Denis R. Burger, Ph.D.(7) ..............................................................     473,553            4.2%
AntiVirals Inc.
1 S.W. Columbia, Suite 1105
Portland, OR 97258

Dwight D. Weller, Ph.D(8) ..............................................................     448,869            4.0%
AntiVirals Inc.
4575 S.W. Research Way, Suite 200
Corvallis, OR 97333

Nick Bunick(9) .........................................................................     200,734            1.8%
AntiVirals Inc.
1 S.W. Columbia, Suite 1105
Portland, OR 97258

                                                                                            SHARES       PERCENT OF
                                                                                          BENEFICIALLY     SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                                                       OWNED(1)      OUTSTANDING
----------------------------------------------------------------------------------------  -----------  ---------------
Alan P. Timmins(10) ....................................................................     185,491            1.7%
AntiVirals Inc.
1 S.W. Columbia, Suite 1105
Portland, OR 97258

James B. Hicks, Ph.D.(11) ..............................................................       8,333          *
AntiVirals Inc.
1 S.W. Columbia, Suite 1105
Portland, OR 97258

Joseph Rubinfeld, Ph.D.(12) ............................................................      16,667          *
AntiVirals Inc.
1 S.W. Columbia, Suite 1105
Portland, OR 97258

All executive officers and directors as a group (6 persons).............................   1,333,369           11.9

------------------------

   * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within sixty (60) days of July 31, 1998, are deemed beneficially owned and outstanding for computing the percentage of the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

 (2) Includes 727,154 shares held jointly or by others over which Dr. Summerton exercises voting and investment power.

 (3) The Oregon Resource and Technology Development Fund ("ORTDF") is an investment fund established by the State of Oregon. ORTDF has contracted with Cascadia Pacific Management, LLC to manage the assets of ORTDF. ORTDF also has contracted with Cascadia Pacific Management, LLC to hold of record equity investments of ORTDF for the benefit of ORTDF. Mr. Beaulieu and Mr. Embree are the sole member managers of Cascadia Pacific Management, LLC.

 (4) Includes 33,334 shares subject to options exercisable within sixty (60) days of July 31, 1998, of which Mr. Beaulieu is the record owner. ORTDF is the beneficial owner of all of the 33,334 options for which Mr. Beaulieu is the record owner. Includes 857,452 shares of Common Stock issued to Cascadia Pacific Management, LLC for the benefit of ORTDF.

 (5) Includes 33,334 shares subject to options held of record by Mr. Beaulieu and exercisable within sixty (60) days of July 31, 1998, and 957,942 shares issued to Cascadia Pacific Management, LLC for the benefit of ORTDF. See
     Note 3 above.

 (6) Includes 957,452 shares of Common Stock issued to Cascadia Pacific Management, LLC for the benefit of ORTDF.

 (7) Includes 34,434 shares held by Sovereign Ventures, LLC, a limited liability company in which Dr. Burger is a general partner. Also includes 432,402 shares subject to options exercisable within sixty (60) days of July 31, 1998.

 (8) Includes 247,634 shares held jointly or by others over which Dr. Weller exercises voting and investment power, 172,018 shares subject to options exercisable by Dr. Weller and 2,551 shares subject to options exercisable by Dr. Weller's spouse within sixty (60) days of July 31, 1998.

 (9) Includes 50,667 shares held jointly or by others over which Mr. Bunick exercises voting and investment power. Includes 33,334 shares subject to options exercisable within sixty (60) days of July 31, 1998.

 (10) Includes 185,000 shares subject to options exercisable within sixty (60) days of July 31, 1998.

 (11) Includes 8,334 shares subject to options exercisable within sixty (60) days of July 31, 1998.

 (12) Includes 16,667 shares subject to options exercisable within sixty (60) days of July 31, 1998.

             CERTAIN TRANSACTIONS AND RELATIONSHIPS WITH ANTIVIRALS

    James E. Summerton, Ph.D., the former President, former Chief Scientific Officer, and a former director of ANTIVIRALS, is the general partner of Anti-Gene Development Group ("AGDG"), and was the general partner of NEU-GENE Development Group ("NGDG"). AGDG was founded in 1981 and NGDG was founded in 1984 to own and fund ANTIVIRALS' development of gene-targeted therapeutics and NEU-GENE technology. NGDG and AGDG were combined in 1989, with AGDG as the surviving entity. ANTIVIRALS entered into numerous research and development contracts with AGDG and NGDG, all of which were completed or were superseded by the Technology Transfer Agreement described below.

    On February 9, 1993, the company and AGDG entered into a Technology Transfer Agreement whereby effective May 19, 1993, AGDG conveyed all intellectual property in its control related to antisense technology (the "Intellectual Property") to ANTIVIRALS. As part of the conveyance, ANTIVIRALS tendered to AGDG for liquidation all partnership units received pursuant to an exchange offer and received a 49.37 percent undivided interest in the intellectual property. ANTIVIRALS then purchased the remaining undivided interest in the Intellectual Property in consideration of payments of 4.05 percent of gross revenues in excess of $200 million, if any, sales of products by ANTIVIRALS which would, in the absence of the Technology Transfer Agreement, infringe a valid claim under any patent transferred to ANTIVIRALS (the "Technology Fees"). ANTIVIRALS' obligation to make payments of the Technology Fees with respect to a particular product terminates upon the expiration of all patents transferred to ANTIVIRALS pursuant to the Technology Transfer Agreement related to that product.

    Pursuant to a License and Option Agreement by and between AGDG and ANTIVIRALS dated February 9, 1993 (the "License Agreement"), ANTIVIRALS granted to AGDG a royalty-free nonexclusive license to use the Intellectual Property for internal research and development and to sell small quantities of products incorporating the Intellectual Property. In addition, if AGDG develops any specific prototype products which incorporate any of the Intellectual Property, ANTIVIRALS has the right to commercialize and market such products in consideration of payments of 4.05 percent of gross revenues, in excess of the $200 million exemption for all products utilizing the Intellectual Property, to AGDG. If ANTIVIRALS elects not to commercialize the proposed AGDG product or fails to meet certain product development milestones, ANTIVIRALS is required to grant AGDG a license to develop and market the proposed product (an "AGDG License"). ANTIVIRALS is entitled to payments for the AGDG license but only if the proposed product incorporates patented improvements developed by ANTIVIRALS to the Intellectual Property. The amount of the license fee payable to ANTIVIRALS by AGDG for products sold by ANTIVIRALS and covered by the Technology Transfer Agreement. AGDG also has the right to obtain an exclusive royalty-free license to use, develop, make, sell, distribute and sublicense products utilizing the Intellectual Property at such time as ANTIVIRALS has less than ten
(10) full-time employees engaged in developing, testing or marketing products based upon the Intellectual Property for a period of at least 180 consecutive days.

    On January 20, 1997, AGDG and ANTIVIRALS amended the Technology Transfer Agreement to reduce the Technology Fees arising from the sale of diagnostic products from 4.05 percent to 2 percent and to remove the $200 million exemption with respect to sales of such diagnostic products. ANTIVIRALS also granted to AGDG royalty-bearing licenses to make, use and sell certain quantities of product derived from the Intellectual Property.

    Pursuant to an August 4, 1992, restatement of earlier agreements between Oregon Resource and Technology Development Fund ("ORTDF"), ANTIVIRALS, AGDG and Dr. Summerton, warrants to purchase 600,000 shares of ANTIVIRALS Common Stock have been issued to ORTDF. John A. Beaulieu was president of ORTDF and a director of ANTIVIRALS at that time. The warrants held by ORTDF are currently exercisable at a purchase price of $.0003 per share. In connection with this issuance to ORTDF, they acquired certain rights to register such shares under the Securities Act. See "Description of Securities--Registration Rights." In May 1993, ORTDF acquired warrants to purchase an additional 357,500 shares in exchange for 325 partnership units in AGDG conveyed to ANTIVIRALS. Such warrants carry no registration rights. In March 1996, ORTDF exercised its warrants in a cashless exercise for which ORTDF acquired 957,452 shares of ANTIVIRALS Common Stock.

                 IMMUNOTHERAPY DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is certain information with respect to each executive officer and director of IMMUNOTHERAPY who will become an executive officer or director of ANTIVIRALS following the Merger.

NAME AND ADDRESS                                                             AGE                  POSITION(S)
-----------------------------------------------------------------------      ---      -----------------------------------

Jeffrey L. Lillard.....................................................          50   Director and Managing Officer

Bruce L. A. Carter, Ph.D...............................................          54   Director

    JEFFREY L. LILLARD, a founder of IMMUNOTHERAPY, has been a director since its incorporation in 1993 and Managing Officer since 1995. From 1993 to 1995, Mr. Lillard was President and Chief Executive Officer of IMMUNOTHERAPY. From 1979 to 1993, Mr. Lillard was Chief Executive Officer of Clinetics Corporation, a contract manufacturing firm serving the pharmaceutical and biopharmaceutical markets with sterile parenteral services. Mr. Lillard received a B.S. degree from Michigan State University in 1970.

    BRUCE L. A. CARTER, PH.D. has been a director of IMMUNOTHERAPY since 1997 and a member of its Science Advisory Board since 1996. He is Executive Vice President and Chief Science Officer of Novo Nordisk A/S in Copenhagen, Denmark and Seattle, Washington. From 1988 through 1993, Dr. Carter was President and CEO of ZymoGenetics, Inc. of Seattle, a wholly owned Novo Nordisk subsidiary. Prior to that he was the Head of Molecular Genetics for G.D. Searle & Co. Dr. Carter serves on several Boards of Directors, including Virginia Mason Hospital Research Center, Anergen, Inc., as well as Novo Nordisk A/S and ZymoGenetics, Inc. Dr. Carter received his Ph.D. in Microbiology from the University of London, where he was a member of Queen Elizabeth College. He completed post-doctoral fellowships at the University of Edinburgh and the University of Wisconsin. Subsequently he was Lecturer in Genetics at (and an elected Fellow of) Trinity College, Dublin. In 1996 he was elected to the Faculty of the University of Washington as Associate Professor of BioChemistry.

    Directors receive no cash compensation. Each director is compensated with stock options which vest at the rate of 10,000 nonqualified options per year of service on the Board. The exercise price of these options is $1.00. On January 8, 1998, the IMMUNOTHERAPY Board determined to cause to be accelerated, immediately prior to consummation of the Merger, certain options to purchase IMMUNOTHERAPY Common Stock held by directors and executive officers. Upon vesting of such options, Messrs. Goolsbee, Lillard, Wilcock, Kwon, Martin, Baxendale and Dr. Majnarich will each beneficially own an additional 30,000 shares, and Dr. Carter an additional 40,000 shares, of IMMUNOTHERAPY Common Stock.

                      IMMUNOTHERAPY EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned in 1997 by Jeffrey L. Lillard, IMMUNOTHERAPY's Managing Officer, who will serve as a director and executive officer of ANTIVIRALS following the Merger.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                                                      --------------------------------
                                                                                           SECURITIES       ALL OTHER
                                                                       RESTRICTED STOCK    UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                               SALARY ($)     AWARD(S) ($)      OPTIONS (#)         ($)
--------------------------------------------------------  ----------  -------------------  -----------  -----------------
Jeffrey L. Lillard, Director and Managing Officer.......  $  120,000(1)         --             30,000(1)        --

------------------------

(1) Certain portions of Mr. Lillard's compensation in 1997 was deferred at the executive's election, as follows: $30,000 was paid in the form of a promissory note payable by IMMUNOTHERAPY and an option to purchase 30,000 shares of Common Stock for a purchase price of $1.00; and $22,500 was paid in the form of a promissory note payable by IMMUNOTHERAPY.

STOCK OPTION INFORMATION

    The following tables set forth certain information regarding options for the purchase of IMMUNOTHERAPY's Common Stock that were awarded to IMMUNOTHERAPY's Managing Officer during 1997:

                                                                      INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------------------
                                             NUMBER OF
                                            SECURITIES         % OF TOTAL OPTIONS
                                        UNDERLYING OPTIONS    GRANTED TO EMPLOYEES    EXERCISE PRICE
NAME                                        GRANTED (#)          IN FISCAL YEAR          ($/SHARE)     EXPIRATION DATE
--------------------------------------  -------------------  -----------------------  ---------------  ---------------
Jeffrey L. Lillard....................         30,000(1)                 10.8%           $    1.00        12/31/07

------------------------

(1) Mr. Lillard was granted options by the Board in partial consideration for deferring his 1997 annual compensation. See "--Summary Compensation Table."

                                                                                                        VALUE OF
                                                                                                       UNEXERCISED
                                                                            NUMBER OF SECURITIES      IN-THE-MONEY
                                                                                 UNDERLYING            OPTIONS AT
                                                                           UNEXERCISED OPTIONS AT     DECEMBER 31,
                                            SHARES                           DECEMBER 31, 1997           1997(1)
                                          ACQUIRED ON         VALUE      --------------------------  ---------------
NAME                                       EXERCISE         REALIZED     EXERCISABLE  UNEXERCISABLE    EXERCISABLE
-------------------------------------  -----------------  -------------  -----------  -------------  ---------------
Jeffrey L. Lillard...................         --               --            82,500        30,000(2)    $       0


NAME                                     UNEXERCISABLE
-------------------------------------  -----------------
Jeffrey L. Lillard...................      $       0

------------------------

(1) Value is calculated assuming a fair value of $1.00 per share of IMMUNOTHERAPY Common Stock at December 31, 1997.

(2) According to resolution of the IMMUNOTHERAPY Board, these options will vest upon consummation of the Merger. See "STOCK OWNED BY IMMUNOTHERAPY MANAGEMENT AND PRINCIPAL SHAREHOLDERS."

                    STOCK OWNED BY IMMUNOTHERAPY MANAGEMENT
                           AND PRINCIPAL SHAREHOLDERS

    The following table sets forth, as of July 31, 1998, certain information with respect to the beneficial ownership of shares of both classes of IMMUNOTHERAPY Common Stock and Class A Preferred Stock by (i) each person (or group of affiliated persons) known to IMMUNOTHERAPY to be the beneficial owner of 5% or more of IMMUNOTHERAPY's outstanding shares of either class of IMMUNOTHERAPY stock, (ii) each IMMUNOTHERAPY director, (iii) each executive officer of IMMUNOTHERAPY who is named in the Summary Compensation Table and (iv) all director and executive officers of IMMUNOTHERAPY as a group. Except as otherwise listed below, IMMUNOTHERAPY believes that the beneficial owners of the shares of IMMUNOTHERAPY Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                                               SHARES OF IMMUNOTHERAPY
                                                                                                          SHARES OF ANTIVIRALS
                                                     SHARES OF IMMUNOTHERAPY       PREFERRED STOCK            COMMON STOCK
                                                    COMMON STOCK BENEFICIALLY        BENEFICIALLY             BENEFICIALLY
                                                                               OWNED PRIOR TO MERGER(1)  OWNED FOLLOWING MERGER
                                                      OWNED PRIOR TO MERGER
                                                    -------------------------  ------------------------  -----------------------
BENEFICIAL OWNER                                      NUMBER     PERCENT(1)      NUMBER       PERCENT    NUMBER(2)     PERCENT
--------------------------------------------------  ----------  -------------  -----------  -----------  ----------  -----------
DIRECTORS:
Jeffrey L. Lillard(3).............................   3,039,250         27.8                                 541,052         4.0
Michael P. Martin(4)..............................   1,020,000          9.4                                 185,812         1.4
Dong Il Kwon(5)...................................     688,963          6.3                                 128,212         1.0
James W. Wilcock(6)...............................     640,000          5.9        80,000         12.5%     151,053         1.1
William A. Goolsbee(7)............................     502,500          4.6                                  95,767       *
John J. Majnarich(8)..............................     280,000          2.6                                  58,297       *
Bruce L.A. Carter, Ph.D.(9).......................      30,000        *                                      16,537       *

GREATER THAN 5% SHAREHOLDERS:
4-G Investment Group..............................     600,000          5.5                                 104,400       *
  3140 Box Canyon Rd
  Santa Ynez, CA 93460
Amy L. Lillard....................................     812,500          7.5                                 141,375         1.1
Matthew L. Lillard................................     812,500          7.5                                 141,375         1.1
James Baxendale(10)...............................     629,400          5.8                                 119,665       *
All directors and executive officers as a group (8
  persons)(3-10)..................................   6,830,113         61.3        80,000         12.5%   1,296,395         9.7

------------------------

   * Less than one percent.

 (1) The IMMUNOTHERAPY Board has authorized a dividend to be paid to the holders of Preferred Stock of 8% of the price paid by such holders for the Preferred Stock, in the form of IMMUNOTHERAPY Common Stock, immediately prior to closing of the Merger. The amount of the dividend will depend on the date of closing of the Merger. For example, if the Merger closes on August 31, 1998, the aggregate number of shares of Common Stock issued as a dividend to the holders of IMMUNOTHERAPY Preferred Stock would be 154,545 shares and the aggregate percentage of IMMUNOTHERAPY Common Stock held by the principal shareholders and directors would decrease to 60.6% from 61.3%. In particular, Mr. Wilcock's shares of Common Stock would increase to 639,318 shares, representing 5.8% of the Common Stock outstanding immediately prior to the Merger (taking into account the IMMUNOTHERAPY Preferred Stock dividend).

 (2) ANTIVIRALS Common Stock beneficially owned following the Merger is calculated assuming there will be approximately 13,351,754 shares of ANTIVIRALS Common Stock outstanding immediately after the Merger and by using the exchange ratios for the IMMUNOTHERAPY Common Stock and Preferred Stock, as applicable, calculated as set forth in the Merger Agreement. The IMMUNOTHERAPY Options are converted using the applicable exchange ratio at assumed ANTIVIRALS Common Stock and Nasdaq Warrant prices of $5.00 per share and $1.75, respectively. See "THE MERGER--Terms of the Merger Agreement--Exchange of IMMUNOTHERAPY Common Stock and Options to Acquire Shares of IMMUNOTHERAPY Common Stock." In addition, numbers and percentages reflect certain options to acquire IMMUNOTHERAPY Common Stock which have been granted to executive officers and directors of IMMUNOTHERAPY effective immediately prior to the closing of the Merger, as described below under "Additional Options."

 (3) Represents 2,956,750 shares owned jointly with his spouse and 82,500 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

 (4) Includes 20,000 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days. Also includes 1,000,000 shares of IMMUNOTHERAPY Common Stock owned by AHERF, of which Mr. Martin is Vice President--Treasury and Finance, as to which Mr. Martin disclaims beneficial ownership. The address of AHERF is D.L. Clark Building, 320 E. North Avenue, Pittsburgh, PA 15212.

 (5) Represents 637,000 shares owned by Dong Kook Pharmaceuticals ("Dong Kook"), of which Mr. Kwon is chairman; 31,963 shares owned by Clinetics Corporation which is controlled by Dong Kook; and 20,000 options to purchase IMMUNOTHERAPY Common Stock held by Mr. Kwon which currently are or will become exercisable in the next 60 days.

 (6) Represents 620,000 shares owned jointly with his spouse and 20,000 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

 (7) Includes 20,000 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

 (8) Includes 40,000 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

 (9) Includes 30,000 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

 (10) Includes 49,200 options to purchase IMMUNOTHERAPY Common Stock which currently are or will become exercisable in the next 60 days.

    ADDITIONAL OPTIONS. On January 8, 1998, the IMMUNOTHERAPY Board determined to cause to be accelerated, immediately prior to consummation of the Merger, certain options to purchase IMMUNOTHERAPY Common Stock held by directors and executive officers. Upon vesting of such options, in addition to the options indicated as held by certain officers and directors in the footnotes above, Messrs. Goolsbee, Lillard, Wilcock, Majnarich, Kwon, Martin and Baxendale will each beneficially own an additional 30,000 shares, and Dr. Carter an additional 40,000 shares, of IMMUNOTHERAPY Common Stock.

            CERTAIN TRANSACTIONS AND RELATIONSHIPS OF IMMUNOTHERAPY

    All IMMUNOTHERAPY officers are employed by IMMUNOTHERAPY on a substantially full-time basis, with the exception of William Goolsbee, current Chief Executive Officer of IMMUNOTHERAPY, who also serves as President and CEO of Horizon Laboratories, Inc.

    Michael P. Martin, Esq., a director of IMMUNOTHERAPY, is the Vice President-- Treasury and Finance of AHERF. He is a director of IMMUNOTHERAPY. IMMUNOTHERAPY has a clinical trials agreement with AHERF to conduct a Phase II colorectal trial and at one of the AHERF member institutions, a medical school teaching hospital. Under the agreement, AHERF is entitled to payment at the conclusion of the study, based on the number of patients treated. As of the date of this Joint Proxy Statement/Prospectus, AHERF has treated four patients in connection with these trials and will be entitled to compensation of $18,000 at the conclusion of the trial, and upon the completion of the final trial report.

    Gordon Duncan, Ph.D., has been a member of IMMUNOTHERAPY's Science Advisory Board since 1996. He was appointed Vice President, Regulation, of ANTIVIRALS in 1998.

    Dong Il Kwon is a director of IMMUNOTHERAPY. He is also the Chief Executive Officer of Dong Kook Pharmaceuticals in Seoul, Korea. On June 10, 1994, the Board of Directors of IMMUNOTHERAPY granted Dong Kook a license for CTP-37 on the Korean peninsula (the Republic of Korea--South Korea and the People's Republic of Korea--North Korea).

                        ELECTION OF ANTIVIRALS DIRECTORS

    At the ANTIVIRALS Annual Meeting, four (4) directors will be elected, each for a two-year term and until their successors are qualified and elected. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    Under ANTIVIRALS' bylaws, the directors are divided into two groups with Group I consisting of four (4) directors and Group II consisting of five (5) directors. The term of office of one group of directors expires in each year, and their successors are elected for terms of two years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Director's nominees for election as a director and those directors who will continue to serve after the ANTIVIRALS Annual Meeting. Also set forth is certain other information with respect to each such person's age at April 28, 1998, the periods during which he has served as a director of ANTIVIRALS and positions currently held with ANTIVIRALS.

                                                  DIRECTOR   EXPIRATION
                                          AGE       SINCE     OF TERM            POSITIONS HELD WITH ANTIVIRALS
                                          ---     ---------  ----------  ----------------------------------------------
NOMINEES:
  James B. Hicks, Ph.D...............     51        1997        2000     Director

  Joseph Rubinfeld, Ph.D.............     65        1996        2000     Director

  Alan P. Timmins....................     38        1997        2000     Chief Operating Officer, Chief Financial
                                                                           Officer, and Director

  Dwight D. Weller, Ph.D.............     46        1991        2000     Senior Vice President of Chemistry and
                                                                           Manufacturing, and Director

                                                  DIRECTOR   EXPIRATION
                                          AGE       SINCE     OF TERM            POSITIONS HELD WITH ANTIVIRALS
                                          ---     ---------  ----------  ----------------------------------------------
CONTINUING DIRECTORS:

  Denis R. Burger, Ph.D..............     55        1991        1999     President, Chief Executive Officer, Director

  Patrick L. Iversen, Ph.D...........     43        1997        1999     Vice President of Research and Development,
                                                                           Director

  Nick Bunick........................     61        1992        1999     Director

    See "ANTIVIRALS DIRECTORS AND OFFICERS--Board of Directors Meetings and Committees" for certain information regarding ANTIVIRALS Board of Directors meetings and Board committees. See "ANTIVIRALS DIRECTORS AND EXECUTIVE OFFICERS--Director Compensation" for certain information regarding ANTIVIRALS' compensation of its directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, ANTIVIRALS' Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the ANTIVIRALS Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

            APPROVAL OF AMENDMENT TO ANTIVIRALS STOCK INCENTIVE PLAN

    A total of 1,333,334 shares of Common Stock have been reserved for issuance under the ANTIVIRALS' 1992 Stock Incentive Plan (the "Plan"). As of December 31, 1997, only 33,221 shares remained available for grant under the 1992 Plan. The ANTIVIRALS Board believes that the availability of stock incentives is an important factor in ANTIVIRALS' ability to attract and retain experienced and competent employees and to provide an incentive to them to exert their best efforts on behalf of ANTIVIRALS. The ANTIVIRALS Board believes that additional shares will be needed under the 1992 Plan to provide appropriate incentives. Accordingly, on June 12, 1997, the ANTIVIRALS Board approved an amendment to the 1992 Plan, subject to shareholder approval, to reserve an additional 866,666 shares of Common Stock under the 1992 Plan, thereby increasing the total number of shares reserved for issuance under the 1992 Plan from 1,333,334 shares to 2,200,000 shares.

    ANTIVIRALS has utilized stock option grants broadly to recognize key performers at every level throughout the organization. Grants have also been used to provide a link between employees and the performance of ANTIVIRALS. ANTIVIRALS believes it is critical in developing the organization to provide an opportunity for employees to be equity holders and to understand the part their contributions can have in the success of the organization.

    The following is a summary of the basic terms and provisions of the 1992
Plan.

    The 1992 Plan was adopted by the ANTIVIRALS Board and was approved by the shareholders in 1992. The purposes of the 1992 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the employees and consultants of ANTIVIRALS and to promote the success of ANTIVIRALS' business.

    The 1992 Plan is administered by the Compensation Committee (the "Committee"). Transactions under the 1992 Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In addition to determining who will be granted options, the Committee has the authority and discretion to determine when options will be granted and the number of options to be granted. The Committee may determine which options may be intended to qualify ("Incentive Stock Options") for special treatment under the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or whether options are Non-Qualified Options ("Non-Qualified Stock

Options") which are not intended to so qualify. The Committee also may determine the time or times when each option becomes exercisable, the duration of the exercise period for options and the form or forms of the instruments evidencing options granted under the 1992 Plan. The Committee may adopt, amend and rescind such rules and regulations as in its opinion may be advisable for the administration of the 1992 Plan. The Committee also may construe the 1992 Plan and the provisions in the instruments evidencing option granted under the 1992 Plan to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the 1992 Plan.

    The 1992 Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares. In addition, the 1992 Plan provides for adjustments in the purchase price and exercise period by the Committee in the event of a proposed dissolution or liquidation of ANTIVIRALS, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of ANTIVIRALS with another corporation, or in the event there is a change in constitution of the Common Stock of ANTIVIRALS.

    Participants in the 1992 Plan may be selected by the Committee from employees, officers, directors and consultants of ANTIVIRALS. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Committee will take into account the duties of the respective persons, their present and potential contributions to the success of ANTIVIRALS and such other factors as the Committee deems relevant to accomplish the purposes of the 1992 Plan.

    Only employees of ANTIVIRALS as the term "employees" is defined for the purposes of Code will be entitled to receive Incentive Stock Options. Incentive Stock Options granted under the 1992 Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations thereunder.

    Each option granted under the Plan will be evidenced by a written option agreement between ANTIVIRALS and the optionee. The option price of any Incentive Stock Option may be not less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any Incentive Stock Option granted under the 1992 Plan to a person owning more than 10% of the total combined voting power of the Common Stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the Incentive Stock Option. Each Non-Qualified Stock Option granted under the 1992 Plan will be at an exercise price as determined by the ANTIVIRALS Board. Fair market value on the date of grant is defined as a value determined in the discretion of the ANTIVIRALS Board; provided, however, that where there is a public market for the Common Stock, the fair market value per share shall be the closing price of the Common Stock for the date of grant or authorization of sale, as reported in THE WALL STREET JOURNAL.

    The exercise period of Incentive Stock Options granted under the 1992 Plan generally may not exceed ten (10) years from the date of grant thereof. Incentive Stock Options granted to a person owning more than 10 percent of the total combined voting power of the Common Stock of ANTIVIRALS will be for no more than five years. The Committee will have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. However, no exercise period may be extended to increase the term of an Incentive Stock Option beyond ten (10) years from the date of grant.

    To exercise an option, the optionee must pay the full exercise price in whole or in part consisting of cash or transfer to ANTIVIRALS of shares having a fair market value at the time of such exercise equal to the option exercise price.

    An option may not be exercised unless the optionee then is an employee, officer, director or consultant of ANTIVIRALS, and unless the optionee has remained continuously as an employee, officer, director or consultant of ANTIVIRALS since the date of grant of the option. If the optionee ceases to be an employee, officer, director or consultant of ANTIVIRALS, all options which are not vested under the 1992 Plan by the time of death, disability, retirement or termination of employment, immediately terminate. All options granted to such optionee that are fully vested to such optionee but not yet exercised, will terminate (i) twelve (12) months after the date the optionee ceases to be an employee, officer or director of ANTIVIRALS by reason of death or disability; or
(ii) thirty (30) days after termination of employment for any other reason.

    If an optionee dies while an employee, officer, director or consultant, or is terminated by reason of disability, all options theretofore granted to such optionee, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee's estate or by a person who acquired the right to exercise such options by request or inheritance, but only to the extent of the right to exercise as of the date of death or disability.

    Options granted under the 1992 Plan are not transferable other than by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the optionee only by the optionee. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been exercised.

    ANTIVIRALS, to the extent permitted by law, may deduct a sufficient number of shares due to the optionee upon exercise of the option to allow ANTIVIRALS to pay federal, state and local taxes of any kind required by law to be withheld upon the exercise otherwise due to the optionee. ANTIVIRALS is not obligated to advise any optionee of the existence of any tax or the amount which ANTIVIRALS will be required to withhold.

    The 1992 Plan will continue in effect until all shares available for issuance under the 1992 Plan have been issued and all restrictions on such shares have lapsed, unless earlier terminated by the ANTIVIRALS Board, but such termination will not affect the terms of any options outstanding at that time. The ANTIVIRALS Board may amend, terminate or suspend the 1992 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six (6) months other than to comport with changes in certain Securities Exchange Act and Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for 1992 Plan participation, or materially increase the benefits to 1992 Plan participants must be approved by shareholders.

    PROPOSED AMENDMENT. If the proposal is adopted, the second paragraph of the 1992 Stock Incentive Plan will be amended to read as follows:

        2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 14, the shares to be offered under the Plan shall consist of Common Stock of the Company, and the total number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is canceled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of ANTIVIRALS Common Stock present in person or by proxy at the ANTIVIRALS Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 1992 Plan.

         APPROVAL OF ASSUMPTION OF IMMUNOTHERAPY 1997 STOCK OPTION PLAN

    A total of 1,000,000 shares of IMMUNOTHERAPY Common Stock have been reserved for issuance under the IMMUNOTHERAPY 1997 Stock Option Plan (the "IMMUNOTHERAPY Plan").

    At the Effective Time, contingent upon the approval by the ANTIVIRALS Shareholders, ANTIVIRALS will assume the IMMUNOTHERAPY Plan, and all options to acquire shares of IMMUNOTHERAPY Common Stock outstanding immediately prior to the Effective Time will be converted into rights to acquire shares of ANTIVIRALS Common Stock under the same terms and conditions as provided in the IMMUNOTHERAPY Plan. Each IMMUNOTHERAPY Option will be converted into an option to purchase that number of shares of ANTIVIRALS Common Stock determined by multiplying the number of optioned shares of IMMUNOTHERAPY Common Stock immediately prior to the Effective Time by the Option Conversion Number. The "Option Conversion Number" is 0.175 multiplied by the result obtained by dividing the sum of the closing prices of ANTIVIRALS Common Stock and Nasdaq Warrant on the NASDAQ National Market by the closing price of ANTIVIRALS Common Stock, each on the day of Closing of the Merger. The exercise price per share of ANTIVIRALS Common Stock will be equal to the exercise price of such IMMUNOTHERAPY Stock Option divided by the Option Conversion Number. For example, assuming an ANTIVIRALS Common Stock and Nasdaq ANTIVIRALS warrant price of $7.25 and $2.50 per share, respectively, each IMMUNOTHERAPY Option having an exercise price of $1.00 per share will be converted into a right to purchase 0.2353 shares of ANTIVIRALS Common Stock at an exercise price of $4.25 per share.

    The Board of Directors of ANTIVIRALS does not anticipate that any additional options to purchase shares of ANTIVIRALS Common Stock will be issued under the IMMUNOTHERAPY Plan except for those options converted in connection with the Merger.

    The following is a summary of the basic terms and provisions of the ImmunoTherapy Plan.

    The IMMUNOTHERAPY Plan was adopted by the IMMUNOTHERAPY Board ("Board") in 1997. The purposes of the IMMUNOTHERAPY Plan are to (i) allow holders of an option or options (a "Prior Option" or the "Prior Options") to purchase shares of IMMUNOTHERAPY's Common Stock that have been granted under IMMUNOTHERAPY's 1994 Stock Option Plan, 1995 Stock Option Plan or outside of such plans to receive a replacement option or replacement options under the Plan in exchange for the cancellation of the Prior Option or Options, as the case may be; (ii) attract and retain the best available personnel for positions of substantial responsibility; (iii) provide additional incentive to the employees and consultants of IMMUNOTHERAPY; and (iv) promote the success of IMMUNOTHERAPY's business.

    The IMMUNOTHERAPY Plan is administered by the IMMUNOTHERAPY Board which also has the power to appoint a committee to administer the IMMUNOTHERAPY Plan. Transactions under the IMMUNOTHERAPY Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. In addition to determining who will be granted options, the Board has the authority and discretion to establish such rules and regulations as it may deem appropriate for proper plan administration and to make such determinations under, and issue such interpretations of, the IMMUNOTHERAPY Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. The Board has full authority to determine which eligible individuals are to receive grants, the number of shares to be covered by each such grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding. The options granted under the IMMUNOTHERAPY Plan are not incentive stock options and are not entitled to special tax treatment under the Internal Revenue Code of 1986 as amended from time to time.

    The IMMUNOTHERAPY Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares. In addition, the IMMUNOTHERAPY Plan provides for adjustments in the purchase price and exercise period by the Board in the event of certain sales of assets, mergers and other corporate transactions involving IMMUNOTHERAPY.

    Participants in the IMMUNOTHERAPY Plan may be selected by the Board from employees, officers, directors and consultants of IMMUNOTHERAPY. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Board may take into account the duties of the respective persons, their present and potential contributions to the success of IMMUNOTHERAPY and such other factors as the Board deems relevant to accomplish the purposes of the IMMUNOTHERAPY Plan.

    The options granted under the IMMUNOTHERAPY Plan will be at an exercise price as determined by the Board.

    The exercise period of options granted under the IMMUNOTHERAPY Plan may not exceed ten (10) years from the date of grant thereof. The Board will have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. However, no exercise period may be extended to increase the term of an option beyond ten (10) years from the date of grant.

    To exercise an option, the optionee must pay the full exercise price in whole or in part consisting of cash, check or, if IMMUNOTHERAPY's shares are registered under Section 12(g) of the Securities Exchange Act of 1934 as amended, then by the transfer of such shares to IMMUNOTHERAPY having a fair market value at the time of such exercise equal to the option exercise price, which transfer procedure is more fully described in the IMMUNOTHERAPY Plan.

    Options granted under the IMMUNOTHERAPY Plan are not transferable other than by will or by the laws of descent and distribution. Options may be exercised during the lifetime of the optionee only by the optionee. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been exercised.

    The IMMUNOTHERAPY Plan will continue in effect until the latter of the date when all shares available for issuance under the IMMUNOTHERAPY Plan have been issued and all restrictions on such shares have lapsed, or, the date which is ten years after adoption of the ImmunoTherapy Plan. The IMMUNOTHERAPY Board may amend, terminate or modify the IMMUNOTHERAPY Plan at any time. However, no such amendment or modification shall adversely affect the rights and obligations of an optionee with respect to options at the time outstanding under the Plan, unless the optionee consents to such amendment.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of ANTIVIRALS Common Stock present in person or by proxy at the ANTIVIRALS Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the assumption of the IMMUNOTHERAPY Plan by ANTIVIRALS.

                        CHANGE OF NAME TO AVI BIOPHARMA

    The Board of Directors has determined that it is in ANTIVIRALS' best interest to change its name to AVI BioPharma Inc. pursuant to an amendment to its Third Restated and Amended Articles of Incorporation. The ANTIVIRALS Board adopted a resolution proposing the amendment and name change and directing that it be submitted to a vote at a meeting of the shareholders on August 31, 1998.

    The ANTIVIRALS Board believes that the change of corporate name is desirable in view of the change in the character and strategic focus of the business of ANTIVIRALS which will result from the Merger. This acquisition will result in the addition of complementary proposed products which rely on a technology platform which differs from ANTIVIRALS' antisense compounds and drug delivery engines. The proposed name reflects ANTIVIRALS' development of a broader array of biopharmaceutical products.

    If the proposed name is adopted, it is the intent of the Company to use the trade name AVI BioPharma in its communications with shareholders and the investment community. If the amendment is adopted, shareholders will not be required to exchange outstanding stock or warrant certificates for new certificates.

    PROPOSED AMENDMENT. If the proposal is adopted, Article I of ANTIVIRALS' Third Amended and Restated Articles of Incorporation will be amended and read as follows:

                                   ARTICLE I
                                      NAME

               The name of the Corporation is AVI BioPharma Inc.

    THE ANTIVIRALS BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of ANTIVIRALS Common Stock present in person or by proxy at the ANTIVIRALS Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

         RATIFICATION OF APPOINTMENT OF ANTIVIRALS INDEPENDENT AUDITORS

    The ANTIVIRALS Board has appointed Arthur Andersen LLP to act as independent auditors for ANTIVIRALS for the fiscal year ending December 31, 1998, subject to ratification of such appointment by ANTIVIRALS' shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of ANTIVIRALS for the fiscal year ending December 31, 1998.

    A representative of Arthur Andersen LLP is expected to be present at the ANTIVIRALS Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE ANTIVIRALS BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal must be approved by the holders of at least a majority of the shares of ANTIVIRALS Common Stock present in person or by proxy at the ANTIVIRALS Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the Plan.

                          DESCRIPTION OF CAPITAL STOCK

    The authorized capital stock of ANTIVIRALS consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 2,000,000 shares of Preferred Stock, par value $0.01 per share. The following summary description of ANTIVIRALS' capital stock does not purport to be complete and is qualified in its entirety by the provisions of ANTIVIRALS' Restated Articles of Incorporation and Bylaws.

TRANSFER AGENT

    The transfer agent and registrar for ANTIVIRALS Common Stock is ChaseMellon Shareholder Services, LLC.

COMMON STOCK

    ANTIVIRALS is authorized to issue 50,000,000 shares of Common Stock. As of July 31, 1998, 11,198,919 shares of Common Stock were outstanding, held of record by 914 shareholders. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders (and do not have any cumulative voting rights). Subject to preferences that may be applicable to outstanding shares of Preferred Stock, if any, the holders of Common Stock are entitled to receive ratably such dividends as may be declared by ANTIVIRALS' Board out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription or redemption rights, and there are no redemption, conversion or similar rights with respect to such shares. In the event of a liquidation, dissolution or winding up of ANTIVIRALS, holders of the Common Stock are entitled to share equally and ratably in the assets of ANTIVIRALS, if any, remaining after the payment of all liabilities of ANTIVIRALS and the liquidation preference of any outstanding class or series of Preferred Stock. The outstanding shares of Common Stock are fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to any series of Preferred Stock that ANTIVIRALS may issue in the future, as described below.

PREFERRED STOCK

    ANTIVIRALS is authorized to issue up to 2,000,000 shares of undesignated Preferred Stock. No shares of Preferred Stock have been issued. ANTIVIRALS Board has the authority to issue the undesignated Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued shares of undesignated Preferred Stock, as well as to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the shareholders. ANTIVIRALS Board, without shareholder approval, may issue Preferred Stock with voting and conversion rights which could materially adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock could also decrease the amount of earnings and assets available for distribution to holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of ANTIVIRALS. At present, ANTIVIRALS has no plans to issue any shares of Preferred Stock. See "Risk Factors--Anti-Takeover Effects of Certain Charter Provisions and Oregon Law" and "Certain Provisions of ANTIVIRALS' Articles of Incorporation and Bylaws."

WARRANTS

    MERGER WARRANTS. Pursuant to the Merger Agreement and the warrants to be issued thereunder, each ANTIVIRALS Warrant will entitle the holder to purchase one share of Common Stock at a price of $13.50 per share. The Warrants will, subject to certain conditions, be exercisable at any time until the date which is four years and eight months after the Closing Date of the Merger, unless earlier redeemed. The Warrants are redeemable by ANTIVIRALS at $.25 per Warrant at any time after the Warrants are exercisable, upon thirty (30) days' written notice, if the shares subject to the Warrants are registered pursuant to an effective

Registration Statement under the Securities Act and the Daily Price (as defined in the Warrant Agreement described below) for each of the twenty (20) consecutive trading days immediately preceding the date notice of redemption is given equals or exceeds $27.00. If ANTIVIRALS gives notice of its intention to redeem, a holder would be forced either to exercise his or her Warrant before the date specified in the redemption notice or accept the redemption price.

    The Warrants will be issued in registered form under a Warrant Agreement (the "Warrant Agreement") between ANTIVIRALS and the IMMUNOTHERAPY Shareholders. The shares of Common Stock underlying the Warrants, when issued upon exercise of a Warrant, will be fully paid and nonassessable, and the holder will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon exercise.

    The Warrants contain provisions that protect the holders against dilution by adjustment of the number of shares that may be purchased by the holders. Such adjustments will occur in the event, among others, that ANTIVIRALS makes certain distributions to holders of its Common Stock. ANTIVIRALS is not required to issue fractional shares upon the exercise of a Warrant. The holder of a Warrant will not possess any rights as a shareholder of ANTIVIRALS until such holder exercises the Warrant.

    A Warrant may be exercised upon surrender of the Warrant Certificate on or before the expiration date of the Warrant at the offices of ANTIVIRALS, with the form of "Election To Purchase" on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by payment of the exercise price (by certified or bank cashier's check payable to the order of ANTIVIRALS or by wire transfer of good funds) for the number of shares with respect to which the Warrant is being exercised.

    ANTIVIRALS has agreed to use all commercially reasonable efforts to cause a registration statement with respect to the issuance of ANTIVIRALS Common Stock underlying the Warrants under the Securities Act to be filed and to become and remain effective in anticipation of and prior to the exercise of the Warrants and to take such other actions under the laws of various states as may be required to cause the sale of Common Stock (or other securities) issuable upon exercise of Warrants to be lawful. ANTIVIRALS will not be required to honor the exercise of Warrants if, in the opinion of ANTIVIRALS' Board upon advice of counsel, the sale of securities upon exercise would be unlawful.

    The foregoing discussion of certain terms and provisions of the Warrants is qualified in its entirety by reference to the detailed provisions of the Warrant Agreement, the form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. ANTIVIRALS has agreed to use all commercially reasonable efforts to cause the Warrants to be listed for quotation on the Nasdaq National Market System not more than six months after the Effective Date of the Merger.

    For the life of the Warrants, the holders thereof have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of the Warrants. The warrant holders may be expected to exercise their warrants at a time when ANTIVIRALS would, in all likelihood, be able to obtain any needed capital by an offering of Common Stock on terms more favorable than those provided for by the warrants. Further, the terms on which ANTIVIRALS could obtain additional capital during the life of the warrants may be adversely affected.

    REPRESENTATIVES' WARRANTS. In connection with the initial public offering, ANTIVIRALS authorized the issuance of Representatives' warrants to the underwriters of that offering and reserved 400,000 shares of Common Stock for issuance upon exercise of such warrant (including the warrants issuable upon exercise of the representatives' warrants). The representatives' warrants entitle the holder to acquire up to an aggregate of 200,000 Units at an exercise price of $10.80 per Unit and are exercisable one year from the date of the initial public offering. Each Unit consists of one share of Common Stock and one redeemable warrant. Each warrant initially entitles the holder thereof to purchase one share of Common Stock at a price of $13.50 per share.

    NASDAQ WARRANTS. ANTIVIRALS has outstanding warrants to purchase 2,300,000 shares of Common Stock that were issued in ANTIVIRALS' initial public offering and are traded on the Nasdaq National Market. All of these warrants are exercisable at any time, unless previously redeemed, until the fifth anniversary of ANTIVIRALS' initial public offering, subject to certain conditions. ANTIVIRALS may redeem the outstanding warrants, in whole or in part, at any time upon thirty (30) days prior written notice to the registered holders thereof, at a price of $0.25 per warrant, provided that the closing bid price of the Common Stock has been at least 200% of the then-current warrant exercise price for each of the twenty (20) consecutive trading days immediately preceding the date of the notice of redemption.

    OTHER WARRANTS. Other than the warrants issuable in the Merger, the Representatives' Warrants and the Nasdaq Warrants, ANTIVIRALS has outstanding certain warrants to purchase 72,899 shares of Common Stock. Of these warrants, 28,565 are exercisable through the period ending ninety (90) days after the expiration of lock-up agreements entered into in connection with the initial public offering, of which 17,565 are exercisable at a price of $0.0003 per share and 11,000 are exercisable at a price of $1.14 per share. Warrants to purchase 44,334 shares are currently exercisable and do not have a termination date; warrants to purchase 11,000 of these shares are exercisable at a price of $1.14 per share and warrants to purchase 33,334 of these shares are exercisable at $0.0003 per share.

    ANTIVIRALS also has outstanding warrants to purchase 60,201 shares of Common Stock at an exercise price of $9.00 per share. These warrants are exercisable until the third anniversary of the closing of ANTIVIRALS' initial public offering.

OREGON CONTROL SHARE AND BUSINESS COMBINATION STATUTES

    ANTIVIRALS is subject to the Oregon Control Share Act (the "Control Share Act"). The Control Share Act generally provides that a person (the "Acquiring Person") who acquires voting stock of an Oregon corporation in a transaction that results in the Acquiring Person holding more than 20.0%, 33.3% or 50.0% of the total voting power of the corporation (a "Control Share Acquisition") cannot vote the shares it acquires in the Control Share Acquisition ("control shares") unless voting rights are accorded to the control shares by (i) a majority of each voting group entitled to vote and (ii) the holders of a majority of the outstanding voting shares, excluding the control shares held by the Acquiring Person and shares held by ANTIVIRALS' officers and inside directors. The term "Acquiring Person" is broadly defined to include persons acting as a group.

    The Acquiring Person may, but is not required to, submit to ANTIVIRALS a statement setting forth certain information about the Acquiring Person and its plans with respect to ANTIVIRALS. The statement may also request that ANTIVIRALS call a special meeting of shareholders to determine whether voting rights will be accorded to the control shares. If the Acquiring Person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders. If the Acquiring Person's control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of voting rights for the control shares will have the right to receive the appraised "fair value" of their shares which may not be less than the highest price paid per share by the Acquiring Person for the control shares.

    ANTIVIRALS is subject to certain provisions of the Oregon Business Corporation Act that govern business combinations between corporations and interested shareholders (the "Business Combination Act"). The Business Combination Act generally provides that if a person or entity acquires 15% or more of the voting stock of an Oregon corporation (an "Interested Shareholder"), the corporation and the Interested Shareholder, or any affiliated entity of the Interested Shareholder, may not engage in certain business combination transactions for three years following the date the person became an Interested Shareholder. Business combination transactions for this purpose include (a) a merger or plan of share exchange, (b) any sale, lease, mortgage or other disposition of 10% or more of the assets of the corporation and (c) certain transactions that result in the issuance of capital stock of the corporation to the

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
Interested Shareholder. These restrictions do not apply if (i) the Interested Shareholder, as a result of the transaction in which such person became an Interested Shareholder, owns at least 85% of the outstanding voting stock of the corporation (disregarding shares owned by directors who are also officers and certain employee benefit plans), (ii) the board of directors approves the share acquisition or business combination before the Interested Shareholder acquires 15% or more of the corporation's outstanding voting stock or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (disregarding shares owned by the Interested Shareholder) approve the transaction after the Interested Shareholder acquires 15% or more of the corporation's voting stock. See "RISK FACTORS-- Anti-Takeover Effects of Certain Charter Provisions and Oregon Law."

                COMPARATIVE RIGHTS OF IMMUNOTHERAPY SHAREHOLDERS
                          AND ANTIVIRALS SHAREHOLDERS

    ANTIVIRALS and IMMUNOTHERAPY are incorporated in Oregon and California, respectively. Shareholders of IMMUNOTHERAPY receiving ANTIVIRALS Common Stock in connection with the Merger, whose rights as shareholders are currently governed by the California Corporations Code ("California Law"), IMMUNOTHERAPY's Articles of Incorporation (the "IMMUNOTHERAPY Articles") and IMMUNOTHERAPY's Bylaws (the "IMMUNOTHERAPY Bylaws") will, upon the Effective Time of the Merger, automatically become shareholders of ANTIVIRALS, and their rights will be governed by the Oregon Business Corporation Act ("Oregon Law"), ANTIVIRALS' Articles of Incorporation, as amended and restated (the "ANTIVIRALS' Articles") and ANTIVIRALS' Bylaws (the "ANTIVIRALS' Bylaws"). The following is a summary of material similarities and differences between the rights of ANTIVIRALS' Shareholders under the ANTIVIRALS' Articles and ANTIVIRALS' Bylaws and Oregon Law on the one hand and IMMUNOTHERAPY Shareholders under the IMMUNOTHERAPY Articles and IMMUNOTHERAPY Bylaws and California Law on the other hand.

CLASSES OF STOCK

    Oregon Law authorizes a corporation to have one or more classes of stock. The ANTIVIRALS' Articles authorize common stock and preferred stock. See "DESCRIPTION OF ANTIVIRALS CAPITAL STOCK."

    California Law also authorizes a corporation to have one or more classes of stock. All rights of shares of a class must have voting, conversion and redemption rights, and other rights, preferences, privileges and restrictions identical to those of other shares of the same class, unless the class is divided into series. IMMUNOTHERAPY's Articles of Incorporation provide for two classes: IMMUNOTHERAPY Common and Preferred Stock.

    The following is a description of the preferences, limitations and relative rights of the ANTIVIRALS Common Stock and the IMMUNOTHERAPY Common Stock.

    DIVIDENDS. Dividends on both ANTIVIRALS and IMMUNOTHERAPY Common Stock may be declared as, if and when declared by the respective Board. Dividends on IMMUNOTHERAPY's Preferred Stock are set at 8% of the issue price per share per annum.

    VOTING RIGHTS. Each share of IMMUNOTHERAPY Common Stock is entitled to one vote per share, and IMMUNOTHERAPY's Articles permit cumulative voting. Each share of ANTIVIRALS Common Stock is entitled to one vote per share and no cumulative voting rights exist for ANTIVIRALS' shareholders.

    REDEMPTION PROVISIONS. IMMUNOTHERAPY Common Stock is not subject to any redemption provisions. ANTIVIRALS Common Stock is not subject to any redemption provisions.

AMENDMENTS TO ARTICLES OF INCORPORATION AND BYLAWS

    California law authorizes a corporation's Board of Directors to adopt certain amendments to the corporation's Articles of Incorporation without shareholder action, including, but not limited to, deleting the names and addresses of the initial directors or the initial agent, and effecting a stock split (unless the corporation has more than one class of shares outstanding). The Board of Directors may propose other amendments to the shareholders. Unless California law or the corporation's Articles of Incorporation require a greater proportion, the amendment must generally be approved by the holders of a majority of the outstanding shares. Amendments that would make shares assessable, however, or authorize a remedy by judicial action for collecting an assessment on fully paid shares, must be approved by all outstanding shares. Furthermore, certain amendments to the Articles of Incorporation that particularly affect one class of shares, such as amendments that change the rights, preferences, privileges or restrictions of that class, must be approved by the holders of a majority of the outstanding shares of that class. Notwithstanding the

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
foregoing, provisions in the Articles of Incorporation that require approval of a larger proportion or all of the shares may be amended or repealed only by such greater vote, unless the Articles of Incorporation provide otherwise.

    California law generally authorizes either a corporation's Board of Directors or its shareholders (by majority vote) to amend, repeal or adopt new Bylaws. The Bylaws, Articles of Incorporation or California law may require shareholder approval, however, and all amendments that: (i) change a fixed number of directors; (ii) change the maximum or minimum number of directors; or
(iii) change a fixed number of directors to a variable number of directors, or vice versa, must be approved by a majority of the outstanding shares. Furthermore, an amendment reducing the fixed number or the minimum number of directors to a number less than five cannot be adopted if more than 16 2/3% of the outstanding voting shares are voted against such amendment.

    Under Oregon law, an amendment to the Articles of Incorporation is approved if, upon approval by the Board of Directors and referral to the shareholders, a quorum exists and the votes cast favoring the amendment exceed the votes cast opposing the action, unless the amendment would create dissenters' rights, in which case a majority of the votes entitled to be cast is required for approval. Supermajority voting requirements may be imposed and maintained by the Articles of Incorporation. The ANTIVIRALS Articles contain supermajority rights with respect to the staggered terms of directors.

    Under Oregon law, a corporation's Board of Directors may amend or repeal the corporation's Bylaws unless the corporation's Articles of Incorporation or Oregon Law reserves the power to amend the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw. The ANTIVIRALS Bylaws grant the Board of Directors the authority to alter, amend or repeal, and adopt new Bylaws, subject to repeal or change by action of the shareholders.

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

    California law provides that a special meeting of shareholders may be called by a corporation's Board of Directors, the Chairman of the Board, the President, the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or such other persons as are authorized under the corporation's Articles of Incorporation or Bylaws. The Bylaws of IMMUNOTHERAPY authorize IMMUNOTHERAPY's officers, the Board of Directors or shareholders holding not less than 10% of the voting power of the corporation to call a special meeting of shareholders.

    Oregon law provides that a special meeting of shareholders may be called by the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by a corporation's Board of Directors, or by such other persons as are authorized under the corporation's Articles of Incorporation or Bylaws. The ANTIVIRALS Bylaws authorize the President, Board of Directors or shareholders holding at least 10% of the corporation's shares entitled to vote to call a special meeting of shareholders.

APPROVAL OF CERTAIN CORPORATE TRANSACTIONS

    Under California law, a merger agreement must generally be approved by the corporation's Board of Directors of each constituent corporation and the principal terms must be approved by the holders of both a majority of outstanding shares entitled to vote thereon and by the holders of a majority of the shares of each class of each constituent corporation, unless California law otherwise requires a greater proportion or the corporation's Articles of Incorporation require a greater proportion. IMMUNOTHERAPY has two classes of stock outstanding.

    California law provides that, in general, a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property or assets outside of its ordinary course of business, if the Board of

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Directors and holders of a majority of the outstanding voting shares approve the principal terms of the transaction, unless a greater proportion is otherwise specified under California law or the corporation's Articles of Incorporation.

    Under Oregon law, an agreement of merger must be approved by the Board of Directors and by a majority of the outstanding shares entitled to vote thereon, unless Oregon law, the corporation's Articles of Incorporation or the Board of Directors requires a greater proportion. Oregon law also generally provides that a merger need not be authorized by the shareholders of the surviving corporation if (i) the agreement of merger does not amend the Articles of Incorporation,
(ii) each share of stock of the surviving corporation before the merger is to be an identical outstanding share of stock of the surviving corporation after the merger, (iii) generally, the number of voting shares outstanding immediately after the merger, plus the voting shares issuable as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately prior to the merger, and (iv) generally, the number of participating shares outstanding immediately after the merger, plus the participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately prior to the merger.

    Oregon law provides that, in general, a corporation may at any meeting of its Board of Directors sell, lease or exchange all, or substantially all, of its property and assets, when and as authorized by a resolution adopted by the holders of a majority of the outstanding shares entitled to vote thereon.

DISSENTERS' RIGHTS

    Under California law, a shareholder is entitled to dissent from certain corporate actions and obtain payment of the fair market value of his or her shares, provided the shareholder complies with certain procedures. The actions which trigger a shareholder's dissenter rights include reorganizations where shareholder approval is required, such as certain mergers, share exchanges, sales of all or substantially all of the corporation's assets in exchange for the acquiror's securities, and share exchange tender offers.

    Dissenters' rights generally do not apply to shares that are listed on a national securities exchange certified by the Commissioner of Corporations or listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System.

    Under Oregon law, a stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of, any of the following corporate acts:

        (i) consummation of a plan of merger to which the corporation is a party if stockholder approval is required and the stockholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent;

        (ii) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the stockholder is entitled to vote on the plan;

       (iii) consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business if the stockholder is entitled to vote on the sale or exchange, unless the sale is for cash pursuant to which all or substantially all of the net proceeds will be distributed to shareholders within one year;

        (iv) an amendment of the Articles of Incorporation that materially and adversely affects rights in respect of a dissenter's shares because it (A) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities or (B) reduces the number of shares owned by the stockholder to a fraction of a share if the fractional share so created is to be acquired for cash under Oregon law; or

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        (v) any corporate action taken pursuant to a stockholder vote to the extent the Articles of Incorporation, Bylaws or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    Unless the Articles of Incorporation provide otherwise, dissenters' rights do not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange or quoted on the Nasdaq National Market on the record date for the meeting of shareholders at which the corporate action giving rise to dissenters' rights is to be approved.

    For a description of IMMUNOTHERAPY Shareholders rights of dissent in the Merger, see "THE MERGER--Rights of Dissenting IMMUNOTHERAPY Shareholders."

ANTI-TAKEOVER PROVISIONS

    California law does not contain any "anti-takeover" provisions. California Law does, however, permit corporations to adopt certain provisions in their Articles of Incorporation that might discourage unfriendly takeover bids--for example, requiring the approval of a supermajority of the Board of Directors and/or the shareholders for certain transactions. The IMMUNOTHERAPY Articles contain no such "anti-takeover" provisions.

    Oregon law regulates the process by which a person may acquire control of any Oregon-based corporation with 100 or more shareholders without the consent and cooperation of the Board of Directors. This law would apply to persons seeking to acquire control of ANTIVIRALS. The law restricts the ability to vote shares of stock acquired in a transaction that causes the acquiring person to control at least one-fifth, one-third or one-half of the votes entitled to be cast in the election of directors. Shares acquired in a control share acquisition have no voting rights except as authorized by a vote of the shareholders. Although a corporation may elect not to be governed by this law by amendment to its Articles of Incorporation or Bylaws, ANTIVIRALS has not made such an election. In addition, Oregon has enacted a business combination statute that applies to ANTIVIRALS and whose material terms are discussed below.

    Oregon's business combination statute provides that any person who acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") may not engage in certain "business combinations" with the target corporation for a period of three years following the date the person became an interested stockholder, unless (1) the Board of Directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% of the corporation's voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer), or (3) the business combination is approved by the Board of Directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

    For purposes of determining whether a person is the "owner" of 15% or more of a corporation's voting stock for the business combination statute, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A "business combination" is also defined broadly to include (1) mergers and sales or other dispositions of 10% or more of the assets of a corporation with or to an interested stockholder, (2) certain transactions resulting in the issuance or transfer to the interested stockholder of any stock of the corporation or its subsidiaries, (3) certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested stockholder, and (4) receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges, or other financial benefits.

    These restrictions placed on interested shareholders by the business combination statute do not apply under certain circumstances, including, but not limited to, the following: (1) if the corporation's original Articles of Incorporation contain a provision expressly electing not to be governed by the business combination statute, (2) if the corporation, by action of its shareholders, adopts an amendment to its Bylaws or Articles of Incorporation expressly electing not to be governed by the business combination statute, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested stockholder at or prior to such adoption, or (3) if the corporation does not have a class of voting stock that is listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association, or held by more than 2,000 shareholders.

"BLANK CHECK" PREFERRED STOCK

    Both IMMUNOTHERAPY's Articles and ANTIVIRALS' Articles contain a provision granting "Blank Check" Preferred Stock authority.

REMOVAL OF DIRECTORS

    Under California law, shareholders may remove one or more directors of a corporation without cause subject to certain restrictions and requirements under California law. In addition, the superior court of the proper county may, at the suit of shareholders holding at least ten percent (10%) of the number of outstanding shares of any class, remove from office any director for fraud, dishonesty or gross abuse of authority or discretion with respect to the corporation and may bar such removed director from re-election for a prescribed period.

    Under Oregon law, a director may be removed with or without cause unless the Articles of Incorporation provide that directors may be removed only for cause. ANTIVIRALS' Articles do not provide that the directors may be removed only for cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

CLASSIFIED BOARD OF DIRECTORS

    California law permits a listed corporation (that is, a corporation whose shares are listed on the New York Stock Exchange or American Stock Exchange, or on NASDAQ if the corporation has at least 800 shareholders) to establish in the corporation's Articles of Incorporation or Bylaws, a Board of Directors under which directors can be divided into as many as three (3) classes to serve for terms of as many as three (3) years. A listed corporation may also amend its Articles of Incorporation or Bylaws to eliminate cumulative voting. An unlisted corporation may amend its Articles of Incorporation or Bylaws to provide for a classified Board of Directors and/or to eliminate cumulative voting when it becomes a listed corporation. The IMMUNOTHERAPY Articles of Incorporation do not provide for classes of directors.

    Oregon law permits a corporation that has six (6) or more directors to establish in the corporation's Articles of Incorporation or Bylaws, a Board of Directors under which directors can be divided into as many as three (3) classes to serve for terms of as many as three (3) years. If the corporation has cumulative voting, terms of directors may only be staggered if there are at least three (3) members of each group of directors. ANTIVIRALS' Articles provide that if there are six (6) or more directors, they will be divided into two (2) groups with each group serving a two (2) year term. The ANTIVIRALS Articles require the affirmative vote of at least 66 2/3% of the outstanding shares to amend or repeal the staggered terms of directors.

SIZE OF BOARD OF DIRECTORS

    Both California law and Oregon law provide that the size of a corporation's Board of Directors may be specified in, or fixed in accordance with, the corporation's Bylaws. Oregon law also states that the number of directors may also be specified in the corporation's Articles of Incorporation, and if so specified, the number may only be changed by an amendment to the Articles of Incorporation. The Bylaws of IMMUNOTHERAPY provide that the number of directors shall be five (5). The ANTIVIRALS Bylaws provide that the number of directors shall be nine (9).

DIVIDENDS AND REPURCHASE OF SHARES

    California law generally prohibits a corporation from making a distribution to its shareholders, unless the amount of the proposed distribution is less than or equal to the corporation's retained earnings immediately prior thereto or unless, after giving effect to such distribution, (i) the current assets of the corporation would be at least equal to its current liabilities, and (ii) the sum of the corporation's assets would be equal to at least one and one-quarter times its liabilities. In addition, a corporation may not make any distribution (including a repurchase of its own shares) if the corporation is, or after the distribution would be, likely to be unable to pay its debts as they mature.

    Under Oregon law, the Board of Directors of a corporation may authorize and the corporation may make distributions (including dividends) to shareholders only if after giving effect to the distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business and
(ii) the corporation's total assets would at least equal the sum of the total liabilities plus, unless the corporation's Articles of Incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

CLASS VOTING

    California law and Oregon law provide that the holders of outstanding shares of a class are entitled to vote as a separate voting group with respect to amendments to the corporation's Articles of Incorporation that would affect such class in certain ways, including, without limitation: changing the aggregate number of authorized shares of such class, except for certain specified increases (with respect to California law only); effecting an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split (with respect to California law only); effecting an exchange or creating a right of exchange of all or part of the shares of another class into the shares of such class; changing the rights, preferences, privileges or restrictions of the shares of such class; or creating a new class of shares having rights, preferences or privileges prior to the shares of such class.

                                 LEGAL OPINION

    The legality of the ANTIVIRALS Common Stock and Warrants to be issued in connection with the Merger is being passed upon for ANTIVIRALS by Ater Wynne, LLP, Portland, Oregon.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to ANTIVIRALS' 1999 annual meeting of Shareholders must be received by ANTIVIRALS not later than April 12, 1999, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). In addition, notice of shareholder proposals and nominations for director must be delivered to the Secretary of ANTIVIRALS not less than sixty (60) days nor more than ninety (90) days prior to the date of an annual meeting. Nothing in this paragraph shall be deemed to require ANTIVIRALS to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                    EXPERTS

    The financial statements of ANTIVIRALS INC. included in this Joint Proxy Statement/Prospectus as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996, and for the period from inception (July 22, 1980) to December 31, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    The financial statements of IMMUNOTHERAPY Corporation included in this Joint Proxy Statement/ Prospectus as of December 31, 1997, and the related statement of operations, stockholders' equity (deficit) and cash flows for the year then ended have been audited by Arthur Andersen LLP, independent public accountants.

    The financial statements of IMMUNOTHERAPY Corporation included in this Joint Proxy Statement/ Prospectus as of December 31, 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended and for the period from October 7, 1993 (inception) through December 31, 1996 (not presented herein), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report contains an unqualified opinion and includes an explanatory paragraph regarding the Company's development stage, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

    IMMUNOTHERAPY replaced its previous auditors, Deloitte & Touche LLP, with Arthur Andersen LLP in January 1998. The decision to change accounting firms was approved by IMMUNOTHERAPY's Board of Directors. There were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of such accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their report. Before engaging Arthur Andersen LLP as its new independent public accountants, IMMUNOTHERAPY did not previously consult with them regarding any matters related to the application of accounting principles, the type of audit opinion that might be rendered on IMMUNOTHERAPY's financial statements or any other such matters.

                         INDEX TO FINANCIAL STATEMENTS

ANTIVIRALS INC.
  Report of Independent Public Accountants...........................................        F-2
  Balance Sheets.....................................................................        F-3
  Statements of Operations...........................................................        F-4
  Statements of Shareholders' Equity.................................................        F-5
  Statements of Cash Flows...........................................................        F-9
  Notes to Financial Statements......................................................       F-10

IMMUNOTHERAPY CORPORATION
  Report of Independent Public Accountants...........................................       F-19
  Independent Auditors' Report.......................................................       F-20
  Balance Sheets.....................................................................       F-21
  Statements of Operations...........................................................       F-22
  Statements of Stockholders' Equity.................................................       F-23
  Statements of Cash Flows...........................................................       F-24
  Notes to Financial Statements......................................................       F-25

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of ANTIVIRALS INC.

    We have audited the accompanying balance sheets of ANTIVIRALS INC. (an Oregon corporation in the development stage) as of December 31, 1997 and 1996, and the related statements of operations, shareholders' equity and cash flows for the years ended December 31, 1997 and 1996 and for the period from inception (July 22, 1980) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ANTIVIRALS INC. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996 and for the period from inception (July 22, 1980) to December 31, 1997, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
February 17, 1998

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                                                            DECEMBER 31,
                                                                   ------------------------------
                                                                        1996            1997
                                                                   --------------  --------------    MARCH 31,
                                                                                                        1998
                                                                                                   --------------
                                                                                                    (UNAUDITED)

                                                     ASSETS
Current Assets:
  Cash and cash equivalents......................................  $    3,011,229  $   17,638,936  $   15,790,550
  Short-term investments--available for sale.....................          30,000        --              --
  Other current assets...........................................          28,255          19,042         549,260
                                                                   --------------  --------------  --------------
    Total Current Assets.........................................       3,069,484      17,657,978      16,339,810
Property and Equipment, net of accumulated depreciation and
  amortization of $1,858,359, $2,262,755 and $2,301,158..........         531,652         438,820         403,660
Patent Costs, net of accumulated amortization of $168,153,
  $218,773 and $233,773..........................................         474,806         553,063         560,825
Deferred Offering Costs..........................................         143,110        --              --
Deferred Acquisition Costs.......................................        --               102,506         192,201
Other Assets.....................................................          29,847          29,847          29,847
                                                                   --------------  --------------  --------------
    Total Assets.................................................  $    4,248,899  $   18,782,214  $   17,526,343
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
  Accounts payable...............................................  $      153,202  $      219,083  $      302,189
  Accrued liabilities............................................         177,605         245,369         179,247
                                                                   --------------  --------------  --------------
    Total Current Liabilities....................................         330,807         464,452         481,436
Common Stock Subject to Rescission, $.0001 par value, 1,292,973,
  zero and zero issued and outstanding...........................       3,121,965        --              --
Shareholders' Equity:
  Preferred Stock, $.0001 par value, 2,000,000 shares authorized;
    none issued and outstanding..................................        --              --              --
  Common stock, $.0001 par value, 50,000,000 shares authorized;
    7,486,790, 11,125,617 and 11,158,951 issued and
    outstanding..................................................             749           1,113           1,116
  Additional paid-in capital.....................................      13,220,861      34,358,122      34,510,122
  Deficit accumulated during the development stage...............     (12,425,483)    (16,041,473)    (17,466,331)
                                                                   --------------  --------------  --------------
    Total Shareholders' Equity...................................         796,127      18,317,762      17,044,907
                                                                   --------------  --------------  --------------
    Total Liabilities and Shareholders' Equity...................  $    4,248,899  $   18,782,214  $   17,526,343
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                     YEAR ENDED DECEMBER
                                             31,              JULY 22, 1980
                                    ----------------------   (INCEPTION) TO
                                       1996        1997     DECEMBER 31, 1997
                                    ----------  ----------  -----------------  THREE MONTHS ENDED MARCH  JULY 22, 1980
                                                                                         31,             (INCEPTION) TO
                                                                               ------------------------  MARCH 31, 1998
                                                                                  1997         1998      --------------
                                                                               -----------  -----------   (UNAUDITED)
                                                                               (UNAUDITED)  (UNAUDITED)
Revenues, from grants and research
  contracts.......................  $   27,227  $   14,345    $     703,842     $  --        $   5,650    $    709,492
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Operating expenses:
  Research and development........   1,729,554   2,737,172       11,748,746       451,723    1,294,264      13,043,010
  General and administrative......     613,811   1,282,214        5,831,796       170,028      306,965       6,138,761
                                    ----------  ----------  -----------------  -----------  -----------  --------------
                                     2,343,365   4,019,386       17,580,542       621,751    1,601,229      19,181,771
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Other Income:
  Interest income, net............     132,026     389,051          738,477        29,055      170,721         909,198
  Realized gain on sale of
    short-term investments........      96,750      --               96,750        --           --              96,750
                                    ----------  ----------  -----------------  -----------  -----------  --------------
                                       228,776     389,051          835,227        29,055      170,721       1,005,948
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Net loss..........................  $(2,087,362) $(3,615,990)   $ (16,041,473)  $(592,696)  ($1,424,858)  $(17,466,331)
                                    ----------  ----------  -----------------  -----------  -----------  --------------
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Net loss per share--basic and
  diluted.........................  $    (0.25) $    (0.36)                     $   (0.07)   $   (0.13)
                                    ----------  ----------                     -----------  -----------
                                    ----------  ----------                     -----------  -----------
Weighted average number of common
  shares outstanding for computing
  basic and diluted earnings per
  share...........................   8,233,548  10,078,962                      8,233,548   11,147,840
                                    ----------  ----------                     -----------  -----------
                                    ----------  ----------                     -----------  -----------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                                                             UNREALIZED     DEFICIT
                                                                                               GAIN ON    ACCUMULATED
                                                              COMMON STOCK       ADDITIONAL  AVAILABLE-    DURING THE
                                            PARTNERSHIP  ----------------------   PAID-IN     FOR-SALE    DEVELOPMENT
                                               UNITS      SHARES      AMOUNT      CAPITAL    SECURITIES      STAGE
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT JULY 22, 1980 (Inception) No
  activity................................      --          --       $  --       $   --       $  --        $   --
BALANCE AT OCTOBER 31, 1980...............      --          --          --           --          --            --
  Issuance of partnership units and common
    stock in October 1981 for equipment
    and supplies valued at $3,500 and
    technology............................       1,000   1,666,667         167        3,333      --            --
  Issuance of partnership units and common
    stock for cash, $500 per unit.........         150     250,000          25       75,055      --            --
  Issuance of partnership units for
    consulting services, $500 per unit....          10      --          --            5,000      --            --
  Issuance of common stock in connection
    with financing agreement..............      --          33,333           3            7      --            --
  Net loss................................      --          --          --           --          --            (9,224)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1981...............       1,160   1,950,000         195       83,395      --            (9,224)
  Issuance of common stock for consulting
    services..............................      --          54,600           5           11      --            --
  Net loss................................      --          --          --           --          --           (57,962)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1982...............       1,160   2,004,600         200       83,406      --           (67,186)
  Issuance of partnership units and common
    stock for cash, $550 per unit.........          60     100,000          10       33,020      --            --
  Issuance of common stock for consulting
    services..............................      --          21,733           2            5      --            --
  Net loss................................      --          --          --           --          --           (27,475)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1983...............       1,220   2,126,333         212      116,431      --           (94,661)
  Issuance of partnership units and common
    stock for cash, $600 per unit.........          10      16,667           2        6,003      --            --
  Issuance of partnership units and common
    stock for consulting services and
    $1,000 cash, $550 to $600 per unit....          20      16,667           2       11,503      --            --
  Issuance of common stock for consulting
    services..............................      --           2,533      --                1      --            --
  Issuance of common stock for donation to
    charitable organizations..............      --         100,000          10           20      --            --
  Net loss................................      --          --          --           --          --           (21,463)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1984...............       1,250   2,262,200         226      133,958      --          (116,124)
  Issuance of partnership units and common
    stock in December 1984 for
    technology............................       1,000     166,667          16          (16)     --            --
  Issuance of partnership units and common
    stock for cash, $50 to $100 per
    unit..................................         460      78,333           8       23,515      --            --
  Issuance of partnership units for cash,
    $50 to $550 per unit..................         140      --          --           17,000      --            --
  Issuance of common stock for consulting
    services..............................      --           6,733           1            1      --            --
  Net loss................................      --          --          --           --          --            (8,469)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1985...............       2,850   2,513,933         251      174,458      --          (124,593)
  Issuance of partnership units and common
    stock for cash, $50 to $500 per
    unit..................................          90     105,000          11       31,521      --            --
  Issuance of common stock for consulting
    services..............................      --           8,500           1            1      --            --
  Net loss................................      --          --          --           --          --           (32,353)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1986...............       2,940   2,627,433         263      205,980      --          (156,946)


                                                TOTAL
                                            SHAREHOLDERS'
                                               EQUITY
                                            -------------
BALANCE AT JULY 22, 1980 (Inception) No
  activity................................   $   --
BALANCE AT OCTOBER 31, 1980...............       --
  Issuance of partnership units and common
    stock in October 1981 for equipment
    and supplies valued at $3,500 and
    technology............................         3,500
  Issuance of partnership units and common
    stock for cash, $500 per unit.........        75,080
  Issuance of partnership units for
    consulting services, $500 per unit....         5,000
  Issuance of common stock in connection
    with financing agreement..............            10
  Net loss................................        (9,224)
                                            -------------
BALANCE AT OCTOBER 31, 1981...............        74,366
  Issuance of common stock for consulting
    services..............................            16
  Net loss................................       (57,962)
                                            -------------
BALANCE AT OCTOBER 31, 1982...............        16,420
  Issuance of partnership units and common
    stock for cash, $550 per unit.........        33,030
  Issuance of common stock for consulting
    services..............................             7
  Net loss................................       (27,475)
                                            -------------
BALANCE AT OCTOBER 31, 1983...............        21,982
  Issuance of partnership units and common
    stock for cash, $600 per unit.........         6,005
  Issuance of partnership units and common
    stock for consulting services and
    $1,000 cash, $550 to $600 per unit....        11,505
  Issuance of common stock for consulting
    services..............................             1
  Issuance of common stock for donation to
    charitable organizations..............            30
  Net loss................................       (21,463)
                                            -------------
BALANCE AT OCTOBER 31, 1984...............        18,060
  Issuance of partnership units and common
    stock in December 1984 for
    technology............................       --
  Issuance of partnership units and common
    stock for cash, $50 to $100 per
    unit..................................        23,523
  Issuance of partnership units for cash,
    $50 to $550 per unit..................        17,000
  Issuance of common stock for consulting
    services..............................             2
  Net loss................................        (8,469)
                                            -------------
BALANCE AT OCTOBER 31, 1985...............        50,116
  Issuance of partnership units and common
    stock for cash, $50 to $500 per
    unit..................................        31,532
  Issuance of common stock for consulting
    services..............................             2
  Net loss................................       (32,353)
                                            -------------
BALANCE AT OCTOBER 31, 1986...............        49,297

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                                                             UNREALIZED     DEFICIT
                                                                                               GAIN ON    ACCUMULATED
                                                              COMMON STOCK       ADDITIONAL  AVAILABLE-    DURING THE
                                            PARTNERSHIP  ----------------------   PAID-IN     FOR-SALE    DEVELOPMENT
                                               UNITS      SHARES      AMOUNT      CAPITAL    SECURITIES      STAGE
                                            -----------  ---------  -----------  ----------  -----------  ------------

                                                TOTAL
                                            SHAREHOLDERS'
                                               EQUITY
                                            -------------
BALANCE AT OCTOBER 31, 1986...............       2,940   2,627,433   $     263   $  205,980   $  --        $ (156,946)
  Issuance of partnership units and common
    stock for cash, $500 per unit.........          20      33,333           3       10,007      --            --
  Issuance of partnership units and
    warrants to purchase 400,000 shares of
    common stock for cash, $500 to $2,500
    per unit..............................          80      --          --          100,000      --            --
  Issuance of common stock for consulting
    services..............................      --          28,533           3            6      --            --
  Net loss................................      --          --          --           --          --           (71,616)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1987...............       3,040   2,689,299         269      315,993      --          (228,562)
  Issuance of partnership units and common
    stock for cash, $500 per unit.........         100     166,667          17       50,033      --            --
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......          20      33,333           3       25,007      --            --
  Issuance of partnership units for cash,
    $50 per unit..........................          20      --          --            1,000      --            --
  Issuance of partnership units and
    warrants to purchase 400,000 shares of
    common stock for cash, $1,250 per
    unit..................................          80      --          --          100,000      --            --
  Compensation expense related to issuance
    of warrants for partnership units.....      --          --          --           10,000      --            --
  Issuance of common stock for consulting
    services and employee compensation....      --          47,014           5            9      --            --
  Net loss................................      --          --          --           --          --          (266,194)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1988...............       3,260   2,936,313         294      502,042      --          (494,756)
  Exercise of warrants for common stock...      --         141,667          14           28      --            --
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......          10      16,667           1       12,504      --            --
  Issuance of partnership units and
    warrants to purchase 800,000 shares of
    common stock for cash, $1,250 per
    unit..................................         160      --          --          200,000      --            --
  Issuance of common stock for consulting
    services and employee compensation....      --          17,733           2            4      --            --
  Compensation expense related to issuance
    of warrants for partnership units.....      --          --          --            2,500      --            --
  Net loss................................      --          --          --           --          --          (243,926)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1989...............       3,430   3,112,380         311      717,078      --          (738,682)
  Exercise of warrants for common stock...      --          33,333           3            7      --            --
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......          74     123,334          12       92,525      --            --
  Issuance of partnership unit for cash,
    $5,000 per unit.......................           1      --          --            5,000      --            --
  Issuance of common stock for cash, $4.56
    per share.............................      --           1,100      --            5,000      --            --
  Issuance of partnership units and
    warrants to purchase 200,000 shares of
    common stock for cash, $1,250 per
    unit..................................          40      --          --           50,000      --            --
  Issuance of common stock for consulting
    services and employee compensation....      --          11,400           2       51,678      --            --
  Compensation expense related to issuance
    of warrants for partnership units.....      --          --          --           40,000      --            --
  Exercise of warrant for partnership
    units.................................          10      --          --           12,500      --            --
  Net loss................................      --          --          --           --          --          (351,772)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1990...............       3,555   3,281,547         328      973,788      --        (1,090,454)

BALANCE AT OCTOBER 31, 1986...............   $    49,297
  Issuance of partnership units and common
    stock for cash, $500 per unit.........        10,010
  Issuance of partnership units and
    warrants to purchase 400,000 shares of
    common stock for cash, $500 to $2,500
    per unit..............................       100,000
  Issuance of common stock for consulting
    services..............................             9
  Net loss................................       (71,616)
                                            -------------
BALANCE AT OCTOBER 31, 1987...............        87,700
  Issuance of partnership units and common
    stock for cash, $500 per unit.........        50,050
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......        25,010
  Issuance of partnership units for cash,
    $50 per unit..........................         1,000
  Issuance of partnership units and
    warrants to purchase 400,000 shares of
    common stock for cash, $1,250 per
    unit..................................       100,000
  Compensation expense related to issuance
    of warrants for partnership units.....        10,000
  Issuance of common stock for consulting
    services and employee compensation....            14
  Net loss................................      (266,194)
                                            -------------
BALANCE AT OCTOBER 31, 1988...............         7,580
  Exercise of warrants for common stock...            42
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......        12,505
  Issuance of partnership units and
    warrants to purchase 800,000 shares of
    common stock for cash, $1,250 per
    unit..................................       200,000
  Issuance of common stock for consulting
    services and employee compensation....             6
  Compensation expense related to issuance
    of warrants for partnership units.....         2,500
  Net loss................................      (243,926)
                                            -------------
BALANCE AT OCTOBER 31, 1989...............       (21,293)
  Exercise of warrants for common stock...            10
  Issuance of partnership units and common
    stock for cash, $1,250 per unit.......        92,537
  Issuance of partnership unit for cash,
    $5,000 per unit.......................         5,000
  Issuance of common stock for cash, $4.56
    per share.............................         5,000
  Issuance of partnership units and
    warrants to purchase 200,000 shares of
    common stock for cash, $1,250 per
    unit..................................        50,000
  Issuance of common stock for consulting
    services and employee compensation....        51,680
  Compensation expense related to issuance
    of warrants for partnership units.....        40,000
  Exercise of warrant for partnership
    units.................................        12,500
  Net loss................................      (351,772)
                                            -------------
BALANCE AT OCTOBER 31, 1990...............      (116,338)

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                                                             UNREALIZED     DEFICIT
                                                                                               GAIN ON    ACCUMULATED
                                                              COMMON STOCK       ADDITIONAL  AVAILABLE-    DURING THE
                                            PARTNERSHIP  ----------------------   PAID-IN     FOR-SALE    DEVELOPMENT
                                               UNITS      SHARES      AMOUNT      CAPITAL    SECURITIES      STAGE
                                            -----------  ---------  -----------  ----------  -----------  ------------

                                                TOTAL
                                            SHAREHOLDERS'
                                               EQUITY
                                            -------------
BALANCE AT OCTOBER 31, 1990...............       3,555   3,281,547   $     328   $  973,788   $  --        $(1,090,454)
  Issuance of partnership units for cash,
    $5,000 per unit.......................        23.5      --          --          117,500      --            --
  Exercise of warrants for partnership
    units and common stock................           1       1,100      --            1,250      --            --
  Issuance of common stock for cash, $4.56
    per share.............................      --          24,750           3      112,505      --            --
  Compensation expense related to issuance
    of warrants for common stock..........      --          --          --            1,520      --            --
  Issuance of common stock for consulting
    services, $4.56 per share.............      --           1,657      --            7,547      --            --
  Common stock subject to rescission......      --          (7,127)         (1)     (32,499)     --            --
  Net loss................................      --          --          --           --          --          (274,844)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT OCTOBER 31, 1991...............     3,579.5   3,301,927         330    1,181,611      --        (1,365,298)
  Issuance of partnership units for cash,
    $5,000 per unit.......................        15.5      --          --           77,500      --            --
  Issuance of common stock for cash, $4.56
    per share.............................      --          17,050           2       77,498      --            --
Compensation expense related to issuance
  of warrants for common stock............      --          --          --            7,500      --            --
  Common stock subject to rescission......      --         (32,486)         (3)    (148,135)     --            --
  Net loss................................      --          --          --           --          --           (91,588)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1991..............       3,595   3,286,491         329    1,195,974      --        (1,456,886)
  Issuance of partnership units for cash,
    $5,000 per unit.......................        30.5      --          --          152,500      --            --
  Exercise of warrants for partnership
    units and common stock................          22       2,200      --           28,750      --            --
  Conversion of debt into common stock and
    partnership units.....................           9       9,634           1       87,859      --            --
  Issuance of common stock for cash, $4.56
    per share.............................      --         868,906          87    3,954,625      --            --
  Issuance of common stock for consulting
    services, $4.56 per share.............      --          22,872           2      104,167      --            --
  Compensation expense related to issuance
    of warrants for common stock and
    partnership units.....................      --          --          --          262,833      --            --
  Common stock subject to rescission......      --        (410,099)        (41)  (1,870,008)     --            --
  Net loss................................      --          --          --           --          --        (1,731,138)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1992..............     3,656.5   3,780,004         378    3,916,700      --        (3,188,024)
  Exercise of warrants for partnership
    units.................................           9      --          --            4,500      --            --
  Issuance of common stock in exchange for
    partnership units.....................    (1,809.5)  1,632,950         163         (163)     --            --
  Withdrawal of partnership net assets
    upon conveyance of technology.........      (1,856)     --          --         (176,642)     --            --
  Issuance of common stock for cash and
    short-term investments, $4.95 per
    share.................................      --         507,084          50    2,510,014      --            --
  Exercise of warrants for common stock...      --           3,844           1        9,999      --            --
  Common stock subject to rescission......      --        (808,902)        (81)    (901,119)     --            --
  Net loss................................      --          --          --           --          --        (2,346,939)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1993..............      --       5,114,980         511    5,363,289      --        (5,534,963)
  Issuance of common stock for cash, $4.95
    per share.............................      --         565,216          57    2,797,761      --            --
  Exercise of warrants for common stock...      --          24,667           2      122,098      --            --
  Issuance of common stock for consulting
    services, $4.95 per share.............      --             151      --              749      --            --
  Unrealized gain on available-for-sale
    securities............................      --          --          --           --          61,000        --
  Common stock subject to rescission......      --         (34,359)         (3)    (170,075)     --            --
  Net loss................................      --          --          --           --          --        (2,246,272)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1994..............      --       5,670,655         567    8,113,822      61,000    (7,781,235)

BALANCE AT OCTOBER 31, 1990...............   $  (116,338)
  Issuance of partnership units for cash,
    $5,000 per unit.......................       117,500
  Exercise of warrants for partnership
    units and common stock................         1,250
  Issuance of common stock for cash, $4.56
    per share.............................       112,508
  Compensation expense related to issuance
    of warrants for common stock..........         1,520
  Issuance of common stock for consulting
    services, $4.56 per share.............         7,547
  Common stock subject to rescission......       (32,500)
  Net loss................................      (274,844)
                                            -------------
BALANCE AT OCTOBER 31, 1991...............      (183,357)
  Issuance of partnership units for cash,
    $5,000 per unit.......................        77,500
  Issuance of common stock for cash, $4.56
    per share.............................        77,500
Compensation expense related to issuance
  of warrants for common stock............         7,500
  Common stock subject to rescission......      (148,138)
  Net loss................................       (91,588)
                                            -------------
BALANCE AT DECEMBER 31, 1991..............      (260,583)
  Issuance of partnership units for cash,
    $5,000 per unit.......................       152,500
  Exercise of warrants for partnership
    units and common stock................        28,750
  Conversion of debt into common stock and
    partnership units.....................        87,860
  Issuance of common stock for cash, $4.56
    per share.............................     3,954,712
  Issuance of common stock for consulting
    services, $4.56 per share.............       104,169
  Compensation expense related to issuance
    of warrants for common stock and
    partnership units.....................       262,833
  Common stock subject to rescission......    (1,870,049)
  Net loss................................    (1,731,138)
                                            -------------
BALANCE AT DECEMBER 31, 1992..............       729,054
  Exercise of warrants for partnership
    units.................................         4,500
  Issuance of common stock in exchange for
    partnership units.....................       --
  Withdrawal of partnership net assets
    upon conveyance of technology.........      (176,642)
  Issuance of common stock for cash and
    short-term investments, $4.95 per
    share.................................     2,510,064
  Exercise of warrants for common stock...        10,000
  Common stock subject to rescission......      (901,200)
  Net loss................................    (2,346,939)
                                            -------------
BALANCE AT DECEMBER 31, 1993..............      (171,163)
  Issuance of common stock for cash, $4.95
    per share.............................     2,797,818
  Exercise of warrants for common stock...       122,100
  Issuance of common stock for consulting
    services, $4.95 per share.............           749
  Unrealized gain on available-for-sale
    securities............................        61,000
  Common stock subject to rescission......      (170,078)
  Net loss................................    (2,246,272)
                                            -------------
BALANCE AT DECEMBER 31, 1994..............       394,154

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                                                                             UNREALIZED     DEFICIT
                                                                                               GAIN ON    ACCUMULATED
                                                              COMMON STOCK       ADDITIONAL  AVAILABLE-    DURING THE
                                            PARTNERSHIP  ----------------------   PAID-IN     FOR-SALE    DEVELOPMENT
                                               UNITS      SHARES      AMOUNT      CAPITAL    SECURITIES      STAGE
                                            -----------  ---------  -----------  ----------  -----------  ------------

                                                TOTAL
                                            SHAREHOLDERS'
                                               EQUITY
                                            -------------
BALANCE AT DECEMBER 31, 1994..............      --       5,670,655   $     567   $8,113,822   $  61,000    $(7,781,235)
Issuance of common stock for cash, $6.00
  per share...............................      --         146,183          15      862,674      --            --
Compensation expense related to issuance
  of warrants for common stock............      --          --          --          213,000      --            --
Unrealized gain on available-for-sale
  securities..............................      --          --          --           --          35,750        --
Net loss..................................      --          --          --           --          --        (2,556,886)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1995..............      --       5,816,838         582    9,189,496      96,750   (10,338,121)
Exercise of warrants for common stock.....      --         957,452          96          (96)     --            --
Issuance of common stock for cash, $6.00
  per share...............................      --         712,500          71    4,031,461      --            --
Liquidation of available-for-sale
  securities..............................      --          --          --           --         (96,750)       --
Net loss..................................      --          --          --           --          --        (2,087,362)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1996..............      --       7,486,790         749   13,220,861      --       (12,425,483)
Exercise of warrants for common stock.....      --          50,000           5        5,010      --            --
Exercise of options for common stock......      --          59,903           6      281,804      --            --
Issuance of common stock and warrants for
  cash, $9.00 per unit, net of offering
  costs...................................      --       2,300,000         230   18,017,400      --            --
Reclassified upon completion of rescission
  offering................................      --       1,228,924         123    2,833,047      --            --
Net loss..................................      --          --          --           --          --        (3,615,990)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT DECEMBER 31, 1997..............      --       11,125,617  $   1,113   $34,358,122  $  --       ($16,041,473)
Exercise of options for common stock......      --          33,334           3      152,000      --            --
Net loss..................................      --          --          --           --          --        (1,424,858)
                                            -----------  ---------  -----------  ----------  -----------  ------------
BALANCE AT MARCH 31, 1998 (Unaudited).....      --       11,158,951  $   1,116   $34,510,122  $  --       ($17,466,331)
                                            -----------  ---------  -----------  ----------  -----------  ------------
                                            -----------  ---------  -----------  ----------  -----------  ------------

BALANCE AT DECEMBER 31, 1994..............   $   394,154
Issuance of common stock for cash, $6.00
  per share...............................       862,689
Compensation expense related to issuance
  of warrants for common stock............       213,000
Unrealized gain on available-for-sale
  securities..............................        35,750
Net loss..................................    (2,556,886)
                                            -------------
BALANCE AT DECEMBER 31, 1995..............    (1,051,293)
Exercise of warrants for common stock.....       --
Issuance of common stock for cash, $6.00
  per share...............................     4,031,532
Liquidation of available-for-sale
  securities..............................       (96,750)
Net loss..................................    (2,087,362)
                                            -------------
BALANCE AT DECEMBER 31, 1996..............       796,127
Exercise of warrants for common stock.....         5,015
Exercise of options for common stock......       281,810
Issuance of common stock and warrants for
  cash, $9.00 per unit, net of offering
  costs...................................    18,017,630
Reclassified upon completion of rescission
  offering................................     2,833,170
Net loss..................................    (3,615,990)
                                            -------------
BALANCE AT DECEMBER 31, 1997..............   $18,317,762
Exercise of options for common stock......       152,003
Net loss..................................    (1,424,858)
                                            -------------
BALANCE AT MARCH 31, 1998 (Unaudited).....   $17,044,907
                                            -------------
                                            -------------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                     YEAR ENDED DECEMBER     FOR THE PERIOD
                                             31,              JULY 22, 1980    THREE MONTHS ENDED MARCH  FOR THE PERIOD
                                    ----------------------   (INCEPTION) TO              31,             JULY 22, 1980
                                       1996        1997     DECEMBER 31, 1997  ------------------------  (INCEPTION) TO
                                    ----------  ----------  -----------------     1997         1998      MARCH 31, 1998
                                                                               -----------  -----------  --------------
                                                                               (UNAUDITED)  (UNAUDITED)   (UNAUDITED)
Cash flows from operating
  activities:
Net loss..........................  $(2,087,362) $(3,615,990)   $ (16,041,473)  $(592,696)  $(1,424,858)  $(17,466,331)
  Adjustments to reconcile net
    loss to net cash flows used in
    operating activities:
    Depreciation and
      amortization................     520,300     467,250        2,517,107       132,016        56,673      2,573,780
    Realized gain on sale of
      short-term
      investments-available for
      sale........................     (96,750)     --              (96,750)       --           --             (96,750)
    Compensation expense on
      issuance of common stock and
      partnership units...........      --          --              182,392        --           --             182,392
    Compensation expense on
      issuance of options and
      warrants to purchase common
      stock or partnership
      units.......................      --          --              562,353        --           --             562,353
    Conversion of interest accrued
      to common stock.............      --          --                7,860        --           --               7,860
    (Increase) decrease in:
      Other current assets........     (21,019)      9,213          (19,042)       --          (530,218)      (549,260)
      Other assets................      --          --              (29,847)       --           --             (29,847)
    Net increase in accounts
      payable and accrued
      liabilities.................      76,743     133,645          464,452        43,280        16,984        481,436
                                    ----------  ----------  -----------------  -----------  -----------  --------------
        Net cash used in operating
          activities..............  (1,608,088) (3,005,882)     (12,452,948)     (417,400)   (1,881,419)   (14,334,367)
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Cash flows from investing
  activities:
  Proceeds from sale or redemption
    of short-term investments.....     182,750      30,000          247,750        30,000       --             247,750
  Purchase of property and
    equipment.....................     (65,877)   (323,798)      (2,737,154)      (55,337)       (6,513)    (2,743,667)
  Patent costs....................     (66,870)   (128,877)        (771,836)      (23,649)      (22,762)      (794,598)
  Deferred acquisition costs......      --        (102,506)        (102,506)       --           (89,695)      (192,201)
                                    ----------  ----------  -----------------  -----------  -----------  --------------
        Net cash provided by (used
          in) investing
          activities..............      50,003    (525,181)      (3,363,746)      (48,986)     (118,970)    (3,482,716)
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Cash flows from financing
  activities:
  Proceeds from sale of common
    stock, warrants, and
    partnership units, net of
    offering costs, and exercise
    of options....................   3,888,422  18,447,565       33,841,067      (239,492)      152,003     33,993,070
  Buyback of common stock pursuant
    to rescission offering........      --        (288,795)        (288,795)       --           --            (288,795)
  Withdrawal of partnership net
    assets........................      --          --             (176,642)       --           --            (176,642)
  Issuance of convertible debt....      --          --               80,000        --           --              80,000
                                    ----------  ----------  -----------------  -----------  -----------  --------------
        Net cash provided by (used
          in) financing
          activities..............   3,888,422  18,158,770       33,455,630      (239,492)      152,003     33,607,633
                                    ----------  ----------  -----------------  -----------  -----------  --------------
Increase (decrease) in cash and
  cash equivalents................   2,330,337  14,627,707       17,638,936      (705,878)   (1,848,386)    15,790,550
Cash and cash equivalents:
  Beginning of period.............     680,892   3,011,229         --           3,011,229    17,638,936        --
                                    ----------  ----------  -----------------  -----------  -----------  --------------
  End of period...................  $3,011,229  $17,638,936   $  17,638,936     $2,305,351  $15,790,550   $ 15,790,550
                                    ----------  ----------  -----------------  -----------  -----------  --------------
                                    ----------  ----------  -----------------  -----------  -----------  --------------

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE STATEMENTS

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND NATURE OF BUSINESS:

    ANTIVIRALS INC., (the Company) was incorporated in the State of Oregon on July 22, 1980. The mission of the Company is to develop and commercialize improved therapeutic products based upon antisense and drug delivery technology.

    Through May 1993, the financial statements include the combined accounts of the Company and ANTI-GENE DEVELOPMENT GROUP, a limited partnership (AGDG or the Partnership) founded in 1981 and registered in the State of Oregon. Substantially all income generated and proceeds from the Partnership unit sales have been paid to the Company under the terms of research and development contracts entered into by the Partnership and the Company. Significant transactions between the Company and the Partnership have been eliminated.

    In March 1993, the Company offered to all partners in the Partnership the opportunity to exchange their partnership units or warrants to purchase partnership units (unit warrants) for common stock or warrants to purchase common stock. Under the terms of the offer, which was completed May 1, 1993, each partner could elect to exchange each unit held or unit warrant held for 1,100 shares of common stock or warrants to purchase 1,100 shares of common stock of the Company, respectively. One partner exchanged 325 partnership units for warrants to purchase 357,500 shares of common stock. Total shares and warrants to purchase shares issued in the exchange offer were 1,632,950 and 381,700, respectively.

    Effective May 19, 1993, the Company and the Partnership entered into a Technology Transfer Agreement wherein the Partnership conveyed all intellectual property in its control to the Company. As part of the conveyance, the Company tendered to the Partnership for liquidation all partnership units received pursuant to the exchange offer and received a 49.37 percent undivided interest in the intellectual property. The Company then purchased the remaining undivided interest in the intellectual property for rights to payments of 2 percent of gross revenues from sales of products, which would, in the absence of the Technology Transfer Agreement, infringe a valid claim under any patent transferred to the Company. The Company also granted to the Partnership a royalty-bearing license to make, use and sell small quantities of product derived from the Intellectual Property for research purposes only.

    The remaining net assets of the Partnership, $176,642 of cash, were no longer combined with those of the Company in May 1993. Under the terms of the Technology Transfer Agreement, the Partnership ceased active sales of partnership units and income generating activities and no longer will enter into research and development contracts with the Company. The Partnership currently exists primarily for the purpose of collecting potential future payments from the Company as called for in the Technology Transfer Agreement.

    Beginning in 1991, the Company changed its fiscal year from a fiscal year ending on October 31, to a calendar year. The new fiscal year was adopted prospectively.

    The Company is in the development stage. Since its inception in 1980 through December 31, 1997, the Company has incurred losses of approximately $16 million, substantially all of which resulted from expenditures related to research and development and general and administrative expenses. The Company has not generated any material revenue from product sales to date, and there can be no assurance that revenues from product sales will be achieved. Moreover, even if the Company does achieve revenues from product sales, the Company nevertheless expects to incur operating losses over the next several years. The financial statements have been prepared assuming that the Company will continue as a going concern. The Company's ability to achieve a profitable level of operations in the future will depend in large part on its

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. ORGANIZATION AND NATURE OF BUSINESS: (CONTINUED) completing product development of its antisense and/or drug delivery products, obtaining regulatory approvals for such products and bringing these products to market. During the period required to develop these products, the Company will require substantial financing. There is no assurance that such financing will be available when needed or that the Company's planned products will be commercially successful. If necessary, the Company's management will curtail expenditures in an effort to conserve operating funds. The likelihood of the long-term success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new pharmaceutical products, competitive factors in the marketplace as well as the burdensome regulatory environment in which the Company operates. There can be no assurance that the Company will ever achieve significant revenues or profitable operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    SHORT-TERM SECURITIES-AVAILABLE-FOR-SALE

    The Company accounts for its securities under Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). In accordance with SFAS 115, the Company has classified its investment securities as available-for-sale and, accordingly, such investment securities are stated on the balance sheet at their fair market value, which approximated cost at December 31, 1996. These short-term securities included state government obligations with a cost, which approximated fair market value, of $30,000 at December 31, 1996.

    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost and depreciated over the estimated useful lives of the assets, generally five years, using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

    PATENT COSTS

    Patent costs consist primarily of legal and filing fees incurred to file patents on proprietary technology developed by the Company. Patent costs are amortized on a straight-line basis over the shorter of the estimated economic lives or the legal lives of the patents, generally 17 years.

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    RESEARCH AND DEVELOPMENT

    Research and development costs are expensed as incurred.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). Under SFAS 109, deferred tax assets and liabilities are recorded based on the tax effected difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, referred to as temporary differences, using enacted marginal income tax rates.

    NET LOSS PER SHARE

    Beginning December 31, 1997, basic earnings per share (EPS) and diluted EPS are computed using the methods prescribed by Statement of Financial Accounting Standard No. 128, EARNINGS PER SHARE (SFAS 128). Basic EPS is calculated using the weighted average number of common shares outstanding for the period and diluted EPS is computed using the weighted average number of common shares and dilutive common equivalent shares outstanding. Prior period amounts have been restated to conform with the presentation requirements of SFAS 128. Given that the Company is in a loss position, there is no difference between basic EPS and diluted EPS since the common stock equivalents would be antidilutive.

    All earnings per share amounts in the following table are presented and, where necessary, restated to conform to the SFAS 128 requirement.

YEAR ENDED DECEMBER 31,                                               1996           1997
----------------------------------------------------------------  -------------  -------------
Net loss........................................................  $  (2,087,362) $  (3,615,990)
Weighted average number of shares of common stock and common stock equivalents outstanding:
Weighted average number of common shares outstanding for
  computing basic earnings per share............................      8,233,548     10,078,962
Dilutive effect of warrants and stock options after application
  of the treasury stock method..................................        *              *
                                                                  -------------  -------------
Weighted average number of common shares outstanding for
  computing diluted earnings per share..........................      8,233,548     10,078,962
                                                                  -------------  -------------
                                                                  -------------  -------------
Net loss per share--basic and diluted...........................  $       (0.25) $       (0.36)
                                                                  -------------  -------------
                                                                  -------------  -------------

* The following common stock equivalents are excluded from earnings per share calculation as their effect would have been antidilutive:

YEAR ENDED DECEMBER 31,                                                  1996        1997
--------------------------------------------------------------------  ----------  ----------
Warrants and stock options..........................................   1,551,272   4,073,309

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    UNAUDITED INTERIM FINANCIAL INFORMATION

    The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and the for periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto, appearing elsewhere herein. The results of the interim periods presented are not necessarily indicative of results to be expected for a full year.

3. SHAREHOLDERS' EQUITY:

    In March 1996, the Company commenced a private offering wherein 712,500 shares of common stock were sold for net proceeds of $4,031,532, which included warrants to purchase 60,201 shares of common stock at $9.00 per share. These warrants are exercisable through the earlier of five years from issuance or three years from the filing for an initial public offering.

    In November 1996, the shareholders approved a reverse split of the Company's outstanding Common Stock on the basis of one share for each three shares of the then-outstanding common stock. The share information in the accompanying financial statements has been retroactively restated to reflect the reverse split. The Common Stock will continue to have $.0001 par value. The shareholders approved the authorization of a new class of preferred stock which includes 2,000,000 shares at $.0001 par value.

    In May 1997, as a condition to its planned initial public offering, the Company offered to holders of 1,292,973 shares of its common stock, the right to rescind their purchase of shares of the Company's common stock. In July 1997, the Company completed its rescission offering to certain shareholders. In this offering, the Company repurchased 64,049 shares of its common stock for payments totaling $408,419, which included interest expense of $119,624.

    In June 1997, in its initial public offering, the Company sold 2,000,000 units (the Units), each Unit consisting of one share of the Company's common stock, and one warrant to purchase one share of common stock for $13.50. The Units separated immediately following issuance and now trade only as separate securities. Net proceeds of $15,555,230 were received by the Company.

    In July 1997, the Company's Underwriters exercised their over-allotment option and purchased 300,000 additional Units at $9 per Unit, the initial public offering price. Proceeds of $2,462,400 were received by the Company.

    At December 31, 1997, the Company had one stock option plan, the 1992 Stock Incentive Plan (the Plan) which provides for the issuance of incentive stock options to its employees and nonqualified stock options, stock appreciation rights and bonus rights to employees, directors of the Company and consultants. The Company has reserved 1,333,333 shares of common stock for issuance under the Plan. Options

                                ANTIVIRALS INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. SHAREHOLDERS' EQUITY: (CONTINUED)
issued under the Plan generally vest ratably over four years and expire five to ten years from the date of grant.

    During 1995, the Financial Accounting Standards Board issued SFAS 123, which defines a fair value based method of accounting for an employee stock option and similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25). Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income (loss) and, if presented, earnings (loss) per share, as if the fair value based method of accounting defined in SFAS 123 had been adopted. The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1997 and 1996 using the Black-Scholes options pricing model as prescribed by SFAS 123 using the following weighted average assumptions for grants:

YEAR ENDED DECEMBER 31,                                                   1996        1997
--------------------------------------------------------------------  ------------  ---------
Risk-free interest rate.............................................            6%      6.25%
Expected dividend yield.............................................            0%         0%
Expected lives......................................................   4 - 5 Years    6 Years
Expected volatility.................................................           70%        56%

    Using the Black-Scholes methodology, the total value of options granted during 1996 and 1997 was $148,866 and $1,984,033, respectively, which would be amortized on a pro forma basis over the vesting period of the options (typically four years). The weighted average fair value of options granted during 1996 and 1997 was $3.72 and $3.95, respectively.

    If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net income and net income per share would approximate the pro forma disclosures below:

                                                                     FOR THE YEAR ENDED DECEMBER 31,
                                                        ----------------------------------------------------------
                                                                    1996                          1997
                                                        ----------------------------  ----------------------------
                                                         AS REPORTED     PRO FORMA     AS REPORTED     PRO FORMA
                                                        -------------  -------------  -------------  -------------
Net loss..............................................  $  (2,087,362) $  (2,185,676) $  (3,615,990) $  (4,949,440)
Net loss per share--basic and diluted.................  $       (0.25) $       (0.27) $       (0.36) $       (0.49)

    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to January 1, 1995, and additional awards are anticipated in future years.

                                   ANTIVIRALS
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

3. SHAREHOLDERS' EQUITY: (CONTINUED)

    A summary of the status of the Company's stock option plans and changes are presented in the following table:

                                                                        FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------------------------------------------
                                                                       1996                         1997
                                                            ---------------------------  ---------------------------
                                                                           WEIGHTED                     WEIGHTED
                                                                            AVERAGE                      AVERAGE
                                                              SHARES    EXERCISE PRICE     SHARES    EXERCISE PRICE
                                                            ----------  ---------------  ----------  ---------------
Options outstanding at beginning of year..................   1,109,839     $    4.69      1,123,838     $    4.73
Granted...................................................      40,000          6.00        502,361          6.51
Exercised.................................................      --            --            (59,903)         4.70
Canceled..................................................     (26,001)         4.98       (326,087)         5.29
                                                            ----------         -----     ----------         -----
Options outstanding at end of year........................   1,123,838          4.73      1,240,209          5.30
                                                            ----------         -----     ----------         -----
                                                            ----------         -----     ----------         -----
Exercisable at end of year................................     960,504     $    4.67        980,206     $    5.01
                                                            ----------         -----     ----------         -----
                                                            ----------         -----     ----------         -----

    At December 31, 1997, 33,221 shares were available for future grant.

    The following table summarizes information about stock options outstanding at December 31, 1997:

                 OUTSTANDING    WEIGHTED AVERAGE
                  SHARES AT         REMAINING
                 DECEMBER 31,   CONTRACTUAL LIFE    EXERCISABLE
EXERCISE PRICE       1997            (YEARS)          OPTIONS
---------------  ------------  -------------------  -----------
   $    4.56         643,497             4.49          643,497
        4.95         148,510             6.46          115,176
        6.00          80,116             7.79           16,780
        6.38         239,753             9.35          204,753
        6.69         100,000             9.70           --
        8.13          28,333             9.84           --

    The Company has also issued warrants for the purchase of common stock in conjunction with financing and compensation arrangements. The value of warrants granted in 1996 and 1997 have not been considered in the fair value based method of accounting defined in SFAS 123 as such warrant grants

                                   ANTIVIRALS
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. SHAREHOLDERS' EQUITY: (CONTINUED)
related to the raising of additional equity. A summary of the status of the Company's warrants and changes are presented in the following table:

                                                                      FOR THE YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------------------
                                                                      1996                       1997
                                                            -------------------------  -------------------------
                                                                          WEIGHTED                   WEIGHTED
                                                                           AVERAGE                    AVERAGE
                                                                          EXERCISE                   EXERCISE
                                                              SHARES        PRICE        SHARES        PRICE
                                                            ----------  -------------  ----------  -------------
Warrants outstanding at beginning of year.................   1,324,733    $    1.02       427,434    $    4.43
Granted...................................................      60,201         9.00     2,700,000        13.30
Exercised.................................................    (957,500)      0.0003       (50,000)      0.1003
Canceled..................................................      --           --          (244,334)        5.39
                                                            ----------  -------------  ----------  -------------
Warrants outstanding at end of year.......................     427,434         4.43     2,833,100        12.88
                                                            ----------  -------------  ----------  -------------
                                                            ----------  -------------  ----------  -------------
Exercisable at end of year................................     402,437    $    4.69     2,433,100    $   12.99
                                                            ----------  -------------  ----------  -------------
                                                            ----------  -------------  ----------  -------------

    In connection with the initial public offering, the Company authorized the issuance of the Underwriters' Warrants (the Warrants) and reserved 400,000 shares of Common Stock for issuance upon exercise of such Warrants (including the warrants to purchase common stock issuable upon exercise of the Warrants). The Warrants entitle the holder to acquire up to an aggregate of 200,000 Units at an exercise price of $10.80 per Unit and are exercisable one year from the date of the initial public offering. Each Unit consists of one share of Common Stock and one redeemable warrant. Each warrant initially entitles the holder thereof to purchase one share of Common Stock at a price of $13.50 per share.

    The following table summarizes information about warrants outstanding at December 31, 1997:

               OUTSTANDING   WEIGHTED AVERAGE
               WARRANTS AT       REMAINING
  EXERCISE     DECEMBER 31,  CONTRACTUAL LIFE   EXERCISABLE
    PRICE          1997           (YEARS)        WARRANTS
-------------  ------------  -----------------  ----------
  $  0.0003         50,899        Varies            50,899
       1.14         22,000        Varies            22,000
       9.00         60,201        Varies            60,201
      10.80        200,000         4.42             --
      13.50      2,500,000        Varies         2,300,000

4. INCOME TAXES:

    At December 31, 1996 and 1997, the Company had federal and state tax net operating loss carryforwards of approximately $9,410,000 and $12,622,000, respectively. The difference between the operating loss carryforwards on a tax basis and a book basis is due principally to differences in depreciation, amortization, and treatment of research and development costs. The federal carryforwards began to expire in 1997 and the state carryforwards will begin to expire in 2008, if not otherwise used. The Internal Revenue Code rules under
Section 382 could limit the future use of these losses based on ownership changes and the value of the Company's stock.

                                   ANTIVIRALS
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

4. INCOME TAXES: (CONTINUED)
    The Company had a net deferred tax asset of $4,660,000 and $6,260,000 at December 31, 1996 and 1997, primarily from net operating loss carryforwards. A valuation allowance was recorded to reduce the net deferred tax asset to zero. The net change in the valuation allowance for deferred tax assets was an increase of approximately $852,000 and $1,600,000 for the years ended December 31, 1996 and 1997, respectively, mainly due to the increase in the net operating loss carryforwards.

    An analysis of the deferred tax assets and liabilities as of December 31, 1996, is as follows:

                                                                         DEFERRED TAX  DEFERRED TAX
                                                                            ASSET       LIABILITY        TOTAL
                                                                         ------------  ------------  -------------
Net operating loss carryforwards.......................................   $3,764,000    $   --       $   3,764,000
Accrued expenses.......................................................       23,000        --              23,000
Depreciation...........................................................      403,000        --             403,000
Research and development tax credits...................................      660,000        --             660,000
Patent costs...........................................................       --          (190,000)       (190,000)
                                                                         ------------  ------------  -------------
                                                                         4$,850,000..   $ (190,000)      4,660,000
                                                                         ------------  ------------
                                                                         ------------  ------------
Valuation allowance....................................................                                 (4,660,000)
                                                                                                     -------------
                                                                                                     $    --
                                                                                                     -------------
                                                                                                     -------------

    An analysis of the deferred tax assets and liabilities as of December 31, 1997, is as follows:

                                                                         DEFERRED TAX  DEFERRED TAX
                                                                            ASSET       LIABILITY        TOTAL
                                                                         ------------  ------------  -------------
Net operating loss carryforwards.......................................   $5,049,000    $   --       $   5,049,000
Accrued expenses.......................................................       20,000        --              20,000
Depreciation...........................................................      482,000        --             482,000
Research and development tax credits...................................      930,000        --             930,000
Patent costs...........................................................       --          (221,000)       (221,000)
                                                                         ------------  ------------  -------------
                                                                          $6,481,000    $ (221,000)      6,260,000
                                                                         ------------  ------------
                                                                         ------------  ------------
Valuation allowance....................................................                                 (6,260,000)
                                                                                                     -------------
                                                                                                     $    --
                                                                                                     -------------
                                                                                                     -------------

5. LEASE OBLIGATIONS:

    The Company leases office and laboratory facilities under various noncancelable operating leases through December 2004. Rent expense under these leases was $193,000 and $313,000 for the years ended December 31, 1996 and 1997, respectively, and $1,148,000 for the period from July 22, 1980 through December 31, 1997.

                                   ANTIVIRALS
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5. LEASE OBLIGATIONS: (CONTINUED)
    At December 31, 1997, the aggregate noncancelable future minimum payments under these leases were as follows:

YEAR ENDING DECEMBER 31,
--------------------------------------------------------------------------------
1998............................................................................  $    285,000
1999............................................................................       269,000
2000............................................................................       277,000
2001............................................................................       285,000
2002............................................................................       294,000
Thereafter......................................................................       614,000
                                                                                  ------------
Total minimum lease payments....................................................  $  2,024,000
                                                                                  ------------
                                                                                  ------------

6. SUBSEQUENT EVENTS:

    In November 1997, the Company signed a letter of intent to acquire all of the equity of IMMUNOTHERAPY CORPORATION (ITC), a privately held biotechnology company based in Seattle, Washington. ITC is developing a therapeutic vaccine targeting cancer. The transaction is expected to close in mid-1998, pending shareholder approval. The preliminary purchase consideration is 2.1 million shares of the Company's common stock and 2.1 million restricted warrants. The transactions had an estimated total fair value of $19.6 million at December 31, 1997. The transaction will be accounted for as a purchase.

    As part of this transaction, the Company agreed to loan ITC up to $925,000 plus the amounts of any contractual obligations with an outside vendor or provider of services approved by ITC and the Company, at an interest rate of 9.5 percent. As of March 31, 1998, the amount owed to the Company under this agreement was $548,942 and is included in other current assets. Upon completion of this transaction, the total amount outstanding will be recorded as part of the purchase price. ITC is obligated to repay the advances in one installment on April 30, 1999. In the event that ITC defaults in the repayment of the advances and interest, as the Company's sole remedy for such default, ITC shall issue to the Company, subject to certain required approvals, in exchange for the conversion of all amounts outstanding under the Loan Agreement a number of shares of Class B Preferred Stock, which shares shall enjoy the same rights and privileges as ITC's Class A Preferred Shares. The Company additionally shall have the right to designate and ITC shall be required to appoint two designees of the Company to the Board of Directors of ITC.

    In connection with the purchase price allocation, the Company will obtain an appraisal of the intangible assets acquired. It is anticipated that substantially all of the intangible assets consist of research and development in process, and will thus be charged to expense in accordance with generally accepted accounting principles.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of

  IMMUNOTHERAPY CORPORATION:

    We have audited the accompanying balance sheet of IMMUNOTHERAPY CORPORATION (a California corporation in the development stage) (the Company) as of December 31, 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the Company's financial statements for the period from October 7, 1993 (inception) to December 31, 1996. Such statements are included in the cumulative inception to December 31, 1997 totals of the statements of operations and cash flows and reflect total revenues and net loss of 100% and 62%, respectively, of the related cumulative totals. Those statements were audited by other auditors whose reports have been furnished to us and our opinion, insofar as it relates to amounts for the period from inception to December 31, 1997, included in the cumulative totals, is based solely upon the reports of the other auditors.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, based on our audit and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of IMMUNOTHERAPY CORPORATION as of December 31, 1997, and the results of its operations and its cash flows for the year then ended and for the period from October 7, 1993 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and, at December 31, 1997, has a deficit accumulated during the development stage of $3,597,790. Such factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                          ARTHUR ANDERSEN LLP

Portland, Oregon
March 30, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of

  IMMUNOTHERAPY CORPORATION

    We have audited the accompanying balance sheets of IMMUNOTHERAPY CORPORATION (a development stage company) (the Company) as of December 31, 1996, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996 and for the period from October 7, 1993 (inception) through December 31, 1996 (not presented herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of IMMUNOTHERAPY CORPORATION as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996 and for the period from October 7, 1993 (inception), through December 31, 1996 (not presented herein), in conformity with generally accepted accounting principles.

    The Company is in the development stage at December 31, 1996. As discussed in Note 1 to the financial statements, successful completion of the Company's development program and, ultimately, the attainment of profitable operations are dependent on future events, including obtaining sufficient financing to complete the development of the Company's products, their successful testing, Food and Drug Administration approval, and marketing of its products.

                                          Deloitte & Touche LLP

Seattle, Washington,
April 15, 1997

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                               DECEMBER 31,
                                                                       ----------------------------    MARCH 31,
                                                                           1996           1997           1998
                                                                       -------------  -------------  -------------
                                                                                                      (UNAUDITED)
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..........................................  $      31,219  $      21,702  $      12,286
  Prepaid expenses and other current assets..........................         39,122          2,921         13,422
  Note receivable from stockholder...................................         14,094          7,403          7,403
                                                                       -------------  -------------  -------------
      Total current assets...........................................         84,435         32,026         33,111
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $8,290,
  $15,000 and $15,779................................................         17,979         13,431         12,652
                                                                       -------------  -------------  -------------
                                                                       $     102,414  $      45,457  $      45,763
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                                  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable...................................................  $     142,781  $     397,098  $     147,846
  Accrued liabilities................................................         60,250        157,622         95,604
  Deferred compensation..............................................        208,675        214,550        214,550
  Current portion of notes payable to related parties................       --               25,000        548,942
                                                                       -------------  -------------  -------------
      Total current liabilities......................................        411,706        794,270      1,006,942
LONG-TERM PORTION OF NOTES PAYABLE TO RELATED PARTIES................       --               10,000         10,000
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, no par value:
    Class A--8% cumulative, convertible, voting, 5,000,000 shares authorized; 245,000 shares issued and outstanding at December
      31, 1996 and 639,686 shares issued and outstanding at December
      31, 1997 and March 31, 1998, respectively......................        499,558      1,365,777      1,391,364
    Class B--5,000,000 shares authorized, no shares issued or
      outstanding....................................................       --             --             --
  Common stock, no par value, 50,000,000 shares authorized;
    10,030,000 shares issued and outstanding at December 31, 1996 and
    10,868,000 shares issued and outstanding at December 31, 1997 and
    March 31, 1998, respectively.....................................      1,387,600      1,473,200      1,473,200
  Deficit accumulated during development stage.......................     (2,196,450)    (3,597,790)    (3,835,743)
                                                                       -------------  -------------  -------------
      Total stockholders' equity (deficit)...........................       (309,292)      (758,813)      (971,179)
                                                                       -------------  -------------  -------------
                                                                       $     102,414  $      45,457  $      45,763
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

                       SEE NOTES TO FINANCIAL STATEMENTS

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                    OCTOBER 7,
                                                                       1993
                                                                    (INCEPTION)
                                       YEAR ENDED DECEMBER 31,        THROUGH
                                     ----------------------------  DECEMBER 31,
                                         1996           1997           1997
                                     -------------  -------------  -------------  THREE MONTHS ENDED MARCH   OCTOBER 7,
                                                                                            31,                 1993
                                                                                  ------------------------   (INCEPTION)
                                                                                     1997         1998      THROUGH MARCH
                                                                                  -----------  -----------    31, 1998
                                                                                  (UNAUDITED)  (UNAUDITED)  -------------
                                                                                                             (UNAUDITED)
REVENUE............................  $    --        $    --        $      50,000   $  --        $  --       $      50,000
COST OF REVENUE....................       --             --               18,081      --           --              18,081
  Gross profit.....................       --             --               31,919      --           --              31,919
GENERAL AND ADMINISTRATIVE
  EXPENSES.........................        481,039        503,154      1,437,340     110,716       92,984       1,530,324
RESEARCH AND DEVELOPMENT
  EXPENSES.........................        706,446        819,931      2,118,781     253,458      120,382       2,239,163
                                     -------------  -------------  -------------  -----------  -----------  -------------
  Loss from operations.............     (1,187,485)    (1,323,085)    (3,524,202)   (364,174)    (213,366)     (3,737,568)
OTHER INCOME (EXPENSE), net........           (326)        (1,408)        14,468          88        1,000          15,468
                                     -------------  -------------  -------------  -----------  -----------  -------------
NET LOSS BEFORE INCOME TAXES.......     (1,187,811)    (1,324,493)    (3,509,734)   (364,086)    (212,366)     (3,722,100)
PROVISION FOR INCOME TAXES.........       --             --               (1,651)     --           --              (1,651)
                                     -------------  -------------  -------------  -----------  -----------  -------------
NET LOSS...........................  $  (1,187,811) $  (1,324,493) $  (3,511,385)  $(364,086)   $(212,366)  $  (3,723,751)
                                     -------------  -------------  -------------  -----------  -----------  -------------
                                     -------------  -------------  -------------  -----------  -----------  -------------

                       SEE NOTES TO FINANCIAL STATEMENTS

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                       TOTAL
                                            PREFERRED STOCK         COMMON STOCK                    STOCKHOLDERS'
                                          --------------------  --------------------  ACCUMULATED      EQUITY
                                           SHARES     AMOUNT     SHARES     AMOUNT      DEFICIT      (DEFICIT)
                                          ---------  ---------  ---------  ---------  ------------  ------------
BALANCE, October 7, 1993................     --      $  --         --      $  --       $   --        $   --
  Issuance for cash ($.0008 per share)
    October 18, 1993....................     --         --      2,993,250      2,403       --             2,403
  Issuance for cash ($.00077 per share)
    October 18, 1993....................     --         --      3,376,750      2,597       --             2,597
  Issuance for assignment of technology
    rights October 18, 1993.............     --         --        130,000        100       --               100
  Issuance for cash ($.75 per share)
    June 9, 1994........................     --         --      1,000,000    750,000       --           750,000
  Net loss..............................     --         --         --         --         (446,974)     (446,974)
                                          ---------  ---------  ---------  ---------  ------------  ------------
BALANCE, September 30, 1994.............     --         --      7,500,000    755,100     (446,974)      308,126
  Issuance for cash ($.25 per share)
    November 9 to November 27, 1995.....     --         --      1,320,000    330,000       --           330,000
  Net loss..............................     --         --         --         --         (552,107)     (552,107)
                                          ---------  ---------  ---------  ---------  ------------  ------------
BALANCE, December 31, 1995..............     --         --      8,820,000  1,085,100     (999,081)       86,019
  Issuance for cash ($.25 per share)
    January 3 to July 30, 1996..........     --         --      1,080,000    270,000       --           270,000
  Issuance for services.................     --         --        130,000     32,500       --            32,500
  Issuance for cash ($2.00 per share)
    August 8 to December 30, 1996.......    245,000    490,000     --         --           --           490,000
  Net loss..............................     --         --         --         --       (1,187,811)   (1,187,811)
  Dividends in arrears..................     --          9,558     --         --           (9,558)       --
                                          ---------  ---------  ---------  ---------  ------------  ------------
BALANCE, December 31, 1996..............    245,000    499,558  10,030,000 1,387,600   (2,196,450)     (309,292)
  Issuance for cash, services or
    property rights ($2.00 per share)
    January 10 to December 1, 1997......    394,686    789,372     --         --           --           789,372
  Issuance for services.................     --         --        838,000     85,600       --            85,600
  Net loss..............................     --         --         --         --       (1,324,493)   (1,324,493)
  Dividends in arrears..................     --         76,847     --         --          (76,847)       --
                                          ---------  ---------  ---------  ---------  ------------  ------------
BALANCE, December 31, 1997..............    639,686  1,365,777  10,868,000 1,473,200   (3,597,790)     (758,813)
  Unaudited net loss....................     --         --         --         --         (212,366)     (212,366)
  Dividends in arrears..................     --         25,587     --         --          (25,587)       --
                                          ---------  ---------  ---------  ---------  ------------  ------------
UNAUDITED BALANCE, March 31, 1998.......    639,686  $1,391,364 10,868,000 $1,473,200  $(3,835,743)  $ (971,179)
                                          ---------  ---------  ---------  ---------  ------------  ------------
                                          ---------  ---------  ---------  ---------  ------------  ------------

                       SEE NOTES TO FINANCIAL STATEMENTS

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                     OCTOBER 7,
                                                                        1993
                                             YEAR ENDED DECEMBER    (INCEPTION)
                                                     31,              THROUGH
                                            ----------------------  DECEMBER 31,
                                               1996        1997         1997
                                            ----------  ----------  ------------  THREE MONTHS ENDED MARCH  OCTOBER 7,
                                                                                            31,                1993
                                                                                  ------------------------  (INCEPTION)
                                                                                     1997         1998        THROUGH
                                                                                  -----------  -----------   MARCH 31,
                                                                                                               1998
                                                                                  (UNAUDITED)  (UNAUDITED)  -----------
                                                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
  Net loss................................  $(1,187,811) $(1,324,493)  $(3,511,385)  $(364,086)  $(212,366) ($3,723,751)
  Adjustments to reconcile net loss to net
    cash used in operating activities--
    Depreciation and amortization.........       4,575       9,000       17,290          377          779       18,069
    Loss on disposal of assets............      --             199          199       --           --              199
    Preferred stock issued for services
      and technology rights...............      --          55,750       55,750       --           --           55,750
    Common stock issued for services and
      technology rights...................      32,500      85,600      118,200       --           --          118,200
    Cash provided (used) by changes in
      operating assets and liabilities:
      Stockholder note receivable
        affiliate.........................      --           6,691       (7,403)      --           --           (7,403)
      Prepaid expenses and other current
        assets............................     (39,122)     36,201       (2,921)      21,304      (10,501)     (13,422)
      Current liabilities, excluding
        current portion of notes
        payable...........................     282,706     407,564      819,270       92,913     (311,270)     508,000
                                            ----------  ----------  ------------  -----------  -----------  -----------
        Net cash used in operating
          activities......................    (907,152)   (723,488)  (2,511,000)    (249,492)    (533,358)  (3,044,358)
                                            ----------  ----------  ------------  -----------  -----------  -----------
INVESTING ACTIVITIES:
  Acquisition of property and equipment...     (19,087)     (4,651)     (30,920)      --           --          (30,920)
                                            ----------  ----------  ------------  -----------  -----------  -----------
        Net cash used in investing
          activities......................     (19,087)     (4,651)     (30,920)      --           --          (30,920)
                                            ----------  ----------  ------------  -----------  -----------  -----------
FINANCING ACTIVITIES:
  Payments on debt........................      --          --           --           --          (25,000)     (25,000)
  Net proceeds from sale of preferred
    stock.................................     490,000     708,622    1,198,622      230,000       --        1,198,622
  Net proceeds from sale of common
    stock.................................     270,000      --        1,355,000       --           --        1,355,000
  Proceeds from related party note
    payable...............................      --          10,000       10,000       --          548,942      558,942
                                            ----------  ----------  ------------  -----------  -----------  -----------
        Net cash provided by financing
          activities......................     760,000     718,622    2,563,622      230,000      523,942    3,087,564
                                            ----------  ----------  ------------  -----------  -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS..............................    (166,239)     (9,517)      21,702      (19,492)      (9,416)      12,286
CASH AND CASH EQUIVALENTS:
  Beginning of period.....................     197,458      31,219       --           31,219       21,702       --
                                            ----------  ----------  ------------  -----------  -----------  -----------
  End of period...........................  $   31,219  $   21,702   $   21,702    $  11,727    $  12,286    $  12,286
                                            ----------  ----------  ------------  -----------  -----------  -----------
                                            ----------  ----------  ------------  -----------  -----------  -----------

                       SEE NOTES TO FINANCIAL STATEMENTS

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

            FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             OCTOBER 7, 1993 (INCEPTION) THROUGH DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

    ImmunoTherapy Corporation (the Company) was formed on October 7, 1993, for the purpose of developing therapeutic vaccines to treat cancer and infectious diseases.

    The Company is in the development stage. Since its inception in 1993 through December 31, 1997, the Company has incurred losses of approximately $3.5 million, substantially all of which resulted from expenditures related to research and development, and general and administrative expenses. The Company has not generated any material revenue from product sales to date, and there can be no assurance that revenues from product sales will be achieved. Moreover, even if the Company does achieve revenues from product sales, the Company nevertheless expects to incur operating losses over the next several years. The financial statements have been prepared assuming that the Company will continue as a going concern. Successful completion of the Company's development program and, ultimately, the attainment of profitable operations are dependent on future events, including obtaining sufficient financing to complete the development of the Company's products, successful testing, Food and Drug Administration approval, and product marketing. There is no assurance that such financing will be available when needed or that the Company's planned products will be commercially successful. If necessary, the Company's management will curtail expenditures in an effort to conserve operating funds. The likelihood of the long-term success of the Company must be considered in light of the expenses, difficulties and delays frequently encountered in the development and commercialization of new pharmaceutical products, competitive factors in the marketplace as well as the burdensome regulatory environment in which the Company operates. There can be no assurance that the Company will ever achieve significant revenues or profitable operations.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    CASH AND CASH EQUIVALENTS

    All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents.

    PROPERTY AND EQUIPMENT

    Property and equipment consist primarily of office equipment and furniture and are depreciated on a straight-line basis over their estimated useful lives of three to five years.

    RESEARCH AND DEVELOPMENT EXPENSES

    Expenses associated with the Company's research and development activities are expensed as incurred.

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             OCTOBER 7, 1993 (INCEPTION) THROUGH DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) DEFERRED COMPENSATION

    The Board of Directors of the Company has authorized a deferred compensation plan. Under this plan, an employee may elect to have a portion of his or her income deferred to a later date. In consideration for such deferral, the Company will grant one fully vested option to purchase one share of common stock at an exercise price of one dollar for each dollar of deferred compensation. As of December 31, 1996 and 1997, all options granted under this plan had exercise prices at or above the fair market value of the Company's common stock and the Company had deferred compensation balances of $208,675 and $214,550, respectively, as well as vested options to purchase shares of common stock in the amount of 208,675 and 214,550, respectively.

    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES (SFAS 109). Under SFAS 109, deferred tax assets and liabilities are recorded based on the tax effected difference between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, referred to as temporary differences, using enacted marginal income tax rates.

    As of December 31, 1996 and 1997, the Company has a net operating loss carryforward of approximately $2,200,000 and $3,200,000, respectively and a research and development credit carryforward of approximately $50,000 and $75,000, respectively, both of which will expire through 2012. The difference between the net operating loss carryforwards on a tax basis and a book basis is due to differences in deferred compensation and accrued payroll. Deferred tax assets of approximately $800,000 and $1,200,000, as of December 31, 1996 and 1997, respectively, relating to these carryforwards have been entirely offset by a valuation reserve. The Internal Revenue Code rules under Section 382 could limit the future use of these losses based on ownership changes and the value of the Company's stock.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The unaudited financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and note disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principals have been condensed or omitted pursuant to those rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. These unaudited financial statements reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to fairly present the results of operations, changes in cash flows and financial position as of and for the periods presented. These unaudited financial statements should be read in conjunction with the audited financial statements and related notes thereto, appearing elsewhere herein. The results of the interim periods presented are not necessarily indicative of results to be expected for a full year.

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             OCTOBER 7, 1993 (INCEPTION) THROUGH DECEMBER 31, 1997

2. STOCKHOLDERS' EQUITY:

    COMMON STOCK

    The shares of common stock issued under the terms of some of the shareholder agreements have restrictions with regard to voting for members of the Company's Board of Directors. Additionally, several shareholder agreements contain provisions whereby the Company has rights of first refusal to repurchase common shares acquired under those agreements.

    PREFERRED STOCK

    The Class A Preferred stock entitles holders to their investment and all accumulated dividends prior to any distribution of proceeds to the holders of the common stock, in the event of liquidation, dissolution or winding up of the Company. Dividends on the shares of Class A Preferred stock accumulate from day to day at the rate of 8% per annum, on an uncompounded basis, whether earned or declared.

    The Class A Preferred stock may be converted into one share of common stock any time after two years from the date of issuance. The Company may convert the preferred shares to common if the Company makes a public offering of shares that yields gross cash proceeds in excess of $2,000,000; if more than 50% of the preferred stock has already been voluntarily converted into common stock by the holders of the Class A Preferred, or upon merger, consolidation, or sale of the Company. The conversion price is adjusted to compensate fully for splits, combinations (reverse splits) or any dividends of stock to holders of common stock.

    The Company has not yet established the preferences, privileges, and other special rights, nor the qualifications, limitations or restrictions that may apply to the Class B Preferred stock.

    STOCK OPTION PLANS

    The Company has adopted Stock Option Plans (the Plans) under which incentive or nonqualified stock options to acquire shares of the Company's common stock may be granted to employees and nonemployees of the Company. The 1994 and 1995 plans permit the issuance of options for up to 250,000 and 500,000 shares, respectively, of the Company's common stock. The Plans are administered by the Compensation Committee of the Board of Directors (the Committee) and permit the issuance of options at an exercise price of not less than the fair market value of the underlying shares on the date of grant. Options granted under the Plans are exercisable over a period of time, not to exceed ten years, designated by the Committee and are subject to other terms and conditions as determined by the Committee.

    During 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 123 ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS
123), which defines a fair value based method of accounting for an employee stock option and similar equity instruments and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board Opinion No. 25 (APB 25). Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income (loss) and, if presented, earnings (loss) per share, as if the fair value based method of accounting defined in SFAS 123 had been adopted. The Company has elected to account for its stock-based compensation plans under

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             OCTOBER 7, 1993 (INCEPTION) THROUGH DECEMBER 31, 1997

2. STOCKHOLDERS' EQUITY: (CONTINUED)
APB 25; however, the Company has computed, for pro forma disclosure purposes, the value of all options granted during 1996 and 1997 using the Black-Scholes options pricing model as prescribed by SFAS 123 using the following weighted average assumptions for grants:

                                                                             1996       1997
                                                                           ---------  ---------
Risk-free interest rate..................................................      5.99%       6.0%
Expected life............................................................    4 years    4 years

    Using the Black-Scholes methodology, the total value of options granted during both 1996 and 1997 was zero.

    Stock option transactions are summarized as follows:

                                                                                      WEIGHTED
                                                                                       AVERAGE
                                                                       EXERCISE       EXERCISE
                                                          NUMBER         PRICE          PRICE
                                                        OF OPTIONS     PER SHARE      PER SHARE
                                                        -----------  -------------  -------------
Outstanding, December 31, 1995........................      27,500   $ .75-1.00             .82
Granted during 1996...................................     753,325       1.00              1.00
Outstanding, December 31, 1996........................     780,825   .75-1.00               .99
Granted during 1997...................................     209,900   1.00-2.00             1.06
Cancellations during 1997.............................    (269,783)      1.00              1.00
Outstanding, December 31, 1997........................     720,942   .75-2.00              1.01

    Stock options expire between four and ten years from the grant date. Stock options vest and become exercisable on the date of grant or over a period of up to ten years. The outstanding stock options at December 31, 1996 and 1997, have a weighted average contractual life of 9.4 years and 9 years, respectively. The number of stock option shares exercisable at December 31, 1996 and 1997, was 380,825 and 618,942, respectively. These stock options have a weighted average exercise price of $0.99 and $1.01, respectively.

3. RELATED PARTY TRANSACTIONS:

    The Company has a note receivable from a stockholder, who is a Company officer, which is collateralized by 16,000 shares of common stock of the Company. The note has a balance of $14,094 and $7,403 at December 31, 1996 and 1997, respectively, and accrues interest at a rate of 4% per annum.

    The Company leases its corporate office under a month-to-month operating lease. Rent expense totaled $18,387, $19,500 and $47,000 for the years ended December 31, 1996 and 1997, and for the period from October 7, 1993 (inception) through December 31, 1997, respectively. Prior to January 1996, the Company leased its corporate office from an affiliated company.

    During the period from October 7, 1993 (inception) to September 30, 1994, the Company issued 130,000 shares of common stock to an affiliated company to acquire rights to certain technology relative to

                           IMMUNOTHERAPY CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

            FOR THE YEAR ENDED DECEMBER 31, 1997 AND THE PERIOD FROM
             OCTOBER 7, 1993 (INCEPTION) THROUGH DECEMBER 31, 1997

3. RELATED PARTY TRANSACTIONS: (CONTINUED) the Company's principal product. The acquired technology rights were assigned a value of $100 and were fully amortized over a one-year period.

    The Company has granted one of its shareholders a license to manufacture and market all future products of the Company on the Korean peninsula.

4. LICENSING AGREEMENT:

    The Company has licensing agreements with Ohio State University, which provides the Company with rights under certain licensed patents relating to the manufacture, testing, and sale of certain peptides, antigens, and vaccines. Under the terms of the agreement, the Company is liable for royalties of 5% on net sales in the United States during the life of the patents; 2% on net sales in the United States for a period of ten years after the expiration of the patents covered under the 5% royalty arrangement; 2% on net sales to members of the "European Economic Community;" and alternatively, 25% of any royalties received from sublicenses of the licensed patents and know how in the United States, "European Economic Community," and Korea.

5. SUBSEQUENT EVENT:

    In November 1997, ANTIVIRALS signed a letter of intent to acquire the Company by merger. The transaction is expected to close in mid-1998, pending shareholder approval. As a part of this merger, ANTIVIRALS agreed to loan the Company up to $925,000 plus the amounts of any contractual obligations with an outside vendor or provider of services approved by ANTIVIRALS and the Company at an interest rate of 9.5 percent. As of March 31, 1998, the balance outstanding under this agreement was $548,942. The Company is obligated to repay the advances in one installment on April 30, 1999. In the event that the Company defaults in the repayment of the advances and interest, as ANTIVIRALS' sole remedy for such default, the Company shall issue to ANTIVIRALS, subject to certain required approvals, in exchange for the conversion of all amounts outstanding under the Loan Agreement a number of shares of Class B Preferred Stock equal to the aggregate dollar amount of principal and interest outstanding on April 30, 1999, divided by $1.0161235, which shares shall enjoy the same rights and privileges as the Company's Class A Preferred Shares. ANTIVIRALS additionally shall have the right to designate and the Company shall be required to appoint two designees of ANTIVIRALS to the Board of Directors of the Company.

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement") is made as of February 2, 1998, among ANTIVIRALS INC., an Oregon corporation ("AntiVirals"), ANTIVIRALS ACQUISITION CORPORATION, a California corporation and a wholly-owned subsidiary of AntiVirals ("Merger Sub"), and IMMUNOTHERAPY CORPORATION, a California corporation ("ITC").

                                   RECITALS:

    A. AntiVirals, Merger Sub, ITC, and their respective Boards of Directors deem it advisable to effect a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Tax Code"), pursuant to which ITC shall be merged with and into Merger Sub in accordance with the terms and provisions of this Agreement (the "Merger").

    B. As a result of the Merger the shareholders of ITC ("ITC Shareholders") will receive shares of Common Stock, $.0001 par value, of AntiVirals (the "AntiVirals Common Stock") and Warrants of AntiVirals, having the rights and privileges as set forth in the form of warrant accompanying the Warrant Agreement attached hereto as Exhibit A (the "Warrants") in exchange for the issued and outstanding shares of Common Stock or Preferred Stock, if any, of ITC (collectively, the "ITC Stock"), all as more fully described in and subject to the specific terms and provisions of this Agreement.

    C. This Agreement sets forth the terms and conditions to which the parties hereto have agreed and further contemplate the consummation of certain related transactions hereinafter described.

    NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants of the parties hereto, and subject to the terms and conditions set forth herein, the parties herein agree as follows:

    1. DEFINITIONS. Certain terms used in this Agreement are specifically defined herein. Unless elsewhere defined in this Agreement, these definitions are set forth or referred to in Section 15 of this Agreement. As used in this Agreement, unless the context requires otherwise, the term "ITC" shall mean and refer to ITC and its subsidiaries, if any.

    2. REORGANIZATION AND MERGER. Subject to the terms and conditions of this Agreement, the parties hereto agree that, following the Closing (as defined in Section 3 below), Merger Sub and ITC shall execute and file the Certificates in substantially the form attached hereto as Exhibit B and this Agreement with the California Secretary of State, whereupon ITC shall be merged with and into Merger Sub and Merger Sub shall be the surviving corporation in such merger and shall become a wholly owned subsidiary of AntiVirals. It is intended that for federal tax purposes the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) by reason of Section 368(a)(2)(D) of the Code. The parties intend that the Merger shall be accounted for using the purchase method.

        2.1 SURVIVING CORPORATION. Upon the effectiveness of the Merger (hereinafter referred to as the "Effective Time of the Merger"), ITC shall be merged with and into Merger Sub and the separate existence of ITC shall cease. Merger Sub shall be the corporation surviving the Merger.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS OF ITC. The Articles of Incorporation and Bylaws of Merger Sub at and immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation and Bylaws of Merger Sub following the Effective Time of the Merger.

        2.3  CONVERSION OF ITC STOCK.  Subject to the other terms of this
    Section 2, each share of ITC Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into a number of shares of AntiVirals Common Stock equal to the Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional shares, and into a number of AntiVirals Warrants equal to the Common Warrant Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional Warrants. As used herein, the term "Conversion Number" means .175.

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    As used herein, the "Common Warrant Conversion Number" means .17257. Subject to the other terms of this Section 2, each share of ITC Preferred Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into a number of shares of AntiVirals Common Stock equal to the Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional shares, and into a number of AntiVirals Warrants equal to the Preferred Warrant Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional warrants. As used herein, the term "Preferred Warrant Conversion Number" means .35.

        2.4  CONVERSION OF ITC OPTIONS.  Subject to the other terms of this
    Section 2, each Option to purchase ITC Common Shares outstanding immediately prior to the Effective Time of the Merger (including, but not limited to, all outstanding vested and unvested stock options) shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to acquire that number of shares of AntiVirals Common Stock determined by multiplying the number of shares of ITC Common Stock into which such ITC Options are convertible immediately prior to the Effective Time of the Merger by the Option Conversion Number, at an exercise price per share of AntiVirals Common Stock equal to the exercise price per share of such ITC Option divided by the Option Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional shares. Each ITC Option and the 1997 ITC Option Plan shall be assumed by AntiVirals. The Option Conversion Number shall be the Conversion Number multiplied by the result obtained by dividing the sum of the closing price of the AntiVirals Common Stock (NASDAQ trading symbol AVII) and AntiVirals' traded warrant (NASDAQ trading symbol AVIIW) with the closing price of the AntiVirals Common Stock on the day of Closing. ITC may not allow more than sixteen (16) holders of Options to purchase ITC Common Shares, prior to the Closing, the right to exercise their Options by payment by promissory notes. Provided that any such promissory notes will be for a term of not more than thirteen (13) months from the day of Closing, bear interest at a rate of nine and one-half percent (9.5%) per annum, provide for the mandatory prepayment by the maker thereof upon the sale of any shares of AntiVirals Common Stock obtained by reason of the Merger (such prepayment to equal the net proceeds received by the Maker for such sale), are secured by a pledge of the shares of ITC Common Stock purchased upon exercise of the Option, AntiVirals shall convert the shares of ITC Common Stock obtained upon such exercises in accordance with Section 2.3 hereof and shall succeed to all interest of ITC in and to the promissory notes, if any, upon the Closing of the Merger.

        2.5 EXCHANGE OF STOCK CERTIFICATES. Immediately following the Closing, ITC and AntiVirals shall jointly submit to AntiVirals' registrar and transfer agent, ChaseMellon Shareholder Services LLC, 520 Pike Street, Suite 1220, Seattle, Washington 98101 (the "Exchange Agent"), an instruction letter including a list of the names, addresses and social security numbers/taxpayer identification numbers of each holder of shares of ITC Stock outstanding immediately prior to the Effective Time of the Merger who has delivered the certificate or certificates representing all ITC Stock held by such ITC Shareholder to AntiVirals and for which the holders thereof
    (i) are not entitled to claim dissenters' rights under the California Business Corporation Act of 1987, as amended (the "California Code"), by having the certificate endorsed with the statement required under Section 1302 of the California Code and (ii) have delivered a Lockup Agreement in accordance with Section 10.12 hereof. As soon as reasonably practicable following the Effective Time of the Merger, AntiVirals shall cause the Exchange Agent to cause each such ITC Shareholder to receive, in exchange for the ITC Stock held by such ITC Shareholder, a certificate or certificates representing the number of whole shares of AntiVirals Common Stock and AntiVirals Warrants into which the shares of ITC Stock so surrendered shall have been converted by the Merger (less the shares of AntiVirals Common Stock which are to be held in escrow pursuant to Section
    2.11 below) and the cash payment in lieu of a fractional share of AntiVirals Common Stock, if any, to which such ITC Shareholder shall be entitled. A holder of ITC Stock whose stock certificate(s) have been lost or destroyed shall, upon providing satisfactory evidence of ownership of such shares and appropriate indemnification, have the right to the delivery of the

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    appropriate number of whole shares of AntiVirals Common Stock and AntiVirals
    Warrants into which such stock shall have been converted upon the Merger. Subject to any applicable escheat laws, until so surrendered and exchanged, each certificate which prior to the Effective Time of the Merger represented outstanding shares of ITC Stock shall be deemed for all corporate purposes of AntiVirals, other than the payment of dividends or other distributions, to evidence the ownership of the number of whole shares of AntiVirals Common Stock into which the shares of ITC Stock represented thereby shall have been converted and shall be deemed to represent, in lieu of a fractional share of AntiVirals Common Stock, the right to receive cash. No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of AntiVirals Common Stock at any time subsequent to the Effective Time of the Merger shall be paid or delivered to the ITC Shareholder of any certificate which at the Effective Time of the Merger represented ITC Stock unless and until such certificate is surrendered to AntiVirals accompanied by a Lockup Agreement. However, subject to any applicable escheat laws, upon such surrender there shall be paid or delivered to the initial holder of record of the certificate or certificates for AntiVirals Common Stock issued in exchange therefor, the amount of cash, a certificate representing the number of shares of AntiVirals Common Stock, or the other property resulting from any such dividends, splits, or other distributions, as the case may be, which shall have therefore become payable or deliverable with respect to AntiVirals Common Stock subsequent to the Effective Time of the Merger. No interest shall be payable with respect to such payment or delivery of dividends or other distributions upon the surrender of certificates which represented ITC Stock at the Effective Time of the Merger. Following the Effective Time of the Merger, AntiVirals shall exchange, or cause to be exchanged, agreements in respect of all ITC Options assumed pursuant to
    Section 2.4 above for the existing agreements governing such ITC Options, which agreements shall, in the case of options to purchase AntiVirals Common Stock, be governed by the terms of the ITC 1997 Option Plan which shall be assumed by AntiVirals at the Closing.

        2.6 FRACTIONAL SHARES. No certificates or scrip representing fractional shares of AntiVirals Common Stock or AntiVirals Warrants shall be issued upon surrender of certificates of ITC Stock converted in connection with the Merger, and no dividend, stock split, or other distribution of AntiVirals shall relate to any such fractional share interest, and no such fractional share interest will entitle the owner thereof to vote or to any other rights of a stockholder of AntiVirals. In lieu of any such fractional share, each ITC Shareholder shall be entitled, upon surrender of such ITC Shareholder's certificate or certificates representing ITC Stock, to receive a cash payment therefor, without interest, at a pro rata amount based on the closing price per share of AntiVirals Common Stock on the NASDAQ/NMS on the trading day immediately preceding the Effective Date of the Merger and a cash payment therefor, without interest, at a pro rata amount based on the fair market value of the Warrants on the Effective Date as determined by AntiVirals in its sole and absolute discretion. No interest shall accrue with respect to any cash held for the benefit of ITC Shareholders of unsurrendered certificates representing shares of ITC Stock. Securities issued in exchange for ITC Options shall represent the right to purchase a number of shares of AntiVirals Common Stock rounded to the nearest whole number thereof.

        2.7 ISSUANCE OF ANTIVIRALS COMMON STOCK. All shares of AntiVirals Common Stock into which shares of the ITC Stock shall have been converted in connection with the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be validly issued, fully paid and nonassessable in compliance with all federal and state securities laws.

        2.8 TRANSFER BOOKS. The stock transfer books of ITC pertaining to ITC Stock outstanding at the Effective Time of the Merger shall be closed at the Effective Time of the Merger, and thereafter no transfer of any such shares of ITC Stock shall be recorded thereon. In the event a transfer of ownership of shares of ITC Stock is not recorded on the stock transfer books of ITC, a certificate or certificates representing the number of whole shares of AntiVirals Common Stock and AntiVirals

    Warrants into which such shares of ITC Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of ITC Stock if the certificate or certificates representing such shares of ITC Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of ITC Stock and accompanied by the payment of any applicable stock transfer tax with respect to such transfer.

        2.9 ITC DISSENTING SHARES. ITC Shareholders holding any shares of ITC stock that are eligible to be "Dissenting Shares" within the meaning of the California Code with respect to the Merger and as to which dissenter's rights to require the purchase of such shares have been properly exercised will be entitled to their rights under the California Code with respect to such shares. Shares of ITC Stock as to which dissenting shareholders' rights of appraisal have not been properly perfected under the California Code will be converted as provided in Section 2.3 above.

        2.10 FURTHER ASSURANCES. AntiVirals and ITC agree that if, at any time after the Effective Time of the Merger, any further deeds, assignments or assurances are reasonably necessary or desirable to be obtained from ITC, AntiVirals or its officers or directors, to consummate the Merger or to carry out the purposes of this Agreement at or after the Effective Time of the Merger, then AntiVirals, ITC and their respective officers and directors will execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to consummate the Merger and to carry out the purposes of this Agreement, in the name of ITC or otherwise.

        2.11 ESCROW AGREEMENT. Pursuant to an Escrow Agreement to be entered into on or before the Closing (as defined in Section 3 below) in substantially the form of Exhibit C (the "Escrow Agreement"), among AntiVirals, the Escrow Agent and the Escrow Indemnitors (as those terms are defined in the Escrow Agreement), AntiVirals will withhold from the shares of AntiVirals Common Stock that would otherwise be delivered to the Escrow Indemnitors, that number of shares equal to fifteen percent (15%) of the total number of shares of AntiVirals Common Stock issued in the Merger upon the conversion of outstanding ITC Stock (the "Escrow Shares"). In determining the number of shares of Common Stock to withhold from each Escrow Indemnitor, AntiVirals shall withhold shares on a pro rata basis unless it shall have received written instruction requesting a different allocation among the Escrow Indemnitors prior to the Effective Time of the Merger, which instruction shall be executed by each of the Escrow Indemnitors.

        AntiVirals will deposit in an escrow pursuant to the Escrow Agreement (the "Escrow") stock certificates representing the Escrow Shares and related stock powers. The Escrow Shares and such stock powers, and any other property with respect thereto delivered to the Escrow Agent as provided in the Escrow Agreement will be held as collateral to secure the indemnification obligations of the Escrow Indemnitors under Section 12 hereof and the Escrow Agreement in accordance with the Escrow Agreement.

    3. THE CLOSING. The delivery of the various opinions, certificates, consents, instruments and documents which this Agreement contemplates (the "Closing") shall take place at the offices of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel to AntiVirals, in Portland, Oregon, on May 1, 1998, or such other day and time as shall be mutually agreed upon by AntiVirals and ITC. The date of, and the time at which, the Closing takes place is herein referred to as the "Closing Date." As soon as practicable after the Closing, the appropriate officers of AntiVirals, Merger Sub and ITC shall take all necessary action to bring about the Effective Time of Merger.

    4. REPRESENTATIONS AND WARRANTIES OF ITC. ITC makes the representations and warranties set forth below as of the date of this Agreement and, unless otherwise stated, as of the date of the Closing. Except as otherwise provided to the contrary, ITC makes the representations and warranties without qualification as to knowledge. When a representation or warranty is made "to the best knowledge of" ITC, such knowledge shall be deemed to include, without limitation, the actual knowledge of the officers of ITC and such information that any officer should reasonably be expected to have knowledge of by virtue of his or her position and relationship with ITC.

        4.1 ORGANIZATION AND EXISTENCE OF ITC. ITC is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power to carry on its business as now conducted and as proposed to be conducted and to enter into and, subject to shareholder approval, perform its obligations under this Agreement and the other agreements contemplated hereby to which it is as party. Except as set forth on Schedule 4.1, ITC is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it requires such qualification where the failure to so qualify would have a Material Adverse Effect. ITC has delivered to AntiVirals, or will deliver at the Closing, true, correct and complete copies of (a) the Articles of Incorporation (duly certified by the California Secretary of State), (b) the Bylaws (certified by the Secretary of ITC), and (c) the Minute and Stock Books (certified by the Secretary of
    ITC) of ITC.

        4.2 AUTHORITY AND BINDING EFFECT. The ITC signatory has the full corporate power and authority to execute and deliver this Agreement and each agreement referenced herein to which ITC is a party and to consummate the transactions contemplated by, and comply with its obligations under, such agreements. This Agreement and each agreement referenced herein to which ITC is a party, and the consummation by ITC of its obligations herein and therein, have been duly authorized by all necessary corporate action of ITC, other than the approval of its shareholders in accordance with applicable law. This Agreement has been, and at the Closing each agreement referenced herein will be, duly executed and delivered by ITC. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of ITC in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies. Subject to approval by ITC's Shareholders and except as set forth in Schedule 4.2, no further action is required to be taken by ITC, nor is it necessary for ITC to obtain any action, approval or consent by or from any third persons, governmental or other, to enable each of the such parties to enter into or perform their respective obligations under this Agreement and each agreement referenced herein to which it is a party, except for the consents of third parties to the Merger, as required by the Contracts, which shall be obtained by ITC on or before the Closing (unless waived in writing by AntiVirals). Such consents are set forth in Schedule 4.2 hereto.

        4.3 AUTHORIZED CAPITAL STOCK OF ITC. As of the date hereof, the authorized capital stock of ITC consists of 5,000,000 shares of Class A Preferred Stock, no par value, 5,000,000 shares of Class B Preferred Stock, no par value, and 50,000,000 shares of Common Stock, no par value, of which 639,686 shares of Preferred Stock, no shares of Class B Preferred Stock, and 10,868,000 shares of Common Stock are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any person. All of the outstanding shares of Class A Preferred Stock and Common Stock of ITC have been issued in transactions which were exempt from registration under the Securities Act of 1933, (the "Securities Act") as amended, and all applicable state securities laws and blue sky acts. All shares of ITC Stock which have been reacquired by ITC have reverted to the status of authorized but unissued shares and are no longer outstanding.
    Schedule 4.3 hereto contains a true, correct and complete list of all outstanding convertible securities, subscriptions, options, warrants, preemptive rights or other agreements or commitments obligating ITC to issue shares of ITC Stock or relating to the transfer or registration of ITC Stock, none of which have been issued in violation of applicable securities laws or the preemptive rights of any person. As of the date of Closing, ITC has issued no shares of its stock in respect of such subscriptions, options, warrants, preemptive rights or other agreements or commitments set forth on
    Schedule 4.3, except where ITC has received full payment of the exercise price therefor in cash or by a legally enforceable promissory note secured by a pledge of such shares.

        4.4 NO SUBSIDIARIES. Except as set forth on Schedule 4.4 hereto, ITC has no subsidiaries or equity investments in any person.

        4.5 ITC FINANCIAL STATEMENTS; LIABILITIES. ITC has delivered to AntiVirals (a) the audited balance sheets of ITC at December 31, 1996 and 1995 and the related audited statements of income and shareholders' equity of ITC for each of the fiscal years then ended, together with the related notes thereto, in each case as certified by Deloitte & Touche LLP, whose opinion thereon is included therewith, and (b) the unaudited balance sheet (the "ITC Balance Sheet") of ITC at December 31, 1997 (the "Balance Sheet Date"), and the related unaudited statements of income and shareholders' equity of ITC for the year then ended (hereafter collectively referred to as the "Financial Statements"). Such financial statements are complete and correct in all material respects and in accordance with the books of account and records of ITC, and present fairly in all material respects the financial position of ITC at the dates indicated and the results of its operations and the changes in its financial position for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that in the case of the unaudited balance sheet dated December 31, 1997, and the related unaudited statements of income and shareholder equity, they shall be subject to normal year-end adjustments.

        4.6 LEASES, TITLE TO PROPERTIES, ETC. Attached hereto as Schedule 4.6 is a general description of each parcel of real property owned or leased by ITC. Schedule 4.6 hereto also describes each lease agreement under which ITC has any leasehold interest in any real property. ITC is in possession of all such real properties owned or leased by it and described in Schedule 4.6 hereto. ITC has good title to all properties and assets owned by it, including those reflected in the ITC Balance Sheet (other than properties and assets reflected in the ITC Balance Sheet which have since been sold or otherwise disposed of in the Ordinary Course of Business) and those described in Schedule 4.6 hereto free and clear of all liens, mortgages, security interests and encumbrances, including any conditional sale or other title retention agreement (collectively, "Liens"), except:

           (a) liens for taxes not yet due and payable;

           (b) statutory liens in immaterial amounts which are not yet delinquent;

           (c) minor defects and irregularities in title or encumbrances which do not impair the use thereof for the purposes for which they are held; and

           (d) as set forth in the ITC Balance Sheet or in Schedule 4.6 hereto.

        Except as indicated in Schedule 4.6, the leases set forth in Schedule
    4.6 hereto are in full force and effect and there is no existing default of a material nature under any of such leases on the part of ITC or, to the best knowledge of ITC, the other party thereunder. Such leases consist only of documents described in Schedule 4.6 hereto, complete and correct copies of which have been provided by ITC to AntiVirals. The buildings and any major items of equipment and machinery reflected on the ITC Balance Sheet are generally in such operating condition and repair, ordinary wear and tear excepted, as is adequate for the conduct of ITC's business.

        4.7 ABSENCE OF CERTAIN EVENTS. Except as set forth in Schedule 4.7 attached hereto or otherwise provided in this Agreement, since the Balance Sheet Date, ITC has not:

           (a) borrowed or agreed to borrow any funds or incurred, or become subject to, any obligations or liability (absolute or contingent), except obligations and liabilities incurred in the Ordinary Course of Business;

           (b) paid any obligations or liability (absolute or contingent) other than current liabilities reflected in or shown on the ITC Balance Sheet and current liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business;

           (c) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kinds whatsoever in respect of its capital stock, or purchased, redeemed or otherwise acquired, or agreed to purchase, redeem or otherwise acquire, any of its outstanding capital stock;

           (d) except in the Ordinary Course of Business, sold, transferred, or otherwise disposed of, or agreed to sell, transfer, or otherwise dispose of, any of its assets, properties, or rights, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims;

           (e) except in the Ordinary Course of Business, entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its assets, properties, or rights, or requiring the consent of any party to the transfer and assignment of any such assets, properties, or rights;

           (f) waived any rights of value, without consideration therefor, which in the aggregate would have a Material Adverse Effect on ITC;

           (g) made or permitted any amendment or termination of any non-trade contract, agreement, or license to which it is a party or to which it or any of its assets or properties are subject;

           (h) made, directly or indirectly, any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination to pay any of its present or former officers, directors, or employees;

           (i) increased or agreed to increase the rate of compensation payable or to become payable by it to any of its officers, directors, or employees or adopted any new, or made any increase in, any existing, profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan, payment or arrangement made to, for, or with any of such officers, directors, or employees;

           (j) made any capital expenditures (or commitments therefor) in excess of $10,000 individually or in the aggregate;

           (k) entered into any other material transaction other than in the Ordinary Course of Business;

           (l) experienced any labor trouble or been informed of the loss or potential loss of any management or technical personnel which has, or can be anticipated to have, a Material Adverse Effect;

           (m) been cited for any material violations of the federal Occupational Safety Health Act of 1970 or any rules or regulations promulgated thereunder or any other act, rules or regulations of any other governmental agency;

           (n) suffered any damages, destruction or losses which in the aggregate are material to ITC's business, or incurred or become subject to any material claim or liability for any damages or alleged damages for any actual or alleged negligence or other tort or breach of contract which are in the aggregate material to ITC's business;

           (o) failed to operate the business of ITC in the ordinary course so as to use reasonable efforts to preserve the business intact, to keep available to AntiVirals the services of ITC's employees, and to preserve for AntiVirals the goodwill of ITC's suppliers, customers and others having business relations with it, except where such failure would not have a Material Adverse Effect;

           (p) changed its accounting methods or practices by ITC materially adversely affecting its assets, liabilities or business; or

           (q) experienced any change in ITC's condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects, except for changes contemplated hereby or changes which have not, individually or in the aggregate, been materially adverse.

        4.8 INDEBTEDNESS. The ITC Balance Sheet reflects all indebtedness for borrowed money owed by ITC or to which any of its assets or properties are subject as of the date thereof and which is required to be reflected by GAAP therein. A complete and correct copy of each note, loan, credit or other similar instrument pursuant to which any such indebtedness for borrowed money was incurred has been delivered to AntiVirals.

        4.9 GUARANTIES AND SURETYSHIP. ITC is not a party to or bound by any guaranties, matters of suretyship, or other similar instruments.

        4.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the ITC Balance Sheet or in Schedule 4.10, ITC does not have any debts, obligations, liabilities or commitments of any nature, whether due or to become due, absolute, contingent or otherwise, that, in accordance with GAAP, are required to be disclosed in a balance sheet or the footnotes thereto, and are not shown on the ITC balance sheet delivered pursuant hereto, other than liabilities incurred after the balance sheet date in the Ordinary Course of Business and consistent with past practice and other than indebtedness for any advances under the loan contemplated in Section 8.5 hereof. Such post-balance sheet date liabilities are not material in amount and have not had and are not expected to have, individually or in the aggregate, a Material Adverse Effect. As to each liability, debt, obligation or commitment, fixed or contingent, that is set forth on Schedule 4.10, ITC shall provide the following information, in writing as an attachment to such
    Schedule: (i) a summary description of the liability, debt, obligation or commitment, together with copies of all relevant documentation relating thereto, the amounts claimed and any other action or relief sought and, if in connection with a claim, suit or proceeding, the name of the claimant and all other parties involved therewith and the identity of the court or agency in which such claim, suit or proceeding is being prosecuted, and (ii) the best estimate of ITC of the maximum amount, if any, which is likely to become payable with respect to any contingent liability. For purposes hereof, if no written estimate is provided, such best estimate shall be deemed to be zero. The total current liabilities of ITC (net of total current assets and the principal balance of a note receivable-officer), as of December 31, 1997, did not exceed six hundred sixty thousand dollars ($660,000).

        4.11  TAXES AND TAX RETURNS.

        (a) Except as set forth on Schedule 4.11: (i) ITC has accurately prepared and duly filed all Tax Returns (as hereinafter defined) which are required by law to be filed by it on or prior to the date hereof; (ii) ITC has duly paid all Taxes (as hereafter defined) due or claimed to be due from it with respect to all taxable periods or portions of periods ended on or before the date hereof (whether or not shown on any Tax Return), and there are no assessments or claims for payment of Taxes now pending or, to the best knowledge of ITC, threatened, nor any audit of the records of ITC being made or threatened by any taxing authority for any such periods or portions thereof; and (iii) to the knowledge of ITC, there are no facts or circumstances which could reasonably be expected to constitute a basis for assessments or claims for the payment of additional Taxes. The amounts set up as provisions for Taxes, if any, on the most recent balance sheet included in the Financial Statements are sufficient for the payment of all unpaid Taxes of ITC, accrued for or applicable to the periods ended on such date and all years and periods prior thereto and for which ITC, at those dates, was liable. True and correct copies of ITC's three most recently filed tax returns have been delivered to AntiVirals. ITC has properly withheld and paid, or accrued for payment, when due, to appropriate state and/or federal authorities, all sales and use taxes, if any, and all amounts required to be withheld from payments made to its employees, independent contractors, creditors, shareholders, or other third parties and has also paid all employment taxes as required under applicable laws.

        (b) ITC has not waived any statute of limitation in respect of any Taxes or assessments by any federal, state, county, local, foreign or other taxing jurisdiction or agreed to any extension of time with respect to an assessment or deficiency in any Tax. ITC has not filed a consent under
    Section 341(f) of the Tax Code concerning collapsible corporations. ITC has not made a consent dividend election under Section 565 of the Code, and has not been a personal holding company under Section 542 of the Code.

        (c) ITC has not made any payments, and is not obligated to make any payments, nor is ITC a party to any agreement that under any circumstances could obligate it to make any payments, that would not be deductible under
    Section 280G of the Tax Code. ITC has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Tax Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Tax Code. ITC is not a party to or bound by any tax indemnity, tax allocation or tax sharing agreement, or any closing agreement or offer in compromise with any taxing authority.

        (d) Except as set forth on Schedule 4.11, ITC is not, and has never been, required to file a consolidated or combined state or federal income Tax Return with any other person or entity and is not liable for the Taxes of any person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as transferee or successor, by contract or otherwise. ITC is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. ITC has not been a distributing corporation in a transaction described in Section 355(a)(1) of the Code.

        (e) For purposes of this Agreement, the term "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Tax Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        (f) For purposes of this Agreement, the term "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any Schedule or attachment thereto, and including any amendment thereof.

        4.12 FIXED ASSETS. Schedule 4.12 is a list of all of the fixed assets used in the Business, other than any fixed asset the replacement cost of which would be less than $1,000.00 and which is not of material importance to ITC's operations. The fixed assets are in good working order and condition, ordinary wear and tear excepted, have been properly maintained, are suitable for the uses in which they are being utilized in the Business, do not require more than regularly scheduled maintenance in the ordinary course, consistent with ITC's established maintenance policies, to keep them in good operating condition and comply with all requirements under applicable laws, regulations and licenses which govern the use and operation thereof.

        4.13 MATERIAL CONTRACTS. Except only as to contracts and documents listed in Schedule 4.13 hereto or any other Schedule attached to this Agreement, ITC is not a party to or bound by, and none of its assets and properties are subject to, any:

           (a) contract not made in the Ordinary Course of Business;

           (b) employment, consulting, or representation contract;

           (c) contract with any labor union or association;

           (d) bonus, pension, profit sharing, retirement, stock purchase, stock option, hospitalization, insurance or other plan or agreement providing employee benefits;

           (e) lease with respect to any property, real or personal, whether as lessor or lessee, providing for an annual rental in excess of $5,000;

           (f) continuing contract which involves payments by ITC of in excess of $5,000 individually or $20,000 in the aggregate;

           (g) contract or commitment for any capital expenditures exceeding $5,000 individually or in the aggregate; or

           (h) executory contracts for the provision of services by ITC exceeding $20,000 in any year.

        A complete and correct copy of each contract listed on Schedule 4.14 hereto or on any other Schedule attached hereto (collectively, the "Contracts") has been provided to AntiVirals, and each such contract is in full force and effect and ITC is not, and to the best knowledge of ITC, no other party thereto is in default thereunder.

        Each of such contracts, agreements, leases, licenses and instruments so listed, or required to be so listed, in Schedule 4.13 is a valid and binding obligation of ITC and, to the best knowledge of ITC, the other parties thereto, enforceable in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. Except as otherwise set forth in
    Schedule 4.13 hereto, there have not been any defaults by ITC or, to the best knowledge of ITC, defaults or any claims of default or claims of nonenforceability by the other party or parties which, individually or in the aggregate, would have a Material Adverse Effect on ITC, and there are no facts or conditions that have occurred or that are anticipated to occur which, through the passage of time or the giving of notice, or both, would constitute a default by ITC, or to the best knowledge of ITC, by the other party or parties, under any of such contracts, agreements, leases, licenses and instruments or would cause a creation of a lien, security interest or encumbrance upon any of the assets of ITC or otherwise have a Material Adverse Effect on ITC.

        4.14  INTELLECTUAL PROPERTY.

        (a) Attached hereto as Schedule 4.14 is an accurate list and description of all patents, patent applications, patent licenses, copyrights, copyright licenses, trademarks, trademark applications and trademark licenses, tradenames, service marks (with separate listings of registered and unregistered tradenames and service marks), and other trade secrets, know-how or intellectual property rights (the "Intellectual Property") owned, licensed or applied for by ITC. Except as set forth on Schedule 4.14 hereto:

           (i) ITC owns or possesses sufficient rights to use all material Intellectual Property used in or necessary for, and as to Third Party Technology (as defined below) has sufficient rights necessary for, the conduct of ITC's business as presently conducted, or as planned to be conducted, by ITC, including, without limitation, all Intellectual Property developed or discovered in connection with or contained in or related to the ITC Products (as defined below) (including Third Party Technology, the "ITC Rights").

           (ii) Solely as to Third Party Technology (as defined below), the representations in Section 4.14 are limited to ITC's interest pursuant to the Third Party Licenses (as defined below), all of which are believed to be valid and enforceable and in full force and effect. "Third Party Licenses" means all licenses and other agreements with third parties relating to any Intellectual Property or products that ITC is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate into products marketed and distributed by ITC. "Third Party Technology" means all Intellectual Property and products owned by third parties and licensed pursuant to Third Party Licenses.

           (iii) For purposes of this Agreement, the term "ITC Products" shall mean the CTP-37 and related products, including any Intellectual Property related thereto.

        (b) Except as set forth in Schedule 4.14, ITC has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all ITC Rights, other than Third Party Technology.

        (c) No claims have been asserted against ITC by any person challenging ITC's use or distribution (including manufacture, marketing, license, or sale) of any ITC Right or products utilized by ITC (including, without limitation, the ITC Products and Third Party Technology) or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). There is no valid basis for any claim of the type specified in this Section 4.14(c).

        (d) The execution, delivery and performance of this Agreement and the consummation of the Merger and the transactions contemplated hereby and by the other Transaction Documents will not (i) breach, violate or conflict with any instrument, agreement or other right governing any ITC Right or portion thereof, (ii) cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any ITC Right or portion thereof,
    (iii) in any way impair the right of ITC to use (including distribute, manufacture, market, license, sell or other disposition) of any ITC Right or portion thereof, or (iv) give rise to any right to bring any action for infringement of, any ITC Right or any portion thereof.

        (e) Except as set forth on Schedule 4.14, there are no royalties, honoraria, fees or other payments that would be payable by ITC to any person by reason of the ownership, use, license, sale, distribution, or disposition of any ITC Right, other than sales commissions that would be payable in the Ordinary Course of Business.

        (f) No ITC Right and no use by ITC of any ITC Right in its prior, current or contemplated business (including distribution, manufacture, marketing, license or sale), violates any rights of any third party, including (i) infringement of or misappropriation of Intellectual Property,
    (ii) unfair competition, (iii) defamation, (iv) contractual rights, or (v) rights of privacy or publicity. Solely with respect to claims of infringement of a third party patent or unregistered trademark or infringement of Third Party Technology, the foregoing representations in this Section are made to the best knowledge of ITC.

        (g) To the best knowledge of ITC, no third party is violating, infringing, or misappropriating any ITC Right or contract of ITC.

        (h) ITC is not in default under or in breach or violation of, nor, is there, to the best of ITC's knowledge, any valid basis for any claim of default by ITC under, or breach or violation by ITC of, any contract, commitment or restriction relating to any ITC Right, including any Third Party License (each, an "Intellectual Property Contract"). No other party is in default under or in breach or violation of, nor, to the best of ITC's knowledge, is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Intellectual Property Contract. ITC has no reason to believe each Intellectual Property Contract is not valid, binding, in full force and effect, and enforceable by ITC in accordance with its terms. To the best knowledge of ITC, no party to any Intellectual Property Contract intends to cancel, withdraw, modify or amend such contract.

        (i) No ITC Shareholder (other than Ohio State University and Vernon Stevens, PhD.), employee or contractor has any right, title or interest in or to any ITC Right, other than rights pertaining to Third Party Technology obtained from the third party licensor.

        (j) Except as set forth in Schedule 4.14: (i) no third party has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the ITC Rights or any adaptations, translations, or derivative works based on the ITC Rights, or any portion thereof, other than rights pertaining to Third Party Technology obtained from the third party licensor; (ii) ITC has no agreements, contracts or commitments that provide for the manufacture, reproduction, distribution, sale, sublicensing, marketing, development, exploitation, or supply by ITC of any ITC Right or any portion thereof or otherwise material to the continued business of ITC; and (iii) ITC has not granted to any third party any exclusive rights of any kind with respect to any of the ITC Rights, including territorial exclusivity or exclusivity with respect to the ITC Rights. Each document or instrument identified pursuant to this Section is listed in Schedule 4.14 and true and correct copies of such documents or instruments have been furnished to AntiVirals.

        (k) ITC has made available to AntiVirals all materials relating to the pre-clinical testing, investigational new drug application and clinical testing of each ITC Product. The clinical testing has been undertaken in compliance with the Federal Food, Drug and Cosmetics Act, as amended, and regulations promulgated thereunder by the Food and Drug Administration.

        (l) To the best of ITC's knowledge, ITC has not disclosed or otherwise dealt with any aspect of any ITC Rights, other than Third Party Technology, that would constitute a trade secret if not injected into the public domain or if treated as secret, in such a manner as to cause such aspect not to constitute a trade secret.

        (m) To the best of ITC's knowledge, no employee of ITC is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with ITC or, to ITC's best knowledge, any other party because of the nature of the business conducted by ITC or proposed to be conducted by ITC. To the best of ITC's knowledge, neither the execution or delivery of any of the foregoing agreements, nor the carrying on of ITC's business as employees by such persons, nor the conduct of ITC's business as currently anticipated, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any of such persons is obligated.

        4.15 INSURANCE. Schedule 4.15 contains an accurate description of all policies of insurance maintained by or on behalf of ITC in connection with the Business as protection for ITC's assets and the Business. Except as set forth in Schedule 4.15 hereto, all of such policies are now in full force and effect and policies covering the same risks and in substantially the same amounts have been in full force and effect since January 30, 1996. ITC has not received any notice of cancellation or material amendment of any such policies; no coverage thereunder is being disputed; and all material claims thereunder have been filed in a timely fashion.

        4.16 LICENSES, PERMITS, ETC. Attached hereto as Schedule 4.16 is a list and description of all material licenses, franchises, permits, easements, certificates, consents, rights and privileges, and other governmental authorizations necessary or appropriate to the conduct of the business of ITC other than those listed on Schedule 4.1. All such items are in full force and effect and complete and correct copies thereof have been furnished to AntiVirals. ITC is in compliance in all material respects with all conditions or requirements imposed by or in connection with such licenses and permits and with respect to its operation of the Business, and ITC has not received any notice, nor does ITC have any knowledge that any governmental authority intends to cancel, terminate or modify any of such licenses or permits or that valid grounds for any such cancellation, termination or modification currently exist.

        4.17 LITIGATION. Except as set forth in Schedule 4.17 hereto, there is neither (a) any action, suit, proceeding or investigation, nor (b) any counter-or cross-claim in an action brought by or on behalf of ITC, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of ITC, threatened, against ITC, which (i) could reasonably be expected to affect adversely ITC's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) involves the reasonable possibility of any judgment or liability, or which may become a claim, against AntiVirals, Merger Sub, the Business or any of the assets of ITC prior to or subsequent to the

    Effective Time of the Merger. Except as set forth in Schedule 4.17, ITC is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over ITC, any of its assets or the Business. ITC, AntiVirals and the Merger Sub will incur no loss, claim, judgment, liability, charges, costs or expenses as a result of any action, suit or proceeding set forth on Schedule 4.10.

        4.18 COMPLIANCE WITH LAWS. Since the date of its incorporation ITC has complied in all material respects with all applicable foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations, including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply would have a Material Adverse Effect. Except as disclosed in Schedule 4.18 hereto, and without limiting the generality of this Section 4.18, there are no unresolved (i) proceedings or investigations instituted or, to the best knowledge of ITC, threatened, by any such governmental authorities against ITC or relating to the Business, or (ii) citations issued or, to the best knowledge of ITC, threatened against ITC or the Business by any governmental authorities, or (iii) other notices of deficiency or charges of violation brought or, to the best knowledge of ITC, threatened against ITC or the Business, including under any federal or state regulation or otherwise, which could have, individually or in the aggregate, a Material Adverse Effect, or interfere with the maintenance of the permits, licenses, franchises, certificates, authorizations or any right to operate held by ITC; and, to the best knowledge of ITC, there are no facts or circumstances upon which any such proceedings, investigations, citations, notices, disallowances or charges may be instituted, issued or brought hereafter.

        4.19 EMPLOYEES. Attached hereto as Schedule 4.19 is a list of the names and annual rates of salary and other compensation of all the present officers, directors, employees, and contractual agents of ITC. Schedule 4.19 hereto summarizes the bonus, profit sharing, incentive, percentage compensation, vacation and other like benefits, if any, payable to such officers, directors, employees, and agents as of the date hereof. Except as disclosed in Schedule 4.19 the transactions contemplated by this Agreement will not trigger any obligations of ITC under any employment, severance or other agreement, whether written or oral, with any of ITC's employees, nor will they give rise to any form of indemnity, claim or right to or of any employee of ITC under any agreement, law, rule or regulation, whether as a change in the condition of employment of such employee or otherwise. There are no claims, actions, suits, proceedings, or investigations pending, or to the best knowledge of ITC, threatened against ITC or any of its officers, directors, employees or agents in regard to race, creed, gender, age or other forms of discrimination, sexual harassment, wrongful discharge, or any other similar allegations.

        4.20 EMPLOYEE BENEFIT PLANS. Schedule 4.20 hereto contains a complete list of ITC's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to AntiVirals. For purposes of this Section 4.20, the term "Employee Plan" includes all present (including those terminated or transferred within the past five years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of ITC or to any other person who provides services to ITC, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Tax Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in
    Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by ITC under applicable federal, state or local law with respect to ITC's Employee Plans have been timely filed and are correct and complete in all respects; and any and all amounts due by ITC to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as set forth in
    Schedule 4.20, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Tax Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All written communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, ITC and its management, and ITC's employees) accurately reflect the documents and operations of each such Employee Plan. Except as disclosed in Schedule 4.20, each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under Section 401 of the Code. Except as disclosed in Schedule 4.20, the Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Tax Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Tax Code. Except set forth in Schedule 4.20, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of ITC, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by ITC. No amount is, and as of the Closing Date no amount will be, due or owing from ITC to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of ITC, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of ITC, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Tax Code or any other applicable law by reason of any transaction as described in Section 406 of ERISA and
    Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Tax Code. There is no contract, agreement or benefit arrangement covering any employee of ITC which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Tax Code.

        4.21  BANK ACCOUNTS AND POWERS OF ATTORNEY.  Attached hereto as Schedule
    4.21 is a list setting forth:

           (a) the name of each bank, savings and loan or other financial institution in which ITC has any account or safe deposit box, the account name and number of each such account or safe deposit box, and the names of all persons authorized to draw thereon or have access thereto; and

           (b) the name of each person, corporation, firm association, or business entity or enterprise holding a general or special power of attorney from ITC and a summary of the terms thereof.

        4.22 LABOR MATTERS. ITC is not a party to a collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals which are pending or have been conducted or made with or by any labor union or association, and there are no pending or threatened labor disputes, strikes, or work stoppages which may have a Material Adverse Effect. ITC is in substantial compliance with all foreign, federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practices.

        4.23 QUESTIONABLE PAYMENTS. ITC has not made, and ITC does not have any knowledge that any shareholder, officer, director, employee, agent or other representative acting on its behalf has made, directly or indirectly, any bribes, kickbacks, or political contributions with corporate funds, payments from corporate funds not recorded on the books and records of ITC, payments from corporate funds which were falsely recorded on the books and records of ITC, payments from corporate funds to governmental officials in their individual capacities or illegal payments from corporate funds to obtain or retain business either within the United States of America or abroad.

        4.24 BROKERS. ITC is not a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against it for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

        4.25 CONFLICT OF INTEREST. Except as set forth in Schedule 4.25, no officer or director of ITC or any Member of the Immediate Family of any such person:

           (a) has any direct or indirect interest in (i) any entity which does business with ITC, or (ii) except by virtue of being a shareholder of ITC, any property, asset or right which is used by ITC in the conduct of its business;

           (b) has any contractual relationship with ITC other than with respect to the performance of services as an officer or director; or

           (c) has been involved in any transaction with ITC during the past three (3) years other than with respect to the performance of service as an officer or director as to the issuance of securities of ITC.

        4.26 BOOKS AND RECORDS. The books and records of ITC are in all material respects complete and correct and have been maintained in accordance with good business practice and generally accepted accounting principles and reflect a true record of all meetings or proceedings of its Board of Directors and shareholders to the knowledge of ITC.

        4.27 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth in Schedule 4.27, ITC has complied with, and the operation of the Business is in compliance with, in all material respects, all federal, state, local and regional statutes, laws, ordinances, rules, regulations and orders relating to the protection of human health and safety, natural resources or the environment, including, but not limited to, air pollution, water pollution, noise control, on-site or off-site hazardous substance discharge, disposal or recovery, toxic or hazardous substances, training, information and warning provisions relating to toxic or hazardous substances, and employee safety relating to or adversely affecting the Business or ITC's assets (collectively the "Environmental Laws"); and no notice of violation of any Environmental Laws or of any permit, license or other authorization relating thereto has been received, nor is any such notice pending or, to the best knowledge of ITC, threatened. Except as set forth in Schedule 4.27, (i) except in compliance with applicable Environmental Laws and any licenses or permits relating thereto, there has been no generation, use treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances during the ownership or occupancy thereof by ITC or, to the best knowledge of ITC, prior to such ownership or occupancy, and (ii) in no event has there been any generation, use, treatment, storage, transfer, disposal, release or threatened release, in, at, under, from, to or into, or on such properties of toxic or hazardous substances that has resulted in or is reasonably likely to result in a material adverse effect on the Business or any ITC's assets. For the purposes of this Section 4.27, "toxic or hazardous substances" shall include any material, substance or waste that, because of its quantity, concentration or physical or chemical characteristics, is deemed under any federal, state, local or regional statute, law, ordinance, regulation or order, or by any governmental agency pursuant thereto, to pose a present or potential hazard to human health or safety or the environment, including, but not limited to, (i) any material, waste or substance which is defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601, ET SEQ.), as amended, and its related state and local counterparts, (ii) asbestos and asbestos containing materials and polychlorinated biphenyls, and (iii) any petroleum hydrocarbon including oil, gasoline (refined and unrefined) and their respective constituents and any wastes associated with the exploration, development or production of crude oil, nature gas or geothermal energy.

        4.28 CONFIDENTIALITY. Since the date of incorporation of ITC, ITC has taken reasonable steps necessary to maintain the continuing protection of its proprietary, confidential and trade secret information and Intellectual Property. Such protections include, but are not limited to, having every ITC employee or independent contractor who has had access to proprietary or confidential information, except as disclosed on Schedule 4.28, sign a confidentiality and nondisclosure agreement and assignment of inventions agreement, true and correct copies of which have been delivered to AntiVirals, containing standard provisions that are adequate to maintain, the confidentiality of ITC's proprietary, confidential and trade secret information and Intellectual Property and to assign to ITC certain work product of such persons.

        4.29 FULL DISCLOSURE. All of the representations and warranties made by ITC in this Agreement, and all statements set forth in the certificates delivered by ITC at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

    5. REPRESENTATIONS AND WARRANTIES OF ANTIVIRALS AND MERGER SUB. AntiVirals and Merger Sub, jointly and severally, make the representations and warranties set forth below as of the date of this Agreement and as of the Closing Date. Except as otherwise provided to the contrary, AntiVirals or Merger Sub makes the representations and warranties without qualification as to knowledge. When a representation or warranty is made "to the best knowledge of" AntiVirals or Merger Sub, such knowledge shall be deemed to include, without limitation, the actual knowledge of the officers of AntiVirals or Merger Sub and such information that any officer should reasonably be expected to have knowledge of by virtue of his or her position and relationship with AntiVirals or Merger Sub.

        5.1 ORGANIZATION AND EXISTENCE. Each of AntiVirals and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the States of Oregon and California, respectively, and has all requisite corporate power to carry on its business as now conducted. Each of AntiVirals and Merger Sub is qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it require such qualification where the failure to so qualify would not have a Material Adverse Effect.

        5.2 AUTHORITY. AntiVirals and Merger Sub have the corporate power and have taken or will take all necessary and proper corporate action to authorize and approve this Agreement and the consummation hereof, and the execution and delivery of this Agreement and consummation hereof do not and will not violate any provision of any judicial or governmental decree, order, or judgment or conflict with, or result in a breach of or constitute a default under, the Articles of Incorporation or Bylaws of either AntiVirals or Merger Sub or any agreement or instrument to which either of them is a party or by which either is bound. The execution, delivery, and performance by AntiVirals and Merger Sub of this Agreement, each agreement referenced herein to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of AntiVirals and Merger Sub and by AntiVirals as the sole shareholder of Merger Sub and no further corporate action is necessary on the part of AntiVirals or Merger Sub, other than the approval of the shareholders of AntiVirals, assuming due execution by the other parties hereto and thereto. This Agreement has been, and at the Closing each agreement referenced herein to which it is a party will be, duly executed and delivered by AntiVirals and Merger Sub. This Agreement is, and when duly executed and delivered at the Closing each agreement referenced herein will be, the valid and binding agreement of AntiVirals, and, to the extent it is a party thereto, Merger Sub, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity relating to the availability of equitable remedies.

        5.3 ABSENCE OF CERTAIN CHANGES. Since December 31, 1996, there has been no change in the business, prospects, or condition, financial or otherwise, of AntiVirals, except as set forth in the SEC Filings and changes in the Ordinary Course of Business that in the aggregate have not been materially adverse. To the knowledge of AntiVirals, except as set forth in the SEC Filings, there are no new developments in any business conducted by AntiVirals, nor any new or improved materials, products, processes, or services useful in connection with the business of AntiVirals or its customers or suppliers, which can reasonably be expected to have a Material Adverse Effect.

        5.4 VALIDITY OF ANTIVIRALS COMMON STOCK. The AntiVirals Common Stock to be issued pursuant to the provisions of this Agreement in connection with the Merger will be, when issued upon the terms and for the consideration specified in this Agreement, validly issued and outstanding, fully paid and nonassessable. The Warrants to be issued pursuant to the provisions of this Agreement in connection with the Merger will, when issued, possess the rights and privileges as represented in Exhibit A hereto and the shares of Common Stock to be issued upon exercise of the Warrants, when issued and delivered against payment therefor in accordance with the terms of the Warrants, will be validly issued and outstanding, fully paid and nonassessable.

        5.5 CAPITAL STOCK OF MERGER SUB. The authorized capital stock of Merger Sub consists of 15,000,000 shares of Common Stock, all of which shares are validly issued and outstanding, fully paid and nonassessable, and owned by AntiVirals as of the date hereof.

        5.6 INVESTMENT INTENT. The ITC Stock to be acquired by AntiVirals as a result of the Merger is being and will be acquired by AntiVirals for its own account for investment and not with any present intention of distribution thereof.

        5.7 ANTIVIRALS FINANCIAL STATEMENTS. The financial statements of AntiVirals for its third quarter ended September 30, 1997, as contained in AntiVirals's Quarterly Report or Form 10-Q for such quarter, are complete and correct in all material respects in accordance with the books of account and records of AntiVirals, and present fairly the financial position of AntiVirals, at the dates indicated and the results of its operations and the changes in their respective shareholders equity for the periods then ended, in accordance with generally accepted accounting principles consistently applied.

        5.8 BROKERS. Except as disclosed in Schedule 5.8, neither AntiVirals nor Merger Sub is a party to or in any way obligated under any contract or other agreement regarding, and there are no outstanding claims against either of them for the payment of, any broker's or finder's fee in connection with the origin, negotiation, execution, or performance of this Agreement or the transactions contemplated hereby.

        5.9 AUTHORIZED CAPITAL STOCK OF ANTIVIRALS. The authorized capital stock of AntiVirals consists of 50,000,000 shares of Common Stock, $.0001 par value per share, and 2,000,000 shares of Preferred

    Stock, $.0001 par value per share. As of December 31, 1997, AntiVirals had 11,134,965 shares of Common Stock and no shares of Preferred Stock outstanding. All such outstanding shares are validly issued and outstanding, fully paid and nonassessable and not issued in violation of the preemptive rights of any shareholder. As of December 31, 1997, AntiVirals had granted options to purchase an aggregate of 1,240,209 shares of Common Stock under stock option plans. As of December 31, 1997, AntiVirals had granted warrants to purchase an aggregate of 2,633,300 shares of Common Stock.

        5.10 SEC REPORTS OF ANTIVIRALS. AntiVirals has furnished ITC copies of the reports of AntiVirals filed with the Securities and Exchange Commission set forth in Section 7.4(a) ("SEC Reports"). None of the SEC Reports contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There is no event, fact or condition which materially and adversely affects AntiVirals which has not been set forth in this Agreement or the SEC Reports. AntiVirals has filed with the Securities and Exchange Commission all reports required to be filed by it since becoming subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

        5.11 LITIGATION. There is neither (a) any action, suit, proceeding or investigation, nor (b) any counter or cross-claim in an action brought by or on behalf of AntiVirals, whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to the best knowledge of AntiVirals, threatened, against AntiVirals, which (i) could reasonably be expected to affect adversely AntiVirals's ability to perform its obligations under this Agreement or the agreements referenced herein or complete any of the transactions contemplated hereby or thereby, or (ii) which may reasonably be expected to have a Material Adverse Effect on AntiVirals or Merger Sub prior to or subsequent to the Effective Time of the Merger. AntiVirals is not subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over AntiVirals, any of its assets or the Business.

        5.12 EMPLOYEE BENEFIT PLANS. Schedule 5.12 hereto contains a complete list of AntiVirals's Employee Plans. True, correct and complete copies or descriptions of such Employee Plans have been delivered to ITC. For purposes of this Section 5.12, the term "Employee Plan" includes all present (including those terminated or transferred within the past five (5) years) plans, programs, agreements, arrangements, and methods of contribution or compensation (including all amendments to and components of the same, such as a trust with respect to a plan) providing any remuneration or benefits, other than current cash compensation, to any current or former employee of AntiVirals or to any other person who provides services to AntiVirals, whether or not such plan or plans, programs, agreements, arrangements, and methods of contribution or compensation are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and whether or not such plan or plans, programs, agreements, arrangements and methods of contribution or compensation are qualified under the Tax Code. The term Employee Plan includes, but is not limited to, pension, retirement, profit sharing, stock option, stock bonus, and nonqualified deferred compensation plans and includes any Employee Plan that is a multiemployer plan as defined in Section 3(37) of ERISA. The term Employee Plan also includes, but is not limited to, disability, medical, dental, health insurance, life insurance, incentive plans, vacation benefits, and fringe benefits. Any and all tax returns, reports, forms or other documents required to be filed by AntiVirals under applicable federal, state or local law with respect to AntiVirals's Employee Plans have been timely filed and are correct and complete in all respects; and any and all amounts due by AntiVirals to any governmental agency or entity with respect to the Employee Plans have been timely and fully paid. Except as set forth in Schedule 5.12, all Employee Plans are now, and have always been, established, maintained and operated in accordance with all applicable laws (including, but not limited to, ERISA and the Tax Code) and all regulations and interpretations thereunder and in accordance with their plan documents. All written communications with respect to each Employee Plan by any person (including, but not limited, to the members of any plan committee, all plan fiduciaries, plan administrators, AntiVirals and its management, and AntiVirals's employees) accurately reflect the documents and operations of each such Employee Plan. Each funded Employee Plan providing for payment of deferred compensation is and always has been qualified under Section 401 of the Code. The Internal Revenue Service has issued one or more determination letters with respect to each funded Employee Plan stating that, from the inception of each such Employee Plan, such Employee Plan has been and is qualified under Section 401 of the Tax Code and each trust maintained in connection with each such Employee Plan has been and is exempt under Section 501 of the Tax Code. Except set forth in Schedule 5.12, there is no unfunded liability for vested or nonvested benefits under any funded Employee Plan, and all contributions required to be made to or with respect to each Employee Plan have been completely and timely paid. All reports, forms and other documents required to be filed with any governmental entity with respect to any Employee Plan have been timely filed and, to the best knowledge of AntiVirals, are accurate. There have been no filings with respect to any Employee Plan with the Pension Benefit Guaranty Corporation ("PBGC"). No liability to the PBGC has been incurred or is expected with respect to any Employee Plan except for insurance premiums, and all insurance premiums incurred or accrued up to and including the Closing Date have been or will be timely paid by AntiVirals. No amount is, and as of the Closing Date no amount will be, due or owing from AntiVirals to any "multiemployer plan" (as defined in Section 3(37) of ERISA) on account of any withdrawal therefrom. There has been no event or condition, nor is any event or condition expected, that would present a risk of termination of any Employee Plan, or which would constitute a "reportable event" within the meaning of Section 404(3) of ERISA and the regulations and interpretations thereunder. There has been no merger, consolidation, or transfer of assets or liabilities (including, but not limited to, a split-up or split-off) with respect to any Employee Plan. There is and there has been no actual or, to the best knowledge of AntiVirals, anticipated, threatened or expected litigation or arbitration concerning or involving any Employee Plan. No complaints to or by any governmental entity have been filed or, to the best knowledge of AntiVirals, have been threatened or are expected with respect to any Employee Plan. No Employee Plan or any other person has any liability to any plan participant, beneficiary or other person under any provision of ERISA, the Tax Code or any other applicable law by reason of any transaction as described in Section 406 of ERISA and Section 4975 of the Code with respect to any Employee Plan. No Employee Plan provides medical benefits to one or more former employees (including retirees), other than benefits required to be provided under Section 4980B of the Tax Code. There is no contract, agreement or benefit arrangement covering any employee of AntiVirals which individually or collectively would constitute an "excess parachute payment" under Section 280G of the Tax Code.

        5.13 FULL DISCLOSURE. All of the representations and warranties made by AntiVirals in this Agreement, and all statements set forth in the certificates delivered by AntiVirals at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading.

    6.  COVENANTS OF ITC.  ITC covenants with AntiVirals and Merger Sub that:

        6.1 CONDUCT OF BUSINESS. Except as specifically contemplated in this Agreement, from the date of this Agreement to the Effective Time of the Merger, the business of ITC will be operated diligently and only in the Ordinary Course of Business, and, in particular, ITC, without the prior written consent of AntiVirals, will not:

           (a) cancel or permit any insurance of a material nature to lapse or terminate, unless renewed or replaced by like coverage;

           (b) amend its Articles of Incorporation or Bylaws;

           (c) be in material default under any material contract, agreement, commitments or undertaking of any kind;

           (d) violate or fail to comply with any laws applicable to it or its properties or business where the effect of the failure to so comply would have a Material Adverse Effect;

           (e) commit any act or permit the occurrence of any event or the existence of any condition of the type described in clauses (a) through
       (s) of Section 4.7 hereof;

           (f) enter into any contract, agreement or other commitment which involves payment in excess of $1,000;

           (g) fail to maintain and repair any material amount of its assets in accordance with good standards of maintenance and as required in any leases or other agreements pertaining thereto;

           (h) acquire, purchase, or redeem any ITC Stock;

           (i) issue or enter into any subscriptions, options, agreements or other binding commitments in respect of the issuance, transfer, sale, registration, or encumbrance of any shares of ITC Stock (these provisions shall not apply to the exercise of any outstanding options referenced in the schedules to the Agreement);

           (j) cause or voluntarily permit a change in any method of accounting for tax purposes during or applicable to its current tax year which would render inaccurate, misleading or incomplete the information concerning Taxes set forth or referred to in Section 4.11 hereof, or that would have a Material Adverse Effect for any period prior to the Effective Time of the Merger; or

           (k) permit any affiliate to sell or reduce its risk relative to the shares received by such affiliate until financial results covering at least thirty (30) days of post-merger combined results have been published.

        6.2 ACCESS TO INFORMATION. From and after the date of this Agreement, ITC shall give to AntiVirals, its counsel, accountants, and other representatives, reasonable access to all the properties, books, contracts, commitments and records of ITC so that AntiVirals may have the opportunity to make such investigation as it deems necessary, provided that such investigation shall not (i) unreasonably interfere with the employees, business, or operations of ITC, or (ii) violate any governmental regulations or laws or any customers or vendor confidentiality agreements now in effect and to which ITC is a party. Any such investigation shall not affect the representations and warranties of ITC contained in this Agreement.

        6.3 PRESERVATION OF GOODWILL. ITC will use its reasonable best efforts to preserve its business organization, to keep available to AntiVirals the services of the respective officers and employees of ITC and to preserve for AntiVirals the goodwill of all suppliers, customers, and others having business relations with ITC.

        6.4 SHAREHOLDERS' APPROVAL. This Agreement and the transaction contemplated hereby have been approved by the Board of Directors of ITC. ITC shall, as promptly as practicable, but in no event later than April 30, 1998, take any and all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws (i) to convene a meeting of its shareholders to consider and vote upon the approval of this Agreement and the Merger, or (ii) to obtain the written consent of its shareholders thereto. Promptly after setting a record date, if applicable, for the shareholders entitled to vote at such meeting and immediately upon any subsequent change thereof, ITC shall send written notice thereof to AntiVirals. The Board of Directors of ITC shall, subject to its fiduciary duty to the Shareholders, recommend such approval and shall take all lawful action and use all reasonable efforts to solicit such approval. Within thirty (30) days of the date of this Agreement, Jeffrey Lillard and each other member of the Board of Directors of ITC who holds shares of ITC's Common Stock or Class A Preferred Stock in his individual capacity or has the power to vote any such shares shall have given an irrevocable proxy to AntiVirals to vote their shares of ITC stock in favor of the Merger. A correct, complete and fully-executed copy of such irrevocable proxy has been delivered to AntiVirals concurrent with the execution and delivery of this Agreement.

        6.5 TRADE SECRETS. From and after the date hereof, ITC will not divulge to any competitor of ITC or any unauthorized person, and will use its reasonable best efforts to insure that the employees and agents of ITC do not divulge to any competitor or any unauthorized persons any confidential information, trade secrets, processes, formulas or know-how relating to the business or properties of ITC at the date hereof.

        6.6 TRANSACTION EXPENSES. Each party will pay all expenses incurred by them in connection with the negotiation, execution and performance of this Agreement or any other agreement or transaction, whether or not the transactions contemplated hereby are consummated, including the fees and expenses of counsel and brokers, if any, for ITC and the ITC Shareholders, except that ITC may pay or Schedule up to Forty Thousand Dollars ($40,000) of its attorneys' and accountants' fees incurred in connection with this transaction through December 31, 1997, which amount may be in addition to the current liabilities limit of Six Hundred Sixty Thousand Dollars ($660,000) provided for in Section 4.10. Any additional amounts incurred through December 31, 1997, may be included in the current liabilities provided the limit is not exceeded.

        6.7 NONDISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENTS. Each person listed (or required to be listed) on Schedule 4.28 hereto shall have executed and delivered to ITC a Nondisclosure and Assignment of Inventions Agreement, in form acceptable to AntiVirals.

        6.8 MAINTENANCE OF INSURANCE. ITC shall maintain its Directors and Officers insurance coverage so as to provide ITC's Directors and Officers coverages on terms at least as broad as they have enjoyed with ITC for an additional term of three (3) years from the Closing. ITC may pay or Schedule up to Fifteen Thousand Dollars ($15,000) of the premiums related thereto, which amount may be in addition to the current liabilities limit of Six Hundred Sixty Thousand Dollars ($660,000) provided in Section 4.10. Any additional amounts may be included in the current liabilities provided the limit is not exceeded.

        6.9 FURTHER ASSURANCES. ITC hereby agrees to execute and deliver from time to time at the request of AntiVirals and without consideration such additional instruments of conveyance and transfer and to take such other actions as AntiVirals may reasonably require to more effectively carry out and effectuate the Merger and the transactions contemplated hereby.

    7. MUTUAL COVENANTS. AntiVirals, Merger Sub, and ITC covenant and agree, each with the other, that:

        7.1  REGISTRATION STATEMENT/PROXY MATERIALS.

        (a) ITC shall cooperate with AntiVirals and AntiVirals shall use all reasonable efforts to promptly prepare and file with the SEC and cause to be made effective a Registration Statement (on such appropriate form therefor as AntiVirals shall select, including a prospectus which shall be in such form as permitted in the form of such Registration Statement so selected and a proxy statement complying with the 1934 Act) under the 1933 Act covering the shares of AntiVirals Common Stock, the Warrants and the shares of AntiVirals Common Stock underlying the Warrants. As used in this Agreement, the term Registration Statement refers to and means said Registration Statement when it becomes effective under the 1933 Act, and the term "Proxy Statement/Prospectus" refers to and means the proxy statement included in the Registration Statement when it becomes effective. AntiVirals shall also take any action required to be taken under any and all state blue sky or securities laws, statutes, codes, ordinances, rules and regulations in connection with the issuance of shares of AntiVirals Common Stock and Warrants contemplated hereunder.

        (b) AntiVirals and ITC will use all reasonable efforts to have the Registration Statement, or cause it to be, declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to stockholders of AntiVirals and the ITC shareholders at the earliest practicable date or dates. If at any time prior to the Effective Time any event relating to or affecting ITC or AntiVirals shall occur as a result of which it is necessary, in the opinion of counsel for ITC, to supplement or amend the Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approvals of the shareholders of ITC and AntiVirals, respectively, are sought, ITC and AntiVirals will forthwith prepare and file with the SEC an amendment or supplement to the Registration Statement so that each document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. With respect to matters requiring supplement or amendment to the Registration Statement, each party undertakes to inform the other party and its counsel immediately of any such event that becomes known to it.

        7.2 PUBLIC ANNOUNCEMENTS. Neither AntiVirals nor ITC shall make any public announcement or statement with respect to this Agreement or the Merger without the prior written consent of the other party; provided, however, AntiVirals may disclose the existence and terms of this Agreement or the Merger if, in its judgment, it is required to do so under applicable securities laws. If any party desires to make a joint announcement or statement, the parties will consult with each other and exercise reasonable efforts to agree upon the text of a joint public announcement or statement to be made by AntiVirals and ITC.

        7.3 REASONABLE EFFORTS TO SATISFY CONDITIONS. Consistent with applicable law and with their fiduciary duties to their respective shareholders, (i) ITC agrees to use its reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in sections 6, 7, 9 and 10 hereof, and (ii) AntiVirals and Merger Sub agree to use their reasonable best efforts to bring about the satisfaction of the covenants and conditions specified in sections 7, 8 and 10 hereof.

    8.  COVENANTS OF ANTIVIRALS.  AntiVirals and the Merger Sub covenant that:

        8.1 PRESENTATION OF GOODWILL. AntiVirals will use its reasonable best efforts to preserve its business organization, to keep available to AntiVirals the services of its officers and employees and to preserve the goodwill of its suppliers, customers and others having business with AntiVirals.

        8.2  ANTIVIRALS AND MERGER SUB STOCKHOLDER'S
    MEETING/APPROVAL. AntiVirals shall, as promptly as practicable, but in no event later than April 30, 1998, take any and all action necessary in accordance with applicable law, Section 1(c) of Schedule D to the Bylaws of the NASD, and AntiVirals' Articles of Incorporation and Bylaws to convene a meeting of its stockholders to consider and vote upon the approval of the issuance of shares of AntiVirals' Common Stock and Warrants in connection with the Merger (the "Issuance"). Promptly after setting a record date, if applicable, for the stockholders entitled to vote at such meeting and immediately upon any subsequent change thereof, AntiVirals shall send written notice thereof to ITC. The Board of Directors of AntiVirals shall, subject to its fiduciary duty to AntiVirals' stockholders, recommend such approval and shall take all lawful action and use all reasonable efforts to solicit such approval. AntiVirals, as the sole shareholder of Merger Sub, shall, as promptly as practicable, but in no event later than March 30, 1998, act by written consent to approve the Merger and to ratify the execution, delivery and performance of this Agreement by Merger Sub.

        8.3  REGISTRATION AND QUOTATION OF ANTIVIRALS COMMON STOCK.

        (a) AntiVirals will use all reasonable efforts to register the shares of AntiVirals Common Stock to be issued pursuant to this Agreement, in connection with the exercise of the Warrants and under ITC's 1997 Stock Option Plan under the applicable provisions of the 1933 Act.

        (b) AntiVirals will use all reasonable efforts to cause the shares of AntiVirals Common Stock to be issued pursuant to this Agreement, in connection with the exercise of the Warrants and under ITC's 1997 Stock Option Plan to be quoted for trading on the Nasdaq/NMS.

        8.4 ELECTION OF DIRECTORS. AntiVirals will appoint Jeffrey Lillard to fill a vacancy on its Board of Directors within 30 days after execution of this Agreement and will nominate and recommend the election of, at its next annual meeting, Jeffrey Lillard and a candidate designated by ITC, for election to the Board of Directors of AntiVirals; provided, however, that if such designee is not a current member of the Board of Directors of ITC, such candidate shall be acceptable to AntiVirals.

        8.5 LOAN TO ITC. AntiVirals agrees, on the terms and conditions set forth in the Loan Agreement substantially in the form of Exhibit D hereto, to make advances to ITC from time to time to pay current liabilities of the type referred to in Schedule 8.5 or such other liabilities as are mutually agreed upon by ITC and AntiVirals. Such advances may be made for the period commencing December 31, 1997, until the earlier of the date of Closing or May 1, 1998, and shall not exceed, in the aggregate, $650,000. Such advances shall bear interest at the rate of nine and one-half percent (9- 1/2%) per annum. ITC shall repay, and shall pay full interest on, the advances in one installment on April 30, 1999. In the event ITC defaults in the repayment of the advances and interest, as AntiVirals' sole remedy for such default, ITC shall issue to AntiVirals, subject to approval by ITC Shareholders, in exchange for the conversion of all amounts outstanding under the Loan Agreement, a number of shares of its Class B Preferred Stock equal to that number of shares outstanding of ITC's Class A Preferred Stock, which Class B Preferred Shares shall enjoy the same rights and privileges as ITC's Class A Preferred Shares, but the Class B Preferred Shareholders shall have the right to designate and ITC shall be required to appoint the two designees of AntiVirals to the Board of Directors of ITC.

        8.6 RELEASE OF LOCKED UP SHARES. Six (6) months after the effective date of the Merger, AntiVirals shall release from the operation of the Lockup Agreements delivered to AntiVirals in accordance with Section 10.11 hereof an aggregate of 210,000 shares of AntiVirals Common Stock issued to ITC Shareholders by reason of the Merger. For purposes of allocating such shares among the ITC Shareholders, that number of shares of AntiVirals Common Stock shall be released equal to fifty percent (50%) of the shares of AntiVirals Common Stock received by ITC Shareholders by reason of the conversion of shares of ITC Preferred Stock upon the Merger ratably among the holders thereof. The balance of the shares of AntiVirals Common Stock to be released shall be allocated ratably among all ITC Shareholders, other than Jeffrey Lillard and Paula Lillard, trustees of the Lillard Family Trust dated April 28, 1989, Matthew Lyn Lillard and Amy Lynn Lillard, based on their respective holdings of AntiVirals Common Stock arising from the conversion of shares of ITC Common Stock upon the Merger. One (1) year after the effective date of the Merger, AntiVirals shall release from the operation of the Lockup Agreements delivered to AntiVirals in accordance with Section 10.11 hereof an aggregate number of shares of AntiVirals Common Stock issued to ITC Shareholders by reason of the Merger equal to the remainder of 840,000 minus that number of shares of AntiVirals Common Stock released to AntiVirals under the terms of the Escrow Agreement or which are subject to pending claims thereunder. For purposes of allocating such shares among the ITC Shareholders, that number of shares of AntiVirals Common Stock shall be released equal to fifty percent (50%) of the shares of AntiVirals Common Stock received by ITC Shareholders by reason of the conversion of shares of ITC Preferred Stock upon the Merger ratably among the holders thereof. The balance of the shares of AntiVirals Common Stock to be released shall be allocated ratably among all ITC Shareholders, other than Jeffrey Lillard and Paula Lillard, trustees of the Lillard

    Family Trust dated April 28, 1989, Matthew Lyn Lillard and Amy Lynn Lillard, based on their respective holdings of AntiVirals Common Stock arising from the conversion of shares of ITC Common Stock upon the Merger.

    9. CONDITIONS TO OBLIGATIONS OF ITC. The obligations of ITC to complete the Closing as set forth in Section 3 under this Agreement shall, at the option of ITC, be subject to the following conditions precedent, unless otherwise waived in writing by ITC:

        9.1 ANTIVIRALS' AND MERGER SUB'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. ITC shall not have discovered any material error, misstatement or omission in the representations and warranties made by AntiVirals and Merger Sub in Section 5 hereof; the representations and warranties made by AntiVirals and Merger Sub herein shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects; AntiVirals and Merger Sub shall have performed and complied with all agreements and conditions required by this Agreement to be performed by them at or prior to the Closing; and ITC shall have received a certificate, dated the Closing Date, of the President of each of AntiVirals and Merger Sub to the effect set forth in this Section 9.1.

        9.2 ESCROW AGREEMENT. AntiVirals shall have executed and delivered to ITC an Escrow Agreement in the form of Exhibit C hereto.

        9.3 OPINION OF ANTIVIRALS'S AND MERGER SUB'S COUNSEL. ITC shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel for AntiVirals and Merger Sub, dated the Closing Date, substantially in the form and to the effect of Exhibit E hereto.

        9.4 EMPLOYMENT AGREEMENT. AntiVirals shall have executed and delivered to Jeffrey L. Lillard an Employment Agreement in the form of Exhibit F hereto, and to James Baxendale a letter confirming (i) payment by AntiVirals of the obligations arising under the Employment Agreement in the form of
    Exhibit I hereto, and (ii) the issuance by AntiVirals of the options contemplated by such Employment Agreement in accordance with the terms thereof.

        9.5 ITC SHAREHOLDER APPROVAL. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Shareholders in accordance with the California Corporations Code and ITC's Articles of Incorporation and Bylaws.

        9.6 ANTIVIRALS STOCKHOLDER APPROVAL. This Agreement, the Merger, the Issuance and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of AntiVirals' stockholders in accordance with the Oregon Business Corporation Act and AntiVirals' Articles of Incorporation and Bylaws. ITC shall have received a certificate signed on behalf of AntiVirals by the Secretary of AntiVirals to such effect.

        9.7 REGISTRATION STATEMENT AND SECURITIES LAWS AUTHORIZATIONS. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no Stop Order suspending effectiveness shall have been issued, no proceeding by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary authorizations from Nasdaq/NMS or under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of AntiVirals common stock or options or warrants therefor (including, without limitation, those shares, options and warrants to be issued in connection with the Merger) shall have been received.

        9.8 NO MATERIAL ADVERSE CHANGES. Prior to Closing there shall have been no changes in the business, properties, or operations of AntiVirals since September 30, 1997, which would have, or could reasonably be expected to have, a Material Adverse Effect.

    10. CONDITIONS TO OBLIGATIONS OF ANTIVIRALS AND MERGER SUB. The obligations of AntiVirals and Merger Sub under this Agreement shall, at the option of AntiVirals and Merger Sub, be subject to the following conditions, unless otherwise waived in writing by AntiVirals and Merger Sub:

        10.1 ITC'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. AntiVirals and Merger Sub shall have not discovered any material error, misstatement, or omission in the representations and warranties made by ITC in Section 4 hereof; provided, however, that no such representation or warranty shall be deemed materially incorrect if (i) it results from the consummation of any transactions specifically permitted or contemplated by this Agreement, (ii) it is not materially adverse and significant to the business, financial condition, or operations of ITC taken as a whole, or (iii) its effect could not reasonably be expected to have a Material Adverse Effect, and, ITC shall have performed and complied with all material agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.

        10.2 OPINION OF ITC'S COUNSEL. AntiVirals shall have received an opinion of Tonkon Torp LLP, counsel for ITC, dated the Closing Date, substantially in the form and to the effect of Exhibit G hereto.

        10.3 NO DAMAGE OR DESTRUCTION. Prior to Closing there shall not have occurred any casualty to any facility, property, or equipment owned or used by ITC which is materially adverse and significant to the business, financial condition, or operations of ITC taken as a whole.

        10.4 CERTIFICATES. AntiVirals shall have received the following documents:

           (a) A Certificate of Existence, as of a recent date, from the California Secretary of State and a Tax Clearance Certificate from the California Franchise Tax Board;

           (b) A certificate signed by a duly authorized officer of ITC and dated as of the Closing Date, certifying that (i) all representations and warranties of such parties were true and correct in all material respects when made and remain true and correct in all material respects as of the Closing Date; and (ii) all of the respective covenants, agreements, obligations and conditions of such parties required to have been performed as of or prior to the Closing have been fully performed and complied with;

           (c) A certificate signed by the Secretary of ITC, and dated as of the Closing Date, as to the incumbency of each officer of ITC executing this Agreement and the other agreements being delivered pursuant hereto, and certifying the effectiveness, accuracy and completeness of the copies attached to such certificate of resolutions duly adopted by ITC's Board of Directors and its shareholders, as the case may be, authorizing the execution and delivery of this Agreement by ITC, and the performance by ITC of its obligations hereunder and the consummation of the transactions contemplated hereby;

           (d) Consents to the assignment of all agreements, licenses and/or permits listed or required to be listed on Schedules 4.2 and 4.16 hereto; and

           (e) A schedule listing the aggregate price paid by the ITC Shareholders and received by ITC for the shares of ITC Stock held by the ITC Shareholders or, if different, such ITC Shareholders' basis in their shares.

        10.5 UCC TERMINATION STATEMENTS. ITC shall have delivered or caused to be delivered to AntiVirals, at or before the Closing, UCC Termination Statements and such other releases as AntiVirals may reasonably request, duly completed and executed by each person having any security interest, lien, claim or other encumbrances or adverse interests in or on any of the assets of ITC listed on Schedule 10.5 hereto, in order to evidence the termination thereof.

        10.6 NO MATERIAL ADVERSE CHANGES. There shall have been no change in the business, financial condition, or results of operations of ITC since the date hereof which has had a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect.

        10.7 ITC SHAREHOLDER APPROVAL. This Agreement, the Merger and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Shareholders in accordance with the California Corporations Code and ITC's Articles of Incorporation and Bylaws. AntiVirals shall have received a certificate signed on behalf of ITC by the Secretary of ITC to such effect. Holders of no more than three percent (3%) of the shares of ITC Stock outstanding shall be entitled to claim dissenters' rights under Chapter 13 of the California Corporation Code with respect to such shares.

        10.8 ANTIVIRALS STOCKHOLDER APPROVAL. This Agreement, the Merger, the issuance of AntiVirals stock and the other transactions contemplated hereby shall have been approved and adopted by the requisite vote of AntiVirals' stockholders in accordance with the Oregon Business Corporation Act and AntiVirals' Restated Certificate of Incorporation and Restated Bylaws.

        10.9 REGISTRATION STATEMENT AND SECURITIES LAWS AUTHORIZATIONS. The Registration Statement shall have been declared effective and shall be effective at the Effective Time, and no stop Order suspending effectiveness shall have been issued, no proceeding by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary authorizations under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of AntiVirals Common Stock or options or warrants therefor (including, without limitation, those shares, options and warrants to be issued in connection with the Merger) shall have been received.

        10.10 ESCROW AGREEMENT. Each Escrow Indemnitor shall have executed and delivered to AntiVirals the Escrow Agreement, substantially in the form of Exhibit C attached hereto.

        10.11 LOCK-UP AGREEMENTS. Each ITC Shareholder shall have executed and delivered to AntiVirals a Lock-up Agreement, substantially in the form of Exhibit H attached hereto.

        10.12 EMPLOYMENT AGREEMENTS. Jeffrey L. Lillard shall have executed and delivered to AntiVirals an Employment Agreement in the form of Exhibit F hereto and James Baxendale shall have executed and delivered to ITC an Employment Agreement in the form of Exhibit I hereto.

        10.13 WAIVER OF FIRST REFUSAL RIGHT. Prior to the meeting of the holders of AntiVirals stock to vote upon the Agreement, the Merger and the issuance of AntiVirals stock, Dong Il Kwon and Dong Kook Pharmaceuticals Co., Ltd. shall have executed and delivered to AntiVirals an undertaking waiving any right of first refusal or other similar rights to license ITC Products in markets other than the Korean Peninsula.

    11.  MUTUAL CONDITIONS TO OBLIGATIONS OF ANTIVIRALS, MERGER SUB AND
ITC. The obligations of AntiVirals, Merger Sub and ITC under this Agreement shall, at the option of any of them, be subject to the following conditions, unless otherwise waived by all of them in writing:

        11.1 APPROVALS. AntiVirals, Merger Sub and ITC shall have received any necessary consents to, or approvals of, the transactions contemplated by this Agreement of any governmental agencies and authorities, including, without limitation, the Tax Clearance Certificate from the California Franchise Tax Board, and such approvals and the transactions contemplated hereby shall not have been contested by any federal or state governmental authority by formal proceeding and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that such approvals or the transactions contemplated hereby will be contested by any federal or state governmental authority or by any other third party by formal proceeding.

        11.2 NO LITIGATION. No material claim, action, suit, proceeding, litigation, or investigation which challenges the consummation of the transactions contemplated in this Agreement or which seeks to enjoin any of the transactions contemplated herein, shall be instituted or threatened against any party hereto by any governmental authority or by any other third party and no party hereto shall have any knowledge of the existence of any fact or the occurrence of any event forming the basis for a reasonable belief that any such claim, action, suit, proceeding, litigation, or investigation will be instituted or threatened against any party hereto.

        11.3 NATURE OF STATEMENTS. All covenants, agreements, and statements contained herein, in any Schedule hereto or in any certificate or other instrument delivered by or on behalf of ITC or AntiVirals and Merger Sub pursuant to this Agreement or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by ITC or AntiVirals and Merger Sub, as the case may be.

    12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise provided in this Agreement, all representations and warranties made in this Agreement or in any certificate delivered pursuant hereto or otherwise shall survive the consummation of the transactions contemplated hereby for a period of one (1) year following the Closing and after one (1) year shall be terminated and extinguished, except insofar as the damaged party shall have asserted in writing pursuant to the Escrow Agreement, a specific claim setting forth the specific facts and circumstances relating thereto with respect to such representations, warranties, covenants and agreements prior to the expiration of such rights, in which event the party liable shall remain liable with respect to such claim.

    13.  INDEMNITY.

        13.1 INDEMNIFICATION OF ANTIVIRALS. Subject to the limitations contained in this section, the Escrow Indemnitors who are party to the Escrow Agreement shall, jointly but not severally, on a pro rata basis, defend, indemnify and hold harmless AntiVirals, its officers, directors, shareholders, employees and agents from and against any and all losses, claims, judgments, liabilities, demands, charges, suits, penalties, costs or expenses, including court costs and attorneys' fees ("Claims and Liabilities") with respect to or arising from (i) the breach of any warranty or any inaccuracy of any representation made by ITC in this Agreement, or
    (ii) the breach of any covenant or agreement made by ITC in this Agreement.

        13.2 LIMITATIONS. Anything to the contrary notwithstanding, AntiVirals shall not be indemnified and held harmless in respect of any Claims and Liabilities which are covered by insurance owned by ITC to the extent that any net loss is reduced by such insurance. AntiVirals' recourse in respect of its right to indemnify by and from the Escrow Indemnitors shall be limited to the Escrow Shares. AntiVirals shall not be permitted to enforce any claim for indemnification which is less than $10,000 in value until the aggregate of all claims for indemnification exceeds $50,000 (the "Threshold"). Once claims in excess of the Threshold have been asserted by AntiVirals, all claims may be pursued by AntiVirals, including, without limitation, any claim for indemnification which is less than $10,000 in value, unless otherwise limited by this Agreement. The parties understand and agree that: (i) the obligation of the Escrow Indemnitors to indemnify AntiVirals and its related parties as provided in this Section 13.1 shall be the exclusive remedy for AntiVirals and such related parties in the event of any breach of any express or implied representation, warranty or covenant of ITC under this Agreement; (ii) the only recourse for AntiVirals and such related parties to enforce such indemnification obligations shall be through the Escrow Agreement against the Escrow Shares; (iii) the indemnity obligations of the Escrow Indemnitors shall terminate one year from the Closing, except insofar as AntiVirals has properly asserted a claim for indemnification under this Section 13, pursuant to the terms of the Escrow Agreement and such claim has not been resolved in accordance with the terms of the Escrow Agreement; and (iv) the Escrow Indemnitors are intended third-party beneficiaries of each of the agreements referenced in (i) through (iv).

        13.3 INDEMNIFICATION OF ITC. AntiVirals shall defend, indemnify and hold harmless ITC, and its officers, directors, shareholders, employees and agents against and in respect to all Claims and Liabilities with respect to or arising from (i) breach of any warranty or any inaccuracy of any representation made by AntiVirals or Merger Sub, or (ii) breach of any covenant or agreement made by AntiVirals or Merger Sub in this Agreement.

        13.4 CLAIMS PROCEDURE. Promptly after the receipt by any indemnified party (the "Indemnitee") of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the "Indemnifying Party") pursuant to this Section 13, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of his or its indemnification obligations contained in this Section 13, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within sixty (60) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at his or its own expense and by his or its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that, as a result of an existing or prospective business relationship between AntiVirals or any of its subsidiaries on the one hand and any other party or parties to such claim on the other hand, or as a result of other reasonable circumstances, there is a reasonable probability that a claim may materially and adversely affect him or it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Section 13, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and his or its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Section 13 to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee's failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of his or its indemnification obligations contained in this Section 13, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee; provided, however, that if the Indemnitee shall fail to consent to the settlement of such a claim by the Indemnifying Party, which settlement (i) the claimant has indicated it will accept, and (ii) includes an unconditional release of the Indemnitee and its affiliates by the claimant and imposes no material restrictions on the future activities of the Indemnitee and its affiliates, the Indemnifying Party shall have no liability with respect to any payment required to be made to such claimant in respect of such claim in excess of the proposed amount of settlement. If the Indemnitee is defending the claim as set forth above, the Indemnitee shall have the right to settle or compromise any claim against it after consultation with, but without the prior approval of, any Indemnifying Party; provided, however, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, be conclusive as to the liability of such Indemnifying Party to the Indemnitee.

    14. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the shareholders of ITC and Merger Sub:

        (a) by the mutual consent of the respective Boards of Directors of AntiVirals, Merger Sub, and ITC;

        (b) by the Board of Directors of AntiVirals if any condition to the obligation of AntiVirals or Merger Sub under this Agreement to be complied with or performed by ITC at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by AntiVirals;

        (c) by the Board of Directors of ITC if any condition to the obligation of ITC under this Agreement to be complied with or performed by AntiVirals or Merger Sub at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived by ITC; or

        (d) by the Board of Directors of either ITC or AntiVirals if the Closing shall not have been consummated on or before June 30, 1998.

    Notice of such termination by any party hereto pursuant to this Section 14 shall be given as soon as practicable to the other parties hereto. In the event of a termination of this Agreement pursuant to this Section 14, this Agreement, and any further obligation of AntiVirals, ITC and the Principal Shareholder under this Agreement, shall terminate without any obligation or liability of any party to any other parties hereto.

    15.  DEFINITIONS.

        15.1 CERTAIN DEFINITIONS. The following terms shall have the following meanings:

           (a) Business. The term "Business" shall mean the business as now operated by ITC or as it evolves.

           (b) Generally Accepted Accounting Principles. The term "generally accepted accounting principles" shall mean generally accepted accounting principles, as defined by the Financial Accounting Standards Board as of the date hereof.

           (c) Material Adverse Effect. The term "Material Adverse Effect" shall mean any change in or effect on the business, operations, assets or financial condition of ITC or AntiVirals, as applicable, which is materially adverse to such party.

           (d) Member of the Immediate Family. The term "Member of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each trust created in whole or in part for the benefit of the aforementioned and each custodian or guardian of any property of one or more of the aforementioned.

           (e) Ordinary Course of Business. The term "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

    16.  MISCELLANEOUS.

        16.1 EXPENSES. Whether or not the merger is consummated, each party hereto shall pay its own expenses (including, without limitation, counsel and accounting fees and expenses) incident to the presentation and carrying out of this Agreement and the consummation of the transactions contemplated herein.

        16.2 NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

    If to AntiVirals or Merger Sub, to:

             AntiVirals Inc.
             Suite 1105
             One S.W. Columbia
             Portland, OR 97258
             Attn: Alan P. Timmins

        With a copy to:

             Ater Wynne Hewitt Dodson & Skerritt, LLP
             Suite 1800
             222 S.W. Columbia
             Portland, OR 97201
             Attn: Byron W. Milstead, Esq.

    If to ITC to:

             ImmunoTherapy Corporation
             Suite 1200
             222 S.W. Columbia
             Portland, OR 97201
             Attn: James C. L. Baxendale, Esq.

        With a copy to:

             Tonkon Torp LLP
             Suite 1600
             888 S.W. Fifth Avenue
             Portland, OR 97204
             Attn: Brendan R. McDonnell, Esq.

        Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

        16.3 ASSIGNMENT. This Agreement may not be assigned by ITC without the written consent of AntiVirals. This Agreement may not be assigned by AntiVirals without the written consent of ITC.

        16.4 SUCCESSORS BOUND. Subject to the provisions of Section 16.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        16.5 CAPTIONS. The captions of the sections and paragraphs of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16.6 AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

        16.7 ENTIRE AGREEMENT. This Agreement and the Exhibits, Schedules, certificates, and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof, and no representation or warranty not included herein has been relied upon by any party hereto.

        16.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

        16.9 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the state of Oregon.

        16.10 ATTORNEYS' FEES. In the event of any dispute, controversy, or proceeding between the parties concerning this Agreement or the transactions contemplated hereby, the prevailing party shall be entitled to receive from the other party its costs and expenses, including attorneys' fees.

        16.11 WAIVER. All waivers hereunder must be made in writing, and failure of any party at any time to require another party's performance of any obligation under this Agreement shall not affect, limit or waive a party's right of any time to require strict performance of that obligation thereafter. Any waiver of any breach of any provision of this Agreement shall not be construed in any way as a waiver of any continuing or succeeding breach of such provision or waiver or modification of the provision.

        16.12 SEVERABILITY. In the event any court, administrative agency or other governmental entity with appropriate jurisdiction and authority determines that any term or part of this Agreement is invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

ANTIVIRALS INC., an Oregon corporation               ANTIVIRALS ACQUISITION CORPORATION, a California
                                                     corporation

By:        /s/ DENIS R. BURGER                       By:        /s/ ALAN P. TIMMINS
           ---------------------------------------              ---------------------------------------
           Denis R. Burger, Ph.D.                               Alan P. Timmins
                                                                Chief Executive Officer and President
                                                                and President

IMMUNOTHERAPY CORPORATION, a California corporation

By:        /s/ JEFFREY L. LILLARD
           ---------------------------------------
           Jeffrey L. Lillard
           Managing Officer

                               FIRST AMENDMENT TO
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This First Amendment is made as of this 27th day of May, 1998, by and among ANTIVIRALS, INC., an Oregon corporation ("AntiVirals"), ANTIVIRALS ACQUISITION CORPORATION, a California corporation all of the outstanding stock of which is owned by AntiVirals ("Merger Sub"), and IMMUNOTHERAPY CORPORATION, a California corporation ("ITC").

                                  WITNESSETH:

    A. AntiVirals, Merger Sub and ITC are parties to that certain Agreement and Plan of Reorganization and Merger ("Agreement") dated February 2, 1998, pursuant to which ITC will merge with and into the Merger Sub with Merger Sub being the surviving corporation and remaining a wholly-owned subsidiary of AntiVirals.

    B. AntiVirals, the Merger Sub, and ITC desire to amend the Agreement in the manner set forth herein.

    C. Capitalized terms not otherwise defined herein shall have the same meaning given them in the Agreement.

    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

        1. The date referenced in the second sentence of Section 6.4 is hereby changed to July 20, 1998.

        2.  The April 30, 1998 date referenced in the first sentence of Section
    8.2 is hereby changed to July 20, 1998.

        3.  Section 8.4 is hereby amended to read as follows:

           "8.4 ELECTION OF DIRECTORS. AntiVirals will nominate and recommend the election of Jeffrey Lillard and Bruce Carter for election to the Board of Director of AntiVirals."

        4. Section 8.5 is hereby deleted in its entirety and replaced with the following:

         "8.5 LOAN TO ITC. AntiVirals agrees, on the terms and conditions set forth in the Loan Agreement substantially in the form of Exhibit D hereto, to make advances to ITC from time to time to pay current liabilities of the type referred to in Schedule 8.5 or such other liabilities as are mutually agreed upon by ITC and AntiVirals. Such advances may be made for the period commencing December 31, 1997, until the earlier of the date of Closing or July 15, 1998, and shall not exceed, in the aggregate, $925,000 plus the amount of any multi-month contractual obligations with an outside vendor or provider of services approved by AntiVirals and ITC, or such greater amount as AntiVirals and ITC shall mutually agree in writing. Such advances shall bear interest at the rate of nine and one-half percent (9 1/2%) per annum. ITC shall repay, and shall pay full interest on, the advances in one installment on April 30, 1999. In the event ITC defaults in the repayment of the advances and interest, as AntiVirals' sole remedy for such default, ITC shall issue to AntiVirals, subject to approval by ITC Shareholders, in exchange for the conversion of all amounts outstanding under the Loan Agreement, a number of shares of its Class B Preferred Stock equal to a quotient resulting from dividing the amount of principal and interest outstanding on April 30, 1999 by $1.0161235, which Class B Preferred Shares shall enjoy the same rights and privileges as ITC's Class A Preferred Shares, but the Class B Preferred Shareholders shall have the right to designate and ITC shall be required to appoint the two designees of AntiVirals to the Board of Directors of ITC."

        5.  The June 30, 1998 date referenced in SubSection (d) of new Section
    14.1 is hereby changed to August 15, 1998.

        6. Except as specifically set forth herein, the Agreement shall remain unaffected and shall remain in full force and effect. This First Amendment shall be deemed part of, and construed in accordance with, the Agreement.

    IN WITNESS WHEREOF, the parties have executed this First Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

ANTIVIRALS INC., an Oregon corporation               ANTIVIRALS ACQUISITION CORPORATION, a California
                                                     corporation

By:        /s/ DENIS R. BURGER                       By:        /s/ ALAN P. TIMMINS
           ---------------------------------------              ---------------------------------------
           Denis R. Burger, Ph.D.                               Alan P. Timmins
           CEO                                                  Chief Executive Officer and President
                                                                and President

IMMUNOTHERAPY CORPORATION, a California corporation

By:        /s/ JAMES BAXENDALE
           ---------------------------------------
           James Baxendale
           Vice President and General Counsel

                              SECOND AMENDMENT TO
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Second Amendment is made as of this 4th day of August, 1998, by and among ANTIVIRALS INC., an Oregon corporation ("ANTIVIRALS"), ANTIVIRALS Acquisition Corporation, a California corporation all of the outstanding stock of which is owned by ANTIVIRALS ("Merger Sub"), and IMMUNOTHERAPY CORPORATION, a California corporation ("ITC").

                                  WITNESSETH:

    A. ANTIVIRALS, Merger Sub and ITC are parties to that certain Agreement and Plan of Reorganization and Merger dated February 2, 1998, as amended by a First Amendment to Agreement and Plan of Reorganization and Merger dated as of May 27, 1998 (the "First Amendment"). The Agreement and Plan of Reorganization and Merger, as amended by the First Amendment, is herein referred to as the "Agreement."

    B. ANTIVIRALS, the Merger Sub, and ITC desire to further amend the Agreement in the manner set forth herein.

    C. Capitalized terms not otherwise defined herein shall have the same meaning given them in the Agreement.

    NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereby agree as follows:

    1. Section 2.3 of the Agreement is hereby restated in its entirety to read as follows:

        "SECTION 2.3 CONVERSION OF ITC STOCK. Subject to the other terms of this
        Section 2, each share of ITC Common Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into a number of shares of ANTIVIRALS Common Stock equal to the Common Stock Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional shares, and into a number of ANTIVIRALS Warrants equal to the Common Warrant Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional Warrants. As used herein, the term "Common Stock Conversion Number" means .174. As used herein, the "Common Warrant Conversion Number" means .17257. Subject to the other terms of this Section 2, each share of ITC Preferred Stock outstanding immediately prior to the Effective Time of the Merger shall, by virtue of the Merger and without any action on the part of any holder thereof, be converted into a number of shares of ANTIVIRALS Common Stock equal to the Preferred Stock Conversion Number, subject to the provisions of Section 2.6 regarding the elimination of fractional shares, and into a number of ANTIVIRALS Warrants equal to the Preferred Warrant Conversion Number, subject to the provisions of
        Section 2.6 regarding the elimination of fractional warrants. As used herein, the terms "Preferred Stock Conversion Number" and "Preferred Warrant Conversion Number" each mean .35."

    2. The third sentence of Section 2.4 of the Agreement is hereby replaced with the following sentence:

       "The Option Conversion Number shall be .175 multiplied by the result obtained by dividing the sum of the closing price of the ANTIVIRALS Common Stock (NASDAQ trading symbol AVII) and ANTIVIRALS' traded warrant (NASDAQ trading symbol AVIIW) with the closing price of the ANTIVIRALS Common Stock on the day of Closing."

    3. The Agreement and any other agreements contemplated thereby are hereby amended in all respects so that they are consistent with Section 2.3 of the Agreement as amended herein, such that for each share of ITC Common Stock outstanding on the effective date of the Merger, such share shall be automatically converted into (i) that number of shares of ANTIVIRALS Common Stock equal to the Common Stock Conversion Number and (ii) that number of ANTIVIRALS Warrants equal to the Common Warrant Conversion Number, and for each share of ITC Preferred Stock outstanding at the effective date of the Merger, such share shall be automatically converted into (1) that number of shares of ANTIVIRALS Common Stock equal to the Preferred Stock Conversion Number and (2) that number of ANTIVIRALS Warrants equal to the Preferred Warrant Conversion Number, all as set forth in item 1 above.

    4.  The following changes are hereby made to the first sentence of Section
8.5 of the Agreement: (i) the July 31, 1998, date is replaced with October 7, 1998; and (ii) the $925,000 is replaced with $1,075,000.

    5. Subsection (d) of Section 14 of the Agreement is hereby amended and restated in its entirety as follows:

       "(d) by the Board of Directors of either ITC or ANTIVIRALS if the Closing shall not have been consummated on or before September 15, 1998; provided, however, that if more than three percent of ITC Shareholders voted against the proposal for adoption of the Agreement, then the date by which the Closing must have occurred under this subsection (d) shall be extended to October 7, 1998."

    6. The title of the Warrant Agreement Between ANTIVIRALS INC. and ITC Shareholders which is referenced in the Agreement as Exhibit A ("Warrant Agreement") is hereby amended such that the title of the Warrant Agreement shall be "Warrant Agreement Among ANTIVIRALS INC., ITC Shareholders and the ITC Shareholders' Representative."

    7. The first paragraph of the Warrant Agreement is hereby amended and restated to read in its entirety as follows:

      "This Agreement, dated as of            , 1998, is among ANTIVIRALS INC.,
      an Oregon corporation (the "Company"), the parties listed on Exhibit A attached hereto (collectively, the "ITC Shareholders," and each individually, as "ITC Shareholder") and James Baxendale as representative of the ITC Shareholders (the "Representative").

    8. A new Section 3 is hereby added to the Warrant Agreement to read as follows (and all internal cross references in the Warrant Agreement are hereby amended to provide for the addition of this new Section 3):

      "SECTION 3. REPRESENTATIVE.

      As a material inducement to the Company to consummate the Merger, the ITC Shareholders agree to be expressly subject to the terms and conditions of this Agreement and to appoint the Representative as the ITC Shareholders' representative, attorney-in-fact and agent for purposes of this Agreement to act for and on behalf of each ITC Shareholder as provided herein, and to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Representative on the ITC Shareholders' behalf under this Agreement, including, without limitation, the amendment of this Agreement."

    9. A new paragraph is hereby added to the end of Section 9 of the Warrant Agreement (as the Section numbers were revised to account for the new Section 3 contained in item 7 above) as follows:

      "The Company will use all commercially reasonable efforts to cause the Warrants to be quoted for trading on the NASDAQ/NMS or, if the Warrants are not eligible for trading on NASDAQ/ NMS, such other exchange as shall be mutually acceptable to the Company and the Representative no later than six (6) months after the effective date of the Merger."

    10. Section 20 of the Warrant Agreement (as the section numbers were revised to account for the new Section 3 contained in item 7 above) is amended and restated in its entirety to read as follows:

       "SECTION 20. ENTIRE AGREEMENT.

       As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by the Company and the Representative."

    11. The Lock-up Agreement which is referenced in the Agreement as Exhibit H is hereby amended by the addition of the terms "or warrants" after the terms "Common Stock" in the second paragraph thereof.

    12. Section 8.6 of the Agreement is amended and restated to read as follows:

       "8.6 RELEASE OF LOCKED UP SHARES. Six (6) months after the effective date of the Merger, ANTIVIRALS shall release from the operation of the Lockup Agreements delivered to ANTIVIRALS in accordance with Section 10.11 hereof an aggregate of 210,000 Shares of ANTIVIRALS Common Stock and 210,000 Warrants to purchase ANTIVIRALS Common Stock issued to ITC Shareholders by reason of the Merger. For purposes of allocating such shares and warrants among the ITC Shareholders, that number of shares of ANTIVIRALS Common Stock and Warrants shall be released equal to fifty percent (50%) of the shares of ANTIVIRALS Common Stock and fifty percent (50%) of the Warrants received by ITC Shareholders by reason of the conversion of shares of ITC Preferred Stock upon the Merger ratably among the holders thereof. The balance of the shares of ANTIVIRALS Common Stock and Warrants to be released shall be allocated ratably among all ITC Shareholders, other than Jeffrey Lillard and Paula Lillard, trustees of the Lillard Family Trust, dated April 28, 1989, Matthew Lyn Lillard and Amy Lynn Lillard, based on their respective holdings of ANTIVIRALS Common Stock and Warrants arising from the conversion of shares of ITC Common Stock upon the Merger. One (1) year after the effective date of the Merger, ANTIVIRALS shall release from the operation of the Lockup Agreements delivered to ANTIVIRALS in accordance with Section 10.11 hereof (i) an aggregate number of shares of ANTIVIRALS Common Stock issued to ITC Shareholders by reason of the Merger equal to the remainder of 840,000 minus that number of shares of ANTIVIRALS Common Stock released to ANTIVIRALS under the terms of the Escrow Agreement or which are subject to pending claims thereunder; and (ii) an aggregate number of warrants to purchase ANTIVIRALS Common Stock equal to 840,000. For purposes of allocating such shares among the ITC Shareholders, that number of shares of ANTIVIRALS Common Stock and Warrants shall be released equal to fifty percent (50%) of the shares of ANTIVIRALS Common Stock and fifty percent (50%) of the Warrants received by ITC Shareholders by reason of the conversion of shares of ITC Preferred Stock upon the Merger ratably among the holders thereof. The balance of the shares of ANTIVIRALS Common Stock and Warrants to be released shall be allocated ratably among all ITC Shareholders, other than Jeffrey Lillard and Paula Lillard, trustees of the Lillard Family Trust, dated April 28, 1989, Matthew Lyn Lillard and Amy Lynn Lillard, based on their respective holdings of ANTIVIRALS Common Stock and Warrants arising from the conversion of shares of ITC Common Stock upon the Merger.

    13. Except as specifically set forth herein, the Agreement shall remain in full force and effect. This Second Amendment shall be deemed part of, and construed in accordance with, the Agreement.

    IN WITNESS WHEREOF, the parties have executed this Second Amendment and caused the same to be duly delivered on their behalf on the day and year hereinabove first set forth.

ANTIVIRALS INC., an Oregon corporation     ANTIVIRALS Acquisition Corporation, a
                                              California corporation

By:  /s/ DENIS R. BURGER                   By:  /s/ ALAN P. TIMMINS
----------------------------------------    ------------------------------------------
    Denis R. Burger                             Alan P. Timmins
    CEO                                         CHIEF EXECUTIVE OFFICER AND PRESIDENT

IMMUNOTHERAPY CORPORATION, a
  California corporation

By:  /s/ JAMES BAXENDALE
----------------------------------------
    James Baxendale
    VICE PRESIDENT AND GENERAL COUNSEL

WARRANT AGREEMENT AMONG ANTIVIRALS INC., ITC SHAREHOLDERS AND ITC SHAREHOLDERS'
                                 REPRESENTATIVE

    This Agreement, dated as of            , 1998, is among AntiVirals Inc., an
Oregon corporation (the "Company"), the parties listed on Exhibit A attached hereto (collectively, the "ITC Shareholders," and each individually, as "ITC
Shareholder"), and         as representative of the ITC Shareholders (the
"Representative").

    The ITC Shareholders are shareholders of ImmunoTherapy Corporation, a California corporation ("ITC"). ITC and AVI have entered into an Agreement and Plan of Reorganization and Merger dated as of February 2, 1998, pursuant to which AntiVirals Acquisition Corp., a California corporation ("Merger Sub"), a wholly-owned subsidiary of AVI, shall be merged with ITC (the "Merger"), with Merger Sub to be the surviving corporation of the Merger. In the Merger, the outstanding shares of ITC Common and Preferred Stock ("ITC Stock") will be converted into up to 2,300,000 shares of AVI Common Stock, $.0001 par value ("Common Stock") and up to 2,300,000 warrants to purchase AVI Common Stock (the "Warrants").

    The Company wishes to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights of the holders thereof
("Warrantholders"), to provide for the issuance, transfer, exchange and replacement of lost warrant certificates, and to set forth the respective rights and obligations of the Company.

    NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

SECTION 1.  DATE, DENOMINATION AND EXECUTION OF WARRANT CERTIFICATES.

    The Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed thereon) shall be in registered form only and shall be substantially of the tenor and purport recited in Exhibit B hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto. Each Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Warrant Certificate, to purchase, after
                                    [two (2) years from the effective date of
the Merger], but prior to the close of business on
                                    [four (4) years and eight (8) months after
the effective date of the Merger] (the "Expiration Date"), one fully paid and non-assessable share of Common Stock for each Warrant evidenced by such Warrant Certificate, subject to adjustments as provided in Section 6 hereof, for $13.50
(the "Exercise Price"). Each Warrant Certificate shall be dated            ,
1998; each other Warrant Certificate shall be dated the date on which the Company receives valid issuance instructions from a transferring holder of a Warrant Certificate or, if such instructions specify another date, such other date.

    For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., Pacific Time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Pacific Time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York are authorized or obligated by law to be closed.

    Each Warrant Certificate shall be executed on behalf of the Company by the Chairman of the Board or its President or a Vice President, either manually or by facsimile signature printed thereon, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company.

SECTION 2.  SUBSEQUENT ISSUE OF WARRANT CERTIFICATES.

    Subsequent to their original issuance, no Warrant Certificates shall be reissued except (i) Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Warrant Certificates issued upon any combination, split-up or exchange of Warrant Certificates pursuant to Section 4 hereof, (iii) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 5 hereof,
(iv) Warrant Certificates issued upon the partial exercise of Warrant Certificates pursuant to Section 7 hereof, and (v) Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 22 hereof.

SECTION 3.  REPRESENTATIVE.

    As a material inducement to the Company to consummate the Merger, the ITC Shareholders agree to be expressly subject to the terms and conditions of this Agreement and to appoint the Representative as the ITC Shareholders' representative, attorney-in-fact and agent for purposes of this Agreement to act for and on behalf of each ITC Shareholder as provided herein, and to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Representative on the ITC Shareholders' behalf under this Agreement, including without limitation the amendment of this Agreement.

SECTION 4.  TRANSFERS AND EXCHANGES OF WARRANT CERTIFICATES.

    The Company will keep or cause to be kept books for registration of ownership and transfer of the Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Warrant Certificates and the number of Warrants evidenced by each such Warrant Certificate.

    The Company shall, from time to time, register the transfer of any outstanding Warrants upon the books to be maintained by the Company for that purpose, upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a banking institution or NASD member and such supporting documentation as the Company may reasonably require, to the Company at its office at One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, at any time on or before the Expiration Date, and upon payment to the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

    Upon receipt of a Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Company shall promptly cancel the surrendered Warrant Certificate and deliver to the transferee a new Warrant Certificate for the number of full Warrants transferred to such transferee; PROVIDED, HOWEVER, that in case the registered holder of any Warrant Certificate shall elect to transfer fewer than all of the Warrants evidenced by such Warrant Certificate, the Company in addition shall promptly deliver to such registered holder a new Warrant Certificate or Certificates for the number of full Warrants not so transferred.

    Any Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Warrants, upon surrender of such Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Company, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Company shall promptly cancel the surrendered Warrant Certificate and deliver the new Warrant Certificate pursuant to the provisions of this Section.

    Notwithstanding the foregoing, no holder shall sell, assign, transfer, pledge or in any other manner alienate any of the Warrants or any right or interest therein, whether voluntary or by operation of law or otherwise, except as follows. A Holder may, during his or her lifetime or on death by will or intestacy, transfer any or all of the Holder's Warrants to his or her Immediate Family. Immediate Family shall mean any spouse, lineal descendant, father, mother, brother or sister of the Holder making such transfer. Provided that the Holder shall have provided the Company a written undertaking evidencing the Holder's donative intent, the Holder may, during his or her lifetime, transfer any or all of the Holder's Warrants by gift. Upon any transfer described in this paragraph, the transferee shall be bound by the terms and conditions of this Warrant Agreement, and the Company may require the written agreement of the transferee to be bound hereby prior to entering the transfer in the Company's books and records. Following any such transfer, the transferee shall make no further transfers, except as herein provided.

    The Company may place conspicuously in each Warrant Certificate the following legend:

                  THE WARRANTS REPRESENTED BY THIS CERTIFICATE
                  ARE SUBJECT TO TERMS AND CONDITIONS OF A
                  WARRANT AGREEMENT, A COPY OF WHICH IS ON
                  FILE WITH THE COMPANY, WHICH AGREEMENT
                  INCLUDES, AMONG OTHER PROVISIONS,
                  RESTRICTIONS ON THE TRANSFER OF THE WARRANT.

SECTION 5.  MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES.

    Upon receipt by the Company of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Warrant Certificate, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Warrant Certificate, the Company shall issue and deliver a new Warrant Certificate of like tenor for the same number of Warrants.

SECTION 6. ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE.

    The number and kind of securities or other property purchasable upon exercise of a Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

    A. In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

    B. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above or Subsection E. below), any Warrantholder, upon exercise of Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a Board resolution) shall be made for the application of this
Section 6 with respect to the rights and interests thereafter of the Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this
Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Warrants.

    C. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Warrant is adjusted as provided in this Section 6, the Company by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

    D. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the corporation formed by such consolidation or merger or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the registered holders of the outstanding Warrant Certificates a supplemental warrant agreement providing that the holder of each Warrant then outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, solely the kind and amount of shares of stock and other securities and property (or cash) receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this section. The above provision of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

    E. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrant Certificates initially issuable pursuant to this Warrant Agreement.

    F. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

    G. For the purpose of this Section, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company, as amended, at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such

Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

    H. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Warrants by any amount for a period of not less than 20 days. If the Company so reduces the exercise price of the Warrants, it will give not less than 15 days' notice of such decrease, which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

SECTION 7.  EXERCISE AND REDEMPTION OF WARRANTS.

    Unless the Warrants have been redeemed as provided in this Section 8, the registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole at any time or in part from time to time after
                                    [two (2) years from the effective date of
the Merger] and at or prior to the close of business, on the Expiration Date, subject to the provisions of Section 9, at which time the Warrant Certificates shall be and become wholly void and of no value. Warrants may be exercised by their holders or redeemed by the Company as follows:

    A. Exercise of Warrants shall be accomplished upon surrender of the Warrant Certificate evidencing such Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Company at its office at One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258, together with payment to the Company of the Exercise Price (as of the date of such surrender) of the Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Warrant.

    B. Upon receipt of a Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Company shall promptly request from the Transfer Agent with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Warrant is then exercisable to purchase property other than securities, the Company shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Warrant Certificate. In addition, if it is required by law, the Company will deliver to each Warrantholder a prospectus which complies with the provisions of Section 8 of the Securities Act of 1933, as amended.

    C. In case the registered holder of any Warrant Certificate shall exercise fewer than all of the Warrants evidenced by such Warrant Certificate, the Company shall promptly countersign and deliver to the registered holder of such Warrant Certificate, or to his duly authorized assigns, a new Warrant Certificate or Certificates evidencing the number of Warrants that were not so exercised.

    D. Each person in whose name any certificate for securities is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Company shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than 20 consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

    E. The Warrants outstanding at the time of a redemption may be redeemed at the option of the Company, in whole or in part on a pro rata basis, at any time after the warrant is exercisable and the shares subject to the Warrants are registered pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, if, at the time notice of such redemption is given by the Company as provided in Paragraph F, below, the Daily Price has exceeded $27.00 for the 20 consecutive trading days immediately preceding the date of such notice, at a price equal to $0.25 per Warrant (the "Redemption Price"). The twenty (20) day trading period described in the preceding sentence must occur after this Warrant becomes exercisable and while the shares subject to the Warrants are covered by an effective Registration Statement under the Securities Act of 1933, as amended. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the redemption date the holders of record of redeemed Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Warrants to the Company at its office at One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258.

    F. Notice of redemption of Warrants shall be given at least 30 days prior to the redemption date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to all of the holders of record of Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Company not less than 40 days prior to the redemption date.

    G. From and after the redemption date, all rights of the Warrantholders (except the right to receive the Redemption Price) shall terminate, but only if
(a) no later than one day prior to the redemption date the Company shall have irrevocably deposited in a segregated bank account a sufficient amount to pay on the redemption date the Redemption Price for all Warrants called for redemption and (b) the notice of redemption shall have stated the intention of the Company to deposit such amount no later than one day prior to the redemption date.

    H. The Company shall pay to the holders of record of redeemed Warrants all monies to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.

    I. Any amounts deposited that are not required for redemption of Warrants may be withdrawn by the Company.

    J. If the Company fails to make a sufficient deposit as provided above, the holder of any Warrants called for redemption may at the option of the holder (a) by notice to the Company declare the notice of redemption a nullity as to such holder, or (b) maintain an action against the Company for the Redemption Price. If the holder brings such an action, the Company will pay reasonable attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within 60 days after the redemption date, the holder shall be deemed to have elected to declare the notice of redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this Paragraph J, a notice of redemption, once mailed by the Company as provided in Paragraph F shall be irrevocable.

SECTION 8.  FRACTIONAL INTERESTS.

    The Company shall not be required to issue any Warrant Certificate evidencing a fraction of a Warrant or to issue fractions of shares of securities on the exercise of the Warrants. If any fraction (calculated to the nearest one-hundredth) of a Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Warrant, the Company shall purchase such fraction for an amount in cash equal to the current fair market value of such fraction computed on the basis of the closing market price (as quoted on NASDAQ) on the trading day immediately preceding the day upon which such Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or issue the required fractional Warrant or share. By accepting a Warrant Certificate, the holder thereof expressly waives any right to receive a Warrant Certificate evidencing any fraction of a Warrant or to receive any fractional share of securities upon exercise of a Warrant, except as expressly provided in this Section 8.

SECTION 9.  RESERVATION OF EQUITY SECURITIES; REGISTRATION.

    The Company covenants that it will at all times reserve and keep available, free from any preemptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and nonassessable.

    The Company covenants that it will use all commercially reasonable efforts to cause the Equity Securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Warrants, including, without limitation, filing any Registration Statement necessary to permit the immediate sale of the securities underlying the Warrants at any and all times during the term of this Agreement, PROVIDED, HOWEVER, that in no event shall such securities be issued, and the Company is authorized to refuse to honor the exercise of any Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any securities law. The Company will use all commercially reasonable efforts to cause the shares subject to the Warrants to be quoted for trading on the NASDAQ/NMS. The Company will use all commercially reasonable efforts to cause the Warrants to be quoted for trading on the NASDAQ/NMS no later than six (6) months after the effective date of the Merger.

SECTION 10.  REDUCTION OF CONVERSION PRICE BELOW PAR VALUE.

    Before taking any action that would cause an adjustment pursuant to Section 5 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

SECTION 11.  PAYMENT OF TAXES.

    The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Warrant Certificate surrendered for purchase or
(ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Warrant Certificate at the time of surrender.

SECTION 12.  NOTICE OF CERTAIN CORPORATE ACTION.

    In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall mail (by first-class, postage prepaid mail) to all registered holders of the Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

    Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

SECTION 13.  INSPECTION RIGHT.

    The Company shall keep copies of this Agreement available for inspection by Warrantholders during normal business hours at its principal executive office. Copies of this Agreement may be obtained upon written request addressed to the Company at its office at One S.W. Columbia Street, Suite 1105, Portland, Oregon 97258.

SECTION 14.  WARRANTHOLDER NOT DEEMED A STOCKHOLDER.

    No Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividend or subscription rights, or otherwise, until such Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise.

SECTION 15.  RIGHT OF ACTION.

    All rights of action in respect to this Agreement are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of any other holder of a Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Warrants evidenced by such Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Warrant Certificate and in this Agreement.

SECTION 16.  AGREEMENT OF HOLDERS OF WARRANT CERTIFICATES.

    Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and with every other holder of a Warrant Certificate that:

    A. The Warrant Certificates are transferable on the registry books of the Company only upon the terms and conditions set forth in this Agreement; and

    B. The Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner of the Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) for all purposes whatever and the Company shall not be affected by any notice to the contrary.

SECTION 17.  CANCELLATION OF WARRANT CERTIFICATES.

    In the event that the Company shall purchase or otherwise acquire any Warrant Certificate or Certificates after the issuance thereof, such Warrant Certificate or Certificates shall thereupon be canceled by it and retired. The Company shall also cancel any Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange.

SECTION 18.  ISSUANCE OF NEW WARRANT CERTIFICATES.

    Notwithstanding any of the provisions of this Agreement or the several Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

SECTION 19.  NOTICES.

    Notice or demand pursuant to this Agreement to be given or made on the Company or by the registered holder of any Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company) as follows:

                           AntiVirals Inc.
                           One S.W. Columbia, Suite 1105

                           Portland, Oregon 97258
                           Attn: Chief Financial Officer

    Any notice or demand authorized to be given or made to the registered holder of any Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Company.

SECTION 20.  ENTIRE AGREEMENT.

    As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by the Company and the Representative.

SECTION 21.  SUCCESSORS.

    All the covenants and provisions of this Agreement by or for the benefit of the Company shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 22.  OREGON CONTRACT.

    This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the state of Oregon and for all purposes shall be construed in accordance with the laws of said State.

SECTION 23.  TERMINATION.

    This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Warrants shall have been exercised or redeemed.

SECTION 24.  BENEFITS OF THIS AGREEMENT.

    Nothing in this Agreement or in the Warrant Certificates shall be construed to give to any person or corporation other than the Company and its successors and assigns hereunder and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, its respective successors and assigns hereunder and the registered holders of the Warrant Certificates and their respective successors and assigns.

SECTION 25.  DESCRIPTIVE HEADINGS.

    The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 26.  COUNTERPARTS.

    This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                          ANTIVIRALS INC.
                                          By:
                                          Title:
                                          ITC SHAREHOLDERS:
                                          REPRESENTATIVE:

                                ANTIVIRALS INC.
                               LOCK-UP AGREEMENT

    The undersigned is a beneficial owner of Common Stock, Preferred Stock, options, warrants, or other securities of ImmunoTherapy Corporation, a California corporation (the "Company"), and wishes to facilitate a merger (the "Merger") of ImmunoTherapy Corporation with and into a wholly-owned subsidiary of AntiVirals Inc., an Oregon corporation (the "Company"). Upon consummation of the Merger, the undersigned will become the beneficial owner of Common Stock, options, warrants or other securities of the Company. The undersigned recognizes that the Merger will be of benefit to the undersigned.

    In consideration of the foregoing, the undersigned hereby agrees that he, she or it will not, without the prior written approval of the Company, directly or indirectly, sell, contract to sell, make any short sale, pledge, transfer, or otherwise dispose of any shares of the Common Stock or warrants which he, she or it may own (including, without limitation, any shares of the Common Stock or warrants that may be deemed to be beneficially owned by the undersigned in accordance with the rules of the Securities and Exchange Commission ("SEC") during the period commencing on the date hereof and ending on the date which is two (2) years after the effective date of the Merger; provided, however, that the foregoing shall not include any shares of Common Stock or warrants purchased in or after the Merger in the public market.

    If the Merger is not completed on or before            , 1998, this
agreement shall be null and void and of no further force or effect.

    The undersigned confirms that he, she or it understands and agrees that the Company will rely on this agreement in proceeding with the Merger. The undersigned further confirms and agrees that the undersigned cannot revoke this agreement and that this agreement shall be binding on the undersigned and the undersigned's heirs, legal and personal representatives, successors and assigns, upon the execution and delivery of this agreement. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of securities held by the undersigned except in compliance with this agreement.

    Dated:            , 1998.

                                          Signature:
                                          Print name:
                                          Address:

                                ESCROW AGREEMENT

    This Escrow Agreement (this "Agreement") is made and entered into as of
           , 1998 (the "Effective Date"), by and among ANTIVIRALS INC., an Oregon corporation ("AVI"), the parties listed on Exhibit A attached hereto (collectively, the "Escrow Indemnitors," and each individually, an "Escrow Indemnitor"), JEFFREY LILLARD as the representative of the Escrow Indemnitors (the "Representative"), and an escrow agent (the "Escrow Agent").

                                R E C I T A L S

    A. The Escrow Indemnitors are shareholders of ImmunoTherapy Corporation, a California corporation ("ITC"). ITC and AVI have entered into an Agreement and
Plan of Reorganization and Merger dated as of January   , 1998 (the "Plan"),
pursuant to which AntiVirals Acquisition Corp., a California corporation ("Merger Sub"), a wholly-owned subsidiary of AVI, shall be merged with ITC (the "Merger"), with Merger Sub to be the surviving corporation of the Merger (the "Surviving Corporation"). In the Merger, the outstanding shares of ITC Common and Preferred Stock ("ITC Stock") will be converted into shares of AVI Common Stock, $.0001 par value ("AVI Common Stock") and warrants to purchase AVI Common Stock.

    B. The Plan provides that an aggregate of fifteen percent (15%) of the total number of shares of AVI Common Stock issued in respect of the conversion of outstanding ITC Stock in the Merger will be withheld from certain ITC shareholders and will be placed in an escrow established in accordance with this Agreement to secure the indemnification obligations under section 13 of the Plan.

    C. The parties desire to enter into this Agreement to establish the terms and conditions under which the escrow will be established and maintained.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

    1.  CERTAIN DEFINED TERMS.

        1.1 TERMS DEFINED IN PLAN. Capitalized terms used in this Agreement and not otherwise defined herein shall have the same meanings given to such terms in the Plan.

        1.2 ESCROW. As used herein, the "Escrow" means the escrow and the Escrow Account (as defined in section 3.1 below) established pursuant to this Agreement in which the Escrowed Property (as defined in section 1.3 below) will be held to secure indemnification obligations of the Escrow Indemnitors in accordance with section 13 of the Plan.

        1.3 ESCROWED PROPERTY. As used herein, the "Escrowed Property" means, collectively: (a) fifteen percent (15%) of the total number of shares of AVI Common Stock issued in respect of the conversion of all outstanding shares of ITC Stock in the Merger (the "Escrow Shares") and the Stock Powers (as defined in section 3.1 below) executed and delivered by the Escrow Indemnitors with respect to such Escrow Shares; and (b) all other property (not including cash dividends but including Distributions and Secondary Distributions (as defined in section 3.2 below)) other than cash dividends issued or paid with respect to any Escrow Shares that are deposited in the Escrow Account-- pursuant to this Agreement, all of which items shall be deemed to be "Escrowed Property" upon deposit in the Escrow Account. The number of Escrow Shares of each Escrow Indemnitor that will be placed in the Escrow is shown in Exhibit A hereto and will be equal to such Escrow Indemnitor's Pro Rata Share (as defined in section 2.1) of the Escrowed Property unless AVI shall have received written instructions requesting a different allocation among the Escrow Indemnitors.

        1.4 TERMINATION DATE. "Termination Date" means the one-year anniversary of the Effective Time of the Merger.

    2.  AGREEMENT.

        2.1 OBLIGATIONS OF ITC SHAREHOLDERS. As a material inducement to AVI to enter into the Plan and consummate the transactions contemplated thereby, the Escrow Indemnitors agree to be expressly subject to the terms and conditions of this Agreement:

           (a) to establish the Escrow pursuant to this Agreement to secure the indemnification obligations under section 13 of the Plan and to assume such indemnification obligations;

           (b) that in the event AVI or any other Indemnitee (as that term is defined in the Plan) (hereinafter, collectively, "AVI") incurs any Claims and Liabilities provided in section 13 of the Plan, the Escrowed Property shall, subject to the provisions of the Plan and this Agreement, be transferred to AVI to compensate AVI for such Claims and Liabilities, with the portion of the Escrowed Property to be so transferred to be pro rata as to each Claim and Liability among the Escrow Indemnitors according to each Escrow Indemnitor's proportionate share of the Escrowed Property set forth on Exhibit A hereto (the "Pro Rata Share");

           (c) to appoint the Representative as the Escrow Indemnitors' representative, attorney-in-fact and agent for purposes of this Agreement to act for and on behalf of each Escrow Indemnitor as provided herein, and to the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken or made by the Representative on the Escrow Indemnitors' behalf under this Agreement; and

           (d) to all of the other terms and conditions of this Agreement.

    3.  FORMATION OF ESCROW ACCOUNTS.

        3.1 DELIVERY AND DEPOSIT OF ESCROWED PROPERTY. Upon the execution of this Agreement by all parties hereto:

           (a) AVI will promptly deliver to the Escrow Agent the Escrow Shares in the form of duly authorized and executed stock certificates issued in the respective names of the Escrow Indemnitors, representing each Escrow Indemnitor's Pro Rata Share of the Escrow Shares; and

           (b) each Escrow Indemnitor will promptly deliver to the Escrow Agent duly executed Stock Powers and Assignments Separate From Certificate for such Escrow Indemnitor's Escrow Shares in the form of Exhibit B ("Stock Powers"), signed in blank by such Escrow Indemnitor.

        The Escrow Agent agrees to accept delivery of the above-mentioned Escrowed Property, which shall be clearly designated by AVI as "Escrowed Property," and to hold the same in escrow in an escrow account (the "Escrow Account"), subject to the terms and conditions of this Agreement.

        3.2 DISTRIBUTIONS, CONVERSIONS, VOTING AND RIGHTS OF OWNERSHIP. So long as the Escrow is in effect, distributions (other than dividends paid in respect of such shares which shall be distributed to ITC shareholders) of any kind (including without limitation shares of AVI Common Stock issued in connection with a subdivision or split of AVI's Common Stock) that are paid, issued or made by AVI in respect of the Escrow Shares that are issuable by AVI or a third party upon the conversion or other exchange of Escrow Shares in a merger, consolidation or other transaction affecting the Escrow Shares (the "Distributions"), or in respect of any such Distributions ("Secondary Distributions"), will be immediately delivered to the Escrow Agent and will be held in the Escrow on the same terms and conditions as those applied hereunder to the Escrow Shares and the Escrow Indemnitors will promptly sign and deliver to the Escrow Agent new Stock Powers or other applicable instruments of transfer for such Distributions and/or Secondary Distributions (duly executed in blank by the Escrow Indemnitors to be held in the Escrow as Escrowed Property pursuant to this Agreement. As used herein, the terms "Escrowed Property" includes all Distributions and Secondary Distributions on Escrowed Property and the term "Escrow Shares" includes all Distributions and Secondary Distributions on Escrowed Property consisting of stock or other securities. The Escrow Indemnitors) will have the right to exercise any and all rights to vote the Escrow Shares deposited in the Escrow Account for their account so long as such Escrow Shares are held in the Escrow and have not been released to AVI as provided herein and AVI will take all steps necessary to allow the exercise of such rights. While the stock certificates representing, and Stock Powers for, Escrow Shares remain in the Escrow Agent's possession pursuant to this Agreement, the Escrow Indemnitors, will (subject to the provisions of sections 3.3 and 3.4 below) retain and be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions of this Agreement. If reasonably requested to do so by AVI or the Escrow Agent, each Escrow Indemnitor shall promptly execute and deliver to the Escrow Agent (or to AVI, as to Escrow Shares that are released to AVI as provided herein) replace-ment Stock Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property. If requested by AVI, due to the failure of any Escrow Indemnitor to promptly execute and deliver replacement Stock Powers as herein provided, the Representative, acting as attorney-in-fact for each Escrow Indemnitor, shall promptly execute on behalf of such Escrow Indemnitor, and deliver to the Escrow Agent, replacement Stock Powers for any Escrow Shares or other shares of stock or securities that are or become Escrowed Property.

        3.3 NO TRANSFER OR ENCUMBRANCE. Except to the extent expressly permitted by the provisions of this section 3.3, no Escrowed Property or any beneficial interest therein may be sold, assigned, pledged, encumbered or otherwise transferred (including without limitation by operation of law, other than a conversion of shares in a merger or consolidation) by any Escrow Indemnitor or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of an Escrow Indemnitor (other than such Escrow Indemnitor's obligations under this Agreement) prior to the delivery and release to the Escrow Indemnitors of the Escrowed Property by the Escrow Agent in accordance with the provisions of section 5 hereof. Provided, however, an Escrow Indemnitor may transfer its share of the Escrowed Property hereunder so long as such transfer is by gift or upon death or permanent incapacity to his guardian, conservator, executor, administrator, trustees or beneficiaries under his will, spouse, children, stepchildren, grandchildren, parents, siblings or legal dependents, to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be such a person and all such persons agree to be bound by the terms hereof or to partners of an Escrow Indemnitor that is a partnership, provided that all of such partners agree to be bound by the terms hereof.

        3.4 TREATMENT OF ESCROWED PROPERTY. The Escrowed Property shall be held by the Escrow Agent as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto.

    4. ADMINISTRATION OF ESCROW ACCOUNT. The Escrow Agent shall administer the Escrow Account as follows:

        4.1  CLAIM NOTICE.  If AVI asserts a claim for indemnification under section 13 of the Plan on or prior to the Termination Date, then AVI shall promptly give written notice of such claim (a "Claim Notice"), including a copy of such claim and/or process and all legal pleadings in connection therewith, to the Representative in accordance with section 13 of the Plan and the Escrow Agent in accordance with section 13 hereof. Each Claim Notice shall state the amount of claimed Claims and Liabilities (the "Claimed Amount") and the basis for such claim. AVI shall assert any claim for indemnification promptly following its discovery of the facts giving rise to such claim and in no event less than sixty (60) days from such discovery so long as such period does not extend beyond the Termination Date of this Agreement.

        4.2 RESPONSE NOTICE. Within thirty (30) days after delivery of a Claim Notice to the Representative, the Representative shall give to AVI, with a copy to the Escrow Agent, a written response (the "Response Notice") in which the Representative shall either:

           (a) agree that such portions of the Escrowed Property having a value (computed in accordance with section 4.4 below) equal to the full Claimed Amount may be released from the Escrow Account and delivered to AVI; or

           (b) agree that a portion of the Escrowed Property having a value (computed in accordance with section 4.4 below) equal to a specified part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to AVI; or

           (c) contest that any of the Escrowed Property may be released from the Escrow Account to AVI.

        The Representative may contest the release of Escrowed Property only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Claims and Liabilities, or does not constitute the actual amount of Claims and Liabilities incurred, for which AVI is entitled to indemnification under section 13 of the Plan. If no Response Notice is delivered by the Representative within such thirty (30) day period, then the Representative shall be deemed to have agreed that the full Claimed Amount may be released and delivered from the Escrow Account to AVI.

    4.3  RELEASE WITHOUT CONTEST.

           (a) If in his Response Notice the Representative agrees (or if the Representative fails to deliver a Response Notice within the required time period and as such is deemed to have agreed) that the Escrowed Property having a value (computed in accordance with section 4.4 below) equal to the full Claimed Amount may be released from the Escrow Account to AVI, then the Escrow Agent shall promptly thereafter deliver to AVI from the Escrow Account Escrowed Property having a value (computed in accordance with section 4.4 below) equal to the Claimed Amount (or such lesser amount as is then held in the Escrow Account).

           (b) If the Representative in the Response Notice agrees that Escrowed Property having a value (computed in accordance with section 4.4 below) equal to the Agreed Amount may be released from the Escrow Account to AVI in the respective amounts set forth in the Response Notice, then the Escrow Agent shall promptly thereafter deliver to AVI such Agreed Amount or such lesser amount as is then held in the Escrow Account, and the provisions of section 5 shall apply. The amounts of Escrowed Property equal to the Agreed Amount that are to be released by the Escrow Agent to AVI from the Escrow Account under this section shall be in such proportions of Escrow Shares and other Escrowed Property as may be requested by the Representative (subject to the availability of such type(s) of Escrowed Property at such time).

        4.4 VALUE OF ESCROWED PROPERTY. For purposes of determining the amount of Escrowed Property to be delivered out of the Escrow to AVI as all or part of any Claimed Amount hereunder and determining the value of any Escrowed Property for any other purpose hereunder (a) Escrowed Property that is cash will be deemed to have a value equal to the amount of such cash in U.S. Dollars; (b) shares of AVI Common Stock will be deemed to have a value per share equal to the average closing price of the shares as traded on Nasdaq during the ten (10) trading days prior to the date of delivery of the Escrowed Property to AVI as all or a part of any Claimed Amount; (c) all other Escrowed Property shall be deemed to have a value that is equal to its then-current market value (if such value is readily determinable); and (d) Escrowed Property that has no readily determinable market value will be deemed to have the value determined by the mutual agreement of AVI and the Representative, or, in the absence of such an agreement by the decision of any arbitrator deciding the claim in question under section 5.

    5.  ARBITRATION OF CONTESTED RELEASES.

        5.1 ARBITRATION OF DISPUTES OVER ESCROW RELEASE. If the Representative gives a Response Notice contesting the release of Escrowed Property equal to all or any part of the Claimed Amount set forth in the applicable Claim Notice, as provided in section 4.2 above (the "Contested Amount"), then such dispute shall be settled by mandatory binding arbitration in Portland, Oregon in accordance with the provisions of this section 5 and the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "AAA Rules"), unless AVI and the Representative settle such dispute in a written settlement agreement executed by AVI and the Representative on behalf of and binding on each of the ITC Shareholders and AVI. The provisions of this section 5 shall prevail and govern in the event of any conflict between such provisions and the AAA Rules.

        5.2 ARBITRATOR. Unless otherwise mutually agreed by AVI and the Representative, the arbitration will be heard and decided by a single arbitrator who shall be selected as provided in section 5.3.

        5.3 SELECTION OF ARBITRATOR. AVI and the Representative will have the authority to select the arbitrator from a list of arbitrators who are attorneys-at-law who practice business law and have significant experience with respect to the representation of biotechnology companies; provided that the arbitrator cannot have represented either AVI or any of the Escrow Indemnitors in any previous matter. If AVI and the Representative cannot agree on the selection of the arbitrator from the above list of arbitrators, then the arbitrator shall be chosen by the American Arbitration Association.

        5.4 TIME FOR ARBITRATION DECISION: EFFECT. The arbitrator shall decide each dispute to be arbitrated pursuant hereto within ninety (90) days after the selection of the arbitrator. The arbitrator's decision shall relate solely to whether AVI is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Plan and this Agreement. The final decision of the arbitrator shall provide directions to the Escrow Agent as provided in section 5.5 and shall be furnished to AVI, the Representative, and the Escrow Agent in writing and shall constitute a conclusive determination of all issues in question, binding upon AVI, the Representative, the Escrow Indemnitors and the Escrow Agent and shall not be contested by any of them. Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and instructions (if applicable) to the Escrow Agent as to the release of Escrowed Property and will deliver such documents to AVI, the Representative and the Escrow Agent, along with a signed copy of the award and the instructions (if any) to the Escrow Agent. The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of this section 5 or the provisions of this Agreement or the Plan. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction over the subject matter thereof.

        5.5 ACTIONS OF ESCROW AGENT PENDING ARBITRATION. After delivery of a Response Notice in which any or all of the Claimed Amount is contested by the Representative, the Escrow Agent shall continue to hold in the Escrow Account Escrowed Property having a value (computed in accordance with section 4.4 of this Agreement) sufficient to cover the Contested Amount (but only to the extent that there is Escrowed Property remaining in the Escrow after payment to AVI of all uncontested Claimed Amounts), notwithstanding the occurrence of the Termination Date, until: (a) delivery of a copy of a settlement agreement executed by AVI and the Representative setting forth instructions to the Escrow Agent as to the release of such Escrowed Property that shall be made with respect to the Contested Amount; (b) delivery of a copy of the final decision of the arbitrator setting forth instructions to the Escrow Agent as to the release of Escrowed Property that shall be made with respect to the Contested Amount; or (c) receipt of a court order or judgment directing Escrow Agent to act with respect to the distribution of any Escrowed Property. The Escrow Agent shall thereupon release Escrowed Property from the Escrow Account (to the extent Escrowed Property is then held in the Escrow Account) in accordance with such settlement agreement, arbitrator's instructions, court order or judgment, as applicable. The Escrowed Property released by the Escrow Agent to AVI from the Escrow Account shall be in such proportions of Escrow Shares and/or other Escrowed Property, as may be requested by the Representative (subject to the availability of such type(s) of Escrowed Property at such time).

        5.6 NO RESPONSIBILITY OF ESCROW AGENT TO RESOLVE DISPUTE. If any controversy arises involving any party to this Agreement (other than the Escrow Agent) concerning the subject matter of this

    Agreement, including a Contested Amount, the Escrow Agent will not be required to determine the controversy or to take any action until such dispute has been resolved.

        5.7 RIGHT TO COUNSEL. AVI (on behalf of itself and any Indemnified Person(s)) and the Representative shall each have the right to employ its or his own legal counsel to represent such person in any disputes arising under this Agreement.

        5.8 COMPENSATION OF ARBITRATOR. The arbitrator will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon reasonable hourly or daily consulting rates for the arbitrator in the event the parties are not able to agree upon his or her rate of compensation. AVI, on the one hand, and the Escrow Indemnitors, on the other hand, will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings (collectively, the "Arbitration Expenses"), with the portion of such Arbitration Expenses required to be borne by the Escrow Indemnitors to be shared by the Escrow Indemnitors based on the Escrow Indemnitor's respective Pro Rata Shares.

        5.9 BURDEN OF PROOF. For any claim submitted to an arbitration hereunder, the burden of proof will be as it would be if the claim were litigated in a judicial proceeding.

        5.10 EXCLUSIVE REMEDY. Except to the extent provided in section 13 of the Plan, and except as specifically otherwise provided in this Agreement, arbitration in accordance with this section 5 will be the sole and exclusive remedy of the parties for any dispute arising over the release of Escrowed Property from the Escrow hereunder.

    6.  PAYMENT OF REMAINING ESCROWED PROPERTY TO ITC SHAREHOLDERS.

        6.1 ON TERMINATION DATE. On the Termination Date, the Escrow Agent shall deliver to AVI and the Representative a statement of the value (computed in accordance with section 4.4 hereof) of the remaining balance of the Escrowed Property then remaining in the Escrow Account, and the total amount of all claims made pursuant to sections 4 or 5 hereof in connection with the Escrow Account and not therefore resolved and paid (the excess, if any, of such remaining balance in such Escrow Account over the total amount of such claims against such Escrow Account shall be referred to as the "Final Escrow Balance"). AVI and the Representative each shall review the accuracy of the Final Escrow Balance and notify the Escrow Agent and each other of any asserted discrepancy within ten (10) business days of receipt of the foregoing statement. If the Escrow Agent has not been notified of any discrepancy by AVI or the Representative within the ten (10) business day period specified in the preceding sentence, then within twenty (20) business days after receipt by AVI and the Representative of such statement, the Escrow Agent shall deliver to each of the Escrow Indemnitors an amount of the Escrowed Property representing such Escrow Indemnitor's Pro Rata Share of the Final Escrow Balance constituting Escrowed Property, free and clear of the Escrow created by this Agreement. After the last claim shall have been resolved pursuant to sections 4 and 5 hereof and all Escrowed Property deliverable to AVI upon the resolution of all such claims has been delivered to AVI, the remaining balance, if any, of the Escrowed Property shall be delivered by the Escrow Agent to each Escrow Indemnitor pro rata, based on the Escrow Indemnitor's Pro Rata Share, free and clear of the Escrow created by this Agreement.

        6.2 DISTRIBUTION OF THE ESCROWED PROPERTY. All distributions of Escrowed Property to the Escrow Indemnitors, to be made by the Escrow Agent under this section shall be made so that each Escrow Indemnitor receives his or her Pro Rata Share of the total amount of each type of property (principally AVI Common Stock) constituting the Escrowed Property held in the Escrow immediately before such distribution.

        6.3 DELIVERY METHODS. Delivery of Escrowed Property by the Escrow Agent shall be by registered mail or by nationally recognized overnight courier. The Escrow Agent shall not be responsible for obtaining insurance in connection with such delivery.

        6.4 POWER TO TRANSFER ESCROW SHARES AND DISTRIBUTIONS. The Escrow Agent is hereby granted the power to effect any transfer of Escrowed Property permitted or required by this Agreement in accordance with its terms.

    7.  FEES AND EXPENSES OF ESCROW AGENT AND REPRESENTATIVE.

        7.1 REPRESENTATIVE. AVI shall pay the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, provided, however, that any extraordinary fees and expenses referred to in section 7.3 below, including, without limitation, any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrowed Property will be paid fifty percent (50%) by AVI and fifty percent (50%) by the Escrow Indemnitors.

        7.2 REPRESENTATIVE. The Representative will not be entitled to receive any compensation from AVI in connection with this Agreement; however, the Escrow Indemnitors shall indemnify and promptly reimburse the Representative for all reasonable expenses actually incurred by the Representative in connection with the performance of his duties hereunder (including, but not limited to, all losses, costs and expenses which the Representative may incur as a result of involvement in any legal proceedings arising from the performance of his duties hereunder) pro rata according to the Escrow Indemnitors' respective Pro Rata Shares. AVI shall not have any obligation to reimburse the Representative for any expenses whatsoever.

        7.3 ESCROW AGENT'S EXTRAORDINARY FEES. AVI and the Representative hereby acknowledge that all fees and usual charges for services of the Escrow Agent hereunder shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the Escrow Agent renders any service not provided for in this Agreement, or if the parties hereto request a substantial modification of the terms of this Agreement, or if any controversy arises and the Escrow Agent is made a party to any litigation pertaining to this Agreement or its subject matter, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney's fees and expenses incurred by the Escrow Agent in rendering such extraordinary services, which costs, fees and expenses shall be borne by AVI and the Escrow Indemnitors as provided in section 7.1 above.

    8.  LIABILITY AND AUTHORITY OF REPRESENTATIVE; SUCCESSORS AND ASSIGNEES.

        8.1 LIMITS ON LIABILITY. The Representative shall incur no liability with respect to any action taken or suffered by him in his capacity as Representative in reliance upon any note, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for other action or inaction except his own willful misconduct or gross negligence. The Representative may, in all questions arising under this Escrow Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Representative based on such advice, the Representative shall not be liable to anyone.

        8.2 SUCCESSOR REPRESENTATIVES. In the event of the death or permanent disability of the Representative, or the resignation of Representative as the representative of the Escrow Indemnitors hereunder, a successor Representative shall be elected by a majority vote of the Escrow Indemnitors, with each such Escrow Indemnitor (or his or her successors or assigns) to be given a weighted vote based on such Escrow Indemnitor's Pro Rata Share. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term "Representative" as used herein shall be deemed to include each successor Representative.

        8.3 AUTHORITY OF REPRESENTATIVE. The Representative shall have full power and authority to represent the Escrow Indemnitors and their successors with respect to all matters arising under this Agreement or related to the subject matter hereof and all actions taken by the Representative hereunder shall be binding upon each and all of the Escrow Indemnitors and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise and settle any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Escrow Indemnitors and their successors. The Escrow Indemnitors (with respect to the Escrowed Property, in their capacity as Escrow Indemnitors) have consented to the appointment of the Representative as representative of the Escrow Indemnitors (with respect to the Escrowed Property, in their capacity as Escrow Indemnitors) and as the attorney-in-fact and agent for and on behalf of each Escrow Indemnitor for the purposes of taking actions and executing agreements and documents on behalf of any of the Escrow Indemnitors as provided in this Agreement, and, subject to the express limitations set forth below, the taking by the Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, but not limited to, the exercise of the power to authorize delivery to AVI of Escrowed Property and to take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement. The Representative will have unlimited authority and power to act on behalf of each Escrow Indemnitor with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement with respect to Escrowed Property so long as all Escrow Indemnitors are treated in the same manner (unless the ITC Shareholders otherwise consent). The Escrow Indemnitors will be bound by all actions taken by the Representative in connection with this Agreement, and AVI will be entitled to rely on any action or decision of the Representative.

    9.  LIMITATION OF ESCROW AGENT'S RESPONSIBILITY AND LIABILITY.

        9.1 LIMITATION OF RESPONSIBILITY. The Escrow Agent's duties are limited to those set forth in this Agreement, and the Escrow Agent, acting as such under this Agreement, is not charged with knowledge of or any duties or responsibilities under any other document or agreement, including, without limitation, the Plan. The Escrow Agent may execute any of its powers or responsibilities hereunder and exercise any rights hereunder either directly or by or through its agents or attorneys. Nothing in this Escrow Agreement will be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as a fiduciary or otherwise in any jurisdiction. The Escrow Agent will not be responsible for, and will not be under a duty to examine into or pass upon, the validity, binding effect, execution or sufficiency of this Escrow Agreement or of any agreement mandatory or supplemental hereto.

        9.2 LIMITATION OF LIABILITY. The Escrow Agent will incur no liability with respect to any action taken, not taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct or gross negligence. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent will not be liable to anyone. The Escrow Agent will not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it. The Escrow Agent will not be liable for any action taken or omitted to be taken by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or gross negligence was the cause of any loss to AVI, the Representative, any Escrow Indemnitor. The Escrow Agent makes no representation or warranty with respect to, and is not responsible for the validity of, the Escrow Shares. The Escrow Agent is not responsible for the receipt of any dividend or other distribution on behalf of any Escrow Indemnitor or for the voting of or exercise of any other rights with respect to the Escrow Shares. The Escrow Agent will have no duty to solicit the delivery of any Escrowed Property. The Escrow Agent will have no obligation with respect to the Escrowed Property other than either to withhold the release of Escrowed Property to the Escrow Indemnitors or to release Escrowed Property to AVI, as the case may be, to the extent expressly provided in this

    Agreement. The Escrow Agent will have no obligations with respect to the investment of any cash that becomes Escrowed Property except as expressly provided in section 3.

        9.3 INDEMNITY. AVI and each of the Escrow Indemnitors (each an "Indemnifying Party" and together the "Indemnifying Parties"), each hereby jointly and severally covenants and agrees to reimburse, indemnify and hold harmless the Escrow Agent and its employees and agents from and against any loss, damage or liability suffered, incurred by or asserted against the Escrow Agent (including amounts paid in settlement of any action, suit, proceeding, or claim brought or threatened to be brought and including reasonable expenses of legal counsel) arising out of, in connection with or based upon any act or omission by the Escrow Agent relating in any way to this Agreement or the Escrow Agent's services hereunder; provided, however, that the liability of any Escrow Indemnitor shall be limited to such Escrow Indemnitor's pro rata share of the liability of all of the Escrow Indemnitors hereunder, based on the number of shares of ITC stock held by such Escrow Indemnitor. This indemnity will not apply to any such loss, damage or liability arising from the gross negligence or willful misconduct on the Escrow Agent's part. Anything in this Agreement to the contrary notwithstanding, in no event will the Escrow Agent be liable for special, indirect or consequential damage or loss of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

        9.4 PARTICIPATION IN DEFENSE OF THE ESCROW AGENT. Each Indemnifying Party may participate at its own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if the Indemnifying Parties so elect, the Indemnifying Parties may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both the Escrow Agent and the Indemnifying Parties, the Escrow Agent's retention of separate counsel will be reimbursable as provided in section 9.3. The Escrow Agent's right to indemnification hereunder will survive the Escrow Agent's resignation or removal as escrow agent hereunder and will survive the termination of this Agreement by lapse of time or otherwise.

        9.5 NOTICE OF CLAIMS AGAINST ESCROW AGENT. The Escrow Agent will notify each Indemnifying Party by letter, or by telephone or telecopy confirmed by letter sent U.S. first class mail, registered or certified, of any receipt by the Escrow Agent of a written assertion of a claim against the Escrow Agent related to this Agreement, or any action commenced against the Escrow Agent, within ten (10) business days after the Escrow Agent's receipt of written notice of such claim. However, the Escrow Agent's failure to so notify each Indemnifying Party will not operate in any manner whatsoever to relieve an Indemnifying Party from any liability that it may have otherwise than on account of this section 9. In the event the Escrow Agent fails to so notify each Indemnifying Party and an Indemnifying Party is prejudiced thereby, then such Indemnifying Party will not have liability to Escrow Agent under this section 9.

    10. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign at any time and be discharged from its duties or obligations hereunder by giving a written resignation to the parties to this Escrow Agreement, specifying not less than thirty (30) days prior written notice of the date when such resignation shall take effect; provided, however, that no such resignation shall become effective until the appointment of a successor Escrow Agent and acceptance of such appointment by such successor Escrow Agent. AVI may appoint a successor Escrow Agent without the consent of the Representative so long as such successor is a bank with assets of at least Five Hundred Million Dollars ($500,000,000) which has no direct depository or lending relationship with AVI and which is qualified to do business in the State of Oregon, and may appoint any other successor Escrow Agent with the consent of the Representative, which shall not be unreasonably withheld. If, within such notice period, AVI provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent in accordance with this section 10 and directions for the transfer of any Escrowed Property then held by the Escrow Agent to such successor, the

Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrowed Property to such designated successor. If no successor Escrow Agent is appointed within sixty (60) days of the date specified for the Escrow Agent's resignation to take effect, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for such appointment at the expense of AVI. Each successor Escrow Agent shall execute and deliver an instrument accepting such appointment and shall, without further acts, be vested in all the estates, properties, rights, powers and duties of the Escrow Agent or any other predecessor Escrow Agent as if originally named as Escrow Agent hereunder.

    11. TERMINATION. This Agreement shall terminate upon the earlier of (a) the Termination Date, or (b) the release by the Escrow Agent of all of the Escrowed Property in accordance with this Agreement.

    12. NOTICES. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed to have been properly given or made on the date personally delivered or on the date mailed, by first class registered or certified mail with postage prepaid, by private nationally recognized courier service or by facsimile and confirmed, if delivered, mailed, courier or facsimile to the respective parties hereto at the following addresses:

    If the Escrow Agent:

             Attn:

    If to AVI or Merger Sub, to:

             AntiVirals Inc.
             One S.W. Columbia--Suite 1105
             Portland, OR 97258
             Attn: Alan Timmins

        With a copy to:

             Ater Wynne Hewitt Dodson & Skerritt, LLP
             222 S.W. Columbia--Suite 1800
             Portland, OR 97201
             Attn: Byron W. Milstead, Esq.

    If to the Escrow Indemnitors and the Representative, to:

             Attn:

        With a copy to:

             James Baxendale, Esq.
             1209 S.W. Sixth Avenue
             Portland, OR 97204

        and

             Tonkon Torp LLP
             888 S.W. Fifth Avenue--Suite 1600
             Portland, OR 97204
             Attn: Brendan R. McDonnell, Esq.

    Any party hereto may designate a different address by providing written notice of such new address to the other parties hereto.

    13.  MISCELLANEOUS.

        13.1 GOVERNING LAW; ASSIGNS. This Agreement will be governed by and construed in accordance with the internal laws of the State of Oregon without regard to conflict-of-law principles and will be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

        13.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        13.3 ENTIRE AGREEMENT; SEVERABILITY. Except as otherwise set forth in the Plan, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof. If any provision of this Agreement is held to be illegal or unenforceable by a tribunal of competent jurisdiction, then such provision shall not be voided, but shall be deemed modified to the extent necessary to make such provision lawful and enforceable, and the other provisions of this Agreement shall remain in full force and effect.

        13.4 WAIVERS. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

        13.5 AMENDMENT. This Agreement may be amended by the written agreement of AVI, the Escrow Agent and the Representative, provided that, if the Escrow Agent does not agree to an amendment agreed upon by AVI and the Representative, the Escrow Agent will resign (which resignation shall be effective immediately and, in any event, prior to the effective date of the amendment) and AVI will appoint a successor Escrow Agent in accordance with section 10 hereof. No such amendment may treat any one Escrow Indemnitor differently from the other Escrow Indemnitors unless consented to in writing by Escrow Indemnitors having beneficial ownership in a majority of the outstanding Escrowed Property, including the consent of any Escrow Indemnitor who is to be treated differently.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

AVI:                                       ANTIVIRALS INC.,
                                           an Oregon corporation
                                           By:
                                           Its:
Escrow Agent:

Representative and                         By:
Escrow Indemnitor:                         Print Name:

Escrow Indemnitors:

                              TERM LOAN AGREEMENT
                          DATED AS OF FEBRUARY 2, 1998

    THIS TERM LOAN AGREEMENT ("Agreement") is made by and between IMMUNOTHERAPY CORPORATION, a corporation organized under the laws of the state of California (the "Borrower") and ANTIVIRALS INC., a corporation organized under the laws of the state of Oregon (the "Lender"). The borrower and the Lender agree as follows:

                                   ARTICLE 1.
                       AMOUNT AND TERMS OF THE TERM LOAN

    Section 1.01 THE TERM LOAN AND ADVANCES. The Lender agrees, on the terms and conditions herein set forth, to make advances (the "Advances") to the Borrower, from time to time during the period from the date hereof to and including the earlier of (i) that date on which the Merger, as defined therein, is closed under the terms and conditions that certain Agreement and Plan of Reorganization and Merger, dated February 2, 1998, among Lender, Borrower and AntiVirals Acquisition Corporation (the "Merger Agreement"), (ii) that date on which the Merger Agreement is terminated in accordance with section 14 thereof (the "Termination Date"), or (iii) May 1, 1998, in an aggregate amount not to exceed Nine Hundred Twenty-Five Thousand Dollars ($925,000) (the outstanding amount of such Advances constituting the "Term Loan").

    Section 1.02 MAKING THE ADVANCES. Other than the initial Advance of Three Hundred Fifty Thousand Dollars ($350,000) (the "Initial Advance") to be made within three (3) Business Days of the date of this Agreement for the uses set forth on Exhibit "A," each Advance shall be made on at least five (5) Business Days' notice from the Borrower to the Lender, specifying the date thereof. Not later than 1:00 p.m. Pacific Time on the date of such Advance and upon fulfillment of the applicable conditions set forth in Article 2, the Lender will make the Term Loan available to the Borrower by check at Lender's address at One S.W. Columbia, Suite 1105, Portland, Oregon 97258, or, upon request of Borrower by wire transfer to Borrower's checking account.

    Section 1.03 INTEREST AND REPAYMENT. The Borrower shall repay, and shall pay interest in full on, the Term Loan as follows:

        (a) The Borrower shall repay the principal amount of the Term Loan in one installment of principal on April 30, 1999.

        (b) The Borrower shall pay interest on the outstanding principal amount of the Term Loan from the date the Term Loan is made until repayment in full thereof on or prior to April 30, 1999, at a rate of interest (the "Loan Rate") per annum equal to nine and one-half percent (9 1/2%).

        (c) Interest on the outstanding principal amount of the Term Loan, at the rate for which provision is made in subsection (b), shall be payable on April 30, 1999.

    Section 1.04 OPTIONAL PREPAYMENTS. The Borrower may, without penalty, upon at least five (5) Business Days' notice to the Lender, prepay the Term Loan in whole or in part, plus accrued interest to the date of such prepayment on the among prepaid; PROVIDED, that each partial prepayment shall be in a principal amount of not less than Ten Thousand Dollars ($10,000).

    Section 1.05 PAYMENTS AND COMPUTATIONS. The Borrower shall make each payment hereunder and under the Term Note (as defined in Section 2.01(a)(i) of this Agreement) not later than 1:00 p.m. Pacific Time on the day when due in lawful money of the United States of America, in same day funds, to the Lender at One S.W. Columbia, Suite 1105, Portland, Oregon 97258, or at such other place as the Lender may specify in writing from time to time. All computations of interest as to the amount of the Term Loan outstanding at the Loan Rate shall be made by the Lender on the basis of a year of 365 days, as the case may be, for the actual number of days (including the first day, but excluding the last day) elapsed.

    Section 1.06 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Term Note shall be stated to be due on a Saturday, a Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the state of Oregon (any other day being a "Business Day"), such day may be made on the next succeeding Business Day, and such extensions of time shall in such case be included in the computation of payment of interest hereunder.

                                   ARTICLE 2.
                             CONDITIONS OF LENDING

    Section 2.01 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Lender to make any Advance is subject to the conditions precedent that on or before the date the Advance is made:

        (a) the Lender shall have received in form and substance satisfactory to the Lender a promissory note in substantially the form of Exhibit "B" attached hereto;

        (b) the following statements shall be true and the Lender shall have received a certificate signed by an officer of the Borrower, dated such day, stating that:

           (i) the representations and warranties contained in section 3.01 of this Agreement are correct on and as of the date the Advance is made as though such representations and warranties were made on and as of such date;

           (ii) no event has occurred and is continuing, or would result from the making of the Advance, which constitutes an Event of Default (as defined in section 5.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

           (iii) the funds will be used exclusively by the Borrower for the purposes identified in a schedule accompanying the certificate (the "Uses Schedule"), which uses are within the categories of permissible uses set forth in Exhibit "C" hereto; and

           (iv) all funds previously advanced by the Lender to the Borrower were used exclusively for the purposes identified in any Uses Schedule which accompanied any Officer's Certificate previously delivered by Borrower hereunder or in the case of the Initial Advance were used exclusively for the purposes identified in Exhibit "A"; and

        (c) the Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES

    Section 3.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants as follows:

        (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California.

        (b) The execution, delivery and performance by the Borrower of each Loan Document to which it is or will be a party are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene

           (i) the Borrower's charter or bylaws,

           (ii) any law, rule or regulation (including, without limitation, Regulation U or Regulation X of the Federal Reserve Board) applicable to Borrower, or

           (iii) any contractual commitment or restriction binding on or affecting Borrower, its properties or assets;

        (c) No authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Agreement or the Term Note;

        (d) This Agreement is, and the Term Note when delivered hereunder will be, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms;

        (e) No proceeds of the Term Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934; and

        (f) Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                                   ARTICLE 4.
                           COVENANTS OF THE BORROWER

    Section 4.01 AFFIRMATIVE COVENANTS. So long as the Term Note shall remain unpaid, Borrower will, unless the Lender shall otherwise consent in writing:

        (a) COMPLIANCE WITH LAW, ETC. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon Borrower or upon Borrower's property, except to the extent contested in good faith.

        (b) REPORTING REQUIREMENTS.  Furnish to the Lender the following:

           (i) As soon as possible and in any event within five (5) days after the occurrence of each Event of Default or each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto;

           (ii) As soon as available and in any event within thirty (30) days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower;

           (iii) As soon as available and in any event within sixty (60) days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing financial statements for such years certified in a manner acceptable to the Lender by a firm of independent public accountants acceptable to the Lender;

           (iv) Such other information respecting the condition of operations, financial, or otherwise, of the Borrower or any of subsidiaries as the Lender may from time to time reasonably request; and

           (v) Upon Borrower's request, evidence that any Advances that Lender has made to Borrower have been applied in accordance with the Uses Schedule delivered to Lender by Borrower in connection with such Advance.

        (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain, and cause its subsidiaries to preserve and maintain, its corporate existence, rights and franchises.

    Section 4.02 NEGATIVE COVENANTS. So long as the Term Note shall remain unpaid and provided the outstanding amounts of principal and interest under the Term Loan have not been converted to equity pursuant to section 6.01, Borrower will not, without the written consent of the Lender:

        (a) OWNERSHIP OF BORROWER. Except for any issuance of shares of Borrower's capital stock to Lender under section 6.01, issue, sell, grant, convey, assign or otherwise transfer shares of any class of stock of Borrower (a "Share Issuance"), or permit any other party to issue, sell, grant, convey, assign or otherwise transfer any shares of any outstanding stock of any class of stock of Borrower, which issuance, sale, grant, conveyance, assignment or other transfer shall materially change the ownership of Borrower, unless the proceeds from such Share Issuance are applied toward the payment of amounts outstanding under the Term Loan until such amounts have been paid in full. For purposes of this section 4.02(a), a material change in the ownership of Borrower shall be deemed to have occurred if less than ninety-five percent (95%) of any issued and outstanding stock of any class of stock of Borrower shall be owned, legally or beneficially, directly or indirectly, by any party other than the shareholders and optionholders of the Borrower as of the date hereof.

        (b) MERGERS, ETC. Merge with or consolidate with or sell, convey, transfer, lease, or otherwise dispose of (whether in one transaction or a series of transactions) all or substantially all of its assets to, or acquire all or substantially all of the assets of, any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability entity or other entity (a "Corporate Transaction"), unless all amounts outstanding under the Term Loan are paid in full as a condition to such Corporate Transaction.

                                   ARTICLE 5.
                               EVENTS OF DEFAULT

    Section 5.01 EVENTS OF DEFAULT. If any of the following events ("Events of Default") shall occur and be continuing:

        (a) Borrower shall fail to pay when due any installment of the Term Note; or

        (b) any representation or warranty made by Borrower under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

        (c) Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to Borrower by the Lender; or

        (d) Borrower or any subsidiary of Borrower, direct or indirect, shall fail to pay any Debt as defined hereafter (but excluding Debt evidenced by the Term Note) of such party, or any interest or premium thereon, when due (whether by schedule maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof. For purposes of this section 5.01(d), "Debt" shall mean:

           (i) indebtedness for borrowed money or for the deferred purchase price of property or services,

           (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,

           (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss and respect of, indebtedness or obligations of other of the kinds referred to in clause
       (i) or (ii) above, and

           (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and

        (e) Any proceedings shall be instituted by or against Borrower or any subsidiary of Borrower seeking to adjudicate such party a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such party or such party's insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for such party or for any substantial part of such party's or subsidiary's property; or any party or subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

        (f) Any judgment or order for the payment of money in excess of One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower or any subsidiary of Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

then, and in any such event, the Lender may, by notice to the Borrower, declare the outstanding principal amount of the Term Note, all interest thereon and all other amounts payable under this Agreement and the Term Note to be forthwith due and payable whereupon the outstanding principal amount of the Term Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE 6.
                                CONVERSION RIGHT

    Section 6.01 RIGHT TO CONVERT PRINCIPAL AND INTEREST. Provided that no Event of Default has occurred and is continuing, on April 30, 1999, Borrower shall enjoy the right by providing written notice to the Lender to convert the principal balance of the Term Loan and all accrued interest thereon which has not been paid into shares of preferred stock, which shares shall enjoy the same rights and privileges as Borrower's Class A Preferred Stock, except that Lender shall thereafter have the right to designate and Borrower shall be required to appoint two (2) designees of Lender to the Board of Directors of Borrower. The number of shares to be issued to Lender upon conversion shall be equal to the product of the Loan Percentage multiplied by the number of shares outstanding of Borrower's Class A Preferred Stock. For purposes of this section, the Loan Percentage shall be determined by dividing the sum of the outstanding principal balance of the Term Loan and accrued interest thereon by Six Hundred Fifty Thousand Dollars ($650,000). For purposes of this calculation, the Loan Percentage shall not exceed one hundred percent (100%). In the event that the Borrower's Class A Preferred Stock is converted or redeemed, or the rights with respect thereto are modified after the date hereof, this Agreement shall be amended by the parties to give effect to this provision with the intention of placing Lender in the position Lender would have enjoyed in the absence of such conversion, redemption or modification.

                                   ARTICLE 7.
                                 MISCELLANEOUS

    Section 7.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement of the Term Note, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Section 7.02 NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed (postage prepaid) or telegraphed or delivered as follows:

    If to the Borrower:

             ImmunoTherapy Corporation
             c/o James Baxendale
             1209 S.W. Sixth Avenue
             Portland, OR 97204

        with a copy to:

             Tonkon Torp LLP
             Suite 1600
             888 S.W. Fifth Avenue
             Portland, OR 97204
             Attn: Brendan R. McDonnell, Esq.

    If to the Lender:

             AntiVirals Inc.
             One S.W. Columbia--Suite 1105
             Portland, OR 97258
             Attn: Denis Burger

        with a copy to:

             Ater Wynne Hewitt Dodson & Skerritt, LLP
             222 S.W. Columbia--Suite 1800
             Portland, OR 97201
             Attn: Byron W. Milstead, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and communications, when mailed (postage prepaid) or telegraphed, shall be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Lender, pursuant to the provisions of
Article 1 of this Agreement, shall not be effective until received by the Lender.

    Section 7.03 NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Term Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    Section 7.04 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

    Section 7.05 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by difference parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

    Section 7.06 BINDING EFFECT; GOVERNING LAW. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that Borrower shall not have the right to assign Borrower's rights hereunder or any interest herein, without the prior written consent of Lender. This Agreement and the Term Note shall be governed by, and construed in accordance with, the laws of the state of Oregon.

    IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

Borrower:                      IMMUNOTHERAPY CORPORATION,
                               a California corporation
                               By:
                               Print Name:
                               Title:

Lender:                        ANTIVIRALS INC.,
                               an Oregon corporation
                               By:
                               Print Name:
                               Title:

                           IMMUNOTHERAPY CORPORATION
                             1997 STOCK OPTION PLAN
                                   ARTICLE I
                               GENERAL PROVISIONS

1.  PURPOSE

    This 1997 Stock Option/Stock Issuance Plan of ImmunoTherapy Corporation ("Corporation") has been adopted by the Corporation's Board of Directors in anticipation of the closing of the merger ("Merger") contemplated by that certain Agreement and Plan of Reorganization and Merger ("Merger Agreement") to be entered into by and among the Corporation, Antivirals, Inc. ("AVI") and Antivirals Acquisition Corporation. The purpose of the Plan is to allow holders of an option or options (a "Prior Option" or the "Prior Options") to purchase shares of the Corporation's Common Stock that have been granted under the Corporation's 1994 Stock Option Plan, 1995 Stock Option Plan or outside of such plans to receive a replacement option or replacement options under this Plan in exchange for the cancellation of the Prior Option or Options, as the case may be. Each replacement options shall be for the same number of shares, at the same exercise price, and for the same term as the Prior Option that is being replaced by it. In addition, the Plan is also intended to promote the interests of the Corporation by providing eligible individuals who are responsible for the management, growth and financial success of the Corporation or who otherwise render valuable services to the Corporation with the opportunity to acquire a proprietary interest, or increase their proprietary interest, in the Corporation and thereby encourage them to remain in the service of the Corporation. The options granted under the Plan have not been structured to qualify for the favorable tax treatment provided to options meeting the statutory requirements prescribed by Section 422 of the Internal Revenue Code of 1986, as amended.

    Capitalized terms used herein shall have the meanings ascribed to such terms in Paragraph 5 of this Article I.

2.  ADMINISTRATION OF THE PLAN

    (a) The Plan shall be administered by the Board. The Board, however, may at any time appoint a committee ("Committee") of two (2) or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

    (b) The Plan Administrator (either the Board or the Committee, to the extent the Committee is at the time responsible for the administration of the Plan) shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper plan administration and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option grants or share issuances as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option or share issuance.

3.  OPTION GRANTS

    (a) The persons eligible to receive option grants pursuant to the Plan are limited to the following:

        (1) The holder of any Prior Option or Options;

        (2) Key employees (including officers and directors) of the Corporation (or its parent or subsidiary corporations, if any) who render services which contribute to the success and growth of the

    Corporation (or any parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Corporation (or any parent or subsidiary corporations);

        (3) The non-employee members of the Board or the non-employee members of the board of directors of any parent or subsidiary corporations; and

        (4) Those consultants or independent contractors who provide valuable services to the Corporation (or any parent or subsidiary corporations).

    (b) The Plan Administrator shall have full authority to determine which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

4.  STOCK SUBJECT TO THE PLAN

    (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock, no par value (the "Common Stock"). The maximum number of shares which may be issued over the term of the Plan shall not exceed One Million (1,000,000) shares of Common Stock. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of Section 4(c).

    (b) Shares subject to (I) the portion of one or more outstanding options which are not exercised or surrendered prior to expiration or termination and
(II) outstanding options canceled in accordance with the cancellation-regrant provisions of Section 4 of Article II will be available for subsequent option grants or stock issuances under the Plan. The shares which shall NOT be available for subsequent option grants under the Plan include shares issued upon exercise of an option under the Plan (whether as vested or unvested shares) which are subsequently repurchased by the Corporation pursuant to a repurchase right, if any, retained by the Corporation in the stock option documents evidencing such option.

    (c) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (I) the aggregate number and/or class of shares issuable under the Plan and (II) the aggregate number and/or class of shares and the option price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

    (d) Common Stock issuable under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as may be determined by the Plan Administrator.

5.  DEFINITIONS

    The following definitions shall apply to the respective capitalized terms used herein:

        BOARD means the Board of Directors of ImmunoTherapy Corporation.

        CODE means the Internal Revenue Code of 1986, as amended.

        CORPORATION means ImmunoTherapy Corporation, a California corporation, and its successors.

        CORPORATE TRANSACTION means one or more of the following transactions:

           (a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Corporation's incorporation,

           (b) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or

           (c) any reverse merger in which the Corporation is the surviving entity but in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

        EXERCISE DATE shall be the date on which written notice of the exercise of an outstanding option under the Plan is delivered to the Corporation. Such notice shall be in the form of a stock purchase agreement incorporating any repurchase rights or first refusal rights retained by the Corporation, if any, with respect to the Common Stock purchased under the option.

        FAIR MARKET VALUE of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

           (a) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

           (b) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

           (c) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator determines that the valuation provisions of subparagraphs (a) and (b) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

        NON-STATUTORY OPTION means an option not intended to meet the statutory requirements prescribed under Section 422 of the Code.

        PARENT corporation means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        PLAN means this ImmunoTherapy Corporation 1997 Stock Option.

        PLAN ADMINISTRATOR means the Board or the Committee, to the extent the Committee is responsible for plan administration in accordance with Article I, Section 2.

        SERVICE means the performance of services for the Corporation or one or more Parent or Subsidiary corporations by an individual in the capacity of an employee, a non-employee member of the board of directors or an independent consultant or advisor, unless a different meaning is specified in the option agreement evidencing the option grant, the purchase agreement evidencing the purchased option shares or the issuance agreement evidencing any direct stock issuance. An optionee shall be deemed to remain in Service for so long as such individual renders services to the Corporation or any Parent or Subsidiary corporation on a periodic basis in the capacity of an employee, a non-employee member of the board of directors or an independent consultant or advisor.

        SUBSIDIARY corporation means each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   ARTICLE II
                              OPTION GRANT PROGRAM

1.  TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Plan shall be Non-Statutory Options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, HOWEVER, that each such instrument shall comply with and incorporate the terms and conditions specified below.

    (a)  OPTION PRICE.

        (1) The option price per share shall be fixed by the Plan Administrator.

        (2) The option price shall become immediately due upon exercise of the option, and subject to the provisions of Article III, Section 1, shall be payable in cash or check drawn to the Corporation's order. Should the Corporation's outstanding Common Stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") at the time the option is exercised, then the option price may also be paid as follows:

           (A) in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

           (B) through a special sale and remittance procedure pursuant to which the Optionee (I) is to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and
       (II) concurrently provides written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to effect the sale transaction.

    (b) TERM AND EXERCISE OF OPTIONS. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Plan Administrator and set forth in the stock option agreement evidencing such option. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution following the Optionee's death.

    (c) SHAREHOLDER RIGHTS. An Optionee shall have none of the rights of a shareholder with respect to any shares covered by the option until such Optionee shall have exercised the option and paid the option price.

2.  CORPORATE TRANSACTION

    (a) In the event of any Corporate Transaction other than the Merger with AVI, each option outstanding under the Plan shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless assumed by the successor corporation or parent thereof. Upon the consummation of the Merger with AVI, this Plan and the options granted hereunder shall be assumed by AVI and the number of shares subject to each option granted under this Plan and the exercise price of such options shall be adjusted as set forth in the Merger Agreement.

    (b) In connection with any such Corporate Transaction, the Plan Administrator shall arrange for each or any outstanding option to either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or arrange for the option to be replaced by a comparable cash incentive program of the successor corporation based on the option spread (the amount by which the Fair Market Value of the shares of Common Stock at the time subject to the option exceeds the option price payable for such shares).

    (c) If the outstanding options under the Plan are assumed by the successor corporation (or parent thereof) in the Corporate Transaction or are otherwise to continue in effect following such Corporate Transaction (other than the Merger), then each such assumed or continuing option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities or other property that would have been issuable to the option holder, in consummation of the Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities or other property shall remain the same. In addition, the number and class of securities or other property available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted. This
Section 2(c) shall not apply to the Merger with AVI since the adjustments to any options outstanding on the date of the Merger shall be made in accordance with the terms of the Merger Agreement as provided in Section 2(a) above.

    (d) The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

4.  CANCELLATION AND NEW GRANT OF OPTIONS

    The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock.

5.  EXTENSION OF EXERCISE PERIOD

    The Plan Administrator shall have full power and authority to extend (either at the time while the option is granted or at any time while the option remains outstanding) the period of time for which the option is to remain exercisable following the period set forth in the option agreement, to such greater period of time as the Plan Administrator may deem appropriate under the circumstances.

                                  ARTICLE III
                                 MISCELLANEOUS

1.  LOANS

    (a) The Plan Administrator may assist any Optionee (including an Optionee who is an officer or director of the Corporation) in the exercise of one or more options granted to such Optionee under this Plan including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by:

        (1) authorizing the extension of a loan from the Corporation to such Optionee;

        (2) permitting the Optionee to pay the option price or purchase price for the purchased Common Stock in installments over a period of years.

    (b) The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under the financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Board in its discretion deems appropriate.

2.  AMENDMENT OF THE PLAN

    (a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall adversely affect the rights and obligations of an Optionee with respect to options at the time outstanding under the Plan, unless the Optionee consents to such amendment.

3.  EFFECTIVE DATE AND TERM OF PLAN

    (a) The Plan shall become effective when adopted by the Corporation's Board of Directors. The options granted under this Plan to replace the Prior Option or Options shall be effective regardless of whether the Merger with AVI is consummated.

    (b) The Plan shall terminate upon the earliest to occur of the following dates (the "Termination Date"): of (I) ten years after the adoption of the Plan or (II) the date on which all shares available for issuance under the Plan have been issued or canceled pursuant to the exercise or surrender of options granted under Article II. The Corporation's Board of Directors may terminate this Plan, in the Board's sole discretion, at any time prior to the Termination Date. If the Termination Date is determined under clause (I) above or if this Plan is terminated by the Board of Directors prior to the Termination Date, then no options outstanding at such time shall be affected by the termination of the Plan, and such securities shall thereafter continue to have full force and effect in accordance with the provisions of the stock option and related stock purchase documents evidencing such options.

4.  USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the issuance of shares of Common Stock under the Plan shall be used for general corporate purposes.

5.  WITHHOLDING

    The Corporation's obligation to deliver shares upon the exercise or surrender of any options granted under Article II shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

                                 August 6, 1998

AntiVirals Inc.
One S.W. Columbia Street, Suite 1105
Portland, OR 97258

ImmunoTherapy Corporation
1209 S.W. Sixth Avenue, Suite 603
Portland, OR 97204

Gentlemen and Ladies:

    We are acting as tax counsel to AntiVirals Inc. ("AntiVirals") in connection with a proposed transaction (the "Merger") involving AntiVirals, a corporation organized under the laws of the State of Oregon, AntiVirals Acquisition Corporation ("Merger Sub"), a corporation organized under the laws of the State of California, and ImmunoTherapy Corporation ("ITC"), a corporation organized under the laws of the State of California.

    The Merger is structured as a statutory merger of ITC with and into Merger Sub, in which Merger Sub will be the surviving entity in accordance with that certain Agreement and Plan of Reorganization and Merger by and among AntiVirals, Merger Sub and ITC, dated as of February 2, 1998 and the exhibits thereto (the "Agreement"). Except as otherwise indicated herein, capitalized terms used in this opinion are defined in the Agreement.

    Our opinion has been requested in connection with the filing of a Registration Statement with the Securities and Exchange Commission on August 7, 1998 on Form S-4 (as thereafter amended at any time up to and including the date hereof, the "Registration Statement"). While this opinion is addressed to both AntiVirals and ITC, we have functioned solely as counsel to AntiVirals, and this opinion shall not be construed to reflect or create an attorney client relationship between ourselves and either ITC or holders of ITC Stock or options to acquire shares of ITC Stock.

    For purposes of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, representations and warranties contained in the following documents:

       1.  The Agreement (including exhibits thereto);

       2. A Certificate of AntiVirals, dated July 28, 1998, signed by an authorized officer of AntiVirals and delivered to us by AntiVirals and incorporated herein by reference;

       3. A Certificate of ITC, dated August 5, 1998, signed by an authorized officer of ITC and delivered to us by ITC and incorporated herein by reference;

       4. A Certificate of Merger Sub, dated July 28, 1998, signed by an authorized officer of Merger Sub, and delivered to us by Merger Sub and incorporated herein by reference; and

       5. Such other instruments and documents related to the formation, organization and operation of AntiVirals, Merger Sub and ITC or the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

    In rendering this opinion, we have assumed or obtained representations and are relying thereon (without any independent investigation or review thereof) that:

       1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof;

       2. Any representation or statement referred to above made "to the best of knowledge" or otherwise similarly qualified is correct without such qualification;

       3.  The Merger will be effective under the applicable states' laws;

       4. The fair market value of the AntiVirals Common Stock, Antivirals Warrants and other consideration to be received by each ITC Shareholder will be approximately equal to the fair market value of ITC Stock surrendered in the Merger;

       5. Neither AntiVirals, nor a related party to AntiVirals, nor a partnership of which AntiVirals is a partner has a present plan or intention to reacquire any of the AntiVirals Common Stock or AntiVirals Warrants issued in the Merger to ITC Shareholders. For this purpose, "related party" means (i) any corporation that is a member of the same affiliated group as AntiVirals as defined in
           Section 1504 of the Internal Revenue Code (determined without regard to Section 1504(b)), either before or after the Merger, or (ii) any corporation in which AntiVirals owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, either before or after the Merger;

       6. In the merger, the ITC Shareholders will receive Antivirals Common Stock with an aggregate value, as of the date of the Merger, of not less than 50 percent of the value of all of the formerly outstanding ITC Stock as of the same date. For this purpose, (i) shares of ITC Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of ITC Stock will be treated as outstanding ITC Stock on the date of the merger, and (ii) shares of AntiVirals Common Stock received by an ITC Shareholder and subsequently sold, exchanged, or otherwise transferred to a related party of AntiVirals or a partnership of which AntiVirals is a partner will not be treated as received in the Merger by such ITC Shareholder. For purposes of this representation, "related party" means (i) any corporation that is a member of the same affiliated group as AntiVirals as defined in Section 1504 of the Internal Revenue Code (determined without regard to Section 1504(b)), either before or after the Merger, or (ii) any corporation in which AntiVirals owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, either before or after the Merger;

       7. Merger Sub will acquire at least (a) 90 percent of the fair market value of the net assets held by ITC immediately prior to the Merger, and (b) 70 percent of the fair market value of the gross assets held by ITC immediately prior to the Merger. For purposes of this representation, the assets of ITC shall include assets disposed of by ITC prior to or subsequent to the Merger and in contemplation thereof (including without limitation any asset disposed of by ITC, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending on the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with AntiVirals regarding the Merger). For this purpose, any amounts paid by ITC to dissenters, amounts paid by ITC to ITC Shareholders who receive cash or other property, ITC assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by ITC immediately preceding the transfer, will be included as assets of ITC held immediately prior to the Merger;

       8. Following the Merger, Merger Sub will continue the historic business of ITC or use a significant portion of ITC's historic business assets in a business;

       9. AntiVirals, Merger Sub, ITC and the ITC Shareholders will each pay their respective expenses, if any, incurred in connection with the Merger;

       10. There is no intercorporate indebtedness existing between AntiVirals and ITC or between Merger Sub and ITC that was issued, acquired, or will be settled at a discount;

       11. AntiVirals has no present plan or intention of liquidating Merger
           Sub;

       12. AntiVirals has no present plan or intention to merge Merger Sub with and into another corporation; to sell or otherwise dispose of the stock of Merger Sub; or to cause Merger Sub to sell or otherwise dispose of any of the assets of ITC acquired in the transaction, except for dispositions made in the ordinary course of business or transfers to a corporation controlled by Merger Sub. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power for the election of directors of all classes of stock entitled to vote and at least 80 percent of the total number of shares of each nonvoting class of stock of the corporation;

       13. Neither AntiVirals, nor a related party to AntiVirals, nor a partnership of which AntiVirals is a partner, nor a predecessor to AntiVirals owns, or has owned during the past five years, any ITC Stock. For this purpose, "related party" means (i) any corporation that is a member of the same affiliated group as AntiVirals as defined in Section 1504 of the Internal Revenue Code (determined without regard to Section 1504(b)), either before or after the Merger, or (ii) any corporation in which AntiVirals owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, either before or after the Merger;

       14. Prior to the Merger, AntiVirals will be in control of Merger Sub. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power of all classes of Merger Sub stock entitled to vote and at least 80 percent of the total number of shares of each nonvoting class of stock of Merger Sub;

       15. Merger Sub has been formed solely in order to consummate the transactions contemplated by the Agreement, and Merger Sub has not conducted and will not conduct any business activities or other operations of any kind other than the issuance of its stock to AntiVirals, prior to the Effective Time of the Merger;

       16. No ITC Shareholder is acting as agent for AntiVirals in connection with the Merger or approval thereof, and AntiVirals will not reimburse any ITC Shareholder for shares of ITC Stock such Shareholder may have purchased or for other obligations such Shareholder may have incurred;

       17. Any purchase of ITC Stock by AntiVirals stockholders prior to the Merger was made by such stockholders on their own behalf and with their own funds and not as a representative, or for the benefit of, AntiVirals;

       18. AntiVirals has no present plan or intention to cause Merger Sub to issue additional shares of Merger Sub stock that would result in AntiVirals losing control of Merger Sub. For this purpose, "control" means the direct ownership of stock possessing at least 80 percent of the total combined voting power for the election of directors of all classes of Merger Sub stock entitled to vote and at least 80 percent of the total number of shares of each nonvoting class of stock of Merger Sub;

       19. No stock of Merger Sub will be issued to ITC Shareholders in the Merger;

       20. The fair market value of the assets of ITC as of the Effective Time of the Merger will exceed or equal the sum of the liabilities assumed by Merger Sub plus the amount of liabilities, if any, to which the assets of ITC are subject;

       21. Neither AntiVirals nor ITC is an investment company as defined in
           Section 368(a)(2)(F)(3)(iii) and (iv) of the Internal Revenue Code;

       22. Other than amounts paid to dissenters and amounts paid in lieu of fractional shares, the only consideration to be received, directly or indirectly, by ITC Shareholders in the Merger is AntiVirals Common Stock and AntiVirals Warrants. No part of the consideration to be exchanged for ITC Stock will be received by an ITC Shareholder as a creditor, employee, or in any capacity other than that of an ITC Shareholder;

       23. Any liabilities of ITC in existence at the Effective Time of the Merger and any liabilities to which the assets of ITC are subject as of the Effective Time of the Merger were incurred by ITC in the ordinary course of business;

       24. At all times during the five-year period ending on the Effective Time of the Merger, the fair market value of all of ITC's United States real property interests was and will have been less than 50 percent of the total fair market value of (a) its United States real property interests, (b) its interests in real property located outside the United States, plus (c) any other of its assets which are used or held for use in a trade or business. United States real property interests (other than an interest solely as a creditor) is real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest. ITC is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which ITC is a partner or beneficiary, and any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this paragraph, "controlled corporation" means any corporation at least 50 percent of the fair market value of the stock of which is owned by ITC, in the case of a first-tier subsidiary of ITC, or by a controlled corporation, in the case of a lower-tier subsidiary;

       25. Neither ITC, a related party to ITC, a partnership of which ITC is a partner, nor a predecessor of ITC has redeemed or purchased any of ITC's outstanding Common Stock or Preferred Stock during the past five years. For this purpose, "related party" means (i) any corporation that is a member of the same affiliated group as ITC as defined in Section 1504 of the Internal Revenue Code (determined without regard to Section 1504(b)), either before or after the Merger, or (ii) any corporation in which ITC owns, directly or indirectly, at least 50 percent of the total combined voting power of all classes of stock entitled to vote, or at least 50 percent of the total value of shares of all classes of stock, either before or after the Merger;

       26. ITC is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a federal or state court;

       27. AntiVirals has not agreed to assume, nor will it directly or indirectly assume, any expense or liability, whether contingent or fixed, of any holder of ITC Stock. AntiVirals has no present plan or intention to contribute any additional capital to ITC or Merger Sub or to make any loans to ITC or Merger Sub for the purpose of directly or indirectly paying any additional consideration to any holders of ITC Stock. None of the ITC Stock exchanged for AntiVirals Common Stock and AntiVirals Warrants in the Merger will be subject to any liabilities;

       28. No part of the consideration to be exchanged for ITC Stock will be received by an ITC Shareholder as a creditor, employee, or in any capacity other than that of an ITC Shareholder;

       29. ITC has not made any extraordinary distributions to its shareholders subsequent to the commencement of negotiations with AntiVirals regarding the Merger or in anticipation of the Merger;

       30. ITC has not had and will not have prior to the Effective Time of the Merger any earnings and profits. For this purpose, "earnings and profits" means the U.S. federal taxable income of ITC adjusted by
           Section 312 of the Internal Revenue Code and the regulations promulgated thereunder;

       31. ITC has not issued and will not issue prior to the Effective Time of the Merger any ITC Common Stock or ITC Preferred Stock in exchange for stock of another corporation;

       32. No outstanding indebtedness of ITC has or will represent equity for tax purposes; no outstanding equity of ITC has represented indebtedness for tax purposes; no outstanding security, instrument, agreement or arrangement that provides for, contains, or represents a right to acquire ITC Stock (or to share in the appreciation thereof) constitutes "stock" for purposes of Section 368(c) of the Code;

       33. Any payments of cash by AntiVirals to ITC Shareholders in lieu of fractional shares of AntiVirals Common Stock will be made by AntiVirals solely for the purpose of saving AntiVirals the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration; and

       34. No outstanding equity of AntiVirals has represented indebtedness for tax purposes.

    Based on the foregoing documents, materials, assumptions and information, and subject to the qualifications and assumptions set forth herein, it is our opinion that, if the Merger is consummated in accordance with the provisions of the Agreement and the exhibits thereto:

        (1) the Merger of ITC with and into Merger Sub, with Merger Sub surviving the Merger, will qualify as a reorganization within the meaning of
    Section 368(a) of the Code;

        (2) each of AntiVirals, Merger Sub, and ITC will be a party to a reorganization within the meaning of Section 368(b) of the Code; and

        (3) no income, gain, or loss will be recognized by the ITC Shareholders as a result of the Merger with respect to the shares of ITC Stock converted into shares of AntiVirals Common Stock and AntiVirals Warrants (except (i) an amount that does not exceed any cash received as a result of exercising dissenters' rights, (ii) an amount arising as a result of the return of Escrowed Shares to AntiVirals, and (iii) an amount that does not exceed any cash received in lieu of fractional shares).

    Our opinions set forth above are based on the existing provisions of the Code, Treasury Regulations (including Temporary and Proposed Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service (the "IRS") and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the tax results described in the opinions set forth above. We undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the federal income tax laws.

    Our opinion concerning certain of the federal income tax consequences of the Merger is limited to the specific federal income tax consequences presented above. No opinion is expressed as to any transaction other than the Merger, including any transaction undertaken in connection with the Merger. In addition, this opinion does not address any estate, gift, state, local or foreign tax consequences that may result from the Merger. In particular, we express no opinion regarding (1) the amount, existence, or availability after the Merger, of any of the federal income tax attributes of ITC, Merger Sub or AntiVirals (including, without limitation, foreign tax credits or net operating loss carryforwards, if any, of ITC, Merger Sub, or AntiVirals); (2) any transaction in which ITC Stock is acquired or AntiVirals Common Stock is disposed of, (3) the potential application of the "disqualifying disposition" rules of Section 421 of the Code to dispositions of ITC Stock; (4) the effects of any ITC Stock acquired by the holder thereof in exchange for stock acquired subject to the provisions of
Section 83(a) of the Code; (5) the effects of the Merger on any payment that is or may be subject to Section 280G of the Code; or (6) the effects of the Merger on a holder of options to acquire ITC Stock, whether vested or nonvested, compensatory or noncompensatory, incentive stock options or nonqualified stock options.

    In addition to your request for our opinion on these specific matters of federal income tax law, you have asked us to review the discussion of federal income tax issues contained in the Registration Statement. We have reviewed the discussion entitled "Certain Federal Income Tax Considerations" contained in the Registration Statement and believe that such information fairly presents the current federal income tax law applicable to the Merger, and the material federal income tax consequences to ITC, Merger Sub, AntiVirals, and ITC Shareholders as a consequence of the Merger.

    No ruling has or will be requested from the IRS concerning the federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinions set forth above represent our conclusions regarding the application of existing federal income tax law to the Merger. If the facts vary from those relied upon (including if any representations, covenants, warranties or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only the best legal judgment of counsel, and has no binding official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

    This opinion is being delivered solely for the purposes of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do however, consent to (a) the use of this opinion as an exhibit to the Registration Statement, (b) the reliance upon this opinion by holders of ITC Stock and holders of options to acquire ITC Stock, and (c) to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                               Very truly yours,

                                 ATER WYNNE LLP

                             /s/  Byron W. Milstead

                     CALIFORNIA DISSENTERS' RIGHTS STATUTE
                    CALIFORNIA CORPORATIONS CODE CHAPTER 13

Section 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

        (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

Section 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS

        (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of
    Section 1300, unless they lose their status as dissenting shares under
    Section 1309.

        (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

        (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

Section 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

Section 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

Section 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

Section 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

Section 1306.  PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

Section 1307.  DIVIDENDS ON DISSENTING SHARES

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

Section 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

Section 1309.  TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

    (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

    (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

    (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

    (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

Section 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

Section 1311.  EXEMPT SHARES

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

Section 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short- form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    As an Oregon corporation the Company is subject to the Oregon Business Corporation Act ("OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA,
Article VI of the Company's Third Restated Articles of Incorporation (the "Articles") eliminates the liability of the Company's directors to the Company or its stockholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

    Section 60.387, ET SEQ., of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims unless the party is adjusted liable to the corporation. Corporations may not indemnify if the party is adjudged liable for receiving improper personal benefit. The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

    The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of stockholders or otherwise.

    Article VII of the Articles requires the Company to indemnify its directors and officers to the fullest extent not prohibited by law. The Bylaws of the Company also permit the Company to indemnify its directors and officers to the fullest extent permitted by the OBCA.

ITEM 21. EXHIBITS.

2.0        Agreement and Plan of Reorganization and Merger dated as of February
             2, 1998, among ANTIVIRALS INC., ANTIVIRALS Acquisition Corporation and IMMUNOTHERAPY CORPORATION (Incorporated by reference to Annex A to Joint Proxy Statement/Prospectus)

2.1        First Amendment to Plan of Reorganization and Merger dated as of May
             27, 1998, among ANTIVIRALS INC., Acquisition Corporation and
             IMMUNOTHERAPY CORPORATION (Incorporated by reference to Annex B to
             Joint Proxy Statement/Prospectus)

2.2        Second Amendment to Plan of Reorganization and Merger dated as of
             August 4, 1998, among ANTIVIRALS INC., ANTIVIRALS Acquisition
             Corporation and IMMUNOTHERAPY CORPORATION (Incorporated by reference to Annex C to Joint Proxy Statement/Prospectus)

2.3        Form of Escrow Agreement among ANTIVIRALS INC., the Escrow Indemnitors and Jeffrey Lillard (Incorporated by reference to Annex F to Joint
             Proxy Statement/Prospectus)

2.4        Term Loan Agreement dated as of February 2, 1998, between ANTIVIRALS
             INC. and IMMUNOTHERAPY CORPORATION (Incorporated by reference to Annex G to Joint Proxy Statement/Prospectus)

3.1        Third Restated Articles of Incorporation of ANTIVIRALS INC.(1)

3.2        Bylaws of ANTIVIRALS INC.(1)

4.1        Form of Specimen Certificate for Common Stock(1)

4.2        Form of Warrant for Purchase of Common Stock(1)

4.3        Form of Warrant Agreement(1)

4.4        Form of Representative's Warrant(1)

4.5        Form of Warrant Agreement between ANTIVIRALS INC. and IMMUNOTHERAPY
             Shareholders (Incorporated by reference to Annex D to Joint Proxy
             Statement/Prospectus)

4.6        Form of Lock-up Agreement (Incorporated by reference to Annex E to
             Joint Proxy Statement/Prospectus)

5.0        Opinion of Ater Wynne LLP as to the legality of the securities being registered

8.0        Opinion of Ater Wynne LLP as to tax matters (Incorporated by reference to Annex I to Joint Proxy Statement/Prospectus)

10.1       1992 Stock Incentive Plan(1)

10.2       Employment Agreement with Denis R. Burger, Ph.D., dated November 4,
             1996(1)

10.3       Employment Agreement with James Summerton, Ph.D., dated November 4,
             1996(1)

10.4       Employment Agreement with Alan P. Timmins, dated November 4, 1996(1)

10.5       Employment Agreement with Dwight Weller, Ph.D. dated November 4,
             1996(1)

10.6       Technology Transfer Agreement between Anti-Gene Development Group and
             ANTIVIRALS INC., dated February 9, 1992(1)

10.7       Amendment to Technology Transfer Agreement between Anti-Gene
             Development Group and ANTIVIRALS INC., dated January 20, 1996(1)

10.8       License and Option Agreement between Anti-Gene Development Group and
             ANTIVIRALS INC., dated February 9, 1993(1)

10.9       Commercial Lease between Research Way Investments, Landlord, and
             ANTIVIRALS INC., Tenant, dated June 15, 1992(1)

10.10      Lease between Benjamin Franklin Plaza, Inc., Landlord and ANTIVIRALS
             INC., Tenant, dated June 17, 1992(1)

10.11      First Amendment to Lease between Benjamin Franklin Plaza, Inc.,
             Landlord, and ANTIVIRALS INC., Tenant, dated July 24, 1995(1)

10.12      Employment Agreement with Patrick L. Iversen, Ph.D., dated July 14,
             1997(2)

10.13      Immunotherapy Corporation 1997 Stock Option Plan (Incorporated by
             reference to Annex H to Joint Proxy Statement/Prospectus)

10.14      Form of Employment Agreement with Jeffrey Lillard

10.15      Promissory Note dated June, 1998 made by the Lillard Family Trust to
             ANTIVIRALS INC.

10.16      Oregon Deed of Trust Security Agreement and Fixture Filing dated June,
             1998 granted by the Lillard Family Trust to Fidelity National Title
             Company of Oregon, as trustee, for the benefit of ANTIVIRALS INC.

10.17      License Agreement between IMMUNOTHERAPY CORPORATION and Ohio State
             University, dated March 12, 1996

10.18      License Agreement between IMMUNOTHERAPY CORPORATION and Ohio State
             University, dated December 26, 1996

10.19      Amendment to License Agreement between IMMUNOTHERAPY CORPORATION and
             Ohio State University, dated September 23, 1997

23.1       Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit
             5.0)

23.2       Consent of Ater Wynne LLP (included in tax opinion filed as Exhibit
             8.0)

23.3       Consent of Arthur Andersen LLP - ANTIVIRALS INC.

23.4       Consent of Arthur Andersen LLP - IMMUNOTHERAPY CORPORATION

23.5       Consent of Deloitte & Touche LLP - IMMUNOTHERAPY CORPORATION

99.1       Form of Proxy for ANTIVIRALS INC. Annual Meeting of Shareholders

99.2       Form of Proxy for IMMUNOTHERAPY CORPORATION Special Meeting of
             Shareholders

99.3       Irrevocable Proxy of the Lillard Family Trust dated April 10, 1998

99.4       Irrevocable Proxy of William Goolsbee dated April 10, 1998

99.5       Irrevocable Proxy of Allegheny Health, Education and Research
             Foundation dated April 30, 1998

99.6       Irrevocable Proxy of Dong Kook Pharmaceutical Company and Clinetics
             Corporation dated May 27, 1998

99.7       Irrevocable Proxy of Dr. John Majnarich dated April   , 1998

------------------------

(1) Incorporated by reference to Exhibits to Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission on May 29, 1997 (Commission Registration No. 333-20513).

(2) Incorporated by reference to Exhibits to Registrant's Annual Report on From 10-KSB for the fiscal year ended December 31, 1997, and filed with the Securities and Exchange Commission on March 30, 1998.

ITEM 22. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (b) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Portland, state of Oregon, on July 6, 1998.

                                          ANTIVIRALS INC.

                                          By: /s/ DENIS R. BURGER, PH.D.
                                          --------------------------------------
                                             Denis R. Burger, Ph.D.
                                             PRESIDENT AND CHIEF EXECUTIVE
                                          OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Denis R. Burger and Alan P. Timmins and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Witness our hands on the date set forth below.

    In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity stated on July 6, 1998.

                      SIGNATURE                                                   TITLE
------------------------------------------------------  ---------------------------------------------------------
              /s/ DENIS R. BURGER, PH.D.
     -------------------------------------------        Chief Executive Officer, President and (Principal
                Denis R. Burger, Ph.D.                    Executive Officer)

                 /s/ ALAN P. TIMMINS
     -------------------------------------------        Chief Operating Officer, Chief Financial Officer and
                   Alan P. Timmins                        Director (Principal Financial and Accounting Officer)

             /s/ DWIGHT D. WELLER, PH.D.
     -------------------------------------------        Senior Vice President of Chemistry and Manufacturing and
               Dwight D. Weller, Ph.D.                    Director

            /s/ PATRICK L. IVERSEN, PH.D.
     -------------------------------------------        Vice President of Research and Development and Director
              Patrick L. Iversen, Ph.D.

                   /s/ NICK BUNICK
     -------------------------------------------        Director
                     Nick Bunick

              /s/ JAMES B. HICKS, PH.D.
     -------------------------------------------        Director
                James B. Hicks, Ph.D.

             /s/ JOSEPH RUBINFELD, PH.D.
     -------------------------------------------        Director
               Joseph Rubinfeld, Ph.D.

                                ANTIVIRALS INC.
                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                       IDENTIFICATION OF EXHIBITS                                     PAGE NO.
-----------  ----------------------------------------------------------------------------------------------  -----------
       2.0   Agreement and Plan of Reorganization and Merger dated as of February 2, 1998, among ANTIVIRALS
               INC., ANTIVIRALSAcquisition Corporation and IMMUNOTHERAPY CORPORATION(Incorporated by
               reference to Annex A to Joint Proxy Statement/Prospectus)

       2.1   First Amendment to Plan of Reorganization and Merger dated as of May 27, 1998, among
               ANTIVIRALS INC., ANTIVIRALS Acquisition Corporation and IMMUNOTHERAPY CORPORATION
               (Incorporated by reference to Annex B to Joint Proxy Statement/Prospectus)

       2.2   Second Amendment to Plan of Reorganization and Merger dated as of August 4, 1998, among
               ANTIVIRALS INC., ANTIVIRALS Acquisition Corporation and IMMUNOTHERAPY CORPORATION
               (Incorporated by reference to Annex C to Joint Proxy Statement/Prospectus)

       2.3   Form of Escrow Agreement among ANTIVIRALS INC., the Escrow Indemnitors and Jeffrey Lillard
               (Incorporated by reference to Annex F to Joint Proxy Statement/ Prospectus)

       2.4   Term Loan Agreement dated as of February 2, 1998, between ANTIVIRALS INC. and IMMUNOTHERAPY
               CORPORATION (Incorporated by reference to Annex G to Joint Proxy Statement/Prospectus)

       3.1   Third Restated Articles of Incorporation of ANTIVIRALS INC. (1)

       3.2   Bylaws of ANTIVIRALS INC. (1)

       4.1   Form of Specimen Certificate for Common Stock (1)

       4.2   Form of Warrant for Purchase of Common Stock (1)

       4.3   Form of Warrant Agreement (1)

       4.4   Form of Representative's Warrant (1)

       4.5   Form of Warrant Agreement between ANTIVIRALS INC.and IMMUNOTHERAPY Shareholders (Incorporated
               by reference to Annex D to Joint Proxy Statement/ Prospectus)

       4.6   Form of Lock-up Agreement (Incorporated by reference to Annex E to Joint Proxy
               Statement/Prospectus)

       5.0   Opinion of Ater Wynne LLP as to the legality of the securities being registered

       8.0   Opinion of Ater Wynne LLP as to tax matters (Incorporated by reference to Annex I to Joint
               Proxy Statement/Prospectus)

      10.1   1992 Stock Incentive Plan (1)

      10.2   Employment Agreement with Denis R. Burger, Ph.D., dated November 4, 1996 (1)

      10.3   Employment Agreement with James Summerton, Ph.D., dated November 4, 1996 (1)

      10.4   Employment Agreement with Alan P. Timmins, dated November 4, 1996 (1)

      10.5   Employment Agreement with Dwight Weller, Ph.D. dated November 4, 1996 (1)

      10.6   Technology Transfer Agreement between Anti-Gene Development Group and ANTIVIRALS INC., dated
               February 9, 1992 (1)

      10.7   Amendment to Technology Transfer Agreement between Anti-Gene Development Group and ANTIVIRALS
               INC., dated January 20, 1996 (1)

  EXHIBIT
  NUMBER                                       IDENTIFICATION OF EXHIBITS                                     PAGE NO.
-----------  ----------------------------------------------------------------------------------------------  -----------
      10.8   License and Option Agreement between Anti-Gene Development Group and ANTIVIRALS INC., dated
               February 9, 1993 (1)

      10.9   Commercial Lease between Research Way Investments, Landlord, and ANTIVIRALS INC., Tenant,
               dated June 15, 1992 (1)

  EXHIBIT
  NUMBER                                       IDENTIFICATION OF EXHIBITS                                     PAGE NO.
-----------  ----------------------------------------------------------------------------------------------  -----------
      10.10  Lease between Benjamin Franklin Plaza, Inc., Landlord and ANTIVIRALS INC., Tenant, dated June
               17, 1992 (1)

      10.11  First Amendment to Lease between Benjamin Franklin Plaza, Inc., Landlord, and ANTIVIRALS INC.,
               Tenant, dated July 24, 1995 (1)

      10.12  Employment Agreement with Patrick L. Iversen, Ph.D., dated July 14, 1997 (2)

      10.13  Immunotherapy Corporation 1997 Stock Option Plan (Incorporated by reference to Annex H to
               Joint Proxy Statement/Prospectus)

      10.14  Form of Employment Agreement with Jeffrey Lillard

      10.15  Promissory Note dated June, 1998 made by the Lillard Family Trust to ANTIVIRALS INC.

      10.16  Oregon Deed of Trust Security Agreement and Fixture Filing dated June, 1998, granted by the
               Lillard Family Trust to Fidelity National Title Company of Oregon, as trustee, for the benefit of ANTIVIRALS INC.

      10.17  License Agreement between IMMUNOTHERAPY CORPORATION and Ohio State University, dated March 12,
               1996

      10.18  License Agreement between IMMUNOTHERAPY CORPORATION and Ohio State University, dated December
               26, 1996

      10.19  Amendment to License Agreement between IMMUNOTHERAPY CORPORATIONand Ohio State University, dated September 23, 1997

      23.1   Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.0)

      23.2   Consent of Ater Wynne LLP (included in tax opinion filed as Exhibit 8.0)

      23.3   Consent of Arthur Andersen LLP - ANTIVIRALS INC.

      23.4   Consent of Arthur Andersen LLP - IMMUNOTHERAPY CORPORATION

      23.5   Consent of Deloitte & Touche LLP - IMMUNOTHERAPY CORPORATION

      99.1   Form of Proxy for ANTIVIRALS INC. Annual Meeting of Shareholders

      99.2   Form of Proxy for IMMUNOTHERAPY CORPORATION Special Meeting of Shareholders

      99.3   Irrevocable Proxy of the Lillard Family Trust dated April 10, 1998

      99.4   Irrevocable Proxy of William Goolsbee dated April 10, 1998

      99.5   Irrevocable Proxy of Allegheny Health, Education and Research Foundation dated April 30, 1998

      99.6   Irrevocable Proxy of Dong Kook Pharmaceutical Company and Clinetics Corporation dated May 27,
               1998

      99.7   Irrevocable Proxy of Dr. John Majnarich dated April   , 1998

------------------------

(1) Incorporated by reference to Exhibits to Registrant's Registration Statement on Form SB-2, as amended and filed with the Securities and Exchange Commission on May 29, 1997 (Commission Registration No. 333-20513).

(2) Incorporated by reference to Exhibits to Registrant's Annual Report on From 10-KSB for the fiscal year ended December 31, 1997, and filed with the Securities and Exchange Commission on March 30, 1998.